As filed with the Securities and Exchange Commission on August 20, 2010
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BIOMED REALTY TRUST, INC.
BIOMED REALTY, L.P.
(Exact name of registrants as specified in their charters)

BioMed Realty Trust, Inc.			BioMed Realty, L.P.
Maryland	6798	20-1142292	Maryland	6798	20-1320636

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(858) 485-9840
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Alan D. Gold
Chairman and Chief Executive Officer
BioMed Realty Trust, Inc.
17190 Bernardo Center Drive
San Diego, California 92128
(858) 485-9840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Craig M. Garner, Esq.
Divakar Gupta, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
(858) 523-5400
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

BioMed Realty Trust, Inc.:	Large-accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

BioMed Realty, L.P.:	Large-accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	unit (1)	price	registration fee
6.125% Senior Notes due 2020	$250,000,000	100%	$250,000,000	$17,825
Guarantees of 6.125% Senior Notes due 2020	(2)	(2)	(2)	(2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).

(2)	No separate consideration will be received with respect to these guarantees and, therefore, no registration fee is attributed to them.
The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 20, 2010
PROSPECTUS
BIOMED REALTY, L.P.
OFFER TO EXCHANGE
$250,000,000 aggregate principal amount of its
6.125% Senior Notes due 2020
which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 6.125% Senior Notes due 2020
Guaranteed by BioMed Realty Trust, Inc.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2010, unless extended.

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act of 1933, as amended.

•	The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

•	You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

•	We believe that the exchange of notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the new series of notes are substantially identical to the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.

•	The outstanding notes are, and the new series of notes will be, fully and unconditionally guaranteed by BioMed Realty Trust, Inc., a Maryland corporation, our sole general partner, which has no material assets other than its investment in us.

•	You may tender outstanding notes only in denominations of $1,000 and integral multiples thereof.

•	Our affiliates may not participate in the exchange offer.

•	No public market exists for the outstanding notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated for the exchange notes.

•	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.
Please refer to “Risk Factors” beginning on page 11 of this prospectus for a description of the risks you should consider when evaluating an investment in these securities.
     We are not making this exchange offer in any state or other jurisdiction where it is not permitted.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2010.

Page
Prospectus Summary	1
Risk Factors	11
Forward-Looking Statements	29
The Exchange Offer	30
Use of Proceeds	38
Selected Consolidated Financial Data	39
Management’s Discussion and Analysis of Financial Condition and Results of Operations	43
Business and Properties	68
Investment Policies and Policies with Respect to Certain Activities	81
Directors and Executive Officers	84
Executive Compensation	87
Certain Relationships and Related Transactions; Director Independence	100
Description of Other Indebtedness	102
Description of Notes	104
Description of the Partnership Agreement of BioMed Realty, L.P.	116
U.S. Federal Income Tax Consequences	120
Plan of Distribution	125
Legal Matters	126
Experts	126
Where You Can Find More Information	126
Index to Consolidated Financial Statements	F-1
EX-3.5
EX-3.6
EX-5.1
EX-5.2
EX-12.1
EX-23.3
EX-23.4
EX-25.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-101 INSTANCE DOCUMENT
EX-101 SCHEMA DOCUMENT
EX-101 CALCULATION LINKBASE DOCUMENT
EX-101 LABELS LINKBASE DOCUMENT
EX-101 PRESENTATION LINKBASE DOCUMENT
EX-101 DEFINITION LINKBASE DOCUMENT
          You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, as well as information that we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.
          This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus, and such information is available without charge to holders of the notes upon written or oral request to Investor Relations, BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128 (telephone: (858) 485-9840). In order to obtain timely delivery, note holders must request the information no later than five business days prior to the expiration of the exchange offer contemplated by this prospectus, or       , 2010.
          Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding private notes where such outstanding private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after such expiration date, subject to extension in limited circumstances, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

PROSPECTUS SUMMARY
          You should read the following summary together with the more detailed information regarding our company and the financial statements and related notes appearing elsewhere in this prospectus or incorporated by reference in this prospectus, including under the caption “Risk Factors.”
Explanatory Note
          This prospectus includes combined disclosure for BioMed Realty Trust, Inc., a Maryland corporation, and BioMed Realty, L.P., a Maryland limited partnership of which BioMed Realty Trust, Inc. is the parent company and general partner. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or “our company” refer to BioMed Realty Trust, Inc. together with its consolidated subsidiaries, including BioMed Realty, L.P. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “our operating partnership” or “the operating partnership” refer to BioMed Realty, L.P. together with its consolidated subsidiaries.
          BioMed Realty Trust, Inc. operates as a real estate investment trust, or REIT, and the general partner of BioMed Realty, L.P. As of June 30, 2010, BioMed Realty Trust, Inc. owned an approximate 97.4% partnership interest and other limited partners, including some of our directors, executive officers and their affiliates, owned the remaining 2.6% partnership interest (including long term incentive plan units) in BioMed Realty, L.P. As the sole general partner of BioMed Realty, L.P., BioMed Realty Trust, Inc. has the full, exclusive and complete responsibility for the operating partnership’s day-to-day management and control.
          There are few differences between our company and our operating partnership, which are reflected in the disclosure in this prospectus. We believe it is important to understand the differences between our company and our operating partnership in the context of how BioMed Realty Trust, Inc. and BioMed Realty, L.P. operate as an interrelated consolidated company. BioMed Realty Trust, Inc. is a REIT, whose only material asset is its ownership of partnership interests of BioMed Realty, L.P. As a result, BioMed Realty Trust, Inc. does not conduct business itself, other than acting as the sole general partner of BioMed Realty, L.P., issuing public equity from time to time and guaranteeing certain debt of BioMed Realty, L.P. BioMed Realty Trust, Inc. itself does not hold any indebtedness but guarantees some of the secured and unsecured debt of BioMed Realty, L.P., as disclosed in this prospectus. BioMed Realty, L.P. holds substantially all the assets of the company and holds the ownership interests in the company’s joint ventures. BioMed Realty, L.P. conducts the operations of the business and is structured as a partnership with no publicly traded equity. Except for net proceeds from public equity issuances by BioMed Realty Trust, Inc., which are generally contributed to BioMed Realty, L.P. in exchange for partnership units, BioMed Realty, L.P. generates the capital required by the company’s business through BioMed Realty, L.P.’s operations, by BioMed Realty, L.P.’s direct or indirect incurrence of indebtedness or through the issuance of partnership units.
          Noncontrolling interests and stockholders’ equity and partners’ capital are the main areas of difference between the consolidated financial statements of BioMed Realty Trust, Inc. and those of BioMed Realty, L.P. The common partnership and long term incentive plan units in BioMed Realty, L.P. that are not owned by BioMed Realty Trust, Inc. are accounted for as partners’ capital in BioMed Realty, L.P.’s financial statements and as noncontrolling interests in BioMed Realty Trust, Inc.’s financial statements. The noncontrolling interests in BioMed Realty, L.P.’s financial statements include the interests of joint venture partners. The noncontrolling interests in BioMed Realty Trust, Inc.’s financial statements include the same noncontrolling interests at the BioMed Realty, L.P. level as well as the limited partnership unitholders of BioMed Realty, L.P., not including BioMed Realty Trust, Inc. The differences between stockholders’ equity and partners’ capital result from the differences in the equity issued at the BioMed Realty Trust, Inc. and the BioMed Realty, L.P. levels.
Our Company
Overview
          We own, acquire, develop, redevelop, lease and manage laboratory and office space for the life science industry. Our tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. Our properties are generally located in markets with well-established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. BioMed Realty Trust, Inc. operates as a REIT for federal income tax purposes. BioMed Realty, L.P. is the entity through which BioMed Realty Trust, Inc. conducts its business and owns its assets. At June 30, 2010, our portfolio consisted of 73 properties, representing 120 buildings with an aggregate of approximately 11.0 million rentable square feet.

          Our senior management team has significant experience in the real estate industry, principally focusing on properties designed for life science tenants. We operate as a fully integrated, self-administered and self-managed REIT, providing management, leasing, development and administrative services to our properties. As of June 30, 2010, we had 139 employees.
          Our principal offices are located at 17190 Bernardo Center Drive, San Diego, California 92128. Our telephone number at that location is (858) 485-9840. Our website is located at www.biomedrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange the 6.125% Senior Notes due 2020 offered by this prospectus (the exchange notes) for the outstanding 6.125% Senior Notes due 2020 (the private notes and together with the exchange notes, the Notes due 2020) that are properly tendered and accepted. You may tender outstanding private notes only in denominations of $1,000 and integral multiples thereof. We will issue the exchange notes on or promptly after the exchange offer expires. As of the date of this prospectus, $250,000,000 principal amount of private notes is outstanding.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010 (the 21st business day following commencement of the exchange offer), unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement with respect to the private notes and the applicable requirements of the Securities Act of 1933, as amended, or the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations of the SEC.

Procedures for Tendering Private Notes	If you wish to tender your private notes for exchange notes pursuant to the exchange offer, you must complete and sign a letter of transmittal in accordance with the instructions contained in the letter and forward it by mail, facsimile or hand delivery, together with any other documents required by the letter of transmittal, to the Exchange Agent (as defined below), either with the private notes to be tendered or in compliance with the specified procedures for guaranteed delivery of notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of private notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender private notes pursuant to the exchange offer. See “The Exchange Offer—Procedures for Tendering.”

Letters of transmittal and certificates representing private notes should not be sent to us. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender private notes and requests for information should be directed to the Exchange Agent. See “The Exchange Offer—Exchange Agent.”

Acceptance of the Private Notes and Delivery of the Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights	You may withdraw the tender of your private notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer—Withdrawal of Tenders.”

U.S. Federal Income Tax Consequences	We believe that the exchange of notes will not be a taxable event for U.S. federal income tax purposes. For a discussion of material federal tax considerations relating to the exchange of notes, see “U.S. Federal Income Tax Consequences.”

Exchange Agent	U.S. Bank National Association, the registrar and paying agent for the notes under the indenture governing the notes, is serving as the exchange agent for the notes (the Exchange Agent).

Consequences of Failure to Exchange	If you do not exchange your private notes for the exchange notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the private notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the resale of the private notes under the Securities Act.

Registration Rights Agreement	You are entitled to exchange your private notes for the exchange notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your private notes.
We explain the exchange offer in greater detail beginning on page 30.

THE EXCHANGE NOTES
          The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes. For purposes of this section entitled “—The Exchange Notes” and the section entitled “Description of Notes,” references to “we,” “us,” and “our” refer only to BioMed Realty, L.P. and not to its subsidiaries or BioMed Realty Trust, Inc., and references to “notes” mean the exchange notes.
          The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes, and both the private notes and the exchange notes are governed by the same indenture.

Issuer of Notes	BioMed Realty, L.P.

Securities Offered	$250,000,000 aggregate principal amount of 6.125% Senior Notes due 2020.

Ranking of Notes	The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to all of our existing and future secured indebtedness (to the extent of the collateral securing such indebtedness) and to all existing and future liabilities and preferred equity of our subsidiaries under our unsecured line of credit, including guarantees provided by our subsidiaries under our unsecured line of credit.

Guarantee	The notes will be fully and unconditionally guaranteed by BioMed Realty Trust, Inc. The guarantee will be a senior unsecured obligation of BioMed Realty Trust, Inc. and will rank equally in right of payment with other senior unsecured obligations of BioMed Realty Trust, Inc. BioMed Realty Trust, Inc. has no material assets other than its investment in us.

Interest	The notes will bear interest at a rate of 6.125% per year. Interest will be payable semi-annually in arrears on April 15 and October 15 of each year.

Maturity	The notes will mature on April 15, 2020, unless previously redeemed by us at our option prior to such date.

Our Redemption Rights	We may redeem the notes at our option and in our sole discretion, at any time in whole or from time to time in part, at the redemption price specified herein. If the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed. See “Description of Notes—Our Redemption Rights” in this prospectus.

Certain Covenants	The indenture governing the notes contains certain covenants that, among other things, limit our, our guarantor’s and our subsidiaries’ ability to:

• consummate a merger, consolidation or sale of all or substantially all of our assets; and • incur secured and unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes” in this prospectus.

Trading	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The initial purchasers of the notes have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Book-Entry Form	The notes will be issued in the form of one or more fully registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, or DTC, in New York, New York. Beneficial interests in the global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Additional Notes	We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby.

Risk Factors	See “Risk Factors” beginning on page 11 of this prospectus, as well as other information included in this prospectus, for a discussion of factors you should carefully consider that are relevant to an investment in the notes.

SUMMARY HISTORICAL FINANCIAL DATA
          The following tables set forth, on a historical basis, certain summary consolidated financial and operating data for BioMed Realty, L.P. and BioMed Realty Trust, Inc. and their respective subsidiaries. You should read the following summary historical financial data in conjunction with the consolidated historical financial statements and notes thereto of each of BioMed Realty, L.P. and BioMed Realty Trust, Inc. and their respective subsidiaries and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.
BioMed Realty, L.P.
          The consolidated balance sheet data as of December 31, 2009 and 2008 and the consolidated statements of income data for each of the years in the three-year period ended December 31, 2009 have been derived from the historical consolidated financial statements of BioMed Realty, L.P. and subsidiaries, which are included in this prospectus and which have been audited by KPMG LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2007, 2006 and 2005 and the consolidated statements of income data for each of the years ended December 31, 2006 and 2005 have been derived from the historical consolidated financial statements of BioMed Realty, L.P. and subsidiaries, not audited by KPMG LLP. The consolidated balance sheet data as of the six months ended June 30, 2010 and the consolidated statements of income data for each of the six months ended June 30, 2010 and 2009 have been derived from the unaudited consolidated financial statements of BioMed Realty, L.P. and subsidiaries, which are included elsewhere in this prospectus. The results for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the full year.

	Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
(in thousands, except unit data)
Statements of Income:
Revenues:
Total revenues	$185,668	$180,031	$361,166	$301,973	$266,109	$218,735	$138,784

Expenses:
Rental operations and real estate taxes	52,352	51,659	104,824	84,729	71,142	60,999	46,358
Depreciation and amortization	55,385	51,813	109,620	84,227	72,202	65,063	39,378
General and administrative	12,718	10,407	22,455	22,659	21,474	17,992	13,040
Acquisition related expenses	1,968	—	464	175	396	93	238

Total expenses	122,423	113,879	237,363	191,790	165,214	144,147	99,014

Income from operations	63,245	66,152	123,803	110,183	100,895	74,588	39,770
Equity in net (loss)/income of unconsolidated partnerships	(377)	(766)	(2,390)	(1,200)	(893)	83	119
Interest income	71	164	308	485	990	1,102	1,333
Interest expense	(43,131)	(24,955)	(64,998)	(41,172)	(28,786)	(40,945)	(23,226)
(Loss)/gain on derivative instruments	(347)	303	203	(19,948)	—	—	—
(Loss)/gain on extinguishment of debt	(2,265)	6,152	3,264	14,783	—	—	—

Income from continuing operations	17,196	47,050	60,190	63,131	72,206	34,828	17,996
Income from discontinued operations before gain on sale of assets	—	—	—	—	639	1,542	57
Gain on sale of real estate assets	—	—	—	—	1,087	—	—

Income from discontinued operations	—	—	—	—	1,726	1,542	57

Net income	17,196	47,050	60,190	63,131	73,932	36,370	18,053
Net loss/(income) attributable to noncontrolling interests	21	30	64	9	(45)	137	267

Net income attributable to the operating partnership	17,217	47,080	60,254	63,140	73,887	36,507	18,320

	Six Months Ended June 30,		Years Ended December 31,
(in thousands, except unit data)	2010	2009	2009	2008	2007	2006	2005
Preferred unit distributions	(8,481)	(8,481)	(16,963)	(16,963)	(16,868)	—	—

Net income available to the unitholders	$8,736	$38,599	$43,291	$46,177	$57,019	$36,507	$18,320

Income from continuing operations per unit attributable to unitholders:
Basic earnings per unit	$0.08	$0.44	$0.45	$0.61	$0.80	$0.59	$0.44
Diluted earnings per unit	$0.08	$0.44	$0.45	$0.61	$0.80	$0.59	$0.43
Net income per unit attributable to unitholders:
Basic earnings per unit	$0.08	$0.44	$0.45	$0.61	$0.83	$0.61	$0.44
Diluted earnings per unit	$0.08	$0.44	$0.45	$0.61	$0.83	$0.61	$0.44
Weighted-average units outstanding:
Basic	106,890,664	87,511,810	94,005,382	74,753,230	68,219,557	58,792,539	38,913,103
Diluted	108,298,135	88,580,072	94,005,382	75,408,153	68,738,694	58,886,694	42,091,195
Cash distributions declared per unit	$0.29	$0.45	$0.70	$1.34	$1.24	$1.16	$1.08
Cash distributions declared per preferred unit	$0.92	$0.92	$1.84	$1.84	$1.83	—	—

	June 30,	December 31,
	2010	2009	2008	2007	2006	2005
(in thousands)
Balance Sheet Data:
Investments in real estate, net	$3,075,150	$2,971,767	$2,960,429	$2,807,599	$2,457,721	$1,129,371
Total assets	3,428,221	3,283,274	3,229,314	3,058,631	2,692,572	1,337,310
Total indebtedness	1,284,238	1,361,805	1,341,099	1,489,585	1,329,588	513,233
Total liabilities	1,382,708	1,459,342	1,591,365	1,641,850	1,444,843	586,162
Total equity	2,045,513	1,823,932	1,637,949	1,416,781	1,247,729	751,148
Other Data:
Cash flows from/(used in):
Operating activities	63,431	145,089	115,046	114,965	101,588	54,762
Investing activities	(172,398)	(157,627)	(218,661)	(409,301)	(1,339,463)	(601,805)
Financing activities	110,384	11,038	111,558	282,151	1,243,227	539,486

	Six Months
	Ended June 30,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005
Other Data:
Ratio of earnings to fixed charges (unaudited) (1)	1.7	1.7	1.3	1.2	1.6	1.7
Ratio of earnings to combined fixed charges and preferred units (unaudited)	1.3	1.4	1.1	1.0	1.6	1.7

(1)	The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. “Earnings” consist of net income (loss) before noncontrolling interests and fixed charges, and “fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense.

BioMed Realty Trust, Inc.
          The consolidated balance sheet data as of December 31, 2009 and 2008 and the consolidated statements of income for each of the years in the three-year period ended December 31, 2009 have been derived from the historical consolidated financial statements of BioMed Realty Trust, Inc. and subsidiaries, which are included in this prospectus and which have been audited by KPMG LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2007 and the consolidated statements of income data for the year ended December 31, 2006 have been derived from the historical consolidated financial statements of BioMed Realty Trust, Inc. and subsidiaries, audited by KPMG LLP, whose report with respect thereto is not included or incorporated by reference in this prospectus. The consolidated balance sheet data as of December 31, 2006 and 2005 and the consolidated statements of income data for the year ended December 31, 2005 have been derived from the historical consolidated financial statements of BioMed Realty Trust, Inc. and subsidiaries, not audited by KPMG LLP. The consolidated balance sheet data and consolidated statements of income data as of and for each of the six months ended June 30, 2010 and 2009 have been derived from the unaudited consolidated financial statements of BioMed Realty Trust, Inc. and subsidiaries, which are included elsewhere in this prospectus. The results for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the full year. Certain prior year amounts have been reclassified to conform to the current year presentation.

	Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
(in thousands, except share data)
Statements of Income:
Revenues:
Total revenues	$185,668	$180,031	$361,166	$301,973	$266,109	$218,735	$138,784

Expenses:
Rental operations and real estate taxes	52,352	51,659	104,824	84,729	71,142	60,999	46,358
Depreciation and amortization	55,385	51,813	109,620	84,227	72,202	65,063	39,378
General and administrative	12,718	10,407	22,455	22,659	21,474	17,992	13,040
Acquisition related expenses	1,968	—	464	175	396	93	238

Total expenses	122,423	113,879	237,363	191,790	165,214	144,147	99,014

Income from operations	63,245	66,152	123,803	110,183	100,895	74,588	39,770
Equity in net (loss)/income of unconsolidated partnerships	(377)	(766)	(2,390)	(1,200)	(893)	83	119
Interest income	71	164	308	485	990	1,102	1,333
Interest expense	(43,131)	(24,955)	(64,998)	(41,172)	(28,786)	(40,945)	(23,226)
(Loss)/gain on derivative instruments	(347)	303	203	(19,948)	—	—	—
(Loss)/gain on extinguishment of debt	(2,265)	6,152	3,264	14,783	—	—	—

Income from continuing operations	17,196	47,050	60,190	63,131	72,206	34,828	17,996
Income from discontinued operations before gain on sale of assets	—	—	—	—	639	1,542	57
Gain on sale of real estate assets	—	—	—	—	1,087	—	—

Income from discontinued operations	—	—	—	—	1,726	1,542	57

Net income	17,196	47,050	60,190	63,131	73,932	36,370	18,053
Net income attributable to noncontrolling interests	(216)	(1,350)	(1,468)	(2,077)	(2,531)	(1,610)	(1,007)

Net income attributable to the Company	16,980	45,700	58,722	61,054	71,401	34,760	17,046
Preferred stock dividends	(8,481)	(8,481)	(16,963)	(16,963)	(16,868)	—	—

Net income available to common stockholders	$8,499	$37,219	$41,759	$44,091	$54,533	$34,760	$17,046

	Six Months Ended June 30,		Years Ended December 31,
(in thousands, except share data)	2010	2009	2009	2008	2007	2006	2005
Income from continuing operations per share available to common stockholders:
Basic earnings per share	$0.08	$0.44	$0.45	$0.61	$0.81	$0.59	$0.44
Diluted earnings per share	$0.08	$0.44	$0.45	$0.61	$0.80	$0.59	$0.43
Net income per share available to common stockholders:
Basic earnings per share	$0.08	$0.44	$0.45	$0.61	$0.83	$0.61	$0.44
Diluted earnings per share	$0.08	$0.44	$0.45	$0.61	$0.83	$0.61	$0.44
Weighted-average common shares outstanding:
Basic	104,000,339	84,403,582	91,011,123	71,684,244	65,303,204	55,928,975	38,913,103
Diluted	108,298,135	88,580,072	91,851,002	75,408,153	68,738,694	58,886,694	42,091,195
Cash dividends declared per common share	$0.29	$0.45	$0.70	$1.34	$1.24	$1.16	$1.08
Cash dividends declared per preferred share	$0.92	$0.92	$1.84	$1.84	$1.83	—	—

	June 30,	December 31,
	2010	2009	2008	2007	2006	2005
(in thousands)
Balance Sheet Data:
Investments in real estate, net	$3,075,150	$2,971,767	$2,960,429	$2,807,599	$2,457,721	$1,129,371
Total assets	3,428,221	3,283,274	3,229,314	3,058,631	2,692,572	1,337,310
Total indebtedness	1,284,238	1,361,805	1,341,099	1,489,585	1,329,588	513,233
Total liabilities	1,382,708	1,459,342	1,591,365	1,641,850	1,444,843	586,162
Total equity	2,045,513	1,823,932	1,637,949	1,416,781	1,247,729	751,148
Other Data:
Cash flows from/(used in):
Operating activities	63,431	145,089	115,046	114,965	101,588	54,762
Investing activities	(172,398)	(157,627)	(218,661)	(409,301)	(1,339,463)	(601,805)
Financing activities	110,384	11,038	111,558	282,151	1,243,227	539,486

	Six Months
	Ended June 30,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005
Other Data:
Ratio of earnings to fixed charges (unaudited) (1)	1.7	1.7	1.3	1.2	1.6	1.7
Ratio of earnings to combined fixed charges and preferred units (unaudited)	1.3	1.4	1.1	1.0	1.6	1.7

(1)	The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. “Earnings” consist of net income (loss) before noncontrolling interests and fixed charges, and “fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense.

RISK FACTORS
          You should carefully consider the risks described below as well as other information and data included in this prospectus before making a decision to exchange your private notes for the exchange notes in the exchange offer. If any of the events described in the risk factors below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes. The risk factors set forth below are generally applicable to the private notes as well as the exchange notes.
Risks Related to Our Properties, Our Business and Our Growth Strategy
          Because we lease our properties to a limited number of tenants, and to the extent we depend on a limited number of tenants in the future, the inability of any single tenant to make its lease payments could adversely affect our business and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          As of June 30, 2010, we had 123 tenants in 73 total properties. Two of our tenants, Human Genome Sciences and Vertex Pharmaceuticals, represented 13.7% and 9.3%, respectively, of our annualized base rent as of June 30, 2010, and 10.9% and 8.1%, respectively, of our total leased rentable square footage. While we evaluate the creditworthiness of our tenants by reviewing available financial and other pertinent information, there can be no assurance that any tenant will be able to make timely rental payments or avoid defaulting under its lease. If a tenant defaults, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.
          In addition, certain of our life science tenants are development stage companies, which have a history of recurring losses from operations as they have devoted substantially all of their efforts to developing and completing clinical trials for various drug candidates. The development and approval process for these drug candidates is uncertain and lengthy, and often requires significant external access to capital. The sources of this capital have historically included the capital markets; funding through private and public agencies; and partnering, licensing and other arrangements with larger pharmaceutical, healthcare and biotechnology companies. The current economic environment has significantly impacted the ability of these companies to access the capital markets, including both equity financing through public offerings and debt financing. The pace of venture capital funding has also declined from previous levels, further restricting access to capital for these companies. In addition, state and federal government budgets have been negatively impacted by the current economic environment and, as a result certain programs, including grants related to biotechnology research and development, may be at risk of being eliminated or cut back significantly. Furthermore, partnering opportunities with more established companies, as well as governmental agency and university grants, have become more limited in the current economic environment. If funding sources for these companies remain significantly constrained, these companies may be forced to curtail or suspend their operations, and may default on their obligations to third parties, including their obligations to pay rent or pay for tenant improvements relating to space they lease.
          Our revenue and cash flow, and consequently our ability to satisfy our debt service obligations, including the notes, and make distributions to BioMed Realty, L.P.’s unitholders and BioMed Realty Trust, Inc.’s stockholders, could be materially adversely affected if any of our significant tenants were to become bankrupt or insolvent, suffer a downturn in their business, curtail or suspend their operations, or fail to renew their leases at all or renew on terms less favorable to us than their current terms.
          Tenants in the life science industry face high levels of regulation, expense and uncertainty that may adversely affect their ability to pay us rent and consequently adversely affect our business.
          Life science entities comprise the vast majority of our tenant base. Because of our dependence on a single industry, adverse conditions affecting that industry will more adversely affect our business, and thus our ability to make distributions to our stockholders, than if our business strategy included a more diverse tenant base. Life science industry tenants, particularly those involved in developing and marketing drugs and drug delivery technologies, fail from time to time as a result of various factors. Many of these factors are particular to the life science industry. For example:
•	As discussed above, our tenants require significant outlays of funds for the research and development and clinical testing of their products and technologies. If private investors, the government, public markets or other sources of funding are unavailable to support such development, a tenant’s business may fail.

•	The research and development, clinical testing, manufacture and marketing of some of our tenants’ products require federal, state and foreign regulatory approvals. The approval process is typically long, expensive and uncertain. Even if our tenants have sufficient funds to seek approvals, one or all of their products may fail to obtain the required regulatory approvals on a timely basis or at all. Furthermore, our tenants may only have a small number of products under development. If one product fails to receive the required approvals at any stage of development, it could significantly adversely affect our tenant’s entire business and its ability to pay rent.

•	Our tenants with marketable products may be adversely affected by health care reform efforts and the reimbursement policies of government or private health care payers.

•	Our tenants may be unable to adequately protect their intellectual property under patent, copyright or trade secret laws. Failure to do so could jeopardize their ability to profit from their efforts and to protect their products from competition.

•	Collaborative relationships with other life science entities may be crucial to the development, manufacturing, distribution or marketing of our tenants’ products. If these other entities fail to fulfill their obligations under these collaborative arrangements, our tenants’ businesses will suffer.
          In the United States, at both the federal and state levels, the government regularly considers legislation to reform health care and its cost, and such proposals have received increasing political attention. Congress has passed legislation to reform the U.S. health care system by expanding health insurance coverage, reducing health care costs and making other changes. While health care reform may increase the number of patients who have insurance coverage for many of our tenants’ marketable products, it may also include government intervention in product pricing and other changes that adversely affect reimbursement for those products. Sales of many of our tenants’ marketable products are dependent, in large part, on the availability and extent of reimbursement from government health administration authorities, private health insurers and other organizations. Changes in government regulations, price controls or third-party payors’ reimbursement policies may reduce reimbursement for our tenants’ marketable products and adversely impact our tenants’ businesses.
          We cannot assure you that our tenants in the life science industry will be successful in their businesses. If our tenants’ businesses are adversely affected, they may have difficulty paying us rent or paying for tenant improvements relating to space they lease.
          The bankruptcy of a tenant may adversely affect the income produced by and the value of our properties.
          The bankruptcy or insolvency of a tenant may adversely affect the income produced by our properties. If any tenant becomes a debtor in a case under the Bankruptcy Code, we cannot evict the tenant solely because of the bankruptcy. The bankruptcy court also might authorize the tenant to reject and terminate its lease with us, which would generally result in any unpaid, pre-bankruptcy rent being treated as an unsecured claim. An unsecured claim may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. In addition, our claim against the tenant for unpaid, future rent would be subject to a statutory cap equal to the greater of (1) one year of rent or (2) 15% of the remaining rent on the lease (not to exceed three years of rent). This cap might be substantially less than the remaining rent actually owed under the lease. Additionally, a bankruptcy court may require us to turn over to the estate all or a portion of any deposits, amounts in escrow, or prepaid rents. Our claim for unpaid, pre-bankruptcy rent, our lease termination damages and claims relating to damages for which we hold deposits or other amounts that we were forced to repay would likely not be paid in full.
          We may be unable to acquire, develop or operate new properties successfully, which could harm our financial condition and ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          We continue to evaluate the market for available properties and may acquire office, laboratory and other properties when opportunities exist. We also may develop or substantially renovate office and other properties. Acquisition, development and renovation activities are subject to significant risks, including:
•	we may be unable to obtain financing on favorable terms (or at all), including continued access to our unsecured line of credit,

•	changing market conditions, including competition from others, may diminish our opportunities for acquiring a desired property on favorable terms or at all. Even if we enter into agreements for the acquisition of properties, these agreements are subject to customary conditions to closing, including completion of due diligence investigations to our satisfaction,

•	we may spend more time or money than we budget to improve or renovate acquired properties or to develop new properties,

•	we may be unable to quickly and efficiently integrate new properties, particularly if we acquire portfolios of properties, into our existing operations,

•	we may fail to obtain the financial results expected from the properties we acquire or develop, making them unprofitable or less profitable than we had expected,

•	market and economic conditions may result in higher than expected vacancy rates and lower than expected rental rates,

•	we may fail to retain tenants that have pre-leased our properties under development if we do not complete the construction of these properties in a timely manner or to the tenants’ specifications,

•	we have a limited history in conducting ground-up construction activities,

•	if we develop properties, we may encounter delays or refusals in obtaining all necessary zoning, land use, building, occupancy and other required governmental permits and authorizations,

•	acquired and developed properties may have defects we do not discover through our inspection processes, including latent defects that may not reveal themselves until many years after we put a property in service, and

•	we may acquire land, properties or entities owning properties, which are subject to liabilities and for which, in the case of unknown liabilities, we may have limited or no recourse.
          The realization of any of the above risks could significantly and adversely affect our financial condition, results of operations, cash flow, per share trading price of our securities, ability to satisfy our debt service obligations, including the notes, and ability to pay distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          Because particular upgrades are required for life science tenants, improvements to our properties involve greater expenditures than traditional office space, which costs may not be covered by the rents our tenants pay.
          The improvements generally required for our properties’ infrastructure are more costly than for other property types. Typical infrastructural improvements include the following:
•	reinforced concrete floors,

•	upgraded roof structures for greater load capacity,

•	increased floor-to-ceiling clear heights,

•	heavy-duty HVAC systems,

•	enhanced environmental control technology,

•	significantly upgraded electrical, gas and plumbing infrastructure, and

•	laboratory benchwork.
          Our tenants generally pay higher rent on our properties than tenants in traditional office space. However, we cannot assure you that our tenants will continue to do so in the future or that the rents paid will cover the additional costs of upgrading the properties.
          Because of the unique and specific improvements required for our life science tenants, we may be required to incur substantial renovation costs to make our properties suitable for other life science tenants or other office tenants, which could adversely affect our operating performance.
          We acquire or develop properties that include laboratory space and other features that we believe are generally desirable for life science industry tenants. However, different life science industry tenants may require different features in their properties, depending on each tenant’s particular focus within the life science industry. If a current tenant is unable to pay rent and vacates a property, we may incur substantial expenditures to modify the property before we are able to re-lease the space to another life science industry tenant. This could hurt our operating performance and the value of your investment. Also, if the property needs to be renovated to accommodate multiple tenants, we may incur substantial expenditures before we are able to re-lease the space.

          Additionally, our properties may not be suitable for lease to traditional office tenants without significant expenditures or renovations. Accordingly, any downturn in the life science industry may have a substantial negative impact on our properties’ values.
          Our success depends on key personnel with extensive experience dealing with the real estate needs of life science tenants, and the loss of these key personnel could threaten our ability to operate our business successfully.
          Our future success depends, to a significant extent, on the continued services of our management team. In particular, we depend on the efforts of Alan D. Gold, our Chairman and Chief Executive Officer, R. Kent Griffin, Jr., our President and Chief Operating Officer, Greg N. Lubushkin, our Chief Financial Officer, Gary A. Kreitzer, our Executive Vice President and General Counsel, and Matthew G. McDevitt, our Executive Vice President, Real Estate. Among the reasons that Messrs. Gold, Griffin, Lubushkin, Kreitzer and McDevitt are important to our success are that they have extensive real estate and finance experience, and strong reputations within the life science industry. Our management team has developed informal relationships through past business dealings with numerous members of the scientific community, life science investors, current and prospective life science industry tenants, and real estate brokers. We expect that their reputations will continue to attract business and investment opportunities before the active marketing of properties and will assist us in negotiations with lenders, existing and potential tenants, and industry personnel. If we lost their services, our relationships with such lenders, existing and prospective tenants, and industry personnel could suffer. We have entered into employment agreements with each of Messrs. Gold, Griffin, Kreitzer and McDevitt, but we cannot guarantee that they will not terminate their employment prior to the end of the term.
          We face risks associated with property acquisitions.
          In addition to the 13 properties we acquired in connection with our initial public offering in August 2004, as of June 30, 2010, we had acquired or had acquired an interest in an additional 60 properties (net of property dispositions). We continue to evaluate the market of available properties and may acquire properties when strategic opportunities exist. We may not be able to quickly and efficiently integrate any properties that we acquire into our organization and manage and lease the new properties in a way that allows us to realize the financial returns that we expect. In addition, we may incur unanticipated costs to make necessary improvements or renovations to acquired properties. Furthermore, our efforts to integrate new property acquisitions may divert management’s attention away from or cause disruptions to the operations at our existing properties. If we fail to successfully operate new acquisitions or integrate them into our portfolio, or if newly acquired properties fail to perform as we expect, our results of operations, financial condition and ability to service our debt obligations or to pay distributions could suffer.
          The geographic concentration of our properties in Boston, Maryland and California makes our business particularly vulnerable to adverse conditions affecting these markets.
          Eighteen of our properties are located in the Boston area. As of June 30, 2010, these properties represented 38.8% of our annualized base rent and 27.3% of our total leased square footage. Eight of our properties are located in Maryland. As of June 30, 2010, these properties represented 17.4% of our annualized base rent and 17.8% of our total leased square footage. In addition, 28 of our properties are located in California, with 17 in San Diego and eleven in San Francisco. As of June 30, 2010, these properties represented 22.7% of our annualized base rent and 29.5% of our total leased square footage. Because of this concentration in three geographic regions, we are particularly vulnerable to adverse conditions affecting Boston, Maryland and California, including general economic conditions, increased competition, a downturn in the local life science industry, real estate conditions, terrorist attacks, earthquakes and wildfires and other natural disasters occurring in these regions. In addition, we cannot assure you that these markets will continue to grow or remain favorable to the life science industry. The performance of the life science industry and the economy in general in these geographic markets may affect occupancy, market rental rates and expenses, and thus may affect our performance and the value of our properties. We are also subject to greater risk of loss from earthquakes or wildfires because of our properties’ concentration in California. The close proximity of our eleven properties in San Francisco to a fault line makes them more vulnerable to earthquakes than properties in many other parts of the country. Likewise, the wildfires occurring in the San Diego area, most recently in 2003 and in 2007, may make the 16 properties we own in the San Diego area more vulnerable to fire damage or destruction than properties in many other parts of the country.
          Our tax indemnification and debt maintenance obligations require us to make payments if we sell certain properties or repay certain debt, which could limit our operating flexibility.
          In our formation transactions, certain of our executive officers, Messrs. Gold, Kreitzer and McDevitt, and certain other individuals contributed six properties to BioMed Realty, L.P. If we were to dispose of these contributed assets in a taxable transaction, Messrs. Gold, Kreitzer and McDevitt and the other contributors of those assets would suffer adverse tax consequences. In connection with these contribution transactions, we agreed to indemnify those contributors against such adverse tax consequences for a period of ten years. This indemnification will help those contributors to preserve their tax positions after their contributions. The tax indemnification provisions were not negotiated in an arm’s length transaction but were determined by our management team. We have also agreed to use reasonable best efforts consistent with our fiduciary duties to maintain at least $8.0 million of debt, some of which must be property specific, that the contributors can guarantee in order to defer any taxable gain they may incur if our operating partnership repays existing debt. These tax indemnification and debt maintenance obligations may affect the way in which we conduct our business. During the indemnification period, these obligations may impact the timing and circumstances under which we sell the contributed properties or interests in entities holding the properties. For example, these tax indemnification payments could effectively reduce or eliminate any gain we might otherwise realize upon the sale or other disposition of the related properties. Accordingly, even if market conditions might otherwise dictate that it would be desirable to dispose of these properties, the existence of the tax indemnification obligations could result in a decision to retain the properties in our portfolio to avoid having to pay the tax indemnity payments. The existence of the debt maintenance obligations could require us to maintain debt at a higher level than we might otherwise choose. Higher debt levels could adversely affect our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          While we may seek to enter into tax-efficient joint ventures with third-party investors, we currently have no intention of disposing of these properties or interests in entities holding the properties in transactions that would trigger our tax indemnification obligations. The involuntary condemnation of one or more of these properties during the indemnification period could, however, trigger the tax indemnification obligations described above. The tax indemnity would equal the amount of the federal and state income tax liability the contributor would incur with respect to the gain allocated to the contributor. The calculation of the indemnity payment would not be reduced due to the time value of money or the time remaining within the indemnification period. The terms of the contribution agreements also require us to gross up the tax indemnity payment for the amount of income taxes due as a result of the tax indemnity payment. Messrs. Gold, Kreitzer and McDevitt are potential recipients of these indemnification payments. Because of these potential payments, their personal interests may diverge from those of our unitholders or stockholders.
          Future acts of terrorism or war or the risk of war may have a negative impact on our business.
          The continued threat of terrorism and the potential for military action and heightened security measures in response to this threat may cause significant disruption to commerce. There can be no assurance that the armed hostilities will not escalate or that these terrorist attacks, or the United States’ responses to them, will not lead to further acts of terrorism and civil disturbances, which may further contribute to economic instability. Any armed conflict, civil unrest or additional terrorist activities, and the attendant political instability and societal disruption, may adversely affect our results of operations, financial condition and future growth.
Risks Related to the Real Estate Industry
          Our performance and value are subject to risks associated with the ownership and operation of real estate assets and with factors affecting the real estate industry.
          Our ability to make expected payments with respect to the notes and distributions to BioMed Realty, L.P.’s unitholders and BioMed Realty Trust, Inc.’s stockholders depends on our ability to generate revenues in excess of expenses, our scheduled principal payments on debt and our capital expenditure requirements. Events and conditions that are beyond our control may decrease our cash available for distribution and payment with respect to the notes and the value of our properties. These events include:
•	local oversupply, increased competition or reduced demand for life science office and laboratory space,

•	inability to collect rent from tenants,

•	vacancies or our inability to rent space on favorable terms,

•	increased operating costs, including insurance premiums, utilities and real estate taxes,

•	the ongoing need for capital improvements, particularly in older structures,

•	unanticipated delays in the completion of our development or redevelopment projects,

•	costs of complying with changes in governmental regulations, including usage, zoning, environmental and tax laws,

•	the relative illiquidity of real estate investments,

•	changing submarket demographics, and

•	civil unrest, acts of war and natural disasters, including earthquakes, floods and fires, which may result in uninsured and underinsured losses.

          In addition, we could experience a general decline in rents or an increased incidence of defaults under existing leases if any of the following occur:
•	the continuation or worsening of the current economic environment,

•	future periods of economic slowdown or recession,

•	rising interest rates,

•	declining demand for real estate, or

•	the public perception that any of these events may occur.
          Any of these events could adversely affect our financial condition, results of operations, cash flow, per share trading price of BioMed Realty Trust, Inc.’s common stock or preferred stock, ability to satisfy our debt service obligations, including the notes, and ability to pay distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          Illiquidity of real estate investments may make it difficult for us to sell properties in response to market conditions and could harm our financial condition and ability to make distributions.
          Equity real estate investments are relatively illiquid and therefore will tend to limit our ability to vary our portfolio promptly in response to changing economic or other conditions. To the extent the properties are not subject to triple-net leases, some significant expenditures such as real estate taxes and maintenance costs are generally not reduced when circumstances cause a reduction in income from the investment. Should these events occur, our income and funds available for distribution could be adversely affected. If any of the parking leases or licenses associated with our Cambridge portfolio were to expire, or if we were unable to assign these leases to a buyer, it would be more difficult for us to sell these properties and would adversely affect our ability to retain current tenants or attract new tenants at these properties. In addition, as a REIT, BioMed Realty Trust, Inc. may be subject to a 100% tax on net income derived from the sale of property considered to be held primarily for sale to customers in the ordinary course of our business. We may seek to avoid this tax by complying with certain safe harbor rules that generally limit the number of properties we may sell in a given year, the aggregate expenditures made on such properties prior to their disposition, and how long we retain such properties before disposing of them. However, we can provide no assurance that we will always be able to comply with these safe harbors. If compliance is possible, the safe harbor rules may restrict our ability to sell assets in the future and achieve liquidity that may be necessary to fund distributions.
          We may be unable to renew leases, lease vacant space or re-lease space as leases expire, which could adversely affect our business and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          If we cannot renew leases, we may be unable to re-lease our properties at rates equal to or above the current rate. Even if we can renew leases, tenants may be able to negotiate lower rates as a result of market conditions. Market conditions may also hinder our ability to lease vacant space in newly developed or redeveloped properties. In addition, we may enter into or acquire leases for properties that are specially suited to the needs of a particular tenant. Such properties may require renovations, tenant improvements or other concessions in order to lease them to other tenants if the initial leases terminate. Any of these factors could adversely impact our financial condition, results of operations, cash flow, per share trading price of BioMed Realty Trust, Inc.’s common stock or preferred stock, our ability to satisfy our debt service obligations, including the notes, and our ability to pay distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          Significant competition may decrease or prevent increases in our properties’ occupancy and rental rates and may reduce our investment opportunities.
          We face competition from various entities for investment opportunities in properties for life science tenants, including other REITs, such as health care REITs and suburban office property REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of its investments. In the future, competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Further, as a result of their greater resources, those entities may have more flexibility than we do in their ability to offer rental concessions to attract tenants. This could put pressure on our ability to maintain or raise rents and could adversely affect our ability to attract or retain tenants. As a result, our financial condition, results of operations, cash flow, per share trading price of BioMed Realty Trust, Inc.’s common stock or preferred stock, ability to satisfy our debt service obligations, including the notes, and ability to pay distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders may be adversely affected.

          Uninsured and underinsured losses could adversely affect our operating results and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          We carry comprehensive general liability, fire and extended coverage, terrorism and loss of rental income insurance covering all of our properties under a blanket portfolio policy, with the exception of property insurance on our McKellar Court, Science Center Drive, 9911 Belward Campus Drive and Shady Grove Road locations, which is carried directly by the tenants in accordance with the terms of their respective leases, and builders’ risk policies for any projects under construction. In addition, we carry workers’ compensation coverage for injury to our employees. We believe the policy specifications and insured limits are adequate given the relative risk of loss, cost of the coverage and standard industry practice. We also carry environmental remediation insurance for our properties. This insurance, subject to certain exclusions and deductibles, covers the cost to remediate environmental damage caused by unintentional future spills or the historic presence of previously undiscovered hazardous substances, as well as third-party bodily injury and property damage claims related to the release of hazardous substances. We intend to carry similar insurance with respect to future acquisitions as appropriate. A substantial portion of our properties are located in areas subject to earthquake loss, such as San Diego and San Francisco, California and Seattle, Washington. Although we presently carry earthquake insurance on our properties, the amount of earthquake insurance coverage we carry may not be sufficient to fully cover losses from earthquakes. In addition, we may discontinue earthquake, terrorism or other insurance, or may elect not to procure such insurance, on some or all of our properties in the future if the cost of the premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss.
          If we experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.
          While we evaluate the credit ratings of each of our insurance companies at the time we enter into or renew our policies, the financial condition of one or more of these insurance companies could significantly deteriorate to the point that they may be unable to pay future insurance claims. This risk has increased as a result of the current economic environment and ongoing disruptions in the financial markets. The inability of any of these insurance companies to pay future claims under our policies may adversely affect our financial condition and results of operations.
          We could incur significant costs related to government regulation and private litigation over environmental matters involving the presence, discharge or threat of discharge of hazardous or toxic substances, which could adversely affect our operations, the value of our properties, and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          Our properties may be subject to environmental liabilities. Under various federal, state and local laws, a current or previous owner, operator or tenant of real estate can face liability for environmental contamination created by the presence, discharge or threat of discharge of hazardous or toxic substances. Liabilities can include the cost to investigate, clean up and monitor the actual or threatened contamination and damages caused by the contamination (or threatened contamination). Environmental laws typically impose such liability on the current owner regardless of:
•	the owner’s knowledge of the contamination,

•	the timing of the contamination,

•	the cause of the contamination, or

•	the party responsible for the contamination.
          The liability under such laws may be strict, joint and several, meaning that we may be liable regardless of whether we knew of, or were responsible for, the presence of the contaminants, and the government entity or private party may seek recovery of the entire amount from us even if there are other responsible parties. Liabilities associated with environmental conditions may be significant and can sometimes exceed the value of the affected property. The presence of hazardous substances on a property may adversely affect our ability to sell or rent that property or to borrow using that property as collateral.

          Some of our properties have had contamination in the past that required cleanup. In most cases, we believe the contamination has been effectively remediated, and that any remaining contamination either does not require remediation or that the costs associated with such remediation will not be material to us. However, we cannot guarantee that additional contamination will not be discovered in the future or any identified contamination will not continue to pose a threat to the environment or that we will not have continued liability in connection with such prior contamination. Our Kendall Square properties, in Cambridge, Massachusetts, are located on the site of a former manufactured gas plant. Various remedial actions were performed on these properties, including soil stabilization to control the spread of oil and hazardous materials in the soil. Another of our properties, Elliott Avenue, has known soil contamination beneath a portion of the building located on the property. Based on environmental consultant reports, management does not believe any remediation of the Elliott Avenue property would be required unless major structural changes were made to the building that resulted in the soil becoming exposed. In addition, the remediation of certain environmental conditions at off-site parcels located in Cambridge, Massachusetts, which was an assumed obligation of our joint venture, PREI II LLC, has been substantially completed as of December 31, 2009. We do not expect these matters to materially adversely affect such properties’ value or the cash flows related to such properties, but we can provide no assurances to that effect.
          Environmental laws also:
•	may require the removal or upgrade of underground storage tanks,

•	regulate the discharge of storm water, wastewater and other pollutants,

•	regulate air pollutant emissions,

•	regulate hazardous materials generation, management and disposal, and

•	regulate workplace health and safety.
          Life science industry tenants, our primary tenant industry focus, frequently use hazardous materials, chemicals, heavy metals, and biological and radioactive compounds. Our tenants’ controlled use of these materials subjects us and our tenants to laws that govern using, manufacturing, storing, handling and disposing of such materials and certain byproducts of those materials. We are unaware of any of our existing tenants violating applicable laws and regulations, but we and our tenants cannot completely eliminate the risk of contamination or injury from these materials. If our properties become contaminated, or if a party is injured, we could be held liable for any damages that result. Such liability could exceed our resources and any environmental remediation insurance coverage we have, which could adversely affect our operations, the value of our properties, and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders. Licensing requirements governing use of radioactive materials by tenants may also restrict the use of or ability to transfer space in buildings we own.
          We could incur significant costs related to governmental regulation and private litigation over environmental matters involving asbestos-containing materials, which could adversely affect our operations, the value of our properties, and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          Environmental laws also govern the presence, maintenance and removal of asbestos-containing materials, or ACMs, and may impose fines and penalties, including orders prohibiting the use of the affected property by us or our tenants, if we fail to comply with these requirements. Failure to comply with these laws, or even the presence of ACMs, may expose us to third-party liability. Some of our properties contain ACMs, and we could be liable for such fines or penalties, as described below in “Business and Properties — Regulation — Environmental Matters.”
          Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem, which could adversely affect the value of the affected property and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability to our tenants, their or our employees, and others if property damage or health concerns arise.

          Compliance with the Americans with Disabilities Act and similar laws may require us to make significant unanticipated expenditures.
          All of our properties are required to comply with the ADA. The ADA requires that all public accommodations must meet federal requirements related to access and use by disabled persons. Although we believe that our properties substantially comply with present requirements of the ADA, we have not conducted an audit of all of such properties to determine compliance. If one or more properties are not in compliance with the ADA, then we would be required to bring the non-compliant properties into compliance. Compliance with the ADA could require removing access barriers. Non-compliance could result in imposition of fines by the U.S. government or an award of damages and/or attorneys’ fees to private litigants, or both. Additional federal, state and local laws also may require us to modify properties or could restrict our ability to renovate properties. Complying with the ADA or other legislation could be very expensive. If we incur substantial costs to comply with such laws, our financial condition, results of operations, cash flow, per share trading price of BioMed Realty Trust, Inc.’s common stock or preferred stock, our ability to satisfy our debt service obligations, including the notes, and our ability to pay distributions BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders could be adversely affected.
          We may incur significant unexpected costs to comply with fire, safety and other regulations, which could adversely impact our financial condition, results of operations, and ability to make distributions.
          Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and safety requirements, building codes and land use regulations. Failure to comply with these requirements could subject us to governmental fines or private litigant damage awards. We believe that our properties are currently in material compliance with all applicable regulatory requirements. However, we do not know whether existing requirements will change or whether future requirements, including any requirements that may emerge from pending or future climate change legislation, will require us to make significant unanticipated expenditures that will adversely impact our financial condition, results of operations, cash flow, the per share trading price of BioMed Realty Trust, Inc.’s common stock or preferred stock, our ability to satisfy our debt service obligations, including the notes, and our ability to pay distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
Risks Related to Our Capital Structure
          A downgrade in our investment grade credit rating could materially adversely affect our business and financial condition.
          In April 2010, we received investment grade corporate credit ratings and the notes received an investment grade rating from two ratings agencies. We plan to manage our operations to maintain investment grade status with a capital structure consistent with our current profile, but there can be no assurance that we will be able to maintain our current credit ratings. Any downgrades in terms of ratings or outlook by either or both of the noted rating agencies could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity and a material adverse effect on the market price of BioMed Realty Trust, Inc.’s common stock or the trading prices of the notes.
          Debt obligations expose us to increased risk of property losses and may have adverse consequences on our business operations and our ability to make distributions.
          We have used and will continue to use debt to finance property acquisitions. Our use of debt may have adverse consequences, including the following:
•	We may not be able to refinance or extend our existing debt. If we cannot repay, refinance or extend our debt at maturity, in addition to our failure to repay our debt, we may be unable to make distributions to our stockholders at expected levels or at all.

•	Even if we are able to refinance or extend our existing debt, the terms of any refinancing or extension may not be as favorable as the terms of our existing debt. If the refinancing involves a higher interest rate, it could adversely affect our cash flow and ability to make distributions to stockholders.

•	One or more lenders under our $720.0 million unsecured line of credit could refuse to fund their financing commitment to us or could fail, and we may not be able to replace the financing commitment of any such lenders on favorable terms, or at all.

•	Required payments of principal and interest may be greater than our cash flow from operations.

•	We may be forced to dispose of one or more of our properties, possibly on disadvantageous terms, to make payments on our debt.

•	If we default on our debt obligations, the lenders or mortgagees may foreclose on our properties that secure those loans. Further, if we default under a mortgage loan, we will automatically be in default on any other loan that has cross-default provisions, and we may lose the properties securing all of these loans.

•	A foreclosure on one of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the secured debt. If the outstanding balance of the secured debt exceeds our tax basis in the property, we would recognize taxable income on foreclosure without realizing any accompanying cash proceeds to pay the tax (or to make distributions based on REIT taxable income).
          As of June 30, 2010, in addition to the $250.0 million outstanding principal amount of the notes, we had outstanding mortgage indebtedness of $658.8 million, excluding $6.0 million of debt premium; $21.9 million of outstanding aggregate principal amount of 4.50% exchangeable senior notes due 2026 (the Notes due 2026), excluding $504,000 of debt discount; $180.0 million of outstanding aggregate principal amount of 3.75% exchangeable senior notes due 2030 (the Notes due 2030 and, together with the Notes due 2026, the Exchangeable Notes); $170.5 million in outstanding borrowings under our $720.0 million unsecured line of credit; and $40.7 million and $39.4 million of borrowings under a secured loan facility and a secured construction loan, respectively, representing our proportionate share of indebtedness in our unconsolidated partnerships. We expect to incur additional debt in connection with future acquisitions and development. Our organizational documents do not limit the amount or percentage of debt that we may incur. As of June 30, 2010, the principal payments due for our consolidated indebtedness were $3.8 million in 2010, $200.4 million in 2011 and $45.4 million in 2012. In addition, as of June 30, 2010, our portion of the principal payments due for our unconsolidated indebtedness relating to our joint ventures with institutional investors advised by Prudential Real Estate Investors, or PREI, was $39.4 million in 2010 and $40.7 million in 2011. Given current economic conditions including, but not limited to, the credit crisis and related turmoil in the global financial system, we may be unable to refinance these obligations when due, which may negatively affect our ability to conduct operations.
          Ongoing disruptions in the financial markets and the downturn of the broader U.S. economy could affect our ability to obtain debt financing on reasonable terms, or at all, and have other adverse effects on us.
          The U.S. credit markets in particular continue to experience significant dislocations and liquidity disruptions which have caused the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases have resulted in the unavailability of certain types of debt financing. Continued uncertainty in the credit markets may negatively impact our ability to access additional debt financing or to refinance existing debt maturities on reasonable terms (or at all), which may negatively affect our ability to conduct operations, make acquisitions and fund current and future development and redevelopment projects. In addition, the financial position of the lenders under our unsecured line of credit may worsen to the point that they default on their obligations to make available to us the funds under that facility. A prolonged downturn in the credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our business plan accordingly. In addition, these factors may make it more difficult for us to sell properties or may adversely affect the price we receive for properties that we do sell, as prospective buyers may experience increased costs of debt financing or difficulties in obtaining debt financing. These events in the credit markets have also had an adverse effect on other financial markets in the United States and globally, including the stock markets, which may make it more difficult or costly for us to raise capital through the issuance of common stock, preferred stock or other equity securities.
          This reduced access to liquidity has had a negative impact on the U.S. economy, affecting consumer confidence and spending and negatively impacting the volume and pricing of real estate transactions. If this downturn in the national economy were to continue or worsen, the value of our properties, as well as the income we receive from our properties, could be adversely affected.
          These disruptions in the financial markets may also have other adverse effects on us or the economy generally, which could adversely affect our ability to service our debt obligations, including the notes, and ability to pay distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          We have and may continue to engage in hedging transactions, which can limit our gains and increase exposure to losses.
          We have and may continue to enter into hedging transactions to protect us from the effects of interest rate fluctuations on floating rate debt. Our hedging transactions may include entering into interest rate swap agreements or interest rate cap or floor agreements, or other interest rate exchange contracts. Hedging activities may not have the desired beneficial impact on our results of operations or financial condition. No hedging activity can completely insulate us from the risks associated with changes in interest rates. Moreover, interest rate hedging could fail to protect us or adversely affect us because, among other things:

•	Available interest rate hedging may not correspond directly with the interest rate risk for which we seek protection.

•	The duration or the amount of the hedge may not match the duration or amount of the related liability.

•	The party owing money in the hedging transaction may default on its obligation to pay.

•	The credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction.

•	The value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair-value. Downward adjustments, or “mark-to-market losses,” would reduce our Company’s equity.
          Hedging involves risk and typically involves costs, including transaction costs, that may reduce our overall returns on our investments. These costs increase as the period covered by the hedging increases and during periods of rising and volatile interest rates. These costs will also limit the amount of cash available for distribution to stockholders. We generally intend to hedge as much of the interest rate risk as management determines is in our best interests given the cost of such hedging transactions. The REIT qualification rules may limit our ability to enter into hedging transactions by requiring us to limit our income from hedges. If we are unable to hedge effectively because of the REIT rules, we will face greater interest rate exposure than may be commercially prudent.
          As of June 30, 2010, we had two interest rate swaps with an aggregate notional amount of $150.0 million under which, at each monthly settlement date, we either (1) receive the difference between a fixed interest rate (the Strike Rate) and one-month LIBOR if the Strike Rate is less than LIBOR or (2) pay such difference if the Strike Rate is greater than LIBOR.
          For further detail regarding our interest rate swaps, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”
          The terms governing our unsecured line of credit and the notes include restrictive covenants relating to our operations, which could limit our ability to respond to changing market conditions and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          The terms of our unsecured line of credit impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. For example, we are subject to a maximum leverage ratio requirement (as defined) during the term of the loan, which could reduce our ability to incur additional debt and consequently reduce our ability to pay distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders. The terms of our unsecured line of credit also contain limitations on our ability to make distributions to BioMed Realty Trust, Inc.’s stockholders in excess of those required to maintain BioMed Realty Trust, Inc.’s REIT status. Specifically, the terms of our unsecured line of credit limit distributions to 95% of funds from operations, but not less than the minimum necessary to enable us to meet BioMed Realty Trust, Inc.’s REIT income distribution requirements. In addition, the terms of our unsecured line of credit contain covenants that, among other things, limit our ability to further mortgage our properties or reduce insurance coverage, and that require us to maintain specified levels of net worth. The indenture governing the notes also contains financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to (1) consummate a merger, consolidation or sale of all or substantially all of our assets and (2) incur additional secured and unsecured indebtedness.
          The covenants relating to our unsecured line of credit and the notes may adversely affect our flexibility and our ability to achieve our operating plans. Our ability to comply with these covenants and other provisions relating to our credit agreement and the notes may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. The breach of any of these covenants could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it, pursue our business plan or make distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.

          If we fail to obtain external sources of capital, which is outside of our control, we may be unable to make distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders, maintain our REIT qualification, or fund growth.
          In order to maintain BioMed Realty Trust, Inc.’s qualification as a REIT and to avoid incurring a nondeductible excise tax, we are required, among other things, to distribute annually at least 90% of BioMed Realty Trust, Inc.’s REIT taxable income, excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of BioMed Realty Trust, Inc.’s net taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, we rely on third-party sources to fund our capital needs. We may not be able to obtain financings on favorable terms or at all. Our access to third-party sources of capital depends, in part, on:
•	general market conditions,

•	the market’s perception of our growth potential,

•	with respect to acquisition financing, the market’s perception of the value of the properties to be acquired,

•	our current debt levels,

•	our current and expected future earnings,

•	our cash flow and cash distributions, and

•	the market price per share of BioMed Realty Trust, Inc.’s common stock or preferred stock.
          Our inability to obtain capital from third-party sources will adversely affect our business and limit our growth. Without sufficient capital, we may not be able to acquire or develop properties when strategic opportunities exist, satisfy our debt service obligations or make the cash distributions to BioMed Realty Trust, Inc.’s stockholders necessary to maintain our qualification as a REIT. For distributions with respect to the taxable years ending on or before December 31, 2011, recent Internal Revenue Service, or IRS, guidance allows BioMed Realty Trust, Inc. to satisfy up to 90% of BioMed Realty Trust, Inc.’s distribution requirements through the distribution of shares of BioMed Realty Trust, Inc.’s common stock, provided certain conditions are met.
          Increases in interest rates could increase the amount of our debt payments, adversely affecting our ability to service our debt obligations, including the notes, and pay distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders.
          Interest we pay could reduce cash available for payments with respect to the notes and distributions. Additionally, if we incur variable rate debt, including borrowings under our $720.0 million unsecured line of credit, to the extent not adequately hedged, increases in interest rates would increase our interest costs. These increased interest costs would reduce our cash flows and our ability to make payments with respect to the notes and distributions to BioMed Realty, L.P.’s unitholders and BioMed Realty Trust, Inc.’s stockholders. In addition, if we need to repay existing debt during a period of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.
Risks Related to Our Organizational Structure
          BioMed Realty Trust, Inc.’s board of directors may amend our investing and financing policies in a manner that could increase the risk we default under our debt obligations or that could harm our business and results of operations.
          BioMed Realty Trust, Inc.’s board of directors has adopted a policy of targeting our indebtedness at approximately 50% of our total asset book value. However, our organizational documents do not limit the amount or percentage of debt that we may incur, nor do they limit the types of properties we may acquire or develop. BioMed Realty Trust, Inc.’s board of directors may alter or eliminate our current policy on borrowing or investing at any time without stockholder approval. Changes in our strategy or in our investment or leverage policies could expose us to greater credit risk and interest rate risk and could also result in a more leveraged balance sheet. These factors could result in an increase in our debt service and could adversely affect our cash flow and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders. Higher leverage also increases the risk we could default on our debt.

          We may invest in properties with other entities, and our lack of sole decision-making authority or reliance on a co-venturer’s financial condition could make these joint venture investments risky.
          We have in the past and may continue in the future to co-invest with third parties through partnerships, joint ventures or other entities. We may acquire non-controlling interests or share responsibility for managing the affairs of a property, partnership, joint venture or other entity. In such events, we would not be in a position to exercise sole decision-making authority regarding the property or entity. Investments in entities may, under certain circumstances, involve risks not present were a third party not involved. These risks include the possibility that partners or co-venturers:
•	might become bankrupt or fail to fund their share of required capital contributions,

•	may have economic or other business interests or goals that are inconsistent with our business interests or goals, and

•	may be in a position to take actions contrary to our policies or objectives.
          Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers if:
•	we structure a joint venture or conduct business in a manner that is deemed to be a general partnership with a third party, in which case we could be liable for the acts of that third party,

•	third-party managers incur debt or other liabilities on behalf of a joint venture which the joint venture is unable to pay, and the joint venture agreement provides for capital calls, in which case we could be liable to make contributions as set forth in any such joint venture agreement, or

•	we agree to cross-default provisions or to cross-collateralize our properties with the properties in a joint venture, in which case we could face liability if there is a default relating to those properties in the joint venture or the obligations relating to those properties.
          We have investments in joint ventures with PREI, which were formed in the second quarter of 2007. While we, as managing member, are authorized to carry out the day-to-day management of the business and affairs of the PREI joint ventures, PREI’s prior written consent is required for certain decisions, including decisions relating to financing, budgeting and the sale or pledge of interests in the properties owned by the PREI joint ventures.
          In addition, each of the PREI operating agreements includes a put/call option whereby either member can cause the limited liability company to sell certain properties in which it holds leasehold interests to us at any time after the fifth anniversary and before the seventh anniversary of the acquisition date. The put/call option may be exercised at a time we do not deem favorable for financial or other reasons, including the availability of cash at such time and the impact of tax consequences resulting from any sale.
Risks Related to BioMed Realty Trust, Inc.’s REIT Status
          BioMed Realty Trust, Inc.’s failure to qualify as a REIT under the Code would result in significant adverse tax consequences to us and would adversely affect our business.
          We believe that we have operated and intend to continue operating in a manner intended to allow BioMed Realty Trust, Inc. to qualify as a REIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The fact that we hold substantially all of our assets through our operating partnership further complicates the application of the REIT requirements. Even a seemingly minor technical or inadvertent mistake could jeopardize BioMed Realty Trust, Inc.’s REIT status. BioMed Realty Trust, Inc.’s REIT status depends upon various factual matters and circumstances that may not be entirely within our control. For example, in order for BioMed Realty Trust, Inc. to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources, and we must satisfy a number of requirements regarding the composition of our assets. Also, BioMed Realty Trust, Inc. must make distributions to stockholders aggregating annually at least 90% of BioMed Realty Trust, Inc.’s REIT taxable income, excluding capital gains. In addition, new legislation, regulations, administrative interpretations or court decisions, each of which could have retroactive effect, may make it more difficult or impossible for BioMed Realty Trust, Inc. to qualify as a REIT, or could reduce the desirability of an investment in a REIT relative to other investments. We have not requested and do not plan to request a ruling from the IRS that BioMed Realty Trust, Inc. qualifies as a REIT, and the statements in this report are not binding on the IRS or any court. Accordingly, we cannot be certain that BioMed Realty Trust, Inc. has qualified or will continue to qualify as a REIT.

          If BioMed Realty Trust, Inc. fails to qualify as a REIT in any taxable year, we will face serious adverse tax consequences that would substantially reduce the funds available to make payments of principal and interest on the debt securities we issue and for distribution to BioMed Realty Trust, Inc.’s stockholders. If BioMed Realty Trust, Inc. fails to qualify as a REIT:
•	we would not be allowed to deduct distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates,

•	we could also be subject to the federal alternative minimum tax and possibly increased state and local taxes, and

•	unless we are entitled to relief under applicable statutory provisions, BioMed Realty Trust, Inc. could not elect to be taxed as a REIT for four taxable years following the year in which BioMed Realty Trust, Inc. was disqualified.
          In addition, if BioMed Realty Trust, Inc. fails to qualify as a REIT, we will not be required to make distributions to stockholders; however, all distributions to BioMed Realty Trust, Inc.’s stockholders would be subject to tax as qualifying corporate dividends to the extent of our current and accumulated earnings and profits. As a result of all these factors, BioMed Realty Trust, Inc.’s failure to qualify as a REIT could impair our ability to expand our business and raise capital and would adversely affect the value of BioMed Realty Trust, Inc.’s common stock and preferred stock.
          To maintain BioMed Realty Trust, Inc.’s REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to BioMed Realty Trust, Inc.’s stockholders.
          For BioMed Realty Trust, Inc. to qualify as a REIT, we generally must distribute to BioMed Realty Trust, Inc.’s stockholders at least 90% of our REIT taxable income each year, determined by excluding any net capital gain, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. For distributions with respect to taxable years ending on or before December 31, 2011, recent IRS guidance allows us to satisfy up to 90% of these requirements through the distribution of shares of BioMed Realty Trust, Inc.’s common stock, provided certain conditions are met. To maintain BioMed Realty Trust, Inc.’s REIT status and avoid the payment of income and excise taxes we may need to borrow funds to meet the REIT distribution requirements. These borrowing needs could result from:
•	differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes,

•	the effect of non-deductible capital expenditures,

•	the creation of reserves, or

•	required debt or amortization payments.
          We may need to borrow funds at times when the then-prevailing market conditions are not favorable for borrowing. These borrowings could increase our costs or reduce our equity and adversely affect the value of BioMed Realty Trust, Inc.’s common stock or preferred stock.
          To maintain BioMed Realty Trust, Inc.’s REIT status, we may be forced to forego otherwise attractive opportunities.
          For BioMed Realty Trust, Inc. to qualify as a REIT, we must satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to BioMed Realty Trust, Inc.’s stockholders and the ownership of BioMed Realty Trust, Inc.’s stock. We may be required to make distributions to BioMed Realty Trust, Inc.’s stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Risks Related to this Offering
          If you do not exchange your private notes pursuant to this exchange offer, you may not be able to sell your notes.
          It may be difficult for you to sell private notes that are not exchanged in the exchange offer. Those private notes may not be offered or sold unless they are registered or there are exemptions from the registration requirements under the Securities Act and applicable state securities laws.

          If you do not tender your private notes or if we do not accept some of your private notes, those notes will continue to be subject to the transfer and exchange restrictions in:
•	the indenture;

•	the legend on the private notes; and

•	the offering memorandum relating to the private notes.
          The restrictions on transfer of your private notes arise because we issued the private notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the private notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the private notes under the Securities Act. To the extent private notes are tendered and accepted in the exchange offer, the trading market, if any, for untendered private notes would be adversely affected.
          If the procedures for tendering your private notes in this exchange offer are not followed, you may not receive exchange notes in exchange for your private notes.
          We will issue the exchange notes in exchange for your private notes only if you tender the private notes and deliver a properly completed and duly executed letter of transmittal and other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the Exchange Agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of private notes for exchange. If you are the beneficial holder of private notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender private notes in the exchange offer, you should promptly contact the person in whose name your private notes are registered and instruct that person to tender your private notes on your behalf.
          The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.
          The notes will be senior unsecured obligations of BioMed Realty, L.P. and will rank equally in right of payment with each other and with all of the other senior unsecured indebtedness of BioMed Realty, L.P. However, the notes will be effectively subordinated to all of the existing and future secured indebtedness of BioMed Realty, L.P., to the extent of the value of the collateral securing such indebtedness. The indenture governing the notes places limitations on our ability to incur secured indebtedness, but does not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full. As of June 30, 2010, BioMed Realty, L.P. had $658.8 million of secured indebtedness and $372.4 million of senior unsecured indebtedness (excluding trade payables, distributions payable, accrued expenses and committed letters of credit and the $250.0 million principal amount of the notes).
          The notes also will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of the subsidiaries of BioMed Realty, L.P. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, BioMed Realty, L.P., as an equity owner of such subsidiary, and therefore holders of its debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. The entire balance of $658.8 million of secured indebtedness BioMed Realty, L.P. had as of June 30, 2010, was attributable to indebtedness of its subsidiaries.
          We may not be able to generate sufficient cash flow to meet our debt service obligations.
          Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

          Holders of our currently outstanding Exchangeable Notes have the right to require us to repurchase such Exchangeable Notes for cash on specified dates or upon the occurrence of designated events. In addition, with respect to the Notes due 2026, we are required under certain circumstances to settle exchanges of such Notes due 2026 in cash up to the aggregate principal amount of such Notes due 2026. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to make the required repurchase or settlement of such Exchangeable Notes in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms, or at all. In addition, our ability to make the required repurchase or settlement may be limited by law or the terms of other debt agreements or securities. However, our failure to make the required repurchase or settlement of the Exchangeable Notes would constitute an event of default under the applicable indentures which, in turn, could constitute an event of default under other debt agreements, thereby resulting in their acceleration and required prepayment and further restricting our ability to make such payments and repurchases.
          We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.
          We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
•	our financial condition and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.
          As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.
          BioMed Realty Trust, Inc. has no significant operations and no material assets, other than its investment in BioMed Realty, L.P.
          The notes will be fully and unconditionally guaranteed by BioMed Realty Trust, Inc. However, BioMed Realty Trust, Inc. has no significant operations and no material assets, other than its investment in BioMed Realty, L.P. Furthermore, BioMed Realty Trust, Inc.’s guarantee of the notes will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries (including BioMed Realty, L.P. and any entity BioMed Realty Trust, Inc. accounts for under the equity method of accounting). As of June 30, 2010, the total indebtedness of BioMed Realty Trust, Inc.’s subsidiaries, including BioMed Realty, L.P., was approximately $1.3 billion (excluding trade payables, distributions payable, accrued expenses and committed letters of credit).
          There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, may not be maintained or be liquid. The failure of an active liquid trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.
          The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the initial purchasers of the notes advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.
          The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of BioMed Realty, L.P., BioMed Realty Trust, Inc. and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control.

          The indenture governing the notes contains restrictive covenants that limit our operating flexibility.
          The indenture governing the notes contains financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:
•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur additional secured and unsecured indebtedness.
In addition, the credit agreement governing our unsecured line of credit requires us to meet specified financial covenants relating to a minimum amount of net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured and secured recourse indebtedness, leverage ratio and certain investment limitations. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture governing the notes and our credit agreement may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. The breach of any of these covenants, including those contained in our credit agreement and the indenture governing the notes, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.
          Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the notes.
          We may be able to incur substantial additional indebtedness in the future. The indentures governing the Exchangeable Notes do not limit our ability or that of our subsidiaries to incur additional debt. Although the credit agreement governing our unsecured line of credit and indenture governing the notes limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the notes.
          Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.
          Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by BioMed Realty Trust, Inc., could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
          In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.
          The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

          A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void BioMed Realty Trust, Inc.’s guarantee, we cannot assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.
          An increase in interest rates could result in a decrease in the relative value of the notes.
          In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you invest in these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

FORWARD-LOOKING STATEMENTS
          This prospectus contains “forward-looking statements” within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “pro forma”, “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•	adverse economic or real estate developments in the life science industry or in our target markets, including the inability of our tenants to obtain funding to run their businesses;

•	our dependence upon significant tenants;

•	our failure to obtain necessary outside financing on favorable terms or at all, including the continued availability of our unsecured line of credit;

•	general economic conditions, including downturns in the national and local economies;

•	volatility in financial and securities markets;

•	defaults on or non-renewal of leases by tenants;

•	our inability to compete effectively;

•	increased interest rates and operating costs;

•	our inability to successfully complete real estate acquisitions, developments and dispositions;

•	risks and uncertainties affecting property development and construction;

•	our failure to successfully operate acquired properties and operations;

•	reductions in asset valuations and related impairment charges;

•	the loss of services of one or more of our executive officers;

•	BioMed Realty Trust, Inc.’s failure to qualify or continue to qualify as a REIT;

•	our failure to maintain our investment grade credit ratings with the rating agencies;

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements;

•	the effects of earthquakes and other natural disasters;

•	lack of or insufficient amounts of insurance; and

•	changes in real estate, zoning and other laws and increases in real property tax rates.
          While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section of this prospectus above entitled “Risk Factors” and the risks incorporated herein from our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q, as updated by our future filings under the Exchange Act.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
          On April 29, 2010, our operating partnership issued $250.0 million of the private notes to Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., Morgan Stanley & Co. Incorporated, Raymond James & Associates, Inc., RBC Capital Markets Corporation, RBS Securities Inc., UBS Securities LLC and U.S. Bancorp Investments, Inc., the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the private notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the representatives of the initial purchasers on April 29, 2010. Pursuant to the registration rights agreement, we agreed that we would:
(1)	use commercially reasonable efforts to file an exchange offer registration statement with the SEC on or prior to October 26, 2010;

(2)	use commercially reasonable efforts to cause the exchange offer registration statement to become effective on or prior to December 25, 2010;

(3)	use commercially reasonable efforts to cause the exchange offer to be consummated within 60 days after the exchange offer registration statement is declared effective; and

(4)	in some circumstances, file a shelf registration statement providing for the sale of the private notes by the holders thereof.
          Upon the effectiveness of the exchange offer registration statement, we will offer the exchange notes in exchange for the private notes. A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
Resale of the Exchange Notes
          Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange private notes for exchange notes in the ordinary course of business. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991, and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell exchange notes to the public without further registration under the Securities Act and without delivering to purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes. However, the foregoing does not apply to you if you are: a broker-dealer who purchased the exchange notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or you are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.
          In addition, if you are a broker-dealer, or you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above or other interpretive letters to similar effect and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.
          Each broker-dealer that receives exchange notes for its own account in exchange for private notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. By delivering a prospectus, a broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for private notes which the broker-dealer acquired as a result of market-making or other trading activities.
Terms of the Exchange Offer
          Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in integral multiples of $1,000.
          The form and terms of the exchange notes are the same as the form and terms of the private notes except that:
•	we will register the exchange notes under the Securities Act and, therefore, the exchange notes will not bear legends restricting their transfer; and

•	holders of the exchange notes will not be entitled to any of the rights of holders of private notes under the registration rights agreement, which rights will terminate upon the completion of the exchange offer.

          The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.
          As of the date of this prospectus, $250.0 million in aggregate principal amount of the private notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.
          You do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.
          We will be deemed to have accepted validly tendered private notes when, as and if we have given written notice of acceptance to the Exchange Agent. The Exchange Agent will act as your agent for the purposes of receiving the exchange notes from us.
          If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.
Expiration Date; Extensions; Amendments
          The term “expiration date” will mean 5:00 p.m., New York City time on      , 2010 (the 21st business day following commencement of the exchange offer), unless we, in our sole discretion, extend the exchange offer, in which case the term expiration date will mean the latest date and time to which we extend the exchange offer.
          To extend the exchange offer, we will notify the Exchange Agent and each registered holder of any extension in writing by a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the private notes that have been tendered as of the date of such notice.
          We reserve the right, in our reasonable discretion:
•	to delay accepting any private notes due to an extension of the exchange offer; or

•	if any conditions listed below under “—Conditions” are not satisfied, to terminate the exchange offer, in each case by written notice of the delay, extension or termination to the Exchange Agent and by press release or other public announcement.
          We will follow any delay in acceptance, extension or termination as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.
Interest on the Exchange Notes
          The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 6.125% per year (calculated using a 360-day year). Interest will be payable on the exchange notes semi-annually on each April 15 and October 15.
          Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the private notes or, if no interest has been paid on the private notes, from the date of initial issuance of the private notes. We will deem the right to receive any interest accrued but unpaid on the private notes waived by you if we accept your private notes for exchange.
Procedures for Tendering
  Valid Tender
          Except as described below, a tendering holder must, prior to the expiration date, transmit to U.S. Bank National Association, the Exchange Agent, at the address listed under the heading “—Exchange Agent”:
•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if the private notes are tendered in accordance with the book-entry procedures listed below, an agent’s message.

          In addition, a tendering holder must:
•	deliver certificates, if any, for the private notes to the Exchange Agent at or before the expiration date; or

•	deliver a timely confirmation of book-entry transfer of the private notes into the Exchange Agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.
          The term “agent’s message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.
          If the letter of transmittal is signed by a person other than the registered holder of private notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The private notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the private notes must be signed exactly as the name of any registered holder appears on the private notes.
          If the letter of transmittal or any private notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.
          By tendering private notes pursuant to the exchange offer, each holder will represent to us that, among other things, the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes. In the case of a holder that is not a broker-dealer, that holder, by tendering private notes pursuant to the exchange offer, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.
          The method of delivery of private notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or private notes to us.
          If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the private notes by causing DTC to transfer the private notes into the Exchange Agent’s account, including by means of DTC’s Automated Tender Offer Program.
     Signature Guarantees
          Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the private notes surrendered for exchange are tendered:
•	by a registered holder of the private notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”
          If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     Book-Entry Transfer
          The Exchange Agent will make a request to establish an account for the private notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of private notes by causing DTC to transfer those private notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered private notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.
          Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:
•	be transmitted to and received by the Exchange Agent at the address listed under “—Exchange Agent” at or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.
          Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Exchange Agent.
     Guaranteed Delivery
          If a registered holder of private notes desires to tender the private notes, and the private notes are not immediately available, or time will not permit the holder’s private notes or other required documents to reach the Exchange Agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:
•	the tender is made through an eligible institution;

•	prior to the expiration date, the Exchange Agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:
1.	stating the name and address of the holder of private notes and the amount of private notes tendered;

2.	stating that the tender is being made; and

3.	guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and
•	the certificates for all physically tendered private notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or any agent’s message, and all other documents required by the letter of transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the expiration date.
     Determination of Validity
          We will determine in our sole discretion all questions as to the validity, form and eligibility of private notes tendered for exchange. This discretion extends to the determination of all questions concerning the time of receipt, acceptance and withdrawal of tendered private notes. These determinations will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular private note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular private note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, you must cure any defects or irregularities with respect to tenders of private notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until you cure any defects or irregularities.

     Other Rights
          While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under “—Conditions,” and, to the extent permitted by applicable law, purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.
Acceptance of Private Notes for Exchange; Issuance of Exchange Notes
          Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration date, all private notes properly tendered. We will issue the exchange notes promptly after acceptance of the private notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered private notes for exchange when, as and if we have given oral or written notice to the Exchange Agent, with prompt written confirmation of any oral notice.
          In all cases, issuance of exchange notes for private notes will be made only after timely receipt by the Exchange Agent of:
•	certificates for the private notes, or a timely book-entry confirmation of the private notes, into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.
          For each private note accepted for exchange, the holder of the private note will receive an exchange note having a principal amount equal to that of the surrendered private note.
Return of Notes
          Unaccepted or non-exchanged private notes will be returned without expense to the tendering holder of the private notes. In the case of private notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged private notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.
Withdrawal of Tenders
          Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time before 5:00 p.m., New York City time, on the expiration date.
          For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under “—Exchange Agent” before the expiration date. Any notice of withdrawal must:
•	specify the name of the person, referred to as the depositor, having tendered the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the certificate number or numbers and principal amount of the private notes;

•	contain a statement that the holder is withdrawing its election to have the private notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the private notes register the transfer of the private notes in the name of the person withdrawing the tender; and

•	specify the name in which the private notes are registered, if different from that of the depositor.

          If certificates for private notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If private notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn private notes.
          We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following the procedures described above under “—Procedures for Tendering” at any time before 5:00 p.m., New York City time, on the expiration date.
Conditions
          Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the expiration of the exchange offer, if, in our reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.
          If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:
•	refuse to accept any private notes and return all tendered private notes to you;

•	extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.
          If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.
Termination of Rights
          All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer, except with respect to our continuing obligations:
•	to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

•	to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.
Shelf Registration
          In the event that:
(1)	we and BioMed Realty Trust, Inc. determine that an exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the SEC;

(2)	an exchange offer is not for any other reason completed on or prior to February 23, 2011; or

(3)	we receive a request from any initial purchaser of the private notes that represents that it holds private notes that are or were ineligible to be exchanged for the exchange notes in the exchange offer, we and BioMed Realty Trust, Inc. shall use our commercially reasonable efforts to cause to be filed with the SEC as soon as practicable after such determination, date or request, as the case may be, but in no event later than 30 days after such determination, date or request, a shelf registration statement providing for the sale of all the registrable securities by the holders thereof and to have such shelf registration statement declared effective by the SEC no later than 90 days after such determination, date or request; provided that no holder shall be entitled to have its registrable securities covered by such shelf registration statement unless such holder has satisfied certain conditions relating to the provision of information in connection with the shelf registration statement.

          For purposes of this prospectus, “registrable securities” shall mean the private notes; provided that the private notes shall cease to be registrable securities (a) when a registration statement with respect to such private notes has been declared effective under the Securities Act and such private notes have been exchanged or disposed of pursuant to such registration statement, (b) when such private notes are eligible to be sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act or (c) when such private notes cease to be outstanding.
Liquidated Damages
          If:
(1)	we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the effectiveness target date);

(3)	we fail to consummate the exchange offer within 60 business days of the effectiveness target date with respect to the exchange offer registration statement;

(4)	the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the registrable securities during the periods specified in the registration rights agreement; or

(5)	we or BioMed Realty Trust, Inc. through our omission fail to name as a selling securityholder any holder of registrable securities that has complied timely with its obligations hereunder in a manner to entitle such holder to be named in the shelf registration statement that we are required to file (each such event referred to in clauses (1) through (5) above, a registration default), then we will pay liquidated damages to each holder of registrable securities and notify the trustee that liquidated damages apply to the registrable securities.
          With respect to the first 90-day period immediately following the occurrence of the first registration default, liquidated damages will be paid in an amount equal to one quarter of one percent (0.25%) per annum of the principal amount of the registrable securities. The amount of the liquidated damages will increase by an additional one quarter of one percent (0.25%) per annum of the principal amount of registrable securities with respect to the subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of one half of one percent (0.5%) per annum of the principal amount of registrable securities.
          All accrued liquidated damages will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of registrable securities in the form of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.
          Following the cure of all registration defaults, the accrual of liquidated damages will cease.
Exchange Agent
          We have appointed U.S. Bank National Association as Exchange Agent for the exchange offer of notes. All executed letters of transmittal and any other required documents should be directed to the Exchange Agent at the address or facsimile number set forth below. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the Exchange Agent addressed as follows:

U.S. Bank National Association

By Hand, Overnight Delivery or Mail	By Facsimile Transmission
(Registered or Certified Mail Recommended):	(for eligible institutions only):
West Side Flats Operations Center 60 Livingston Avenue St. Paul, MN 55107 Attn.: Specialized Finance (BioMed)	(651) 495-8158 Attn: Specialized Finance Fax cover sheets should provide a call back number and request a call back, upon receipt.
Confirm receipt by calling:
(651) 495-3520
For Information Call:
800-934-6802
Fees and Expenses
          We will bear the expenses of soliciting tenders. We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.
          We will pay the cash expenses incurred in connection with the exchange offer. These expenses include registration fees, fees and expenses of the Exchange Agent and the trustee, accounting and legal fees and printing costs, among others.
          We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.
Consequence of Failures to Exchange
          Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:
•	to us, BioMed Realty Trust, Inc. or one of our subsidiaries;

•	for so long as the private notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A and otherwise in a transaction meeting the requirements of Rule 144A;

•	pursuant to a registration statement that has been declared effective under the Securities Act;

•	pursuant to offers and sales that occur outside the United States to non-U.S. persons within the meaning of Regulation S under the Securities Act; or

•	pursuant to another available exemption from the registration requirements of the Securities Act, subject to our and the trustee’s right prior to any such offer, sale or transfer to require the delivery of an opinion of counsel and/or other information satisfactory to each of us or the trustee.
          In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.
Accounting Treatment
          The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

USE OF PROCEEDS
          The exchange offer satisfies an obligation under the registration rights agreement relating to the notes. We will not receive any cash proceeds from the exchange offer.
          The net proceeds from the sale of the private notes after deducting discounts, commissions and offering expenses, were approximately $245.2 million. We used $150.0 million of the net proceeds to repay in full the remaining outstanding indebtedness under our secured term loan and the remaining net proceeds to fund the purchase of potential near-term property acquisitions, repay a portion of the outstanding indebtedness under our $720.0 million unsecured line of credit, which amounts we may reborrow, and for other general corporate and working capital purposes.

SELECTED CONSOLIDATED FINANCIAL DATA
          The following tables set forth, on a historical basis, selected consolidated financial and operating data for BioMed Realty, L.P. and BioMed Realty Trust, Inc. and their respective subsidiaries. You should read the following selected financial data in conjunction with the consolidated historical financial statements and notes thereto of each of BioMed Realty, L.P. and BioMed Realty Trust, Inc. and their respective subsidiaries and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.
BioMed Realty, L.P.
          The consolidated balance sheet data as of December 31, 2009 and 2008 and the consolidated statements of income data for each of the years in the three-year period ended December 31, 2009 have been derived from the historical consolidated financial statements of BioMed Realty, L.P. and subsidiaries, which are included in this prospectus and which have been audited by KPMG LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2007, 2006 and 2005 and the consolidated statements of income data for each of the years ended December 31, 2006 and 2005 have been derived from the historical consolidated financial statements of BioMed Realty, L.P. and subsidiaries, not audited by KPMG LLP. The consolidated balance sheet data as of the six months ended June 30, 2010 and the consolidated statements of income data for each of the six months ended June 30, 2010 and 2009 have been derived from the unaudited consolidated financial statements of BioMed Realty, L.P. and subsidiaries, which are included elsewhere in this prospectus. The results for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the full year.

	Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
(in thousands, except unit data)
Statements of Income:
Revenues:
Total revenues	$185,668	$180,031	$361,166	$301,973	$266,109	$218,735	$138,784

Expenses:
Rental operations and real estate taxes	52,352	51,659	104,824	84,729	71,142	60,999	46,358
Depreciation and amortization	55,385	51,813	109,620	84,227	72,202	65,063	39,378
General and administrative	12,718	10,407	22,455	22,659	21,474	17,992	13,040
Acquisition related expenses	1,968	—	464	175	396	93	238

Total expenses	122,423	113,879	237,363	191,790	165,214	144,147	99,014

Income from operations	63,245	66,152	123,803	110,183	100,895	74,588	39,770
Equity in net (loss)/income of unconsolidated partnerships	(377)	(766)	(2,390)	(1,200)	(893)	83	119
Interest income	71	164	308	485	990	1,102	1,333
Interest expense	(43,131)	(24,955)	(64,998)	(41,172)	(28,786)	(40,945)	(23,226)
(Loss)/gain on derivative instruments	(347)	303	203	(19,948)	—	—	—
(Loss)/gain on extinguishment of debt	(2,265)	6,152	3,264	14,783	—	—	—

Income from continuing operations	17,196	47,050	60,190	63,131	72,206	34,828	17,996
Income from discontinued operations before gain on sale of assets	—	—	—	—	639	1,542	57
Gain on sale of real estate assets	—	—	—	—	1,087	—	—

Income from discontinued operations	—	—	—	—	1,726	1,542	57

Net income	17,196	47,050	60,190	63,131	73,932	36,370	18,053
Net income attributable to noncontrolling interests	21	30	64	9	(45)	137	267

Net income attributable to the operating partnership	17,217	47,080	60,254	63,140	73,887	36,507	18,320
Preferred stock dividends	(8,481)	(8,481)	(16,963)	(16,963)	(16,868)	—	—

Net income available to the operating partnership	$8,736	$38,599	$43,291	$46,177	$57,019	$36,507	$18,320

	Six Months Ended June 30,		Years Ended December 31,
(in thousands, except unit data)	2010	2009	2009	2008	2007	2006	2005
Income from continuing operations attributable to unitholders:
Basic earnings per unit	$0.08	$0.44	$0.45	$0.61	$0.80	$0.59	$0.44
Diluted earnings per unit	$0.08	$0.44	$0.45	$0.61	$0.80	$0.59	$0.43
Net income per unit attributable to unitholders:
Basic earnings per unit	$0.08	$0.44	$0.45	$0.61	$0.83	$0.61	$0.44
Diluted earnings per unit	$0.08	$0.44	$0.45	$0.61	$0.83	$0.61	$0.44
Weighted-average units outstanding:
Basic	106,890,664	87,511,810	94,005,382	74,753,230	68,219,557	58,792,539	38,913,103
Diluted	108,298,135	88,580,072	94,005,382	75,408,153	68,738,694	58,886,694	42,091,195
Cash distributions declared per unit	$0.29	$0.45	$0.70	$1.34	$1.24	$1.16	$1.08
Cash distributions declared per preferred unit	$0.92	$0.92	$1.84	$1.84	$1.83	—	—

	June 30,	December 31,
	2010	2009	2008	2007	2006	2005
(in thousands)
Balance Sheet Data:
Investments in real estate, net	$3,075,150	$2,971,767	$2,960,429	$2,807,599	$2,457,721	$1,129,371
Total assets	3,428,221	3,283,274	3,229,314	3,058,631	2,692,572	1,337,310
Total indebtedness	1,284,238	1,361,805	1,341,099	1,489,585	1,329,588	513,233
Total liabilities	1,382,708	1,459,342	1,591,365	1,641,850	1,444,843	586,162
Total equity	2,045,513	1,823,932	1,637,949	1,416,781	1,247,729	751,148
Other Data:
Cash flows from/(used in):
Operating activities	63,431	145,089	115,046	114,965	101,588	54,762
Investing activities	(172,398)	(157,627)	(218,661)	(409,301)	(1,339,463)	(601,805)
Financing activities	110,384	11,038	111,558	282,151	1,243,227	539,486

BioMed Realty Trust, Inc.
          The consolidated balance sheet data as of December 31, 2009 and 2008 and the consolidated statements of income data for each of the years in the three-year period ended December 31, 2009 have been derived from the historical consolidated financial statements of BioMed Realty Trust, Inc. and subsidiaries, which are included in this prospectus and which have been audited by KPMG LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2007 and the consolidated statements of income data for the year ended December 31, 2006 have been derived from the historical consolidated financial statements of BioMed Realty Trust, Inc. and subsidiaries, audited by KPMG LLP, whose report with respect thereto is not included or incorporated by reference in this prospectus. The consolidated balance sheet data as of December 31, 2006 and 2005 and the consolidated statements of income data for the year ended December 31, 2005 have been derived from the historical consolidated financial statements of BioMed Realty Trust, Inc. and subsidiaries, not audited by KPMG LLP. The consolidated balance sheet data and consolidated statements of income data as of and for each of the six months ended June 30, 2010 and 2009 have been derived from the unaudited consolidated financial statements of BioMed Realty Trust, Inc. and subsidiaries, which are included elsewhere in this prospectus. The results for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the full year. Certain prior year amounts have been reclassified to conform to the current year presentation.

	Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
(in thousands, except share data)
Statements of Income:
Revenues:
Total revenues	$185,668	$180,031	$361,166	$301,973	$266,109	$218,735	$138,784

Expenses:
Rental operations and real estate taxes	52,352	51,659	104,824	84,729	71,142	60,999	46,358
Depreciation and amortization	55,385	51,813	109,620	84,227	72,202	65,063	39,378
General and administrative	12,718	10,407	22,455	22,659	21,474	17,992	13,040
Acquisition related expenses	1,968	—	464	175	396	93	238

Total expenses	122,423	113,879	237,363	191,790	165,214	144,147	99,014

Income from operations	63,245	66,152	123,803	110,183	100,895	74,588	39,770
Equity in net (loss)/income of unconsolidated partnerships	(377)	(766)	(2,390)	(1,200)	(893)	83	119
Interest income	71	164	308	485	990	1,102	1,333
Interest expense	(43,131)	(24,955)	(64,998)	(41,172)	(28,786)	(40,945)	(23,226)
(Loss)/gain on derivative instruments	(347)	303	203	(19,948)	—	—	—
(Loss)/gain on extinguishment of debt	(2,265)	6,152	3,264	14,783	—	—	—

Income from continuing operations	17,196	47,050	60,190	63,131	72,206	34,828	17,996
Income from discontinued operations before gain on sale of assets	—	—	—	—	639	1,542	57
Gain on sale of real estate assets	—	—	—	—	1,087	—	—

Income from discontinued operations	—	—	—	—	1,726	1,542	57

Net income	17,196	47,050	60,190	63,131	73,932	36,370	18,053
Net income attributable to noncontrolling interests	(216)	(1,350)	(1,468)	(2,077)	(2,531)	(1,610)	(1,007)

Net income attributable to the Company	16,980	45,700	58,722	61,054	71,401	34,760	17,046
Preferred stock dividends	(8,481)	(8,481)	(16,963)	(16,963)	(16,868)	—	—

Net income available to common stockholders	$8,499	$37,219	$41,759	$44,091	$54,533	$34,760	$17,046

Income from continuing operations per share available to common stockholders:
Basic earnings per share	$0.08	$0.44	$0.45	$0.61	$0.81	$0.59	$0.44
Diluted earnings per share	$0.08	$0.44	$0.45	$0.61	$0.80	$0.59	$0.43

	Six Months Ended June 30,		Years Ended December 31,
(in thousands, except share data)	2010	2009	2009	2008	2007	2006	2005
Net income per share available to common stockholders:
Basic earnings per share	$0.08	$0.44	$0.45	$0.61	$0.83	$0.61	$0.44
Diluted earnings per share	$0.08	$0.44	$0.45	$0.61	$0.83	$0.61	$0.44
Weighted-average common shares outstanding:
Basic	104,000,339	84,403,582	91,011,123	71,684,244	65,303,204	55,928,975	38,913,103
Diluted	108,298,135	88,580,072	91,851,002	75,408,153	68,738,694	58,886,694	42,091,195
Cash dividends declared per common share	$0.29	$0.45	$0.70	$1.34	$1.24	$1.16	$1.08
Cash dividends declared per preferred share	$0.92	$0.92	$1.84	$1.84	$1.83	—	—

	June 30,	December 31,
	2010	2009	2008	2007	2006	2005
(in thousands)
Balance Sheet Data:
Investments in real estate, net	$3,075,150	$2,971,767	$2,960,429	$2,807,599	$2,457,721	$1,129,371
Total assets	3,428,221	3,283,274	3,229,314	3,058,631	2,692,572	1,337,310
Total indebtedness	1,284,238	1,361,805	1,341,099	1,489,585	1,329,588	513,233
Total liabilities	1,382,708	1,459,342	1,591,365	1,641,850	1,444,843	586,162
Total equity	2,045,513	1,823,932	1,637,949	1,416,781	1,247,729	751,148
Other Data:
Cash flows from/(used in):
Operating activities	63,431	145,089	115,046	114,965	101,588	54,762
Investing activities	(172,398)	(157,627)	(218,661)	(409,301)	(1,339,463)	(601,805)
Financing activities	110,384	11,038	111,558	282,151	1,243,227	539,486

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
          As used herein, the terms “we,” “us,” “our” or the “Company” refer to BioMed Realty Trust, Inc., a Maryland corporation, and any of our subsidiaries, including BioMed Realty, L.P., a Maryland limited partnership of which we are the parent company and general partner, which may be referred to herein as the “operating partnership.” BioMed Realty Trust, Inc. conducts its business and owns its assets through the operating partnership and operates a fully integrated, self-administered and self-managed REIT. The operating partnership is focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. Our tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. Our properties are generally located in markets with well established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey.
          We were formed on April 30, 2004 and completed BioMed Realty Trust, Inc.’s initial public offering on August 11, 2004.
          At June 30, 2010, our portfolio consisted of 73 properties, representing 120 buildings with an aggregate of approximately 11.0 million rentable square feet.
          The following reflects the classification of our properties between stabilized properties (operating properties in which more than 90% of the rentable square footage is under lease), lease up (operating properties in which less than 90% of the rentable square footage is under lease), development (properties that are currently under development through ground up construction), redevelopment (properties that are currently being prepared for their intended use), pre-development (development properties that are engaged in activities related to planning, entitlement, or other preparations for future construction) and land parcels (representing management’s estimates of rentable square footage if development of these properties was undertaken) at June 30, 2010:

	Consolidated Portfolio			Unconsolidated Partnership Portfolio			Total Portfolio
			Percent of			Percent of			Percent of
		Rentable	Rentable		Rentable	Rentable		Rentable	Rentable
		Square	Square		Square	Square		Square	Square
	Properties	Feet	Feet Leased	Properties	Feet	Feet Leased	Properties	Feet	Feet Leased
Stabilized	44	5,732,015	98.8%	4	257,268	100.0%	48	5,989,283	98.9%
Lease up	19	2,638,112	65.0%	2	417,290	58.4%	21	3,055,402	64.1%

Current operating portfolio	63	8,370,127	88.1%	6	674,558	74.3%	69	9,044,685	87.1%
Long-term lease up	1	1,389,517	26.6%	—	—	n/a	1	1,389,517	26.6%

Total operating portfolio	64	9,759,644	79.4%	6	674,558	74.3%	70	10,434,202	79.1%
Development	1	176,000	100.0%	1	280,000	—	2	456,000	38.6%
Redevelopment	—	—	n/a	—	—	n/a	—	—	n/a
Pre-development	1	152,145	—	—	—	n/a	1	152,145	—

Total portfolio	66	10,087,789	78.8%	7	954,558	52.5%	73	11,042,347	76.5%
Land parcels	n/a	1,577,000	n/a	—	—	n/a	n/a	1,577,000	n/a

Total pro forma portfolio	66	11,664,789	n/a	7	954,558	n/a	73	12,619,347	n/a

Factors Which May Influence Future Operations
          Our long-term corporate strategy is to continue to focus on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. As of June 30, 2010, our current operating portfolio was 87.1% leased to 129 tenants. As of December 31, 2009, our current operating portfolio was 87.4% leased to 117 tenants. The decrease in the overall leasing percentage is a reflection of an increase in the rentable square footage in our current operating portfolio, which increased by approximately 504,000 rentable square feet due to acquisitions and the delivery of a redevelopment property during the six months ended June 30, 2010. Total leased square footage during the same period increased by approximately 431,000 square feet within the current operating portfolio.
          Leases representing approximately 3.3% of our leased square footage expire during 2010 and leases representing approximately 5.2% of our leased square footage expire during 2011. Our leasing strategy for 2010 focuses on leasing currently vacant space, negotiating renewals for leases scheduled to expire during the year, and identifying new tenants or existing tenants seeking additional space to occupy the spaces for which we are unable to negotiate such renewals. We may proceed with additional new developments and acquisitions, as real estate and capital market conditions permit.
          As a direct result of the recent economic recession, we believe that the fair-values of some of our properties may have declined below their respective carrying values. However, to the extent that a property has a substantial remaining estimated useful life and management does not believe that the property will be disposed of prior to the end of its useful life, it would be unusual for undiscounted cash flows to be insufficient to recover the property’s carrying value. We presently have the ability and intent to continue to own and operate our existing portfolio of properties and expected undiscounted future cash flows from the operation of the properties are expected to be sufficient to recover the carrying value of each property. Accordingly, we do not believe that the carrying value of any of our properties is impaired. If our ability and/or our intent with regard to the operation of our properties otherwise dictate an earlier sale date, an impairment loss may be recognized to reduce the property to the lower of the carrying amount or fair-value less costs to sell, and such loss could be material.

Redevelopment/Development Properties
          We are actively engaged in the redevelopment and development of certain properties in our portfolio. We believe that these activities will ultimately result in a return on our additional investment once the redevelopment and development activities have been completed and the properties are leased. However, redevelopment and development activities involve inherent risks and assumptions relating to our ability to fully lease the properties. Our objective is that these properties will be fully leased upon completion of the construction activities. However, our ability to fully lease the properties may be adversely affected by changing market conditions, including periods of economic slowdown or recession, rising interest rates, declining demand for life science office and laboratory space, local oversupply of real estate assets, or competition from others, which may diminish our opportunities for leasing the property on favorable terms or at all. In addition, we may fail to retain tenants that have leased our properties, or may face significant monetary penalties, if we do not complete the construction of these properties in a timely manner or to the tenants’ specifications. Further, our competitors with greater resources may have more flexibility than we do in their ability to offer rental concessions to attract tenants to their properties, which could put pressure on our ability to attract tenants at rental rates that will provide an expected return on our additional investment in these properties. As a result, we may be unable to fully lease some of our redevelopment/development properties in a timely manner upon the completion of major construction activities.
          We also rely on external sources of debt and equity funding to provide capital for our redevelopment and development projects. Although we believe that we currently have sufficient borrowing capacity and will be able to obtain additional funding as necessary, we may be unable to obtain financing on reasonable terms (or at all) or we may be forced to seek alternative sources of potentially less attractive financing, which may require us to adjust our business and construction plans accordingly. Further, we may spend more time or money than anticipated to redevelop or develop our properties due to delays or refusals in obtaining all necessary zoning, land use, building, occupancy and other required governmental permits and authorizations or other unanticipated delays in the construction.
Lease Expirations
          The following is a summary of lease expirations this year and over the next ten calendar years for leases in place at June 30, 2010. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations:

					Annualized
				Percent of	Base Rent
		Percent of	Annualized	Annualized	per Leased
	Leased	Leased	Base Rent	Base Rent	Square Foot
Year of Lease Expiration	Square Feet	Square Feet	Current	Current	Current
			(In thousands)
2010(1)	280,795	3.3%	$6,187	2.0%	$22.03
2011	438,373	5.2%	12,274	3.9%	28.00
2012	334,721	4.0%	7,645	2.5%	22.84
2013	571,752	6.8%	13,499	4.3%	23.61
2014	764,821	9.1%	18,041	5.8%	23.59
2015	121,243	1.4%	3,506	1.1%	28.92
2016	1,054,564	12.5%	41,029	13.2%	38.91
2017	118,045	1.4%	3,463	1.1%	29.34
2018	1,117,541	13.2%	48,218	15.5%	43.15
2019	270,150	3.2%	7,600	2.4%	28.13
Thereafter	3,376,713	39.9%	150,377	48.2%	44.53

Total Portfolio/Weighted-Average	8,448,718	100.0%	$311,839	100.0%	$36.91

(1)	Includes current month-to-month leases.
          The following is a summary of lease expirations this year and over the next ten calendar years for leases in place at June 30, 2010 by geographic market:

	Leased Square Feet
Expiration	Boston	Maryland	San Diego	NY/NJ	San Francisco	Pennsylvania	Seattle	University/Other	Total
2010	108,171	—	22,108	31,524	118,992	—	—	—	280,795
2011	37,388	113,784	61,288	27,244	71,308	127,361	—	—	438,373
2012	21,705	—	118,042	53,769	118,992	—	22,213	—	334,721
2013	12,972	—	148,800	136,594	225,106	44,318	3,962	—	571,752
2014	28,019	121,414	89,744	—	66,002	396,776	41,366	21,500	764,821
2015	—	—	53,740	—	32,750	34,753	—	—	121,243
2016	618,603	—	—	—	100,040	76,022	31,892	228,007	1,054,564
2017	—	51,181	21,470	45,394	—	—	—	—	118,045
2018	807,347	—	68,237	—	199,329	—	42,628	—	1,117,541
2019	2,676	168,817	—	—	61,757	—	36,900	—	270,150
Thereafter	673,589	1,047,570	673,860	703,546	242,851	35,297	—	—	3,376,713

Total	2,310,470	1,502,766	1,257,289	998,071	1,237,127	714,527	178,961	249,507	8,448,718

          The success of our leasing and development strategy will be dependent upon the general economic conditions and more specifically real estate market conditions and life science industry trends in the United States and in our target markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania, New York/New Jersey and research parks near or adjacent to universities. We cannot give any assurance that leases will be renewed or that available space will be released at rental rates equal to or above the current contractual rental rates or at all.
Critical Accounting Policies
          The preparation of financial statements in conformity with generally accepted accounting principles, or GAAP, requires management to use judgment in the application of accounting policies, including making estimates and assumptions. We base our estimates on historical experience and on various other assumptions believed to be reasonable under the circumstances. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied resulting in a different presentation of our financial statements. On an ongoing basis, we evaluate our estimates and assumptions. In the event estimates or assumptions prove to be different from actual results, adjustments are made in subsequent periods to reflect more current information. Below is a discussion of accounting policies that we consider critical in that they address the most material parts of our financial statements, require complex judgment in their application or require estimates about matters that are inherently uncertain.
Investments in Real Estate
          Investments in real estate are carried at depreciated cost. Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings and improvements	15-40 years
Ground lease	Term of the related lease
Tenant improvements	Shorter of the useful lives or the terms of the related leases
Furniture, fixtures, and equipment	3 to 5 years
Acquired in-place leases	Non-cancelable term of the related lease
Acquired management agreements	Non-cancelable term of the related agreement
          Our estimates of useful lives have a direct impact on our net income. If expected useful lives of our investments in real estate were shortened, we would depreciate the assets over a shorter time period, resulting in an increase to depreciation expense and a corresponding decrease to net income on an annual basis.
          Management must make significant assumptions in determining the value of assets and liabilities acquired. The use of different assumptions in the allocation of the purchase cost of the acquired properties would affect the timing of recognition of the related revenue and expenses. The fair-value of tangible assets of an acquired property (which includes land, buildings and improvements) is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land, buildings and improvements based on management’s determination of the relative fair-value of these assets. Factors considered by us in performing these analyses include an estimate of the carrying costs during the expected lease-up periods, current market conditions, and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand.
          The aggregate value of other acquired intangible assets consisting of acquired in-place leases and acquired management agreements are recorded based on a variety of considerations including, but not necessarily limited to: (1) the value associated with avoiding the cost of originating the acquired in-place leases (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any); (2) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes and insurance); and (3) the value associated with lost rental revenue from existing leases during the assumed lease-up period (see discussion of the recognition of acquired above-market and below-market leases in Revenue Recognition, Operating Expenses and Lease Terminations section below). The fair-value assigned to the acquired management agreements are recorded at the present value (using a discount rate which reflects the risks associated with the management agreements acquired) of the acquired management agreements with certain tenants of the acquired properties. The values of in-place leases and management agreements are amortized to expense over the remaining non-cancelable period of the respective leases or agreements. If a lease were to be terminated or if termination is determined to be likely (e.g., in the case of a tenant bankruptcy) prior to its contractual expiration, amortization of all unamortized amounts related to that lease would be accelerated and such amounts written off.

          Costs incurred in connection with the development or construction of properties and improvements are capitalized. Capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other direct costs incurred during the period of development. We capitalize costs on land and buildings under development until construction is substantially complete and the property is held available for occupancy. The determination of when a development project is substantially complete and when capitalization must cease involves a degree of judgment. We consider a construction project as substantially complete and held available for occupancy upon the completion of landlord-owned tenant improvements or when the lessee takes possession of the unimproved space for construction of its own improvements, but no later than one year from cessation of major construction activity. We cease capitalization on the portion substantially completed and occupied or held available for occupancy, and capitalize only those costs associated with any remaining portion under construction. Costs associated with acquisitions are charged to expense as incurred.
          Repair and maintenance costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repairs and maintenance costs include all costs that do not extend the useful life of an asset or increase its operating efficiency. Significant replacement and betterments represent costs that extend an asset’s useful life or increase its operating efficiency.
          When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we review the recoverability of the property’s carrying value. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long-lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair-value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in long-lived assets. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. Although our strategy is to hold our properties over the long-term, if our strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized to reduce the property to the lower of the carrying amount or fair-value less costs to sell, and such loss could be material. If we determine that impairment has occurred, the affected assets must be reduced to their fair-value.
Revenue Recognition, Operating Expenses and Lease Terminations
          We commence revenue recognition on our leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. In determining what constitutes the leased asset, we evaluate whether we or the lessee is the owner, for accounting purposes, of the tenant improvements. If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If we conclude that we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized on a straight-line basis over the remaining non-cancelable term of the respective lease. In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct improvements. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. We consider a number of different factors to evaluate whether we or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:
•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retain legal title to the improvements;

•	the uniqueness of the improvements;

•	the expected economic life of the tenant improvements relative to the length of the lease;

•	the responsible party for construction cost overruns; and

•	who constructs or directs the construction of the improvements.

          The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment. In making that determination we consider all of the above factors. However, no one factor is determinative in reaching a conclusion.
          All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the term of the related lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is included in accrued straight-line rents on the accompanying consolidated balance sheets and contractually due but unpaid rents are included in accounts receivable. Existing leases at acquired properties are reviewed at the time of acquisition to determine if contractual rents are above or below current market rents for the acquired property. An identifiable lease intangible asset or liability is recorded based on the present value (using a discount rate that reflects the risks associated with the acquired leases) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our estimate of the fair market lease rates for the corresponding in-place leases at acquisition, measured over a period equal to the remaining non-cancelable term of the leases and any fixed rate renewal periods. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the remaining non-cancelable terms of the respective leases. If a lease were to be terminated or if termination were determined to be likely (e.g., in the case of a tenant bankruptcy) prior to its contractual expiration, amortization of the related unamortized above or below market lease intangible would be accelerated and such amounts written off.
          Rental operations expenses, consisting of real estate taxes, insurance and common area maintenance costs, are subject to recovery from tenants under the terms of lease agreements. Amounts recovered are dependent on several factors, including occupancy and lease terms. Revenues are recognized in the period the expenses are incurred. The reimbursements are recorded in revenues as tenant recoveries, and the expenses are recorded in rental operations expenses, as the Company is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the credit risk.
          On an ongoing basis, we evaluate the recoverability of tenant balances, including rents receivable, straight-line rents receivable, tenant improvements, deferred leasing costs and any acquisition intangibles. When it is determined that the recoverability of tenant balances is not probable, an allowance for expected losses related to tenant receivables, including straight-line rents receivable, utilizing the specific identification method is recorded as a charge to earnings. Upon the termination of a lease, the amortization of tenant improvements, deferred leasing costs and acquisition intangible assets and liabilities is accelerated to the expected termination date as a charge to their respective line items and tenant receivables are written off as a reduction of the allowance in the period in which the balance is deemed to be no longer collectible. For financial reporting purposes, a lease is treated as terminated upon a tenant filing for bankruptcy, when a space is abandoned and a tenant ceases rent payments, or when other circumstances indicate that termination of a tenant’s lease is probable (e.g., eviction). Lease termination fees are recognized in other revenue when the related leases are canceled, the amounts to be received are fixed and determinable and collectability is assured, and when we have no continuing obligation to provide services to such former tenants.
Investments in Partnerships
          We evaluate our investments in limited liability companies and partnerships to determine whether such entities may be a variable interest entity, or VIE, and, if a VIE, whether we are the primary beneficiary. Generally, an entity is determined to be a VIE when either (1) the equity investors (if any) lack one or more of the essential characteristics of a controlling financial interest, (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support or (3) the equity investors have voting rights that are not proportionate to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest. The primary beneficiary is the entity that has both (1) the power to direct matters that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. We consider a variety of factors in identifying the entity that holds the power to direct matters that most significantly impact the VIE’s economic performance including, but not limited to, the ability to direct financing, leasing, construction and other operating decisions and activities. In addition, we consider the rights of other investors to participate in policy making decisions, to replace or remove the manager of the entity and to liquidate or sell the entity. The obligation to absorb losses and the right to receive benefits when a reporting entity is affiliated with a VIE must be based on ownership, contractual, and/or other pecuniary interests in that VIE. We have determined that we are the primary beneficiary in five VIEs, consisting of single-tenant properties in which the tenant has a fixed-price purchase option, which are consolidated and reflected in the accompanying consolidated financial statements.

          If the above conditions do not apply, we consider whether a general partner or managing member controls a limited partnership or limited liability company, respectively. The general partner in a limited partnership or managing member in a limited liability company is presumed to control that limited partnership or limited liability company, as applicable. The presumption may be overcome if the limited partners or members have either (1) the substantive ability to dissolve the limited partnership or limited liability company, as applicable, or otherwise remove the general partner or managing member, as applicable, without cause or (2) substantive participating rights, which provide the limited partners or members with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership’s or limited liability company’s business, as applicable, and thereby preclude the general partner or managing member from exercising unilateral control over the partnership or limited liability company, as applicable. If these criteria are met and we are the general partner or the managing member, as applicable, the consolidation of the partnership or limited liability company is required.
          Except for investments that are consolidated, we account for investments in entities over which we exercise significant influence, but do not control, under the equity method of accounting. These investments are recorded initially at cost and subsequently adjusted for equity in earnings and cash contributions and distributions. Under the equity method of accounting, our net equity in the investment is reflected in the consolidated balance sheets and its share of net income or loss is included in our consolidated statements of income.
          On a periodic basis, management assesses whether there are any indicators that the carrying value of our investments in unconsolidated partnerships or limited liability companies may be impaired on a more than temporary basis. An investment is impaired only if management’s estimate of the fair-value of the investment is less than the carrying value of the investment on a more than temporary basis. To the extent impairment has occurred, the loss is measured as the excess of the carrying value of the investment over the fair-value of the investment. Management does not believe that the value of any of our unconsolidated investments in partnerships or limited liability companies was impaired as of June 30, 2010.
Assets and Liabilities Measured at Fair-Value
          We measure financial instruments and other items at fair-value where required under GAAP, but have elected not to measure any additional financial instruments and other items at fair-value as permitted under fair-value option accounting guidance.
          Fair-value measurement is determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair-value measurements, there is a fair-value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
          Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair-value measurement is based on inputs from different levels of the fair-value hierarchy, the level in the fair-value hierarchy within which the entire fair-value measurement falls is based on the lowest level input that is significant to the fair-value measurement in its entirety. Our assessment of the significance of a particular input to the fair-value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.
          We have used interest rate swaps to manage our interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair-values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. We incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair-value measurements. In adjusting the fair-value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.
Derivative Instruments
          We record all derivatives on the consolidated balance sheets at fair-value. In determining the fair-value of our derivatives, we consider our credit risk and that of our counterparties. These counterparties are generally larger financial institutions engaged in providing a variety of financial services. These institutions generally face similar risks regarding adverse changes in market and economic conditions, including, but not limited to, fluctuations in interest rates, exchange rates, equity and commodity prices and credit spreads. The ongoing disruptions in the financial markets have heightened the risks to these institutions. While management believes that our counterparties will meet their obligations under the derivative contracts, it is possible that defaults may occur.

          The accounting for changes in the fair-value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair-value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair-value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair-value of the hedged asset or liability that are attributable to the hedged risk in a fair-value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of our risks, even though hedge accounting does not apply or we elect not to apply hedge accounting.
          For derivatives designated as cash flow hedges, the effective portion of changes in the fair-value of the derivative is initially reported in accumulated other comprehensive income (outside of earnings) and subsequently reclassified to earnings in the period in which the hedged transaction affects earnings. If charges relating to the hedged transaction are being deferred pursuant to redevelopment or development activities, the effective portion of changes in the fair-value of the derivative are also deferred in other comprehensive income on the consolidated balance sheet, and are amortized to the income statement once the deferred charges from the hedged transaction begin again to affect earnings. The ineffective portion of changes in the fair-value of the derivative is recognized directly in earnings. We assess the effectiveness of each hedging relationship by comparing the changes in cash flows of the derivative hedging instrument with the changes in cash flows of the designated hedged item or transaction. For derivatives that are not classified as hedges, changes in the fair-value of the derivative are recognized directly in earnings in the period in which the change occurs.
          We are exposed to certain risks arising from both our business operations and economic conditions. We principally manage our exposures to a wide variety of business and operational risks through management of our core business activities. We manage economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of our debt funding and the use of derivative financial instruments. Specifically, we enter into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known or expected cash amounts, the value of which are determined by interest rates. Our derivative financial instruments are used to manage differences in the amount, timing, and duration of our known or expected cash receipts and our known or expected cash payments principally related to our investments and borrowings.
          Our primary objective in using derivatives is to add stability to interest expense and to manage our exposure to interest rate movements or other identified risks. To accomplish this objective, we primarily use interest rate swaps as part of our interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for our making fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. During the six months ended June 30, 2010, such derivatives were used to hedge the variable cash flows associated with our unsecured line of credit and secured term loan (until its repayment in connection with the issuance of the private notes). During the six months ended June 30, 2009, such derivatives were used to hedge the variable cash flows associated with our unsecured line of credit, secured term loan, secured construction loan, and the forecasted issuance of fixed-rate debt. We formally document the hedging relationships for all derivative instruments, have historically accounted for all of our interest rate swap agreements as cash flow hedges, and do not use derivatives for trading or speculative purposes.
Newly Issued Accounting Pronouncements
          See Notes to Consolidated Financial Statements included elsewhere herein for disclosure and discussion of new accounting standards.

Results of Operations
Comparison of the Six Months Ended June 30, 2010 to the Six Months Ended June 30, 2009
          The following table sets forth the basis for presenting the historical financial information for same properties (all properties except redevelopment/development and new properties), redevelopment/development properties (properties that were entirely or primarily under redevelopment or development during either of the six months ended June 30, 2010 or 2009), new properties (properties that were not owned for each of the six months ended June 30, 2010 and 2009 and were not under redevelopment/development), and corporate entities (legal entities performing general and administrative functions and fees received from our PREI joint ventures), in thousands:

			Redevelopment/Development
	Same Properties		Properties		New Properties		Corporate
	2010	2009	2010	2009	2010	2009	2010	2009
Rental	$105,582	$108,951	$35,925	$25,187	$1,469	$—	$4	$(3)
Tenant recoveries	26,344	28,364	14,106	9,482	277	—	372	424
Other income	136	6,579	20	5	—	—	1,433	1,042

Total revenues	$132,062	$143,894	$50,051	$34,674	$1,746	$—	$1,809	$1,463

          Rental Revenues. Rental revenues increased $8.9 million to $143.0 million for the six months ended June 30, 2010 compared to $134.1 million for the six months ended June 30, 2009. The increase was primarily due to properties that were under redevelopment or development for which partial revenue recognition commenced during 2009 and 2010 (principally related to buildings placed into service at our Landmark at Eastview property) and the commencement of leases. Same property rental revenues decreased $3.4 million, or 3.1%, for the six months ended June 30, 2010 compared to the same period in 2009. The decrease in same property rental revenues was primarily due to lease expirations and early lease terminations resulting in the accelerated amortization of below-market lease intangible assets of $2.6 million in 2009 for which the vacated space has not yet been fully released. The decrease is partially offset by the commencement of new leases at certain properties in 2010 and 2009, and increases in lease rates related to CPI adjustments and lease extensions (increasing rental revenue recognized on a straight-line basis).
          Tenant Recoveries. Revenues from tenant reimbursements increased $2.8 million to $41.1 million for the six months ended June 30, 2010 compared to $38.3 million for the six months ended June 30, 2009. The increase was primarily due to properties that were under redevelopment or development for which partial revenue recognition commenced during 2009 (principally at our Center for Life Science | Boston and Landmark at Eastview properties). Same property tenant recoveries decreased $2.0 million, or 7.1%, for the six months ended June 30, 2010 compared to the same period in 2009 primarily as a result of lease expirations and changes in 2009 at certain properties where the tenant began to pay vendors directly for certain recoverable expenses.
          The percentage of recoverable expenses recovered at our properties increased to 78.5% for the six months ended June 30, 2010 compared to 74.1% for the six months ended June 30, 2009. The increase in the recovery percentage in the current period is primarily due to higher rental operations expense for the six months ended June 30, 2009, which included approximately $4.2 million related to early lease terminations and tenant receivables that were deemed to be uncollectible and the lease commencements in 2010 and late 2009, partially offset by properties that were placed into service in 2009, but were not fully leased, and properties for which leases commenced during 2010 and late 2009, but for which payment for expense recovery will not begin until a later period.
          Other Income. Other income was $1.6 million for the six months ended June 30, 2010 compared to $7.6 million for the six months ended June 30, 2009. Other income for the six months ended June 30, 2010 primarily comprised realized gains from the sale of equity investments in the amount of $865,000 and development fees earned from our PREI joint ventures. Other income for the six months ended June 30, 2009 primarily comprised consideration received related to early lease terminations of approximately $6.5 million and development fees earned from our PREI joint ventures. Termination payments received for terminated leases for the six months ended June 30, 2010 and 2009 aggregated $72,000 and $6.5 million, respectively.
          The following table shows operating expenses for same properties, redevelopment/development properties, new properties, and corporate entities, in thousands:

			Redevelopment/Development
	Same Properties		Properties		New Properties		Corporate
	2010	2009	2010	2009	2010	2009	2010	2009
Rental operations	$20,301	$26,246	$12,202	$7,963	$79	$—	$2,346	$2,604
Real estate taxes	11,563	10,573	5,665	4,273	196	—	—	—
Depreciation and amortization	35,516	39,600	19,175	12,213	694	—	—	—

Total expenses	$67,380	$76,419	$37,042	$24,449	$969	$—	$2,346	$2,604

          Rental Operations Expense. Rental operations expense decreased $1.9 million to $34.9 million for the six months ended June 30, 2010 compared to $36.8 million for the six months ended June 30, 2009. The decrease was primarily due to the write-off of accounts receivable and accrued straight line rents related to early lease terminations of approximately $4.2 million in 2009, partially offset by increased expenses related to properties that were under redevelopment or development for which partial revenue recognition commenced during 2009 and 2010 (principally at our Landmark at Eastview and Pacific Research Center properties). Same property rental operations expense decreased $5.9 million, or 22.7%, for the six months ended June 30, 2010 compared to 2009 primarily due to the write-off of certain assets related to early lease terminations and a reduction in rental operations expense due to lease expirations and changes during 2009 at certain properties where the tenant began to pay vendors directly for certain recoverable expenses and net decreases in utility usage and other recoverable costs compared to the same period in the prior year, partially offset by lease commencements in 2010 and 2009.
          For the six months ended June 30, 2010 and 2009, we recorded bad debt expense of $254,000 and $3.8 million, respectively. The decrease in the bad debt expense related to accounts receivable and accrued straight-line rents is primarily due to amounts considered uncollectible as a result of a higher number of tenant bankruptcies, lease terminations or expected nonpayment or renegotiation of unpaid tenant receivables for the six months ended June 30, 2009 as compared to the same period in 2010. As of June 30, 2010, we have fully reserved tenant receivables (both accounts receivable and straight-line rents) for certain tenants that have not terminated their leases. Such tenants may be paying some or all of their rent on a current basis, but recoverability of some or all past due receivable balances is not considered probable.
          Real Estate Tax Expense. Real estate tax expense increased $2.6 million to $17.4 million for the six months ended June 30, 2010 compared to $14.8 million for the six months ended June 30, 2009. The increase was primarily due to properties that were under redevelopment or development in the prior year for which partial revenue recognition commenced during 2009 (principally at our Pacific Research Center property) and increases in assessed property values. Same property real estate tax expense increased $990,000, or 9.4%, for the six months ended June 30, 2010 compared to 2009 primarily due to increases in both the assessed property values and in the property tax rates at a number of properties.
          Depreciation and Amortization Expense. Depreciation and amortization expense increased $3.6 million to $55.4 million for the six months ended June 30, 2010 compared to $51.8 million for the six months ended June 30, 2009. The increase was primarily due to a recorded adjustment for a cumulative understatement of depreciation expense of approximately $1.0 million related to an operating property that we determined was not material to our previously issued consolidated financial statements and the commencement of partial operations and recognition of depreciation and amortization expense at certain of our redevelopment and development properties during 2009 (principally at our Landmark at Eastview and Pacific Research Center properties), partially offset by the acceleration of depreciation on certain assets related to early lease terminations of approximately $4.0 million in the six months ended June 30, 2009.
          General and Administrative Expenses. General and administrative expenses increased $2.3 million to $12.7 million for the six months ended June 30, 2010 compared to $10.4 million for the six months ended June 30, 2009. The increase was primarily due to an increase in aggregate compensation costs as a result of share-based compensation expense and an overall increase in personnel and cash compensation, and an increase in travel expenses relating to business operations as compared to the prior year.
          Acquisition Related Expenses. Acquisition related expenses totaled $2.0 million for the six months ended June 30, 2010 due to an increase in acquisition activities as compared to the prior period, resulting in the acquisition of 55/65 West Watkins Mill Road, Medical Center Drive and 50 West Watkins Mill Road properties during the six months ended June 30, 2010 (see Note 9 of the Notes to Consolidated Financial Statements included elsewhere herein for more information).
          Equity in Net Loss of Unconsolidated Partnerships. Equity in net loss of unconsolidated partnerships decreased $389,000 to $377,000 for the six months ended June 30, 2010 compared to $766,000 for the six months ended June 30, 2009. The decreased loss primarily reflects the commencement of revenue recognition related to two leases at a property owned by one of our PREI joint ventures during the six months ended June 30, 2010.
          Interest Expense. Interest cost incurred for the six months ended June 30, 2010 totaled $46.0 million compared to $32.6 million for the six months ended June 30, 2009. Total interest cost incurred increased primarily as a result of: (a) the amortization of deferred interest costs related to our forward starting swaps of approximately $3.6 million during the six months ended June 30, 2010 and (b) increases in the average interest rate on our outstanding borrowings due to the issuance of new fixed-rate indebtedness with a higher interest rate than the variable-rate indebtedness it replaced.
          During the six months ended June 30, 2010, we capitalized $2.9 million of interest compared to $7.6 million for the six months ended June 30, 2009. The decrease reflects the cessation of capitalized interest at our Center for Life Science | Boston, Landmark at Eastview, and 530 Fairview Avenue development projects and our Pacific Research Center redevelopment project due to the commencement of certain leases at those properties or the cessation of development or redevelopment activities. Although capitalized interest costs on certain properties currently under development or redevelopment will decrease or cease as rentable space at these properties is readied for its intended use through 2010, this decrease will be offset by an increase in interest capitalized at our Gazelle Court development project, which began development activities in April 2010, as well as continued predevelopment activities at certain other properties. Net of capitalized interest and the accretion of debt premiums and a debt discount, interest expense increased $18.1 million to $43.1 million for the six months ended June 30, 2010 compared to $25.0 million for the six months ended June 30, 2009. We expect interest expense to continue to increase as additional properties currently under development or redevelopment are readied for their intended use and placed in service, from higher interest expense associated with fixed-rate indebtedness that replaced variable-rate borrowings and from the anticipated increases in interest costs related to our variable-rate indebtedness.

          (Loss)/Gain on Derivative Instruments. The loss on derivative instruments for the six months ended June 30, 2010 of $347,000 is primarily the result of a reduction in our variable-rate indebtedness during the period, which caused the total amount of outstanding variable-rate indebtedness to fall below the combined notional value of the outstanding interest rate swaps, partially offset by changes in the fair-value of other derivative instruments. As a result, we were temporarily overhedged with respect to the outstanding interest rate swaps and we were required to prospectively discontinue hedge accounting with respect to the $250.0 million notional value interest rate swap. Subsequent changes in the fair-value and payments to counterparties associated with this interest rate swap were recorded directly to earnings. Although the remaining interest rate swaps with an aggregate notional amount of $150.0 million continued to qualify for hedge accounting, we accelerated the reclassification of amounts deferred in accumulated other comprehensive loss to earnings related to the hedged forecasted transactions that became probable of not occurring during the period in which we were overhedged.
          During the six months ended June 30, 2009, a portion of the unrealized losses related to the $100.0 million forward starting swap previously included in accumulated other comprehensive loss, totaling approximately $4.5 million, was reclassified to the consolidated statements of income as loss on derivative instruments as a result of a change in the amount of forecasted debt issuance relating to the forward starting swaps, from $400.0 million at December 31, 2008 to $368.0 million at June 30, 2009. The gain on derivative instruments for the six months ended June 30, 2009 also includes gains from changes in the fair-value of derivative instruments (net of hedge ineffectiveness of approximately $488,000 on cash flow hedges due to mismatches in forecasted debt issuance dates, maturity dates and interest rate reset dates of the interest rate and forward starting swaps and related debt).
          (Loss)/Gain on Extinguishment of Debt. During the six months ended June 30, 2010, we repurchased $6.3 million and $18.0 million face value of our Notes due 2026 at par and 100.3% of par, respectively. The repurchase resulted in the recognition of a loss on extinguishment of debt of approximately $838,000 (representing the write-off of deferred loan fees and unamortized debt discount). In addition, we recognized a loss on extinguishment of debt related to the write-off of approximately $1.4 million of deferred loan fees and legal expenses as a result of the prepayment of $250.0 million of the outstanding borrowings on our secured term loan. During the six months ended June 30, 2009, we repurchased $20.8 million face value of our Notes due 2026 for approximately $12.6 million. The repurchase resulted in the recognition of a gain on extinguishment of debt of approximately $7.0 million (net of the write-off of deferred loan fees and unamortized debt discount), partially offset by the write-off of approximately $843,000 of deferred loan fees related to the repayment of our secured construction loan in June 2009, which is reflected in our consolidated statements of income.
Comparison of the Year Ended December 31, 2009 to the Year Ended December 31, 2008
          The following table sets forth the basis for presenting the historical financial information for same properties (all properties except redevelopment/development, new properties and corporate entities), redevelopment/development properties (properties that were entirely or primarily under redevelopment or development during either of the years ended December 31, 2009 or 2008), new properties (properties that were not owned for each of the full years ended December 31, 2009 and 2008 and were not under redevelopment/development) and corporate entities (legal entities performing general and administrative functions and fees received from our PREI joint ventures), in thousands:

			Redevelopment/
			Development
	Same Properties		Properties		New Properties		Corporate
	2009	2008	2009	2008	2009	2008	2009	2008
Rental	$207,209	$199,758	$62,105	$27,179	$588	$545	$(1)	$(18)
Tenant recoveries	54,836	60,312	21,776	11,220	45	31	749	603
Other income	11,116	313	13	2	4	—	2,726	2,028

Total revenues	$273,161	$260,383	$83,894	$38,401	$637	$576	$3,474	$2,613

          Rental Revenues. Rental revenues increased $42.4 million to $269.9 million for the year ended December 31, 2009 compared to $227.5 million for the year ended December 31, 2008. The increase was primarily due to properties that were under redevelopment or development for which partial revenue recognition commenced during 2008 and 2009 (principally at our Center for Life Science | Boston property) and the commencement of leases. Same property rental revenues increased $7.5 million, or 3.7%, for the year ended December 31, 2009 compared to the same period in 2008. The increase in same property rental revenues was primarily a result of the accelerated amortization of below-market lease intangible assets related to lease terminations of $2.7 million, the commencement of new leases at certain properties in 2009, and increases in lease rates related to CPI adjustments and lease extensions (increasing rental revenue recognized on a straight-line basis), partially offset by lease expirations and early lease terminations.

          Tenant Recoveries. Revenues from tenant reimbursements increased $5.2 million to $77.4 million for the year ended December 31, 2009 compared to $72.2 million for the year ended December 31, 2008. The increase was primarily due to properties that were under redevelopment or development for which partial revenue recognition commenced during 2008 and 2009 (principally at our Center for Life Science | Boston property), partially offset by a reduction in tenant recoveries due to lease expirations and changes in 2008 at certain properties at which the tenant began to pay vendors directly for certain recoverable expenses. Same property tenant recoveries decreased $5.5 million, or 9.1%, for the year ended December 31, 2009 compared to the same period in 2008 primarily as a result of a reduction in tenant recoveries due to lease expirations and changes in 2008 at certain properties where the tenant began to pay vendors directly for certain recoverable expenses, partially offset by lease commencements.
          The percentage of recoverable expenses recovered at our properties decreased to 73.8% for the year ended December 31, 2009 compared to 85.2% for the year ended December 31, 2008, primarily due to properties that were placed into service in 2009, but were not fully leased, and properties for which leases commenced during 2008 and 2009, but for which payment for expense recovery will not begin until a later period. In addition, property recovery percentages were affected by an increase in the rental operations expense of approximately $6.3 million related to early lease terminations and tenant receivables that were deemed to be uncollectible as of December 31, 2009.
          Other Income. Other income was $13.9 million for the year ended December 31, 2009 compared to $2.3 million for the year ended December 31, 2008. Other income for the year ended December 31, 2009 primarily comprised consideration received related to early lease terminations of approximately $10.9 million and development fees earned from our PREI joint ventures. Other income for the year ended December 31, 2008 primarily comprised development fees related to our PREI joint ventures.
          The following table shows operating expenses for same properties, redevelopment/development properties, new properties, and corporate entities, in thousands:

			Redevelopment/
			Development
	Same Properties		Properties		New Properties		Corporate
	2009	2008	2009	2008	2009	2008	2009	2008
Rental operations	$45,006	$47,402	$22,114	$10,297	$1,215	$1,116	$4,878	$2,785
Real estate taxes	20,659	19,410	10,908	3,679	44	40	—	—
Depreciation and amortization	74,797	71,466	33,975	11,985	848	776	—	—

Total expenses	$140,462	$138,278	$66,997	$25,961	$2,107	$1,932	$4,878	$2,785

          Rental Operations Expense. Rental operations expense increased $11.6 million to $73.2 million for the year ended December 31, 2009 compared to $61.6 million for the year ended December 31, 2008. The increase was primarily due to properties that were under redevelopment or development for which partial revenue recognition commenced during 2008 and 2009 (principally at our Center for Life Science | Boston and Pacific Research Center properties) and the write-off of accounts receivable and accrued straight line rents related to early lease terminations of approximately $4.5 million, partially offset by lease expirations. Same property rental operations expense decreased $2.4 million, or 5.1%, for the year ended December 31, 2009 compared to 2008 primarily due to changes during 2008 at certain properties where the tenant began to pay vendors directly for certain recoverable expenses and net decreases in utility usage and other recoverable costs compared to the same period in the prior year, partially offset by the write-off of certain assets related to early lease terminations and a reduction in rental operations expense due to lease expirations.
          As discussed above, we recorded an allowance for doubtful accounts related to uncollectible tenant receivables of $6.3 million and $796,000 for the years ended December 31, 2009 and 2008, respectively.
          Real Estate Tax Expense. Real estate tax expense increased $8.5 million to $31.6 million for the year ended December 31, 2009 compared to $23.1 million for the year ended December 31, 2008. The increase was primarily due to properties that were under redevelopment or development in the prior year for which partial revenue recognition commenced during 2008 and 2009 (principally at our Center for Life Science | Boston and Pacific Research Center properties). Same property real estate tax expense increased $1.2 million, or 6.4%, for the year ended December 31, 2009 compared to 2008 primarily due to the completion of an expansion of an existing building at one of our properties in February 2009, resulting in a higher tax basis for the property in the current year.
          Depreciation and Amortization Expense. Depreciation and amortization expense increased $25.4 million to $109.6 million for the year ended December 31, 2009 compared to $84.2 million for the year ended December 31, 2008. The increase was primarily due to the commencement of partial operations and recognition of depreciation and amortization expense at certain of our redevelopment and development properties (principally at our Center for Life Science | Boston and Pacific Research Center properties) and the acceleration of depreciation on certain assets related to early lease terminations of approximately $10.2 million.

          General and Administrative Expenses. General and administrative expenses increased $85,000 to $22.9 million for the year ended December 31, 2009 compared to $22.8 million for the year ended December 31, 2008, including acquisition related expenses of $464,000 and $175,000, respectively. The increase was primarily due to an increase in aggregate compensation costs as compared to the prior year.
          Equity in Net Loss of Unconsolidated Partnerships. Equity in net loss of unconsolidated partnerships increased $1.2 million to $2.4 million for the year ended December 31, 2009 compared to $1.2 million for the year ended December 31, 2008. The increased loss primarily reflects an accrual within our PREI joint ventures related to the calculation of annual ground lease payment escalations as a result of the increased probability for an adverse outcome relating to a portion of ongoing litigation.
          Interest Expense. Interest cost incurred for the year ended December 31, 2009 totaled $77.4 million compared to $83.5 million for the year ended December 31, 2008. Total interest cost incurred decreased primarily as a result of: (a) decreases in borrowings for working capital purposes, (b) the repayment of certain mortgage notes and (c) decreases in the average interest rate on our outstanding borrowings, partially offset by the amortization of deferred interest costs related to our forward starting swaps of approximately $3.6 million.
          During the year ended December 31, 2009, we capitalized $12.4 million of interest compared to $42.3 million for the year ended December 31, 2008. The decrease reflects the cessation of capitalized interest at our Center for Life Science | Boston, 9865 Towne Centre Drive and 530 Fairview Avenue development projects and our Pacific Research Center redevelopment project due to the commencement of certain leases at those properties or a cessation of development or redevelopment activities. Net of capitalized interest and the accretion of debt premiums and a debt discount, interest expense increased $23.8 million to $65.0 million for the year ended December 31, 2009 compared to $41.2 million for the year ended December 31, 2008.
          Gain/(Loss) on derivative instruments. During the year ended December 31, 2009, a portion of the unrealized losses related to the $100.0 million forward starting swap previously included in accumulated other comprehensive loss, totaling approximately $4.5 million, was reclassified to the consolidated statements of income as loss on derivative instruments as a result of a change in the amount of forecasted debt issuance relating to the forward starting swaps, from $400.0 million at December 31, 2008 to $368.0 million at March 31, 2009. The gain on derivative instruments for the year ended December 31, 2009 also includes gains from changes in the fair-value of derivative instruments (net of hedge ineffectiveness on cash flow hedges due to mismatches in forecasted debt issuance dates, maturity dates and interest rate reset dates of the interest rate and forward starting swaps and related debt). At December 31, 2008, the hedging relationships for two of our four forward starting swaps, with an aggregate notional amount of $150.0 million, were no longer considered highly effective as the expectation of forecasted interest payments had changed, and we were required to prospectively discontinue hedge accounting for these two swaps. As a result, a portion of the unrealized losses related to these forward starting swaps previously included in accumulated other comprehensive loss, totaling $18.2 million, was reclassified to the consolidated income statement as loss on derivative instruments in the fourth quarter of 2008. The loss on derivative instruments for the year ended December 31, 2008 also includes approximately $1.8 million of hedge ineffectiveness on cash flow hedges due to mismatches in forecasted debt issuance dates, maturity dates and interest rate reset dates of the interest rate and forward starting swaps and related debt.
          Gain on Extinguishment of Debt. During the year ended December 31, 2009, we repurchased $82.1 million face value of our Notes due 2026 for approximately $73.9 million. The repurchase resulted in the recognition of a gain on extinguishment of debt of approximately $4.1 million (net of the write-off of approximately $3.8 million in deferred loan fees and unamortized debt discount), partially offset by the write-off of approximately $843,000 of deferred loan fees related to the repayment of our secured construction loan in June 2009, which is reflected in our consolidated statements of income.
Comparison of the Year Ended December 31, 2008 to the Year Ended December 31, 2007
          The following table sets forth the basis for presenting the historical financial information for same properties (all properties except redevelopment/development, new properties, corporate entities and discontinued operations), redevelopment/development properties (properties that were entirely or primarily under redevelopment or development during either of the years ended December 31, 2008 or 2007), new properties (properties that were not owned for each of the full years ended December 31, 2008 and 2007 and were not under redevelopment/ development) and corporate entities (legal entities performing general and administrative functions and fees received from our PREI joint ventures), in thousands:

			Redevelopment/
			Development
	Same Properties		Properties		New Properties		Corporate
	2008	2007	2008	2007	2008	2007	2008	2007
Rental	$181,984	$176,664	$30,580	$10,760	$14,965	$8,585	$(65)	$(13)
Tenant recoveries	57,963	55,016	11,853	5,583	1,780	966	570	170
Other income	313	516	2	7,182	—	—	2,028	680

Total revenues	$240,260	$232,196	$42,435	$23,525	$16,745	$9,551	$2,533	$837

          Rental Revenues. Rental revenues increased $31.5 million to $227.5 million for the year ended December 31, 2008 compared to $196.0 million for the year ended December 31, 2007. The increase was primarily due to acquisitions during 2007 and 2008 and properties that were under redevelopment or development for which partial revenue recognition commenced during 2008, partially offset by properties that generated rental revenues in 2007, which subsequently entered redevelopment. Same property rental revenues increased $5.3 million, or 3.0%, for the year ended December 31, 2008 compared to the same period in 2007. The increase in same property rental revenues was primarily a result of the commencement of new leases at certain properties, and inflation-indexed rent increases at other properties, partially offset by lease expirations and early lease terminations.
          Tenant Recoveries. Revenues from tenant reimbursements increased $10.5 million to $72.2 million for the year ended December 31, 2008 compared to $61.7 million for the year ended December 31, 2007. The increase was primarily due to the commencement of new leases at a number of properties, increases in utility usage and rates, acquisitions during 2007 and 2008, properties that were under redevelopment or development for which partial revenue recognition commenced during 2008, and an increase in property management fees earned from our PREI joint ventures. Same property tenant recoveries increased $2.9 million, or 5.4%, for the year ended December 31, 2008 compared to the same period in 2007 primarily as a result of net increases in utility usage and other recoverable costs compared to the prior year, partially offset by a change in 2008 at a property at which the tenant began to pay vendors directly for certain recoverable expenses.
          The percentage of recoverable expenses recovered at our properties decreased to 85.2% for the year ended December 31, 2008 compared to 86.8% for the year ended December 31, 2007, primarily due to properties that were placed in service in 2008, but were not fully leased, and properties for which leases commenced in 2007 and 2008, but for which payment for recoverable expenses were not set to begin until a later period. In addition, property recovery percentages were affected by an increase in the rental operations expense of approximately $796,000 related to early lease terminations and tenant receivables that were deemed to be uncollectible as of December 31, 2008.
          Other Income. Other income was $2.3 million for the year ended December 31, 2008 compared to $8.4 million for the year ended December 31, 2007. Other income for the year ended December 31, 2008 primarily comprised development fees earned from our PREI joint ventures. Other income for the year ended December 31, 2007 primarily comprised $7.7 million of gains on the early termination of leases and fees earned from our PREI joint ventures.
          The following table shows operating expenses for same properties, redevelopment/development properties, new properties, and corporate entities, in thousands:

			Redevelopment/
			Development
	Same Properties		Properties		New Properties		Corporate
	2008	2007	2008	2007	2008	2007	2008	2007
Rental operations	$45,860	$44,360	$10,593	$3,684	$2,148	$344	$2,999	$2,401
Real estate taxes	18,005	17,369	4,023	2,247	1,151	737	(50)	—
Depreciation and amortization	61,946	61,347	14,008	7,959	8,273	2,896	—	—

Total expenses	$125,811	$123,076	$28,624	$13,890	$11,572	$3,977	$2,949	$2,401

          Rental Operations Expense. Rental operations expense increased $10.8 million to $61.6 million for the year ended December 31, 2008 compared to $50.8 million for the year ended December 31, 2007. The increase was primarily due to acquisitions during 2007 and 2008 and properties that were under redevelopment or development for which partial revenue recognition commenced during 2008, partially offset by properties that generated rental revenues in 2007, which subsequently entered redevelopment. Same property rental operations expense increased $1.5 million, or 3.4%, for the year ended December 31, 2008 compared to 2007 primarily due to the hiring of additional property management personnel and related expansion of our operations in 2007 and 2008, and net increases in utility usage and other recoverable costs compared to the same period in the prior year, partially offset by a change in 2008 at a property at which the tenant began to pay vendors directly for certain recoverable expenses.
          As discussed above, we recorded an allowance for doubtful accounts of $796,000 and $232,000 for the years ended December 31, 2008 and 2007, respectively.

          Real Estate Tax Expense. Real estate tax expense increased $2.7 million to $23.1 million for the year ended December 31, 2008 compared to $20.4 million for the year ended December 31, 2007. The increase was primarily due to acquisitions during 2007 and 2008 and properties that were under redevelopment or development in the prior year for which partial revenue recognition commenced during 2008. Same property real estate tax expense increased $636,000, or 3.7%, for the year ended December 31, 2008 compared to 2007 primarily due to reassessments of the tax basis at certain properties in 2008 and refunds of property taxes in 2007 (reducing property tax expense in 2007), partially offset by a refund received at one property in 2008 and the continued capitalization of property taxes in connection with construction on our Landmark at Eastview II property.
          Depreciation and Amortization Expense. Depreciation and amortization expense increased $12.0 million to $84.2 million for the year ended December 31, 2008 compared to $72.2 million for the year ended December 31, 2007. The increase was primarily due to depreciation and amortization expense for the properties acquired in 2007 and 2008 and the commencement of partial operations and recognition of depreciation and amortization expense at certain of our redevelopment and development properties (principally at our Center for Life Science | Boston property), partially offset by the cessation of depreciation on certain properties, or portions thereof, which entered redevelopment in 2007 and 2008.
          General and Administrative Expenses. General and administrative expenses increased $964,000 to $22.8 million for the year ended December 31, 2008 compared to $21.9 million for the year ended December 31, 2007, including acquisition related expenses of $175,000 and $396,000, respectively. The increase was primarily due to continued growth in the corporate infrastructure necessary to support our expanded property portfolio, additional salary and stock compensation costs associated with the retirement of one of our executive officers, and costs associated with our new corporate headquarters, which was completed in the first quarter of 2008, partially offset by lower bonuses for senior management.
          Equity in Net Loss of Unconsolidated Partnerships. Equity in net loss of unconsolidated partnerships increased $307,000 to $1.2 million for the year ended December 31, 2008 compared to $893,000 for the year ended December 31, 2007. The increase was primarily due to cessation of the capitalization of interest and operating expenses at certain properties of our PREI joint ventures that were placed in service in 2008, partially offset by commencement of leases at those properties.
          Interest Expense. Interest cost incurred for the year ended December 31, 2008 totaled $83.5 million compared to $86.9 million for the year ended December 31, 2007. Total interest cost incurred decreased primarily as a result of: (a) decreases in borrowings for working capital purposes and (b) decreases in the average interest rate on our outstanding borrowings, partially offset by higher borrowings for development and redevelopment activities.
          During the year ended December 31, 2008, we capitalized $42.3 million of interest compared to $58.1 million for the year ended December 31, 2007. The decrease reflects the partial or complete cessation of capitalized interest at our Center for Life Science | Boston, 9865 Towne Centre Drive, and 530 Fairview Avenue development projects and our Pacific Research Center redevelopment project due to the commencement of certain leases at those properties. Net of capitalized interest and the accretion of debt premiums and a debt discount, interest expense increased $12.4 million to $41.2 million for the year ended December 31, 2008 compared to $28.8 million for the year ended December 31, 2007.
          Loss on derivative instruments. We had four forward starting swaps that were acquired to mitigate our exposure to the variability in expected future cash flows attributable to changes in future interest rates associated with a forecasted issuance of fixed rate debt by April 30, 2009. Such fixed rate debt was generally expected to be issued in connection with a refinancing of our secured construction loan. The four forward starting swaps had an aggregate notional value of $450.0 million. At December 31, 2008, the hedging relationships for two of our four forward starting swaps, with an aggregate notional amount of $150.0 million, were no longer considered highly effective as the expectation of forecasted interest payments had changed, and we were required to prospectively discontinue hedge accounting for these two swaps. As a result, a portion of the unrealized losses related to these forward starting swaps previously included in accumulated other comprehensive loss, totaling $18.2 million, was reclassified to the consolidated income statement as loss on derivative instruments in the fourth quarter of 2008. The loss on derivative instruments for the year ended December 31, 2008 also includes approximately $1.8 million of hedge ineffectiveness on cash flow hedges due to mismatches in forecasted debt issuance dates, maturity dates and interest rate reset dates of the interest rate and forward starting swaps and related debt.
          Gain on Extinguishment of Debt. In November 2008, we repurchased approximately $46.8 million face value of our Notes due 2026 for approximately $28.8 million. The repurchase resulted in the recognition of a gain on extinguishment of debt of approximately $14.8 million (net of the write-off of approximately $3.1 million in deferred loan fees and unamortized debt discount), which is reflected in our consolidated statements of income.

Cash Flows
          The following summary discussion of our cash flows is based on the consolidated statements of cash flows in “Financial Statements and Supplementary Data” and is not meant to be an all inclusive discussion of the changes in our cash flows for the periods presented below (in thousands):

	Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)
Net cash provided by operating activities	$63,431	$72,685	$145,089	$115,046	$114,965
Net cash used in investing activities	(172,398)	(101,535)	(157,627)	(218,661)	(409,301)
Net cash provided by financing activities	110,384	41,529	11,038	111,558	282,151
Ending cash and cash equivalents balance	21,339	34,101	19,922	21,422	13,479
Comparison of the Six Months Ended June 30, 2010 to the Six Months Ended June 30, 2009
          Net cash provided by operating activities decreased $9.3 million to $63.4 million for the six months ended June 30, 2010 compared to $72.7 million for the six months ended June 30, 2009. The decrease was primarily due to a decrease in net income before depreciation and amortization, gains or losses relating to the extinguishment of debt, derivative instruments, and the sale of marketable securities, and from net cash used to fund and settle changes in operating assets and liabilities.
          Net cash used in investing activities increased $70.9 million to $172.4 million for the six months ended June 30, 2010 compared to $101.5 million for the six months ended June 30, 2009. The increase in cash used was primarily due to higher purchases of interests in and additions to investments in real estate and funds held in escrow for acquisitions, partially offset by decreases in contributions to unconsolidated partnerships related to the repayment of outstanding indebtedness by an unconsolidated partnership in 2009.
          Net cash provided by financing activities increased $68.9 million to $110.4 million for the six months ended June 30, 2010 compared to $41.5 million for the six months ended June 30, 2009. The increase was primarily due to the issuance of our Notes due 2030 in January 2010, the issuance of our Notes due 2020 in April 2010 and an increase in proceeds from BioMed Realty Trust, Inc.’s common stock offerings and from our unsecured line of credit, partially offset by the voluntary prepayment of the remaining outstanding indebtedness on our secured term loan, payments on our unsecured line of credit and a decrease in dividends paid as a result of a reset of the dividend rate in 2009.
Comparison of the Year Ended December 31, 2009 to the Year Ended December 31, 2008
          Net cash provided by operating activities increased $30.1 million to $145.1 million for the year ended December 31, 2009 compared to $115.0 million for the year ended December 31, 2008. Net cash provided by operating activities increased primarily due to increases in income before depreciation and amortization, gain on extinguishment of debt and allowance for bad debt, partially offset by changes in operating assets and liabilities and the add back for a non-cash loss on derivative instruments in 2008.
          Net cash used in investing activities decreased $61.1 million to $157.6 million for the year ended December 31, 2009 compared to $218.7 million for the year ended December 31, 2008. The decrease was primarily due to completion of construction activities on several properties, partially offset by a decrease in proceeds from the sale of real estate assets, and contributions to unconsolidated partnerships.
          Net cash provided by financing activities decreased $100.6 million to $11.0 million for the year ended December 31, 2009 compared to $111.6 million for the year ended December 31, 2008. The decrease primarily reflects reduced financing requirements due to reduced construction activity. Cash was generated from the sale of common stock and issuance of mortgage notes during the year ended December 31, 2009 and was used principally to pay down our secured construction loan, which was secured by the Center for Life Science | Boston property. In addition, cash from financing activities was provided by our unsecured line of credit during the year ended December 31, 2009.
Comparison of the Year Ended December 31, 2008 to the Year Ended December 31, 2007
          Net cash provided by operating activities was $115.0 million for the year ended December 31, 2008 and $115.0 million for the year ended December 31, 2007. Net cash provided by operating activities increased primarily due to changes in operating assets and liabilities and the add back for a non-cash loss on derivative instruments in 2008, partially offset by increases in operating income before depreciation and amortization and gain on extinguishment of debt.

          Net cash used in investing activities decreased $190.6 million to $218.7 million for the year ended December 31, 2008 compared to $409.3 million for the year ended December 31, 2007. The decrease was primarily due to fewer property acquisitions, including those acquired through investments in unconsolidated partnerships, and an increase in proceeds from the sale of real estate assets, partially offset by investments in non-real estate assets (primarily related to our relocation to a new corporate headquarters).
          Net cash provided by financing activities decreased $170.6 million to $111.6 million for the year ended December 31, 2008 compared to $282.2 million for the year ended December 31, 2007. The decrease primarily reflects reduced financing requirements due to reduced acquisition activity. Cash was generated from the sale of common stock during the year ended December 31, 2008 and was used principally to pay down our unsecured line of credit. In addition, cash from financing activities was provided by our unsecured line of credit and our secured construction loan during the year ended December 31, 2008.
Liquidity and Capital Resources
          Our short-term liquidity requirements consist primarily of funds to pay for future distributions expected to be paid to our stockholders, operating expenses and other expenditures directly associated with our properties, interest expense and scheduled principal payments on outstanding mortgage indebtedness, general and administrative expenses, capital expenditures, tenant improvements and leasing commissions.
          The remaining principal payments due for our consolidated and our proportionate share of unconsolidated indebtedness (excluding debt premiums and discounts) as of June 30, 2010 were as follows (in thousands):

	2010	2011	2012	2013	2014	Thereafter	Total
Fixed-rate mortgages	$3,757	$29,914	$45,414	$25,941	$353,091	$200,720	$658,837
Unsecured line of credit	—	170,500	—	—	—	—	170,500
Notes due 2026	—	—	—	—	—	21,900	21,900
Notes due 2030	—	—	—	—	—	180,000	180,000
Notes due 2020	—	—	—	—	—	250,000	250,000

Total consolidated indebtedness	3,757	200,414	45,414	25,941	353,091	652,620	1,281,237
Secured acquisition and interim loan facility	—	40,650	—	—	—	—	40,650
Secured construction loan	39,439	—	—	—	—	—	39,439

Total unconsolidated indebtedness	39,439	40,650	—	—	—	—	80,089

Total indebtedness	$43,196	$241,064	$45,414	$25,941	$353,091	$652,620	$1,361,326

          Our long-term liquidity requirements consist primarily of funds to pay for scheduled debt maturities, construction obligations, renovations, expansions, capital commitments and other non-recurring capital expenditures that need to be made periodically, and the costs associated with acquisitions of properties that we pursue.
          We expect to satisfy our short-term liquidity requirements through our existing working capital and cash provided by our operations, long-term secured and unsecured indebtedness, the issuance of additional equity or debt securities and the use of net proceeds from the disposition of non-strategic assets. Our rental revenues, provided by our leases, generally provide cash inflows to meet our debt service obligations, pay general and administrative expenses, and fund regular distributions. We expect to satisfy our long-term liquidity requirements through our existing working capital, cash provided by operations, long-term secured and unsecured indebtedness, the issuance of additional equity or debt securities and the use of net proceeds from the disposition of non-strategic assets. We also expect to use funds available under our unsecured line of credit to finance acquisition and development activities and capital expenditures on an interim basis. Although we have had recent success in expanding the borrowing capacity on existing indebtedness and in securing additional sources of debt financing, there is continued uncertainty in the credit markets that may negatively impact our ability to access additional debt financing or to refinance existing debt maturities on favorable terms (or at all), which may negatively affect our ability to make acquisitions and fund current and future development and redevelopment projects. In addition, the financial positions of the lenders under our credit facilities may worsen to the point that they default on their obligations to make available to us the funds under those facilities. A continuation of the prolonged downturn in the credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our business plans accordingly.
          In January 2010, we completed the repurchase of $6.3 million face value of our Notes due 2026. The consideration for each $1,000 principal amount of the Notes due 2026 was $1,000, plus accrued and unpaid interest up to, but not including, the date of purchase, totaling approximately $6.3 million.
          On January 11, 2010, we issued $180.0 million aggregate principal amount of our Notes due 2030. The net proceeds from the issuance were utilized to repay a portion of the outstanding indebtedness on our unsecured line of credit and for other general corporate and working capital purposes.

          During the six months ended June 30, 2010, we issued 951,000 shares of common stock pursuant to equity distribution agreements executed in 2009, raising approximately $15.4 million in net proceeds, after deducting the underwriters’ discount and commissions and estimated offering expenses. The net proceeds were utilized to repay a portion of the outstanding indebtedness on our unsecured line of credit and for other general corporate and working capital purposes.
          On March 31, 2010, we entered into a first amendment to our first amended and restated secured term loan agreement, pursuant to which we voluntarily prepaid $100.0 million of the $250.0 million previously outstanding borrowings, reducing the outstanding borrowings to $150.0 million. The first amendment reduced the total availability under the secured term loan to $150.0 million and amended the terms of the secured term loan to, among other things, release certain of our subject properties as a result of the partial prepayment (previously pledged as security under the secured term loan), and provide revised conditions for the sale and release of other subject properties.
          On April 19, 2010, we completed the issuance of 13,225,000 shares of common stock, including the exercise in full of the underwriters’ over-allotment option with respect to 1,725,000 shares, resulting in net proceeds of approximately $218.8 million, after deducting the underwriters’ discount and commissions and estimated offering expenses. The net proceeds were utilized to repay a portion of the outstanding indebtedness on our unsecured line of credit and for other general corporate and working capital purposes.
          In April 2010, we received investment grade ratings from two ratings agencies. We sought to obtain an investment grade rating to facilitate access to the investment grade unsecured debt market as part of our overall strategy to maximize our financial flexibility and manage our overall cost of capital. On April 29, 2010, we completed the private placement of $250.0 million aggregate principal amount of our Notes due 2020. The terms of the indenture for the Notes due 2020 requires compliance with various financial covenants including limits on the amount of total leverage and secured debt maintained by the operating partnership and which require the operating partnership to maintain minimum levels of debt service coverage.
          On April 29, 2010, we voluntarily prepaid the remaining $150.0 million of outstanding indebtedness on our secured term loan, securing the release of our remaining subject properties.
          In June 2010, we completed the repurchase of $18.0 million face value of our Notes due 2026. The consideration for each $1,000 principal amount of the Notes due 2026 was $1,003, plus accrued and unpaid interest up to, but not including, the date of purchase, totaling approximately $18.3 million. After giving effect to the purchase, approximately $21.9 million aggregate principal amount of the Notes due 2026 was outstanding as of June 30, 2010.
          Under the rules adopted by the SEC regarding registration and offering procedures, if we meet the definition of a “well-known seasoned issuer” under Rule 405 of the Securities Act, we are permitted to file an automatic shelf registration statement that will be immediately effective upon filing. On September 4, 2009, we filed such an automatic shelf registration statement, which may permit us, from time to time, to offer and sell debt securities, common stock, preferred stock, warrants and other securities to the extent necessary or advisable to meet our liquidity needs.
          Our operating partnership’s total capitalization at June 30, 2010 was approximately $3.4 billion and comprised the following:

		Aggregate
		Principal
		Amount or
	Units at	Dollar Value	Percent of Total
	June 30, 2010	Equivalent	Capitalization
	(In thousands)
Debt:
Mortgage notes payable(1)		$658,837	19.5%
Notes due 2026(2)		21,900	0.6%
Notes due 2030		180,000	5.3%
Notes due 2020(3)		250,000	7.4%
Unsecured line of credit		170,500	5.0%

Total debt		1,281,237	37.8%
Equity:
OP units outstanding(4)	116,579,459	1,875,763	55.4%
7.375% Series A preferred units outstanding(5)	9,200,000	230,000	6.8%

Total equity		2,105,763	62.2%

Total capitalization		$3,387,000	100.0%

(1)	Amount excludes unamortized debt premiums of $6.0 million recorded upon the assumption of the outstanding indebtedness in connection with our purchase of the corresponding properties.

(2)	Amount excludes unamortized debt discount of $504,000.

(3)	Amount excludes unamortized debt discount of $2.5 million.

(4)	Includes our operating partnership units and long-term incentive plan units (individually referred to as LTIP units and collectively with the operating partnership units referred to as OP units). Limited partners who have been issued OP units have the right to require the operating partnership to redeem part or all of their OP units, which right with respect to LTIP units, is subject to vesting and the satisfaction of other conditions. We may elect to acquire those OP units in exchange for shares of our common stock on a one-for-one basis, subject to adjustment. At June 30, 2010, 113,578,209 of the outstanding operating partnership units had been issued to BioMed Realty Trust, Inc. upon receipt of the net proceeds from the issuance of an equal number of shares of BioMed Realty Trust, Inc.’s common stock. The closing price of BioMed Realty Trust, Inc.’s common stock was $16.09 per share on the last trading day of the quarter (June 30, 2010).

(5)	Based on the liquidation preference of $25.00 per unit for our 7.375% Series A preferred units.
          BioMed Realty Trust, Inc.’s board of directors has adopted a policy of targeting our indebtedness at approximately 50% of our total asset book value. At June 30, 2010, the ratio of debt to total asset book value was approximately 37.5%. However, BioMed Realty Trust, Inc.’s board of directors may from time to time modify our debt policy in light of current economic or market conditions including, but not limited to, the relative costs of debt and equity capital, market conditions for debt and equity securities and fluctuations in the market price of BioMed Realty Trust, Inc.’s common stock. Accordingly, we may increase or decrease our debt to total asset book value ratio beyond the limit described above.
          We may from time to time seek to repurchase or redeem our outstanding debt, BioMed Realty Trust, Inc.’s shares of common stock or preferred stock or other securities in open market purchases, privately negotiated transactions or otherwise. Such repurchases or redemptions, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors.
          Our unsecured credit agreement, as amended, provides for borrowing capacity on our unsecured line of credit of $720.0 million with a maturity date of August 1, 2011. Subject to the administrative agent’s reasonable discretion, we may increase the borrowing capacity of the unsecured line of credit to $1.0 billion upon satisfying certain conditions. In addition, we may, in our sole discretion, extend the maturity date of the unsecured line of credit to August 1, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. The unsecured line of credit bears interest at a floating rate equal to, at our option, either (1) reserve-adjusted LIBOR plus a spread which ranges from 100 to 155 basis points, depending on our leverage, or (2) the higher of (a) the prime rate then in effect plus a spread which ranges from 0 to 25 basis points, or (b) the federal funds rate then in effect plus a spread which ranges from 50 to 75 basis points, in each case, depending on our leverage. We have deferred the loan costs associated with the amendments to the unsecured line of credit, which are being amortized to expense with the unamortized loan costs from the original unsecured line of credit over the remaining term. At June 30, 2010, we had $170.5 million in outstanding borrowings on our unsecured line of credit, with a weighted-average interest rate of 1.6% (excluding the effect of interest rate swaps) and a weighted-average interest rate of 3.0% on the unhedged portion of the outstanding debt of approximately $20.5 million. At June 30, 2010, we had additional borrowing capacity under the unsecured line of credit of up to approximately $537.8 million (net of outstanding letters of credit issued by us and drawable on the unsecured line of credit of approximately $11.7 million).
          The terms of the credit agreement for the unsecured line of credit include certain restrictions and covenants, which limit, among other things, the payment of dividends and the incurrence of additional indebtedness and liens. The terms also require compliance with financial ratios relating to the minimum amounts of net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured, and secured recourse indebtedness, leverage ratio and certain investment limitations. The dividend restriction referred to above provides that, except to enable BioMed Realty Trust, Inc. to continue to qualify as a REIT for federal income tax purposes, we will not make distributions with respect to the OP units or other equity interests in an aggregate amount for the preceding four fiscal quarters in excess of 95% of funds from operations, as defined, for such period, subject to other adjustments. We believe that we were in compliance with the covenants as of June 30, 2010.

          A summary of our outstanding consolidated mortgage notes payable was as follows (dollars in thousands):

		Effective
	Stated Fixed	Interest	Principal Balance
	Interest Rate	Rate	June 30, 2010	December 31, 2009	Maturity Date
Ardentech Court	7.25%	5.06%	$4,296	$4,354	July 1, 2012
Bridgeview Technology Park I	8.07%	5.04%	11,172	11,246	January 1, 2011
Center for Life Science | Boston	7.75%	7.75%	347,194	348,749	June 30, 2014
500 Kendall Street (Kendall D)	6.38%	5.45%	65,168	66,077	December 1, 2018
Lucent Drive	4.75%	4.75%	5,015	5,129	January 21, 2015
6828 Nancy Ridge Drive	7.15%	5.38%	6,541	6,595	September 1, 2012
Road to the Cure	6.70%	5.78%	14,828	14,956	January 31, 2014
Science Center Drive	7.65%	5.04%	10,891	10,981	July 1, 2011
Shady Grove Road	5.97%	5.97%	147,000	147,000	September 1, 2016
Sidney Street	7.23%	5.11%	27,867	28,322	June 1, 2012
9865 Towne Centre Drive	7.95%	7.95%	17,762	17,884	June 30, 2013
900 Uniqema Boulevard	8.61%	5.61%	1,103	1,191	May 1, 2015

			658,837	662,484
Unamortized premiums			6,030	6,970

			$664,867	$669,454

          Premiums were recorded upon assumption of the mortgage notes payable at the time of the related acquisition to account for above-market interest rates. Amortization of these premiums is recorded as a reduction to interest expense over the remaining term of the respective note using a method that approximates the effective-interest method.
          As of June 30, 2010, principal payments due for our indebtedness (excluding debt premiums and discounts, and our proportionate share of the indebtedness of our unconsolidated partnerships) were as follows (in thousands):

2010	$3,757
2011	200,414
2012	45,414
2013	25,941
2014	353,091
Thereafter(1)	652,620

$1,281,237

(1)	Includes $21.9 million in principal payments of the Notes due 2026 based on a contractual maturity date of October 1, 2026 and $180.0 million in principal payments of the Notes due 2030 based on a contractual maturity date of January 15, 2030.
          We are a party to two interest rate swaps, which hedge the risk of increase in interest rates on our variable rate debt. In addition, we entered into forward starting swaps, which were settled with the corresponding counterparties in April 2009, and resulted in the deferral of interest costs recorded in other comprehensive income, which will be amortized as additional interest expense over the term of the corresponding fixed-rate debt.
          As of June 30, 2010, we had two interest rate swaps with an aggregate notional amount of $150.0 million under which at each monthly settlement date we either (1) receive the difference between a fixed interest rate, which we refer to as the strike rate, and one-month LIBOR if the strike rate is less than LIBOR or (2) pay such difference if the strike rate is greater than LIBOR. Each of the two interest rate swaps hedges our exposure to the variability on expected cash flows attributable to changes in interest rates on the first interest payments, due on the date that is on or closest after each swap’s settlement date, associated with the amount of LIBOR-based debt equal to each swap’s notional amount. One of these interest rate swaps has a notional amount of $35.0 million (interest rate of 5.8%, including the applicable credit spread) and is currently intended to hedge interest payments associated with our unsecured line of credit. The remaining interest rate swap has a notional amount of $115.0 million (interest rate of 5.8%, including the applicable credit spread) and is currently intended to hedge interest payments associated with our unsecured line of credit. No initial investment was made to enter into the interest rate swap agreements.
          As of June 30, 2010, we had deferred interest costs of approximately $59.7 million in other comprehensive income related to forward starting swaps, which were settled with the corresponding counterparties in March and April 2009 for approximately $86.5 million. The forward starting swaps were entered into to mitigate our exposure to the variability in expected future cash flows attributable to changes in future interest rates associated with a forecasted issuance of fixed-rate debt, with interest payments for a minimum of ten years. In June 2009, we closed on $368.0 million in fixed-rate mortgage loans secured by our 9865 Towne Centre Drive and Center for Life Science | Boston properties. The deferred interest costs of $59.7 million will be amortized as additional interest expense over a remaining term of nine years. During the six months ended June 30, 2010, approximately $3.6 million of deferred interest costs were recognized as additional interest expense.

          Due to our voluntary early prepayment of the remaining balance outstanding on the secured term loan and additional repayment of a portion of the outstanding indebtedness on the unsecured line of credit during the three months ended June 30, 2010, our variable-rate indebtedness fell below the combined notional value of the outstanding interest rate swaps, causing us to be temporarily overhedged. As a result, we reperformed tests to assess the effectiveness of our interest rate swaps. The tests indicated that the $250.0 million interest rate swap was no longer highly effective, resulting in the prospective discontinuance of hedge accounting. From the date that hedge accounting was discontinued, changes in the fair-value associated with this interest rate swap were recorded directly to earnings, resulting in the recognition of a gain of approximately $1.1 million for the three months ended June 30, 2010, which is included as a component of loss on derivative instruments. In addition, we recorded a charge to earnings of approximately $1.1 million associated with this interest rate swap, relating to interest payments to the swap counterparty and hedge ineffectiveness, which is also included as a component of loss on derivative instruments.
          Although the remaining interest rate swaps with an aggregate notional amount of $150.0 million passed the assessment tests and continued to qualify for hedge accounting, we accelerated the reclassification of amounts deferred in accumulated other comprehensive loss to earnings related to the hedged forecasted transactions that became probable of not occurring during the period in which we were overhedged. This resulted in a charge to earnings of approximately $980,000, partially offset by a gain of approximately $647,000 primarily attributable to the elimination of our overhedged status with respect to the interest rate swaps, upon the expiration of the $250.0 million interest rate swap on June 1, 2010.
          During the six months ended June 30, 2010, we recorded total losses on derivative instruments of $347,000 primarily related to the discontinuance of hedge accounting for our former $250.0 million interest rate swap, hedge ineffectiveness on cash flow hedges due to mismatches in maturity dates and interest rate reset dates between the interest rate swaps and corresponding debt and changes in the fair-value of other derivative instruments. During the six months ended June 30, 2009, we recorded a gain on derivative instruments of $303,000 as a result of hedge ineffectiveness on cash flow hedges due to mismatches in the maturity date and the interest rate reset dates between the interest rate swaps and the corresponding debt, and changes in the fair-value of derivatives no longer considered highly effective.
          Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on our variable-rate debt. During the next twelve months, we estimate that an additional $13.3 million will be reclassified from other accumulated comprehensive income as an increase to interest expense. In addition, approximately $582,000 for the six months ended June 30, 2010 and approximately $1.7 million for the six months ended June 30, 2009 of settlement payments on interest rate swaps have been deferred in accumulated other comprehensive loss and will be amortized over the useful lives of the related development or redevelopment projects.
          The following table provides information with respect to our contractual obligations at June 30, 2010, including maturities and scheduled principal repayments, but excluding related unamortized debt premiums. We were not subject to any material capital lease obligations or unconditional purchase obligations as of June 30, 2010.

Obligation	2010	2011-2012	2013-2014	Thereafter	Total
	(In thousands)
Mortgage notes payable(1)	$3,757	$75,328	$379,032	$200,720	$658,837
Notes due 2026(2)	—	—	—	21,900	21,900
Notes due 2030	—	—	—	180,000	180,000
Notes due 2020(3)	—	—	—	250,000	250,000
Unsecured line of credit(4)	—	170,500	—	—	170,500
Share of debt of unconsolidated partnerships(5)	39,439	40,650	—	—	80,089
Interest payments on debt obligations(6)	37,132	136,529	114,392	222,256	510,309
Construction projects(7)	1,311	—	—	—	1,311
Tenant obligations(8)	33,615	487	—	—	34,102
Lease commissions	974	13	93	—	1,080

Total	$116,228	$423,507	$493,517	$874,876	$1,908,128

(1)	Balance excludes $6.0 million of unamortized debt premium.

(2)	Balance excludes $504,000 of unamortized debt discount.

(3)	Balance excludes $2.5 million of unamortized debt discount.

(4)	The unsecured line of credit matures on August 1, 2011, but we may extend the maturity date of the unsecured line of credit to August 1, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment.

(5)	A portion of the secured acquisition and interim loan facility was refinanced on February 11, 2009, with a new maturity date of February 10, 2011. Subsequent to June 30, 2010, our PREI joint venture exercised the initial extension option for our secured construction loan, which extended the maturity date of the secured construction loan to February 13, 2011.

(6)	Interest payments reflect cash payments that are based on the interest rates in effect and debt balances outstanding on June 30, 2010, excluding the effect of the interest rate swaps on the underlying debt.

(7)	Balance includes our proportionate share of the remaining construction project obligations of PREI I LLC.

(8)	Committed tenant-related obligations based on executed leases as of June 30, 2010.

Funds from Operations
          We present funds from operations, or FFO, available to common shares and partnership and LTIP units because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.
          Our FFO available to common shares and OP units and a reconciliation to net income for the six months ended June 30, 2010 and 2009 and for each of the years in the five-year period ended December 31, 2009 (in thousands, except share data) was as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Net income available to the unitholders(1)	$8,736	$38,599	$43,291	$46,177	$57,019	$36,507	$18,320
Adjustments:
Gain on sale of real estate assets	—	—	—	—	(1,087)	—	—
Depreciation and amortization — unconsolidated partnerships	1,357	1,323	2,647	2,100	1,139	80	50
Depreciation and amortization — consolidated entities — discontinued operations	—	—	—	—	228	550	—
Depreciation and amortization — consolidated entities — continuing operations	55,385	51,813	109,620	84,227	72,202	65,063	39,378
Depreciation and amortization — allocable to noncontrolling interest of consolidated joint ventures	(43)	(39)	(81)	(40)	(285)	—	—

Funds from operations available to common shares and OP unitholders	$65,435	$91,696	$155,477	$132,464	$129,216	$102,200	$57,748

Funds from operations per unit — diluted	$0.60	$1.04	$1.64	$1.76	$1.88	$1.74	$1.37

Weighted-average units outstanding — diluted(2)	108,298,135	88,580,072	95,082,074	75,408,153	68,738,694	58,886,694	42,091,195

(1)	Amount is inclusive of net income allocable to our limited partners, which, for purposes of the calculation of FFO for BioMed Realty Trust, Inc., is excluded from net income available to common stockholders and added back as a reconciling item.

(2)	The year ended December 31, 2009 includes 1,076,692 unvested OP units which are considered anti-dilutive for purposes of calculating diluted earnings per unit.

Off-Balance Sheet Arrangements
          As of June 30, 2010, we had investments in the following unconsolidated partnerships: (1) McKellar Court limited partnership, which owns a single tenant occupied property located in San Diego; and (2) two limited liability companies with PREI, which own a portfolio of properties primarily located in Cambridge, Massachusetts (see Note 9 of the Notes to Consolidated Financial Statements included elsewhere herein for more information).
          The McKellar Court partnership is a VIE; however, we are not the primary beneficiary. The limited partner at McKellar Court is the only tenant in the property and will bear a disproportionate amount of any losses. We, as the general partner, will receive 22% of the operating cash flows and 75% of the gains upon sale of the property. We account for our general partner interest using the equity method. The assets of the McKellar Court partnership were $14.9 million and $16.0 million and the liabilities were $10.5 million at June 30, 2010 and December 31, 2009, respectively. Our equity in net income of the McKellar Court partnership was $508,000 and $42,000 for the six months ended June 30, 2010 and 2009, respectively. In December 2009, we provided funding in the form of a promissory note to the McKellar Court partnership in the amount of $10.3 million, which matures at the earlier of (1) January 1, 2020, or (2) the day that the limited partner exercises an option to purchase our ownership interest. Interest-only payments on the promissory note are due monthly at a fixed rate of 8.15% (the rate may adjust higher after January 1, 2015), with the principal balance outstanding due at maturity.
          PREI II LLC is a VIE; however, we are not the primary beneficiary. PREI will bear the majority of any losses incurred. PREI I LLC does not qualify as a VIE. In addition, consolidation is not required as we do not control the limited liability companies. In connection with the formation of the PREI joint ventures in April 2007, we contributed 20% of the initial capital. However, the amount of cash flow distributions that we receive may be more or less based on the nature of the circumstances underlying the cash distributions due to provisions in the operating agreements governing the distribution of funds to each member and the occurrence of extraordinary cash flow events. We account for our member interests using the equity method for both limited liability companies. The assets of the PREI joint ventures were $653.7 million and $636.0 million and the liabilities were $414.3 million and $410.3 million at June 30, 2010 and December 31, 2009, respectively. Our equity in net loss of the PREI joint ventures was $885,000 and $807,000 for the six months ended June 30, 2010 and 2009, respectively.
          We have been the primary beneficiary in five other VIEs, consisting of single-tenant properties in which the tenant has a fixed-price purchase option, which are consolidated and reflected in our consolidated financial statements.

          Our proportionate share of outstanding debt related to our unconsolidated partnerships is summarized below (dollars in thousands):

			Principal Amount(1)
	Ownership		June 30,	December 31,
Name	Percentage	Interest Rate(2)	2010	2009	Maturity Date
PREI I and PREI II(3)	20%	3.85%	$40,650	$40,650	February 10, 2011
PREI I(4)	20%	3.95%	39,439	38,415	August 13, 2010(5)

Total			$80,089	$79,065

(1)	Amount represents our proportionate share of the total outstanding indebtedness for each of the unconsolidated partnerships.

(2)	Effective or weighted average interest rate of the outstanding indebtedness as of June 30, 2010, including the effect of interest rate swaps.

(3)	Amount at June 30, 2010 represents our proportionate share of the total draws outstanding under a secured acquisition and interim loan facility, which bore interest at a LIBOR-indexed variable rate. A portion of the secured acquisition and interim loan facility was utilized by both PREI I LLC and PREI II LLC to acquire a portfolio of properties (initial borrowings of approximately $427.0 million) on April 4, 2007 (see Note 7 in the accompanying consolidated financial statements). On February 11, 2009, our PREI joint ventures jointly refinanced the outstanding balance of the secured acquisition and interim loan facility, or approximately $364.1 million, with the proceeds of a new loan totaling $203.3 million and members’ capital contributions funding the balance due. The new loan bears interest at a rate equal to, at the option of our PREI joint ventures, either (a) reserve adjusted LIBOR plus 350 basis points or (b) the higher of (i) the prime rate then in effect, (ii) the federal funds rate then in effect plus 50 basis points or (iii) one-month LIBOR plus 450 basis points, and requires interest only monthly payments until the maturity date, February 10, 2011.

(4)	Amount represents our proportionate share of a secured construction loan, which bears interest at a LIBOR-indexed variable rate. The secured construction loan was executed by a wholly owned subsidiary of PREI I LLC in connection with the construction of the 650 East Kendall Street property (initial borrowings of $84.0 million on February 13, 2008 were used in part to repay a portion of the secured acquisition and interim loan facility). The remaining balance is being utilized to fund construction costs at the property.

(5)	Subsequent to June 30, 2010, our PREI joint venture exercised the initial extension option, which extended the maturity date of the secured construction loan to February 13, 2011.
Cash Distribution Policy
          BioMed Realty Trust, Inc. has elected to be taxed as a REIT under the Code commencing with the taxable year ended December 31, 2004. To qualify as a REIT, BioMed Realty Trust, Inc. must meet a number of organizational and operational requirements, including the requirement that we distribute currently at least 90% of our ordinary taxable income to BioMed Realty Trust, Inc.’s stockholders. It is our intention to comply with these requirements and maintain BioMed Realty Trust, Inc.’s REIT status. As a REIT, BioMed Realty Trust, Inc. generally will not be subject to corporate federal, state or local income taxes on taxable income BioMed Realty Trust, Inc. distributes currently (in accordance with the Code and applicable regulations) to BioMed Realty Trust, Inc.’s stockholders. If BioMed Realty Trust, Inc. fails to qualify as a REIT in any taxable year, we will be subject to federal, state and local income taxes at regular corporate rates and BioMed Realty Trust, Inc. may not be able to qualify as a REIT for subsequent tax years. Even if BioMed Realty Trust, Inc. qualifies as a REIT for federal income tax purposes, we may be subject to certain state and local taxes on our income and to federal income and excise taxes on our undistributed taxable income, i.e., taxable income not distributed in the amounts and in the time frames prescribed by the Code and applicable regulations thereunder.
          In April 2009, in an effort to maintain financial flexibility in light of the current capital markets environment, we reset our annual dividend rate on shares of BioMed Realty Trust, Inc.’s common stock and the annual distribution rate on BioMed Realty, L.P.’s common units to $0.44 per share or unit, starting in the second quarter of 2009. We subsequently increased these rates to $0.56 per share or unit, starting in the fourth quarter of 2009 and again to $0.60 per share or unit, starting in the second quarter of 2010. While this change in our dividend and distribution levels represents our current expectation, the actual dividend or distribution payable will be determined by BioMed Realty Trust, Inc.’s board of directors based upon the circumstances at the time of declaration and, as a result, the actual dividend or distribution payable may vary from such expected amount. The decision to declare and pay dividends on shares of BioMed Realty Trust, Inc.’s common stock or distributions to BioMed Realty, L.P.’s common units in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of BioMed Realty Trust, Inc.’s board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and the general overall economic conditions and other factors.

          The following table provides historical information for dividends paid on BioMed Realty Trust, Inc.’s common and preferred stock and distributions made on BioMed Realty, L.P.’s common and preferred units for the prior two fiscal years and the six months ended June 30, 2010:

			Dividend/Distribution	Dividend/Distribution per Preferred
Quarter Ended	Date Declared	Date Paid	per Common Share/Unit	Share/Unit
March 31, 2008	March 14, 2008	April 15, 2008	$0.3350	$0.46094
June 30, 2008	June 16, 2008	July 15, 2008	0.3350	0.46094
September 30, 2008	September 15, 2008	October 15, 2008	0.3350	0.46094
December 31, 2008	December 15, 2008	January 15, 2009	0.3350	0.46094
March 31, 2009	March 16, 2009	April 15, 2009	0.3350	0.46094
June 30, 2009	June 15, 2009	July 15, 2009	0.1100	0.46094
September 30, 2009	September 15, 2009	October 15, 2009	0.1100	0.46094
December 31, 2009	December 15, 2009	January 15, 2010	0.1400	0.46094
March 31, 2010	March 15, 2010	April 15, 2010	0.1400	0.46094
June 30, 2010	June 15, 2010	July 15, 2010	0.1500	0.46094
Inflation
          Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. In addition, most of our leases require the tenant to pay an allocable share of operating expenses, including common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation, assuming our properties remain leased and tenants fulfill their obligations to reimburse us for such expenses.
          Portions of our unsecured line of credit and the secured construction loan held by our unconsolidated partnership bear interest at a variable rate, which will be influenced by changes in short-term interest rates, and will be sensitive to inflation.
Quantitative and Qualitative Disclosures About Market Risk
          Our future income, cash flows and fair-values relevant to financial instruments depend upon prevailing market interest rates. Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices and equity prices. The primary market risk to which we believe we are exposed is interest rate risk. Many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control contribute to interest rate risk.
          As of June 30, 2010, our consolidated debt consisted of the following (dollars in thousands):

			Effective
			Interest
		Percent of	Rate at
	Principal Balance(1)	Total Debt	June 30, 2010
Fixed interest rate(2)	$1,113,738	86,7%	6.18%
Variable interest rate(3)	170,500	13.3%	1.64%

Total/weighted-average effective interest rate	$1,284,238	100.0%	5.58%

(1)	Principal balance includes only consolidated indebtedness.

(2)	Includes nine mortgage notes payable secured by certain of our properties (including $6.0 million of unamortized premium), our Notes due 2026 (including $504,000 of unamortized debt discount), our Notes due 2030, and our Notes due 2020 (including $2.5 million of unamortized debt discount).

(3)	Includes our unsecured line of credit, which bears interest based at a LIBOR-indexed variable interest rate, plus a credit spread. The stated effective rate for the variable interest debt excludes the impact of any interest rate swap agreements. We have entered into two interest rate swaps, which were intended to have the effect of initially fixing the interest rates on $150.0 million of our variable rate debt at a weighted average interest rate of 4.7% (excluding applicable credit spreads for the underlying debt).

          To determine the fair-value of our outstanding consolidated indebtedness, we utilize quoted market prices to estimate the fair-value, when available. If quoted market prices are not available, we calculate the fair-value of our mortgage notes payable and other fixed-rate debt based on an estimate of current lending rates, assuming the debt is outstanding through maturity and considering the notes’ collateral. In determining the current market rate for fixed-rate debt, a market credit spread is added to the quoted yields on federal government treasury securities with similar terms to the debt. In determining the current market rate for variable-rate debt, a market credit spread is added to the current effective interest rate. At June 30, 2010, the fair-value of the fixed-rate debt was estimated to be $1.2 billion compared to the net carrying value of $1.1 billion (includes $6.0 million of unamortized debt premium, $504,000 of unamortized debt discount associated with our Notes due 2026, and $2.5 million of unamortized debt discount associated with our Notes due 2020). At June 30, 2010, the fair-value of the variable-rate debt was estimated to be $165.4 million compared to the net carrying value of $170.5 million. We do not believe that the interest rate risk represented by our fixed-rate debt or the risk of changes in the credit spread related to our variable-rate debt was material as of June 30, 2010 in relation to total assets of $3.4 billion and equity market capitalization of $2.1 billion of BioMed Realty Trust, Inc.’s common stock and preferred stock and BioMed Realty, L.P.’s operating partnership and LTIP units.
          Based on the outstanding unhedged balances of our unsecured line of credit and our proportionate share of the outstanding balance for the PREI joint ventures’ secured construction loan at June 30, 2010, a 1% change in interest rates would change our interest costs by approximately $273,000 per year. This amount was determined by considering the impact of hypothetical interest rates on our financial instruments. This analysis does not consider the effect of any change in overall economic activity that could occur in that environment. Further, in the event of a change of the magnitude discussed above, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in our financial structure.
          In order to modify and manage the interest rate characteristics of our outstanding debt and to limit the effects of interest rate risks on our operations, we may utilize a variety of financial instruments, including interest rate swaps, caps and treasury locks in order to mitigate our interest rate risk on a related financial instrument. The use of these types of instruments to hedge our exposure to changes in interest rates carries additional risks, including counterparty credit risk, the enforceability of hedging contracts and the risk that unanticipated and significant changes in interest rates will cause a significant loss of basis in the contract. To limit counterparty credit risk we will seek to enter into such agreements with major financial institutions with high credit ratings. There can be no assurance that we will be able to adequately protect against the foregoing risks and will ultimately realize an economic benefit that exceeds the related amounts incurred in connection with engaging in such hedging activities. We do not enter into such contracts for speculative or trading purposes.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
          Not Applicable.

BUSINESS AND PROPERTIES
Business
General
          We operate as a REIT focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. Our tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. Our properties are generally located in markets with well established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey.
          BioMed Realty Trust, Inc. was incorporated in Maryland on April 30, 2004 and commenced operations on August 11, 2004, after completing its initial public offering. BioMed Realty, L.P. was organized in the state of Maryland on April 30, 2004. At June 30, 2010, our portfolio consisted of 73 properties, representing 120 buildings with an aggregate of approximately 11.0 million rentable square feet.
          Our senior management team has significant experience in the real estate industry, principally focusing on properties designed for life science tenants. We operate as a fully integrated, self-administered and self-managed REIT, providing property management, leasing, development and administrative services to our properties. As of June 30, 2010, we had 139 employees.
Recent Developments
     On July 15, 2010, we acquired a property located at 4775 and 4785 Executive Drive in San Diego, California for approximately $27.2 million, including a laboratory/office building currently under construction totaling approximately 57,000 square feet and an undeveloped land parcel with permits in place for a second building totaling approximately 102,000 square feet.
          On July 20, 2010, we acquired a property located at 3500 Paramount Parkway in Morrisville, North Carolina for approximately $17.5 million, comprising a fully-leased laboratory/office building totaling approximately 61,600 square feet.
Growth Strategy
          Our success and future growth potential are based upon the specialized real estate opportunities within the life science industry. Our growth strategy is designed to meet the sizable demand and specialized requirements of life science tenants by leveraging the knowledge and expertise of a management team focused on serving this large and growing industry.
Our internal growth strategy includes:
•	negotiating leases with contractual rental rate increases in order to provide predictable and consistent earnings growth,

•	creating strong relationships with our tenants to enable us to identify and capitalize on opportunities to renew or extend existing leases or to provide expansion space,

•	redeveloping currently owned non-laboratory space into higher yielding laboratory facilities, and

•	developing new laboratory and office space on land we have acquired for development.

Our external growth strategy includes:

•	acquiring well-located properties leased to high-quality life science tenants with attractive in-place yields and long-term growth potential,

•	investing in properties with leasing opportunities, capitalizing on our industry relationships to enter into new leases, and

•	investing in redevelopment and development projects, capitalizing on our development platform that we believe will serve as an additional catalyst for future growth.

Target Markets
          Our target markets — Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania, New York/New Jersey and research parks near or adjacent to universities — have emerged as the primary hubs for research, development and production in the life science industry. Each of these markets benefits from the presence of mature life science companies, which provide scale and stability to the market, as well as academic and university environments and government entities to contribute innovation, research, personnel and capital to the private sector. In addition, the clustered research environments within these target markets typically provide a high quality of life for the research professionals and a fertile ground for new life science ideas and ventures.
Positive Life Science Industry Trends
We expect continued long-term growth in the life science industry due to several factors:
•	the aging of the U.S. population resulting from the transition of baby boomers to senior citizens, which has increased the demand for new drugs and health care treatment alternatives to extend, improve and enhance their quality of life,

•	the high level of research and development expenditures, as represented by a Pharmaceutical Research and Manufacturers of America (PhRMA) survey indicating that research and development spending by U.S. pharmaceutical research and biotechnology companies climbed to a record $65.3 billion in 2009, and

•	escalating health care costs, which drive the demand for better drugs, less expensive treatments and more services in an attempt to manage such costs.
          We are uniquely positioned to benefit from these favorable long-term dynamics through the demand for space for research, development and production by our life science industry tenants.
Experienced Management
          We have created and continue to develop a premier life science real estate-oriented management team, dedicated to maximizing current and long-term returns for our stockholders. Our executive officers have acquired, developed, financed, owned, leased or managed in excess of $4.6 billion in life science real estate. Through this experience, our management team has established extensive industry relationships among life science tenants, property owners and real estate brokers. In addition, our experienced independent board members provide management with a broad range of knowledge in real estate, the sciences, life science company operations, and large public company finance and management.
Regulation
General
          Our properties are subject to various laws, ordinances and regulations, including regulations relating to common areas. We believe that we have the necessary permits and approvals to operate each of our properties.
Americans with Disabilities Act
          Our properties must comply with Title III of the Americans with Disabilities Act, or ADA, to the extent that such properties are “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. We believe that our properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. The tenants are generally responsible for any additional amounts required to conform their construction projects to the ADA. However, noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and to make alterations as appropriate in this respect.
Environmental Matters
          Under various federal, state and local environmental laws and regulations, a current or previous owner, operator or tenant of real estate may be required to investigate and remediate releases or threats of releases of hazardous or toxic substances or petroleum products at such property, and may be held liable for property damage, personal injury damages and investigation, clean-up and monitoring costs incurred in connection with the actual or threatened contamination. Such laws typically impose clean-up responsibility and liability without regard to fault, or whether the owner, operator or tenant knew of or caused the presence of the contamination. The liability under such laws may be joint and several for the full amount of the investigation, clean-up and monitoring costs incurred or to be incurred or actions to be undertaken, although a party held jointly and severally liable may obtain contributions from the other identified, solvent, responsible parties of their fair share toward these costs. These costs may be substantial, and can exceed the value of the property. The presence of contamination, or the failure to properly remediate contamination, on a property may adversely affect the ability of the owner, operator or tenant to sell or rent that property or to borrow using such property as collateral, and may adversely impact our investment in that property.
          Federal asbestos regulations and certain state laws and regulations require building owners and those exercising control over a building’s management to identify and warn, via signs, labels or other notices, of potential hazards posed by the actual or potential presence of asbestos-containing materials, or ACMs, in their building. The regulations also set forth employee training, record-keeping and due diligence requirements pertaining to ACMs and potential ACMs. Significant fines can be assessed for violating these regulations. Building owners and those exercising control over a building’s management may be subject to an increased risk of personal injury lawsuits by workers and others exposed to ACMs and potential ACMs as a result of these regulations. The regulations may affect the value of a building containing ACMs and potential ACMs in which we have invested. Federal, state and local laws and regulations also govern the removal, encapsulation, disturbance, handling and/or disposal of ACMs and potential ACMs when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Such laws may impose liability for improper handling or a release to the environment of ACMs and potential ACMs and may provide for fines to, and for third parties to seek recovery from, owners or operators of real properties for personal injury or improper work exposure associated with ACMs and potential ACMs. See “Risk Factors — Risks Related to the Real Estate Industry — We could incur significant costs related to governmental regulation and private litigation over environmental matters involving asbestos-containing materials, which could adversely affect our operations, the value of our properties, and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders” above.
          Federal, state and local environmental laws and regulations also require removing or upgrading certain underground storage tanks and regulate the discharge of storm water, wastewater and other pollutants; the emission of air pollutants; the generation, management and disposal of hazardous or toxic chemicals, substances or wastes; and workplace health and safety. Life science industry tenants, including certain of our tenants, engage in various research and development activities involving the controlled use of hazardous materials, chemicals, biological and radioactive compounds. Although we believe that the tenants’ activities involving such materials comply in all material respects with applicable laws and regulations, the risk of contamination or injury from these materials cannot be completely eliminated. In the event of such contamination or injury, we could be held liable for any damages that result, and any such liability could exceed our resources and our environmental remediation insurance coverage. Licensing requirements governing use of radioactive materials by tenants may also restrict the use of or ability to transfer space in buildings we own. See “Risk Factors — Risks Related to the Real Estate Industry — We could incur significant costs related to government regulation and private litigation over environmental matters involving the presence, discharge or threat of discharge of hazardous or toxic substances, which could adversely affect our operations, the value of our properties, and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders” above.
          In addition, our leases generally provide that (1) the tenant is responsible for all environmental liabilities relating to the tenant’s operations, (2) we are indemnified for such liabilities and (3) the tenant must comply with all environmental laws and regulations. Such a contractual arrangement, however, does not eliminate our statutory liability or preclude claims against us by governmental authorities or persons who are not parties to such an arrangement. Noncompliance with environmental or health and safety requirements may also result in the need to cease or alter operations at a property, which could affect the financial health of a tenant and its ability to make lease payments. In addition, if there is a violation of such a requirement in connection with a tenant’s operations, it is possible that we, as the owner of the property, could be held accountable by governmental authorities (or other injured parties) for such violation and could be required to correct the violation and pay related fines. In certain situations, we have agreed to indemnify tenants for conditions preceding their lease term, or that do not result from their operations.
          Prior to closing any property acquisition, we obtain environmental assessments in a manner we believe prudent in order to attempt to identify potential environmental concerns at such properties. These assessments are carried out in accordance with an appropriate level of due diligence and generally include a physical site inspection, a review of relevant federal, state and local environmental and health agency database records, one or more interviews with appropriate site-related personnel, review of the property’s chain of title and review of historic aerial photographs and other information on past uses of the property. We may also conduct limited subsurface investigations and test for substances of concern where the results of the first phase of the environmental assessments or other information indicate possible contamination or where our consultants recommend such procedures.
          While we may purchase our properties on an “as is” basis, most of our purchase contracts contain an environmental contingency clause, which permits us to reject a property because of any environmental hazard at such property. We receive environmental reports on all prospective properties.

          We believe that our properties comply in all material respects with all federal and state regulations regarding hazardous or toxic substances and other environmental matters.
Insurance
          We carry comprehensive general liability, fire and extended coverage, terrorism and loss of rental income insurance covering all of our properties under a blanket portfolio policy, with the exception of property insurance on our McKellar Court and Science Center Drive properties in San Diego and 9911 Belward Campus Drive and Shady Grove Road properties in Maryland, which is carried directly by the tenants in accordance with the terms of their respective leases, and builders’ risk policies for any projects under construction. In addition, we carry workers’ compensation coverage for injury to our employees. We believe the policy specifications and insured limits are adequate given the relative risk of loss, cost of the coverage and standard industry practice. We also carry environmental remediation insurance for our properties. This insurance, subject to certain exclusions and deductibles, covers the cost to remediate environmental damage caused by unintentional future spills or the historic presence of previously undiscovered hazardous substances, as well as third-party bodily injury and property damage claims related to the release of hazardous substances. We intend to carry similar insurance with respect to future acquisitions as appropriate. A substantial portion of our properties are located in areas subject to earthquake loss, such as San Diego and San Francisco, California and Seattle, Washington. Although we presently carry earthquake insurance on our properties, the amount of earthquake insurance coverage we carry may not be sufficient to fully cover losses from earthquakes. In addition, we may discontinue earthquake, terrorism or other insurance, or may elect not to procure such insurance, on some or all of our properties in the future if the cost of the premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. See “Risk Factors — Risks Related to the Real Estate Industry — Uninsured and underinsured losses could adversely affect our operating results and our ability to make payments with respect to the notes or distributions to BioMed Realty, L.P.’s unitholders or BioMed Realty Trust, Inc.’s stockholders” above.
Competition
          We face competition from various entities for investment opportunities in properties for life science tenants, including other REITs, such as health care REITs and suburban office property REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. Because properties designed for life science tenants typically contain improvements that are specific to tenants operating in the life science industry, we believe that we will be able to maximize returns on investments as a result of:
•	our expertise in understanding the real estate needs of life science industry tenants,

•	our ability to identify, acquire and develop properties with generic laboratory infrastructure that appeal to a wide range of life science industry tenants, and

•	our expertise in identifying and evaluating life science industry tenants.
          However, some of our competitors have greater financial resources than we do and may be able to accept more risks, including risks with respect to the creditworthiness of a tenant or the geographic proximity of its investments. In the future, competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Further, as a result of their greater resources, those entities may have more flexibility than we do in their ability to offer rental concessions to attract tenants. These concessions could put pressure on our ability to maintain or raise rents and could adversely affect our ability to attract or retain tenants. Additionally, our ability to compete depends upon, among other factors, trends of the national and local economies, investment alternatives, financial condition and operating results of current and prospective tenants, availability and cost of capital, construction and renovation costs, taxes, governmental regulations, legislation and population trends.
Foreign Operations
          We do not engage in any foreign operations or derive any revenue from foreign sources.

Legal Proceedings
          Although we are involved in legal proceedings arising in the ordinary course of business, we are not currently a party to any legal proceedings nor, to our knowledge, is any legal proceeding threatened against us that we believe would have a material adverse effect on our financial position, results of operations or liquidity.
Offices
          Our principal offices are located at 17190 Bernardo Center Drive, San Diego, California 92128. Our telephone number at that location is (858) 485-9840.
Reports to Security Holders
          BioMed Realty Trust, Inc. is required to send an annual report to its securityholders and to our operating partnership’s unitholders.
How to Obtain Our SEC Filings
          All reports we will file with the SEC will be available free of charge via EDGAR through the SEC’s website at http://www.sec.gov. In addition, the public may read and copy materials we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. We make available through our website at www.biomedrealty.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this registration statement, or any other documents that we file with the SEC. You can also access on our website our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, and Nominating and Corporate Governance Committee Charter.
Properties
Existing Portfolio
          At June 30, 2010, our portfolio consisted of 73 properties, representing 120 buildings with an aggregate of approximately 11.0 million rentable square feet. Except as otherwise indicated, we own all of the properties in our portfolio through wholly-owned subsidiaries of our operating partnership and the properties are held in fee.
          The following reflects the classification of our properties between stabilized (operating properties in which more than 90% of the rentable square footage is under lease), lease up (operating properties in which less than 90% of the rentable square footage is under lease), pre-development (development properties that are engaged in activities related to planning, entitlement, or other preparations for future construction), development (properties that are currently under development through ground up construction), redevelopment properties (properties that are currently being prepared for their intended use) and land parcels (representing management’s estimates of rentable square footage if development of these properties was undertaken) at June 30, 2010:

	Consolidated Portfolio			Unconsolidated Partnership Portfolio			Total Portfolio
			Percent of			Percent of			Percent of
		Rentable	Rentable		Rentable	Rentable		Rentable	Rentable
		Square	Square		Square	Square		Square	Square
	Properties	Feet	Feet Leased	Properties	Feet	Feet Leased	Properties	Feet	Feet Leased
Stabilized	44	5,732,015	98.8%	4	257,268	100.0%	48	5,989,283	98.9%
Lease up	19	2,638,112	65.0%	2	417,290	58.4%	21	3,055,402	64.1%

Current operating portfolio	63	8,370,127	88.1%	6	674,558	74.3%	69	9,044,685	87.1%
Long-term lease up	1	1,389,517	26.6%	—	—	n/a	1	1,389,517	26.6%

Total operating portfolio	64	9,759,644	79.4%	6	674,558	74.3%	70	10,434,202	79.1%
Development	1	176,000	100.0%	1	280,000	—	2	456,000	38.6%
Redevelopment	—	—	n/a	—	—	n/a	—	—	n/a
Pre-development	1	152,145	—	—	—	n/a	1	152,145	—

Total portfolio	66	10,087,789	78.8%	7	954,558	52.5%	73	11,042,347	76.5%
Land parcels	n/a	1,577,000	n/a	—	—	n/a	n/a	1,577,000	n/a

Total pro forma portfolio	66	11,664,789	n/a	7	954,558	n/a	73	12,619,347	n/a

The properties we owned or had an ownership interest in, at June 30, 2010, were as follows:

				Percent of		Percent
	Acquisition		Rentable	Rentable Sq	Leased	Leased
Property	Date	Property Status	Square Feet (1)	Feet	Square Feet	(6/30/10)

Boston
Albany Street	May 31, 2005	Stabilized	75,003	0.7%	75,003	100.0%
Center for Life Science | Boston	November 17, 2006	Stabilized	704,159	6.9%	641,438	91.1%
Charles Street	April 7, 2006	Stabilized	47,912	0.5%	47,912	100.0%
Coolidge Avenue	April 5, 2005	Lease Up	37,400	0.4%	12,972	34.7%
21 Erie Street	May 31, 2005	Stabilized	48,627	0.5%	48,627	100.0%
40 Erie Street	May 31, 2005	Stabilized	100,854	1.0%	100,854	100.0%
47 Erie Street Parking Structure	May 31, 2005	Stabilized	447 Stalls	n/a	447 Stalls	n/a
Fresh Pond Research Park	April 5, 2005	Lease Up	90,702	0.9%	66,696	73.5%
675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	302,919	3.0%	298,871	98.7%
500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	349,325	3.5%	345,497	98.9%
Sidney Street	May 31, 2005	Stabilized	191,904	1.9%	191,904	100.0%
Vassar Street	May 31, 2005	Stabilized	52,520	0.5%	52,520	100.0%

Total Boston			2,001,325	19.8%	1,882,294	94.1%

Maryland
Beckley Street	December 17, 2004	Stabilized	77,225	0.8%	77,225	100.0%
9911 Belward Campus Drive	May 24, 2006	Stabilized	289,912	2.9%	289,912	100.0%
9920 Belward Campus Drive	May 8, 2007	Stabilized	51,181	0.5%	51,181	100.0%
Medical Center Drive	May 3, 2010	Stabilized	217,983	2.2%	217,983	100.0%
Shady Grove Road	May 24, 2006	Stabilized	635,058	6.3%	635,058	100.0%
Tributary Street	December 17, 2004	Stabilized	91,592	0.9%	91,592	100.0%
50 West Watkins Mill Road	May 7, 2010	Stabilized	57,410	0.6%	57,410	100.0%
55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	82,405	0.8%	82,405	100.0%

Total Maryland			1,502,766	15.0%	1,502,766	100.0%

San Diego
Balboa Avenue	August 13, 2004	Stabilized	35,344	0.4%	35,344	100.0%
Bernardo Center Drive	August 13, 2004	Stabilized	61,286	0.6%	61,286	100.0%
Faraday Avenue	September 19, 2005	Stabilized	28,704	0.3%	28,704	100.0%
Gazelle Court	March 30, 2010	Development	176,000	1.7%	176,000	100.0%
John Hopkins Court	August 16, 2006	Lease Up	72,192	0.7%	21,470	29.7%
6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	196,557	1.9%	196,557	100.0%
6828 Nancy Ridge Drive	April 21, 2005	Lease Up	42,138	0.4%	24,431	58.0%
Pacific Center Boulevard	August 24, 2007	Stabilized	66,745	0.7%	66,745	100.0%
Road to the Cure	December 14, 2006	Lease Up	67,998	0.7%	54,104	79.6%
San Diego Science Center	October 21, 2004	Lease Up	105,364	1.0%	80,126	76.0%
Science Center Drive	September 24, 2004	Stabilized	53,740	0.5%	53,740	100.0%
Sorrento Valley Boulevard	December 7, 2006	Stabilized	54,924	0.5%	54,924	100.0%
Torreyana Road	March 22, 2007	Stabilized	81,204	0.8%	81,204	100.0%

				Percent of		Percent
	Acquisition		Rentable	Rentable Sq	Leased	Leased
Property	Date	Property Status	Square Feet (1)	Feet	Square Feet	(6/30/10)

9865 Towne Centre Drive	August 12, 2004	Stabilized	94,866	0.9%	94,866	100.0%
9885 Towne Centre Drive	August 12, 2004	Stabilized	104,870	1.0%	104,870	100.0%
Waples Street	March 1, 2005	Stabilized	50,055	0.5%	50,055	100.0%

Total San Diego			1,291,987	12.6%	1,184,426	91.7%

New York / New Jersey
Graphics Drive	March 17, 2005	Lease Up	72,300	0.7%	18,574	25.7%
Landmark at Eastview	August 12, 2004	Lease Up	743,025	7.4%	618,977	83.3%
Landmark at Eastview II	August 12, 2004	Stabilized	360,520	3.6%	360,520	100%
One Research Way	May 31, 2006	Lease Up	49,421	0.5%	—	—

Total New York / New Jersey			1,225,266	12.2%	998,071	81.5%

San Francisco
Ardentech Court	November 18, 2004	Stabilized	55,588	0.6%	55,588	100.0%
Ardenwood Venture(2)	June 14, 2006	Lease Up	72,500	0.7%	27,620	38.1%
Bayshore Boulevard	August 17, 2004	Stabilized	183,344	1.8%	183,344	100.0%
Bridgeview Technology Park I	September 10, 2004	Lease Up	201,567	2.0%	125,144	62.1%
Bridgeview Technology Park II	March 16, 2005	Lease Up	50,400	0.5%	—	—
Dumbarton Circle	May 27, 2005	Stabilized	44,000	0.4%	44,000	100.0%
Eccles Avenue	December 1, 2005	Pre-development	152,145	1.5%	—	—
Forbes Boulevard	September 5, 2007	Stabilized	237,984	2.4%	237,984	100.0%
Industrial Road	August 17, 2004	Lease Up	171,965	1.7%	144,105	83.8%
Kaiser Drive	August 25, 2005	Lease Up	87,953	0.9%	50,000	56.8%
Pacific Research Center	July 11, 2006	Lease Up	1,389,517	13.8%	369,342	26.6%

Total San Francisco			2,646,963	26.3%	1,237,127	46.7%

Pennsylvania
Eisenhower Road	August 13, 2004	Lease Up	27,750	0.3%	16,565	59.7%
George Patterson Boulevard	October 28, 2005	Stabilized	71,500	0.7%	71,500	100.0%
King of Prussia	August 11, 2004	Lease Up	427,109	4.2%	374,387	87.7%
Phoenixville Pike	May 5, 2005	Stabilized	104,400	1.0%	104,400	100.0%
Spring Mill Drive	July 20, 2006	Stabilized	76,561	0.8%	76,561	100.0%
900 Uniqema Boulevard (3)	January 13, 2006	Stabilized	11,293	0.1%	11,293	100.0%
1000 Uniqema Boulevard (3)	September 30, 2005	Stabilized	59,821	0.6%	59,821	100.0%

Total Pennsylvania			778,434	7.7%	714,527	91.8%

Seattle

Elliott Avenue	August 24, 2004	Lease Up	154,341	1.5%	—	—
500 Fairview Avenue	January 28, 2008	Stabilized	22,213	0.2%	22,213	100.0%

				Percent of		Percent
	Acquisition		Rentable	Rentable Sq	Leased	Leased
Property	Date	Property Status	Square Feet (1)	Feet	Square Feet	(6/30/10)

530 Fairview Avenue	January 12, 2006	Lease Up	96,188	1.0%	63,120	65.6%
Monte Villa Parkway	August 17, 2004	Stabilized	51,000	0.5%	51,000	100.0%
217th Place	November 21, 2006	Lease Up	67,799	0.7%	42,628	62.9%

Total Seattle			391,541	3.9%	178,961	45.7%

University Related — Other
Lucent Drive (4)	May 31, 2005	Stabilized	21,500	0.2%	21,500	100%
Trade Centre Avenue (5)	August 9, 2006	Stabilized	78,023	0.8%	78,023	100%
Walnut Street (6)	July 7, 2006	Stabilized	149,984	1.5%	149,984	100%

Total University Related — Other			249,507	2.5%	249,507	100%

Total / Weighted Average			10,087,789	100.0%	7,947,679	78.8%

(1)	Estimates for purposes of development

(2)	We own an 87.5% membership interest in the limited liability company that owns this property.

(3)	Located in New Castle, Delaware.

(4)	Located in Lebanon, New Hampshire.

(5)	Located in Longmont, Colorado.

(6)	Located in Boulder, Colorado.

          The unconsolidated partnerships in which we had an ownership interest, at June 30, 2010, were as follows:

				Rentable		Leased
		Property		Square		Square	Percent Leased
Property	Acquisition Date	Status	Buildings	Feet(1)		Feet	6/30/10	12/31/09	Market
McKellar Court(2)
McKellar Court	September 30, 2004	Stabilized	1	72,863		72,863	100.0%	100.0%	San Diego

PREI(3)
320 Bent Street	April 4, 2007	Stabilized	1	184,405		184,405	100.0%	100.0%	Boston
301 Binney Street	April 4, 2007	Lease Up	1	417,290		243,771	58.4%	46.4%	Boston
301 Binney Garage	April 4, 2007	Lease Up	1	503	Stalls	n/a	n/a	n/a	Boston
650 E. Kendall Street (Kendall B)	April 4, 2007	Development	1	280,000		—	—	—	Boston
350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409	Stalls	n/a	n/a	n/a	Boston
Kendall Crossing Apartments	April 4, 2007	Stabilized	1	37	Apts.	n/a	n/a	n/a	Boston

(1)	Estimates for purposes of development.

(2)	We own a general partnership interest in the limited partnership that owns this property, which entitles us to 75% of the gains upon a sale of the property and 22% of the operating cash flows.

(3)	We own 20% of the limited liability companies that own these properties.
          The development / redevelopment / pre-development properties that we owned or had an ownership interest in, at June 30, 2010, were as follows:
(Dollars in thousands)

						Estimated	Estimated
		Rentable	Percent	Percent	Investment	Total	In-Service
Property	Market	Square Feet	Leased	In Service	to Date(1)	Investment(2)	Date(3)
DEVELOPMENT(4):
Gazelle Court	San Diego	176,000	100.0%	—	$13,700	$77,500	Q1 2012

REDEVELOPMENT(5):
N/A	N/A	—	—	—	—	—	—

Total / weighted average		176,000	100.0%	—	$13,700	$77,500

						Estimated	Estimated
		Rentable	Percent	Percent	Investment	Total	In-Service
Property	Market	Square Feet	Leased	In Service	to Date (1)	Investment (2)	Date (3)
PRE-DEVELOPMENT(6):
Eccles Avenue(7)	San Francisco	152,145	—	—	$24,500	TBD	TBD
          The land parcels for future development that we owned or in which we had an ownership interest, at June 30, 2010, were as follows:
LAND PARCELS FOR FUTURE DEVELOPMENT(8):

Estimated
Developable
Market	Square Feet
Boston	50,000
Maryland	529,000
San Francisco	508,000
New York / New Jersey	326,000
Pennsylvania	50,000
Seattle	114,000

Total	1,577,000

(1)	Consists of amounts paid through period end and excludes any amounts accrued.

(2)	Excludes costs associated with speculative leasing.

(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

(4)	Represents properties that we are currently developing through ground up construction.

(5)	Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter.

(6)	Represents properties that are engaged in activities related to planning, entitlement, or other preparations for future construction.

(7)	Management is currently engaged in entitlement activities that it estimates could increase the rentable square footage of this property to approximately 260,000 square feet.

(8)	Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development.

          Our total portfolio by market at June 30, 2010 was as follows:

		Current(1)			Expiration(2)
				Annualized			Annualized
	Leased		Percent of	Base Rent		Percent of	Base Rent
	Square	Annualized	Annualized	per Leased	Annualized	Annualized	per Leased
Market	Feet	Base Rent	Base Rent	Sq Feet	Base Rent	Base Rent	Sq Feet
		(in thousands)			(in thousands)
Boston(3)	2,310,470	$120,914	38.8%	$52.33	$132,515	35.4%	$57.35
Maryland	1,502,766	54,266	17.4%	36.11	70,858	18.9%	47.15
San Diego(3)	1,257,289	39,418	12.6%	31.35	53,628	14.3%	42.65
New York/New Jersey	998,071	33,864	10.9%	33.93	43,183	11.5%	43.27
San Francisco	1,237,127	31,601	10.1%	25.54	39,153	10.4%	31.65
Pennsylvania	714,527	15,904	5.1%	22.26	17,304	4.6%	24.22
Seattle	178,961	7,852	2.5%	43.88	9,263	2.5%	51.76
University Related — Other	249,507	8,020	2.6%	32.14	8,965	2.4%	35.93

Total Portfolio/Weighted-Average	8,448,718	$311,839	100.0%	$36.91	$374,869	100.0%	$44.37

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by twelve months.

(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension options(s)), multiplied by twelve months.

(3)	Includes properties owned by our unconsolidated partnerships.
Tenant Information
          As of June 30, 2010, our consolidated and unconsolidated properties were leased to 129 tenants, and 88% of our annualized base rent was derived from tenants that were research institutions or public companies or their subsidiaries. The following is a summary of our ten largest tenants based on percentage of our annualized base rent as of June 30, 2010:

			Annualized	Percent of
			Base Rent	Annualized
		Annualized	per Leased	Base Rent -	Lease
	Leased	Base Rent	Square Foot	Current	Expiration
Tenant	Square Feet	Current	Current	Total Portfolio	Date(s)
		(In thousands)
Human Genome Sciences, Inc.	924,970	$42,756	$46.22	13.7%	June 2026
Vertex Pharmaceuticals Incorporated	685,286	28,982	42.29	9.3%	Multiple	(1)
Beth Israel Deaconess Medical Center, Inc.	362,364	25,543	70.49	8.2%	July 2023
Regeneron Pharmaceuticals, Inc.	552,029	22,346	40.48	7.2%	Multiple	(2)
Genzyme Corporation	343,000	15,464	45.08	5.0%	August 2018
Ironwood Pharmaceuticals, Inc.	203,189	11,153	54.89	3.6%	Multiple	(3)
Merck & Co., Inc.	184,357	9,340	50.66	3.0%	Multiple	(4)
Children’s Hospital Corporation	150,215	9,053	60.27	2.9%	May 2023
Centocor, Inc. (Johnson & Johnson)	374,387	8,490	22.68	2.7%	April 2014
Isis Pharmaceuticals, Inc.	204,704	7,531	36.79	2.4%	January 2032

Total/Weighted-Average(5)	3,984,501	$180,658	$45.34	58.0%

(1)	20,608 square feet expire in May 2012, 81,204 square feet expire in October 2013, 292,758 square feet expire in January 2016 and 290,716 square feet expire in May 2018.

(2)	5,833 square feet are on a month-to-month basis, 16,725 square feet expire in March 2011, 6,568 square feet expire in August 2011 and 522,903 square feet expire in July 2024.

(3)	We own 20% of the limited liability company that owns 320 Bent Street and 301 Binney Street, properties at which that this tenant leases 203,189 square feet. 39,101 square feet expire in December 2010 and 164,088 square feet expire in January 2016.

(4)	We own 20% of the limited liability company that owns 320 Bent Street, a property at which that this tenant leases 145,304 square feet. This tenant also guarantees 39,053 square feet at Landmark at Eastview. 39,053 square feet expire in July 2012 and 145,304 square feet expire in September 2016.

(5)	Without regard to any lease terminations and/or renewal options.

Lease Terms
          Our leases are typically structured for terms of five to 15 years, with extension options, and include a fixed rental rate with scheduled annual escalations. The leases are generally triple-net. Triple-net leases are those in which tenants pay not only base rent, but also some or all real estate taxes and operating expenses of the leased property. Tenants typically reimburse us for the full direct cost, without regard to a base year or expense stop, for use of lighting, heating and air conditioning, and certain capital improvements necessary to maintain the property in its original condition. We are generally responsible for structural repairs.
Description of Significant Existing Properties
               Our Center for Life Science | Boston and Landmark at Eastview properties are the only properties that represented more than 10% of our total assets as of June 30, 2010 or more than 10% of our gross revenues for the year ended December 31, 2009.
               Center for Life Science | Boston
               Our Center for Life Science | Boston property, located in the Longwood Medical area of Boston, Massachusetts, consists of one building representing 704,159 rentable square feet of laboratory and office space. We acquired a fee simple interest in the property in 2006 while it was under construction and completed construction in 2008.
               We have a $350.0 million mortgage loan which is secured by the property, which bears interest at a fixed-rate of 7.75% per annum and matures in June 2014. The new loan includes a financial covenant relating to a minimum amount of net worth. Management believes that it was in compliance with this covenant as of June 30, 2010. After January 31, 2012, we may prepay the entire balance of the loan with any and all accrued interest and other amounts due on the loan, subject to a prepayment premium equal to the greater of (1) the positive amount, if any, of the sum of the present values of all scheduled payments due under the loan from the prepayment date to the maturity date minus the principal balance of the loan immediately prior to the prepayment and (2) one percent of the principal balance of the loan immediately prior to the prepayment.
               We intend to spend approximately $12.2 million for estimated tenant improvements, leasing commissions and other leasing costs related to estimated lease up of vacant space at the property to be funded from future borrowings on our unsecured line of credit or other capital sources. As of June 30, 2010, the property was 91.1% leased to six tenants under triple-net leases. The following table summarizes the information regarding the two tenants of Center for Life Science | Boston representing more than 10% of the total rentable square feet of the property, as of June 30, 2010:

					Percentage
	Principal			Leased	of Leased	Annualized
	Nature	Lease	Renewal	Square	Square	Base Rent
Name	of Business	Expiration	Options	Feet	Feet	($ in 000s)
Beth Israel Deaconess Medical Center, Inc.	Research Institution/Hospital	July 2023	3 — 5 years each	362,364	56.5%	$25,543
Children’s Hospital Corporation	Research Institution/Hospital	May 2023	2 — 10 years each	150,215	23.4%	9,053
     The following table sets forth the percentages leased and annualized base rent per leased square foot for Center for Life Science | Boston as of the indicated dates:

		Annualized Base Rent per Leased
Date	Percent Leased	Square Foot Current(1)
December 31, 2009	91.1%	$67.70
December 31, 2008(2)	87.1%	67.16
December 31, 2007	79.9%	66.05
December 31, 2006(3)	79.9%	66.05

(1)	Annualized base rent per leased square foot current is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by twelve months divided by the total leased square feet.

(2)	Construction at Center for Life Science | Boston was completed in 2008.

(3)	Center for Life Science | Boston was purchased on November 17, 2006.

     The following table schedules lease expirations for leases in place at our Center for Life Science | Boston property as of June 30, 2010, assuming that tenants do not exercise renewal options or any early termination options:

Annualized
				Annualized	Percent of	Base Rent
	Number of		Percent of	Base Rent	Annualized	per Leased
	Leases	Leased	Leased	Current	Base Rent	Square Foot
Year of Lease Expiration	Expiring	Square Feet	Square Feet	($ in 000s)	Current	Current (1)
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	—	—	—	—	—	—
2017	—	—	—	—	—	—
2018	1	50,716	7.9%	$2,688	6.2%	$53.00
2019	2	26,325	4.1%	1,954	4.5%	74.23
Thereafter	4	564,397	88.0%	38,934	89.3%	68.98

Total Portfolio/Weighted-Average	7	641,438	100.0%	$43,576	100.0%	$67.93

(1)	Annualized base rent per leased square foot current is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by twelve months divided by the total leased square feet.
               Unleased space of 62,721 square feet is not represented in the above table.
               The current real estate tax rate for the property is 2.9% and the total annual tax for the property at this rate for the 2010 tax year was $8.3 million (at a taxable assessed value of $281.5 million). As of June 30, 2010, our federal tax basis for the property was $689.8 million. We compute depreciation on the property using the straight-line method based on an estimated useful life of 39 years, at an annualized average depreciation rate of 2.6%. In the opinion of management, Center for Life Science | Boston is adequately covered by insurance.
               Landmark at Eastview
               Our Landmark at Eastview property, located in Tarrytown, NY, consists of eight buildings representing 1,103,545 rentable square feet of laboratory and office space. We acquired the property in August 2004 and own a fee simple interest in the property.
               We intend to make $5.9 million of tenant improvements, related to tenant improvement allowances in leases signed at the property, to be funded from future borrowings on our unsecured line of credit or other capital sources. We also intend to make $15.4 million of building improvements related to mechanical systems, amenities, and speculative lab space at the property to be funded from future borrowings on our unsecured line of credit or other capital sources. As of June 30, 2010, the property was 88.8% leased to 18 tenants, of which 79.6% of the rentable square footage was leased under triple-net leases. The following table summarizes the information regarding the two tenants of Landmark at Eastview representing more than 10% of the total rentable square feet, as of June 30, 2010:

					Percentage
	Principal			Leased	of Leased	Annualized
	Nature	Lease	Renewal	Square	Square	Base Rent
Name	of Business	Expiration	Options	Feet	Feet	($ in 000s)
Regeneron Pharmaceuticals, Inc.	Biotech	Multiple(1)	3 — 5 years each	552,029	50.0%	$22,346
Progenics Pharmaceuticals, Inc.	Biotech	Multiple(2)	2 — 5 years each	150,215	14.0%	3,676

(1)	5,833 square feet are leased on a month-to-month basis, 16,725 square feet expire in March 2011, 6,568 square feet expire in August 2011 and 522,903 square feet expire in July 2024.

(2)	17,977 square feet are leased on a month-to-month basis, and 136,394 square feet expire in January 2021.
               The following table sets forth the percentages leased and annualized base rent per leased square foot for Landmark at Eastview as of the indicated dates:

		Annualized Base Rent per Leased
Date	Percent Leased	Square Foot Current (1)
December 31, 2009	90.8%	$29.45
December 31, 2008	89.4%	26.83
December 31, 2007	86.2%	25.37
December 31, 2006(2)	81.5%	24.24
December 31, 2005	91.2%	20.03

(1)	Annualized base rent per leased square foot current is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by twelve months divided by the total leased square feet.

(2)	In December 2006, an agreement was signed with Regeneron Pharmaceuticals, Inc. to lease new buildings to be constructed at our Landmark at Eastview property, at which point the newly constructed buildings were considered in the rentable square feet of the property for purposes of calculating percent leased.

               The following table schedules lease expirations for leases in place at our Landmark at Eastview property as of June 30, 2010, assuming that tenants exercise no renewal options or termination options:

						Annualized
				Annualized	Percent of	Base Rent
	Number of		Percent of	Base Rent	Annualized	per Leased
	Leases	Leased	Leased	Current	Base Rent	Square Foot
Year of Lease Expiration	Expiring	Square Feet	Square Feet	($ in 000s)	Current	Current (1)
2010	3	31,524	3.2%	$574	1.7%	$18.21
2011	3	27,244	2.8%	455	1.4%	16.70
2012	3	53,769	5.5%	1,450	4.4%	26.97
2013	3	136,594	13.9%	3,514	10.6%	25.73
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	—	—	—	—	—	—
2017	1	26,820	2.7%	423	1.3%	15.77
2018	—	—	—	—	—	—
2019	—	—	—	—	—	—
Thereafter	5	703,546	71.9%	26,613	80.6%	37.83

Total Portfolio/Weighted-Average	18	979,497	100.0%	$33,029	100.0%	$33.72

(1)	Annualized base rent per leased square foot current is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by twelve months divided by the total leased square feet.
               Unleased space of 124,048 square feet is not represented in the above table. The current real estate tax rate for the property is 1.8% and the total annual tax for the property at this rate for the 2010 tax year was $2.7 million (at a taxable assessed value of $152.0 million). As of June 30, 2010, our federal tax basis for the property was $261.1 million. We compute depreciation on the property using the straight-line method based on an estimated useful life of 39 years, at an annualized average depreciation rate of 2.6%. In the opinion of management, Landmark at Eastview is adequately covered by insurance.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
               The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by BioMed Realty Trust, Inc.’s board of directors and, in general, may be amended or revised from time to time by BioMed Realty Trust, Inc.’s board of directors without a vote of BioMed Realty Trust, Inc.’s stockholders.
Investment Policies
Investment in Real Estate or Interests in Real Estate
               We conduct all of our investment activities through our operating partnership and its affiliates. Our investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation for BioMed Realty Trust, Inc.’s stockholders and BioMed Realty, L.P.’s unitholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of our properties and acquisition and other strategic objectives, see “Business and Properties.”
               We pursue our investment objectives primarily through our operating partnership’s ownership of our contribution properties and other acquired properties and real estate assets designed principally for life science entities. We intend to continue to invest primarily in developments of office properties and laboratory space, acquisitions of existing improved properties or properties in need of redevelopment and acquisitions of land that we believe has development potential. Although we intend to continue to focus our activities in our target markets on office properties and laboratory space designed principally for life science entities, future investment or development activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment or development activities in a manner that is consistent with the maintenance of BioMed Realty Trust, Inc.’s status as a REIT for federal income tax purposes. In addition, we may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the properties we presently own or subsequently acquire, or sell such properties, in whole or in part, when circumstances warrant.
               We also may participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We do not intend, however, to enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.
               Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness we incur when we acquire or refinance these investments. Debt service on such financing or indebtedness will have a priority over any distributions on BioMed Realty, L.P.’s units or any dividends with respect to BioMed Realty Trust, Inc.’s common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.
Investments in Real Estate Mortgages
               While our current portfolio consists of, and our business objectives emphasize, equity investments in office properties and laboratory space designed principally for life science entities, we may, at the discretion of our management or BioMed Realty Trust, Inc.’s board of directors, invest in mortgages and other types of real estate interests consistent with BioMed Realty Trust, Inc.’s qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing certain mortgages may not be sufficient to enable us to recoup our full investment.
Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers
               Subject to the percentage of ownership limitations and gross income tests necessary for BioMed Realty Trust, Inc.’s REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such entities.
Dispositions
               We reserve the right to dispose of any of our properties if, based upon management’s periodic review of our portfolio, our management or BioMed Realty Trust, Inc.’s board of directors determines that such action would be in BioMed Realty Trust, Inc.’s best interests. Any decision to dispose of a property will be made by our management or BioMed Realty Trust, Inc.’s board of directors. Directors and executive officers holding units may be influenced as to the desirability of a proposed disposition by the tax consequences to them resulting from the disposition of a certain property. In addition, under the tax indemnification provisions of the contribution agreements, we may be obligated to indemnify certain contributors against adverse tax consequences if we sell or dispose of certain properties in taxable transactions.

Financing Policies
               Our board of directors has adopted a policy of targeting our indebtedness at approximately 50% of our total asset book value. We believe that this ratio provides an appropriate indication of leverage for a company whose assets are primarily real estate.
               BioMed Realty Trust, Inc.’s charter and bylaws do not limit the amount or percentage of indebtedness that we may incur. We are, however, subject to certain debt limitations pursuant to the restrictive covenants of our outstanding indebtedness. We may from time to time modify our debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of BioMed Realty Trust, Inc.’s common and preferred stock, growth and acquisition opportunities and other factors. Accordingly, we may increase or decrease our ratio of debt to total asset book value beyond the limits described above. If these policies were changed, we could become more highly leveraged, resulting in an increased risk of default on our obligations and a related increase in debt service requirements that could adversely affect our financial condition and results of operations and our ability to make distributions to our stockholders. See “Risk Factors — Risks Related to Our Capital Structure — Debt obligations expose us to increased risk of property losses and may have adverse consequences on our business operations and our ability to make distributions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”
Conflict of Interest Policies
               We have adopted a code of business conduct and ethics that prohibits conflicts of interest between our officers, employees and directors on the one hand, and our company on the other hand, except in compliance with the policy. Waivers of our code of business conduct and ethics must be disclosed in accordance with New York Stock Exchange, or NYSE, and SEC requirements. In addition, BioMed Realty Trust, Inc.’s board of directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect fully the interests of all of BioMed Realty Trust, Inc.’s stockholders.
Interested Director and Officer Transactions
               Pursuant to the Maryland General Corporation Law, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of BioMed Realty Trust, Inc.’s directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that
•	the material facts relating to the common directorship or interest and as to the transaction are disclosed or known to BioMed Realty Trust, Inc.’s board of directors or a committee of BioMed Realty Trust, Inc.’s board, and BioMed Realty Trust, Inc.’s board or a duly authorized committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum,

•	the material facts relating to the common directorship or interest and as to the transaction are disclosed to BioMed Realty Trust, Inc.’s stockholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity, or

•	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.
               Furthermore, under Maryland law (where our operating partnership is formed), BioMed Realty Trust, Inc., as general partner, may have a fiduciary duty to the limited partners of our operating partnership and, consequently, such transactions also may be subject to the duties of care and loyalty that we, as general partner, owe to limited partners in our operating partnership (to the extent such duties have not been modified pursuant to the terms of the partnership agreement). We have adopted a policy that requires that all contracts and transactions between us, our operating partnership or any of our subsidiaries, on the one hand, and any of BioMed Realty Trust, Inc.’s directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors. Where appropriate in the judgment of the disinterested directors, BioMed Realty Trust, Inc.’s board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although BioMed Realty Trust, Inc.’s board of directors has no obligation to do so.

Policies with Respect to Other Activities
               We have authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire BioMed Realty Trust, Inc.’s common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. As described in “Description of the Partnership Agreement of BioMed Realty, L.P.,” BioMed Realty Trust, Inc. expects, but is not obligated to, issue its common stock to holders of our OP units upon exercise of their redemption rights. We may from time to time seek to retire, redeem or repurchase our outstanding preferred equity or debt through cash purchases and/or exchanges for equity securities in open market purchases, privately negotiated transactions or otherwise. We have issued and may issue preferred stock from time to time, in one or more series, as authorized by BioMed Realty Trust, Inc.’s board of directors without the need for stockholder approval. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than our operating partnership and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify BioMed Realty Trust, Inc. as a REIT, unless because of circumstances or changes in the Code or the Treasury regulations, BioMed Realty Trust, Inc.’s board of directors determines that it is no longer in our best interest to qualify BioMed Realty Trust, Inc. as a REIT. We have not made any loans to third parties, although we may in the future make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the 1940 Act.
               Generally speaking, we intend to make available to BioMed Realty Trust, Inc.’s stockholders audited annual financial statements and annual reports. We are subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we are required to file periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

DIRECTORS AND EXECUTIVE OFFICERS
          This section reflects information with respect to the directors and executive officers of BioMed Realty Trust, Inc. The operating partnership is managed by BioMed Realty Trust, Inc., its sole general partner. Consequently, the operating partnership does not have its own separate directors. Our executive officers are employees of BioMed Realty Trust, Inc. and BioMed Realty, L.P.
          BioMed Realty Trust, Inc. held its annual meeting of stockholders on May 26, 2010. At that time, BioMed Realty Trust, Inc.’s stockholders voted on the election of directors. At the annual meeting, all of the nominees for election as directors of BioMed Realty Trust, Inc. were elected.
          The following table sets forth the names and ages as of June 30, 2010 of the directors of BioMed Realty Trust, Inc.:

Name	Age	Position
Alan D. Gold	50	Chairman of the Board and Chief Executive Officer
Gary A. Kreitzer	55	Director, Executive Vice President and General Counsel
Barbara R. Cambon	56	Director
Edward A. Dennis, Ph.D	68	Director
Richard I. Gilchrist	64	Director
Theodore D. Roth	59	Director
M. Faye Wilson	72	Director
          The following are biographical summaries for the directors of BioMed Realty Trust, Inc.:
          Alan D. Gold has served as our Chairman and Chief Executive Officer since our formation in 2004, and served as our President from 2004 until December 2008. Mr. Gold served as Chairman, President and Chief Executive Officer of our privately-held predecessor, Bernardo Property Advisors, Inc., from August 1998 until August 2004. Mr. Gold was a co-founder and served as President and a director of Alexandria Real Estate Equities, Inc., a publicly traded REIT specializing in acquiring and managing laboratory properties for lease to the life science industry, from its predecessor’s inception in 1994 until he resigned as President in August 1998 and as a director at the end of 1998. Mr. Gold served as managing partner of Gold Stone Real Estate Finance and Investments, a partnership engaged in the real estate and mortgage business, from 1989 to 1994. He also served as Assistant Vice President of Commercial Real Estate for Northland Financial Company, a full service commercial property mortgage banker, from 1989 to 1990 and as Real Estate Investment Officer — Commercial Real Estate for John Burnham Company, a regional full service real estate company, from 1985 to 1989. Mr. Gold received his Bachelor of Science Degree in Business Administration and his Master of Business Administration from San Diego State University. Mr. Gold possesses the demonstrated leadership skills, extensive experience in effectively managing life science real estate companies and deep understanding of the life science real estate industry that strengthen the board’s collective qualifications, skills and experience.
          Gary A. Kreitzer has served as our Executive Vice President and General Counsel and as a director since our formation in 2004. Mr. Kreitzer also served in the same role with Bernardo Property Advisors from December 1998 until August 2004. Mr. Kreitzer was a co-founder and served as Senior Vice President and In-House Counsel of Alexandria Real Estate Equities, Inc. from its predecessor’s inception in 1994 until December 1998. From 1990 to 1994, Mr. Kreitzer was In-House Counsel and Vice President for Seawest Energy Corporation, an alternative energy facilities development company. Mr. Kreitzer also served with The Christiana Companies, Inc., a publicly traded investment and real estate development company, in a number of roles from 1982 to 1989, including as In-House Counsel, Secretary and Vice President. Mr. Kreitzer received his Juris Doctor Degree, with honors, from the University of San Francisco and a Bachelor of Arts Degree in Economics from the University of California, San Diego. Mr. Kreitzer is a member of the California State Bar and the American Bar Association. Mr. Kreitzer possesses the demonstrated ability to effectively develop and execute strategies for life science real estate companies and deep understanding of the life science real estate industry that strengthen the board’s collective qualifications, skills and experience.
          Barbara R. Cambon has been a director since 2004. Ms. Cambon has been a real estate advisor and independent consultant since October 2002. From November 1999 to October 2002, Ms. Cambon served as a Principal of Colony Capital, LLC, a private real estate investment firm, where she also served as Chief Operating Officer from April 2000 until October 2002. From 1985 to October 1999, she served as President and was a founder of Institutional Property Consultants, Inc., a real estate consulting company. Ms. Cambon currently serves on the boards of directors of KBS Real Estate Investment Trust, Inc. and KBS Real Estate Investment Trust II, Inc. She received her Bachelor of Science Degree in Education from the University of Delaware and her Master of Business Administration with an emphasis in real estate and finance from Southern Methodist University. As a result of these and other professional experiences, Ms. Cambon possesses particular knowledge and experience in institutional real estate investing and key aspects of real estate operations, strategic planning, finance and REIT management that strengthen the board’s collective qualifications, skills and experience.

          Edward A. Dennis, Ph.D. has been a director since 2004. Dr. Dennis is Distinguished Professor and former Chair of the Department of Chemistry and Biochemistry and Professor in the Department of Pharmacology in the School of Medicine at the University of California, San Diego, where he has served as a faculty member since 1970. Dr. Dennis also co-founded and serves on the boards of directors for several privately held life science companies and professional organizations serving the life science industry, and has consulted extensively in the life science industry. He received his Bachelor of Arts degree from Yale University and his Master of Arts and Doctorate of Philosophy in Chemistry from Harvard University, and served as a Research Fellow at Harvard Medical School. As a result of these and other professional experiences, Dr. Dennis possesses particular knowledge and experience in key aspects of scientific organizations and research and development in the life science industry that strengthen the board’s collective qualifications, skills and experience.
          Richard I. Gilchrist has been a director since 2007. Mr. Gilchrist has served as President of the Investment Properties Group of The Irvine Company, a privately held real estate investment company, since 2006. He also serves as an executive officer and member of the boards of directors of various affiliates of The Irvine Company. He served as President and Co-Chief Executive Officer and on the board of directors of Maguire Properties, Inc., a publicly held REIT, from 2002 to 2006. From 1997 to 2001, Mr. Gilchrist served as Chief Executive Officer, President and member of the board of directors of Commonwealth Atlantic Properties, a privately held REIT. Mr. Gilchrist currently serves on the board of directors of Nationwide Health Properties, Inc., a publicly traded REIT (he is the chairman of the investment and risk assessment committee and a member of the compensation committee), and is the Chairman of the Whittier College Board of Trustees, where he received a Bachelor of Arts degree. He earned a law degree from the University of California, Los Angeles. As a result of these and other professional experiences, Mr. Gilchrist possesses particular knowledge and experience in key aspects of the REIT industry, public company management, strategic planning, real estate operations and finance that strengthen the board’s collective qualifications, skills and experience.
          Theodore D. Roth has been a director since 2004. Mr. Roth has been a Managing Director of Roth Capital Partners, LLC, an investment banking firm, since February 2003. For more than 15 years prior to that time, Mr. Roth was employed by Alliance Pharmaceutical Corp., most recently serving as President and Chief Operating Officer. Mr. Roth previously served on the boards of directors of Alliance Pharmaceutical Corp. from 1998 to 2009 and Orange 21 Inc. from 2005 to 2009. He received his Juris Doctor Degree from Washburn University and a Master of Laws in Corporate and Commercial Law from the University of Missouri in Kansas City. As a result of these and other professional experiences, Mr. Roth possesses particular knowledge and experience in key aspects of executive management, strategic planning and financing of growth companies in the life science industry that strengthen the board’s collective qualifications, skills and experience.
          M. Faye Wilson has been a director since 2005. Ms. Wilson is Chair of Wilson Boyles and Company LLC, a business management and strategic planning consulting firm, and has been a principal since 2003. She served on the board of directors of Farmers Insurance Group of Companies from 1993 through 2001 and the board of directors of The Home Depot, Inc. from 1992 through 2001. Ms. Wilson was also a senior officer of Home Depot from 1998 through 2002. From 1992 until 1998, Ms. Wilson served in several senior management roles at Bank of America Corporation, including senior assignments in corporate finance in the United States and Europe, Chairman of Security Pacific Financial Services and Executive Vice President and Chief Credit Officer for Bank of America’s National Consumer Banking Group. She earned her Masters Degrees in International Relations and Business Administration from the University of Southern California and an Undergraduate Degree from Duke University. She became a certified public accountant in 1961. As a result of these and other professional experiences, Ms. Wilson possesses particular knowledge and experience in key aspects of executive management, strategic planning, corporate governance, enterprise risk management, finance and accounting that strengthen the board’s collective qualifications, skills and experience.
Executive Officers
          Our executive officers and their ages as of June 30, 2010 are as follows:

Name	Age	Position
Alan D. Gold	50	Chairman and Chief Executive Officer (principal executive officer)
R. Kent Griffin, Jr.	40	President and Chief Operating Officer
Greg N. Lubushkin	57	Chief Financial Officer (principal financial officer)
Gary A. Kreitzer	55	Executive Vice President and General Counsel
Matthew G. McDevitt	44	Executive Vice President, Real Estate

          The following are biographical summaries for BioMed Realty Trust, Inc.’s executive officers other than Messrs. Gold and Kreitzer, for whom biographical summaries can be found in the preceding section.
          R. Kent Griffin, Jr. has served as our President and Chief Operating Officer since December 2008 and served as our Chief Financial Officer from March 2006 through May 2010. Mr. Griffin previously was part of the real estate investment banking group at Raymond James & Associates, Inc. where he was a Senior Vice President responsible for advising real estate clients on public and private equity and debt issuance, mergers and acquisitions, and other services. Prior to joining Raymond James in 2003, Mr. Griffin worked in the global real estate investment banking group of JP Morgan in both New York and San Francisco. Prior to that, Mr. Griffin was part of the real estate service group for Arthur Andersen LLP, where he was responsible for a range of audit and advisory services as a certified public accountant. Mr. Griffin received a Master of Business Administration from the University of North Carolina and a Bachelor of Science Degree in Business and Accountancy from Wake Forest University. Mr. Griffin is a member of the National Association of Real Estate Investment Trusts.
          Greg N. Lubushkin was appointed Chief Financial Officer, effective June 1, 2010. He previously served as our Vice President, Chief Accounting Officer from April 2007 to May 2010. From November 2004 to March 2007, Mr. Lubushkin served as Chief Accounting Officer of ECC Capital Corporation, a publicly traded mortgage REIT that invests in residential mortgage loans. From 1988 to 2004, Mr. Lubushkin was an audit partner, and from 1977 to 1988 a staff member, of PricewaterhouseCoopers LLP, a public accounting firm. Mr. Lubushkin received a Bachelor of Science Degree in Business Administration (Accounting and Finance emphasis) from the University of California at Berkeley. Mr. Lubushkin is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.
          Matthew G. McDevitt has served as our Executive Vice President, Real Estate since February 2010, having served as our Executive Vice President, Acquisitions and Leasing from February 2008 to February 2010 and our Regional Executive Vice President from February 2006 to February 2008, and having joined us in 2004 as our Vice President, Acquisitions. Mr. McDevitt previously served as President of McDevitt Real Estate Services, Inc. (MRES), which Mr. McDevitt formed in October 1997 as a full service real estate provider focusing on the life science industry. Before founding MRES, Mr. McDevitt spent ten years as a commercial real estate broker in the Washington, D.C. metropolitan area. Mr. McDevitt received his Bachelor of Arts Degree in Business from Gettysburg College. He is a member of the Pennsylvania Biotechnology Association.

EXECUTIVE COMPENSATION
          This section reflects information with respect to the directors and executive officers of BioMed Realty Trust, Inc. The operating partnership is managed by BioMed Realty Trust, Inc., its sole general partner. Consequently, the operating partnership does not have its own separate directors. Our executive officers are employees of both BioMed Realty Trust, Inc. and BioMed Realty, L.P.
Compensation Discussion and Analysis
          This Compensation Discussion and Analysis section discusses the compensation policies and programs for BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s Named Executive Officers, which consist of BioMed Realty Trust, Inc. and BioMed Realty, L.P.’s Chief Executive Officer, Chief Financial Officer and two other executive officers during 2009, as determined under the rules of the SEC. Mr. Lubushkin, who was appointed BioMed Realty Trust, Inc. and BioMed Realty, L.P.’s Chief Financial Officer in June 2010, was not deemed an executive officer of BioMed Realty Trust, Inc. and BioMed Realty, L.P. during 2009, and is therefore not included in this discussion.
Executive Compensation Program Overview
          Our executive compensation program is administered under the direction of the compensation committee of the board of directors.
          Objectives of Our Executive Compensation Program. Our executive compensation program is designed to meet the following objectives:
•	to attract, retain and motivate executives with superior ability, experience and leadership capability by providing compensation that is competitive relative to the compensation paid to similarly situated executives of our peer companies,

•	to reward individual achievement appropriately and promote individual accountability to deliver on our business objectives, and

•	to enhance BioMed’s long-term financial performance and position, and thus stockholder value, by significantly aligning the financial interests of our executives with those of our stockholders.
          To accomplish these objectives, our executive compensation program primarily includes:
•	annual base salaries, intended to provide a stable annual income at a level that is consistent with the individual executive officer’s role and contribution to the company,

•	bonuses, intended to link each executive officer’s compensation to our overall financial and operating performance and the officer’s performance versus established goals and objectives for a particular year, and

•	long-term incentives through equity-based compensation, including restricted stock and LTIP unit grants, intended to further promote retention through time-based vesting, to significantly align the financial interests of our executives with those of our stockholders and to encourage actions that maximize long-term stockholder value.
          Each of our executive officers is also entitled to certain benefits upon a change of control of the company or upon his or her termination from the company without “cause” or for “good reason,” including severance benefits and full vesting of all long-term incentives held by the officer. We provide these benefits to our executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us, and in order to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. These items are described under “— Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”
Determination of Compensation Awards
          The compensation committee annually reviews and determines the total compensation to be paid to our executive officers.
          Role of Management. Mr. Gold, our Chief Executive Officer, makes recommendations and presents analyses to the compensation committee based on its requests. He also discusses with the committee:
•	the company’s and its peers’ performance,

•	the financial and other impacts of proposed compensation changes on our business,

•	peer group data, and

•	the performance of the other executives, including information on how he evaluates the other executives’ individual and business unit performances.

          Mr. Gold attends compensation committee meetings, but he does not attend the portion of compensation committee meetings intended to be held without members of management present, or any deliberations relating to his own compensation. Our Chief Financial Officer, when directed accordingly, also provides information on the company’s and its peers’ performance and evaluates the financial implications of compensation committee actions under consideration and provides related information.
          Competitive Market Data and Compensation Consultant. The compensation committee has retained FPL Associates to provide executive compensation advisory services. Neither the compensation committee nor the company has any other professional relationship with FPL Associates, except that Ferguson Partners Ltd., an affiliate of FPL Associates, was also retained in connection with our identification and review of potential board candidates in 2007. In connection with the compensation committee’s year-end 2009 compensation review and determinations, FPL Associates provided data regarding market practices and provided advice regarding executive annual base salaries, bonuses and long-term incentive compensation, consistent with our compensation philosophies and objectives.
          In determining compensation for our executive officers, the compensation committee utilizes data and surveys provided by FPL Associates of the companies in our peer groups and examines each peer company’s performance and the compensation elements and levels provided to their executive officers. The compensation committee then carefully evaluates our corporate performance and generally determines whether the compensation elements and levels that we provide to our executive officers are appropriate relative to the compensation elements and levels provided to their counterparts at our peer companies, in light of each executive officer’s individual and business unit performance and contributions.
          The compensation committee, with input from the compensation consultant and management, annually reviews the composition of the peer groups and the criteria and data used in compiling the peer group lists, and makes appropriate modifications to account for certain factors such as peer company size, market capitalization, asset focus and growth statistics. The compensation committee does not consider the methodology that each peer company employs in making compensation decisions as a factor in selecting the companies for inclusion in the peer group.
          For 2009, the compensation committee utilized two peer groups of real estate companies, including the “office peer group” and the “size-based peer group.” The office peer group consisted of ten public REITs focused primarily on the development, ownership and operation of office properties, having individual total capitalizations in the range of $2.5 billion to $13.4 billion, with a median total capitalization of $4.8 billion, as of December 31, 2008. The office peer group included the following companies:

•	Alexandria Real Estate Equities, Inc.
•	Brandywine Realty Trust
•	Corporate Office Properties Trust
•	Digital Realty Trust, Inc.
•	Douglas Emmett, Inc.
•	Duke Realty Corporation
•	HCP, Inc.
•	Highwoods Properties, Inc.
•	Kilroy Realty Corporation
•	Mack-Cali Realty Corporation
          The size-based peer group included 15 public REITs which develop, own and operate properties for varying types of uses, having individual total capitalizations in the range of $2.1 billion to $5.3 billion, with a median total capitalization of $2.7 billion, as of December 31, 2008. The size-based peer group included the following REITs:

•	Alexandria Real Estate Equities, Inc.
•	Brandywine Realty Trust
•	BRE Properties, Inc.
•	Colonial Properties Trust
•	Corporate Office Properties Trust
•	DCT Industrial Trust Inc.
•	Equity One, Inc.
•	First Industrial Realty Trust, Inc.
•	Healthcare Realty Trust, Inc.
•	Highwoods Properties, Inc.
•	Kilroy Realty Corporation
•	National Retail Properties, Inc.
•	PS Business Parks, Inc.
•	Realty Income Corporation
•	Washington Real Estate Investment Trust
          Certain peers with characteristics within the two peer groups were not selected due to company size.
          Although the compensation committee obtains and reviews compensation data from the company’s peers, it does not believe that it is appropriate to establish compensation levels based solely on benchmarking. Instead, the compensation committee relies upon its judgment in making compensation decisions, after reviewing the specific performance criteria of the company and carefully evaluating an executive officer’s individual performance during the year and, for executive officers other than Mr. Gold, business unit performance during the year, each as more specifically described below. The compensation committee also considers the extensive experience and focused expertise of each of the executive officers in the life science real estate product type, which the compensation committee views as key elements for the long-term success of the company.

          Based on the performance of the company and our executive team, the compensation committee sought to target total compensation for 2009 for our executive officers at a level that was generally at or near the 75th percentile of the total compensation paid in 2008 (the most recent data available at that time) to executives holding comparable positions within the size-based peer group and at or near the 50th percentile of the total compensation paid in 2008 to executives holding comparable positions within the office peer group. The committee compared the executive compensation programs as a whole and also compared the pay of individual executives if the positions were sufficiently similar to make the comparisons meaningful. The compensation committee also sought to allocate total compensation between cash and equity compensation based on a number of factors, including the compensation mix of our peer group companies, total compensation targets, and the guidelines and requirements established in the executives’ employment agreements at the time of BioMed’s formation for base salaries and bonus ranges. However, the compensation committee does not have a stated policy regarding the mix of our executive officers’ compensation between cash and equity compensation. Instead, the compensation committee strives to strike an appropriate balance among base salary, annual bonus and long-term incentives, and it may adjust the allocation of pay in order to facilitate the achievement of BioMed’s objectives or remain competitive in the market for executive talent.
          Performance Measures. The compensation committee evaluates the executive officers based on three performance measures:
•	individual performance,

•	business unit performance (except for Mr. Gold), and

•	corporate performance.
          The three performance measures are accorded different weights depending on the executive officer and whether the compensation being evaluated is the annual bonus or long-term equity incentive compensation. The weightings are described in further detail under “— Elements of the Executive Compensation Program-Annual Bonuses” and “— Elements of the Executive Compensation Program — Long-Term Incentives — Restricted Stock and LTIP Unit Awards.”
          Individual Performance. In the beginning of each year, our Chief Executive Officer, with input from the individual executives, sets certain goals and expectations for each executive officer, tailored to the executive’s specific role within and expected contribution to the company as well as developmental requirements. These goals and expectations are generally subjective in nature and relate primarily to:
•	driving execution of BioMed’s business plan and the success of the company as a whole (without singularly focusing on achieving only the specific objectives within that officer’s area of responsibility),

•	demonstrated individual leadership skills,

•	continuous self-development,

•	teamwork,

•	fostering effective communication and coordination across company departments,

•	developing and motivating employees to achieve high performance,

•	cultivating employees’ engagement and alignment with our company’s core values, and

•	adaptability and flexibility to changing circumstances.
          While the compensation committee focuses on evaluating individual performance in the context of an overall effective manager, performance relative to the individual goals listed above generally requires a subjective evaluation, and the compensation committee may emphasize certain goals over others in its discretionary decision-making that do not lend themselves to a formulaic approach.
          Business Unit Performance. In the beginning of each year, our Chief Executive Officer, as a result of an extensive process involving analyses and discussions with management, sets certain goals and expectations for individual business units, which include, for example:
•	operating business units within the established budgets,

•	controlling general and administrative costs,

•	executing on acquisition and development programs according to plans,

•	achieving financing milestones and the optimal mix of borrowing designed to protect our long-term financial stability,

•	strengthening operational, budgeting and management processes, and

•	developing and managing the successful execution of appropriate leasing strategies.

          Although more objectively quantifiable than individual performance evaluations, business unit performance goals are still both quantitative and qualitative in nature, and the compensation committee exercises discretion in making business unit performance determinations by emphasizing certain goals over others and taking into account general business environment considerations with respect to each goal, including changes in the business environment that have occurred between when the goals were originally set and when the evaluation is conducted.
          Corporate Performance.
          Corporate Performance as a Component of Annual Bonus Determination. As a component in determining the executive officers’ annual bonuses, our company’s corporate performance is evaluated based on two criteria:
•	the achievement of per share funds from operations, or FFO, within the annual guidance range generally provided on the third quarter earnings press release of the preceding year, as adjusted for any stock splits, stock offerings or similar transactions, and

•	the achievement of two to three percent year-over-year growth in cash basis same property net operating income, or NOI.
          Our methodology for calculating FFO is described in detail above in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations.” We compute NOI by adding or subtracting certain items from net income, including minority interest in the operating partnership, gains or losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization, and general and administrative expenses. We use NOI as a performance measure because it reflects only those income and expense items that are incurred at the property level.
          In evaluating the achievement of these corporate performance goals, the compensation committee may exercise its discretion whether or not to make certain adjustments based on non-recurring events during the year.
          Corporate Performance as a Component of Long-Term Equity Incentive Determination. As a component in determining the executive officers’ long-term equity incentive awards, our company’s corporate performance is evaluated based on stockholder performance, which can be divided into two categories:
•	the company’s absolute total stockholder return for the year, which is calculated based on a combination of total dividend return and the change in common share price during the year, as adjusted for any stock splits, stock offerings or similar transactions, with an annual target absolute total stockholder return of nine percent, and

•	the company’s total stockholder return as compared to the MSCI US REIT Index, or RMS.
          We use total stockholder return as a long-term incentive award criteria because we believe it further aligns the interests of the executive to stockholder interests. In evaluating the achievement of these corporate performance goals, the compensation committee may exercise its discretion whether or not to make certain adjustments based on general equity market conditions.
Elements of the Executive Compensation Program
          The compensation committee carefully reviews the corporate performance of the company and individual and business unit performances of the executive officers to determine the appropriate level of total compensation for the executive officers, while also taking into consideration how each executive officer’s total compensation compares to other similarly situated executives in the peer companies as described above. In addition, the compensation committee seeks to optimally allocate total compensation among its various components, which include base salary, bonus and long-term equity incentive compensation, based on the criteria as described below.
Base Salary
          The initial base salary for each executive officer is provided in the employment agreement between BioMed and such officer, as described below under “— Potential Payments Upon Termination or Change in Control,” subject to annual increases based on increases in the consumer price index and further increases in the discretion of the board of directors or compensation committee. In determining base salary increases, the compensation committee considered each executive officer’s individual performance and business unit performance, as well as the company’s overall performance, market conditions and competitive salary information.
          In connection with the annual compensation review in January 2009, the compensation committee decided not to increase the annual base salaries of our executive officers. Messrs. Gold, Griffin and McDevitt also each waived their rights under their employment agreements to receive a consumer price index adjustment in their annual base salaries for 2009. For 2009, Mr. Gold’s annual base salary was $472,500 and each of Messrs. Griffin’s and McDevitt’s base salary was $313,500. In addition, pursuant to an amendment to his employment agreement, Mr. Kreitzer’s annual base salary was set at $100,000 for 2009.

          In connection with the annual review of their performance, in January 2010, the compensation committee approved increases to the annual base salaries of our executive officers, effective January 1, 2010. Mr. Gold’s annual base salary increased to $685,000, Mr. Griffin’s annual base salary increased to $438,000, and Mr. McDevitt’s annual base salary increased to $360,000. The compensation committee determined that these increases in salary were appropriate, in light of the strong individual performances and depth of expertise in the life science real estate product type of Messrs. Gold, Griffin and McDevitt, business unit performance with respect to Messrs. Griffin and McDevitt, and corporate performance, as described below. Mr. Kreitzer’s annual base salary remained at $100,000 for 2010.
          On February 12, 2010, in connection with Mr. McDevitt’s promotion to Executive Vice President, Real Estate, the compensation committee approved an additional increase of Mr. McDevitt’s annual base salary to $390,000, retroactive to January 1, 2010.
Annual Bonuses
          Our annual executive bonus program is intended to reward our executive officers for individual achievement in supporting the fulfillment of corporate objectives for the year, including financial and operating performance goals. Each Named Executive Officer’s annual bonus (other than Mr. Kreitzer) is also based in part on their employment agreements, which provide for annual bonus ranges as a percentage of base salary of 50% to 200% for Mr. Gold and 50% to 150% for each of Messrs. Griffin and McDevitt.
          In determining the executive officers’ respective annual bonuses, the compensation committee primarily considers the corporate performance of the company, while also taking into consideration the respective individual performances of each of the executive officers and the respective business unit performances for each of Messrs. Griffin and McDevitt. The company’s corporate performance is assessed through the evaluation of the company’s FFO per diluted share and same property cash NOI results, with FFO per diluted share weighted approximately twice as much as same property cash NOI.
          The following is a brief analysis of the compensation committee’s deliberations regarding individual and business unit performance on an executive by executive basis:
          Mr. Gold. Mr. Gold, as our Chief Executive Officer, is responsible for the overall management and stewardship of the company, including focusing on broader, longer-term corporate strategies. In its evaluation of Mr. Gold’s individual performance, the compensation committee noted the following accomplishments:
•	successfully guiding the company through a difficult economic environment to achieve strong overall operating results in 2009,

•	providing key leadership in the continual development of our strategy to ensure that stockholder value is maximized over the long-term, particularly with respect to:
o	raising capital and maintaining our strong long-term financial stability,

o	developing an aggressive leasing strategy to maximize the value of our properties,

o	driving the cost effective construction of our development and redevelopment properties, and

o	providing cost effective operational services to our tenants to meet their changing needs,
•	providing highly valuable guidance to the other executives and employees and effectively fostering an environment of dedicated professionalism and hard work, and

•	maintaining the right “tone at the top” and creating a culture of strong corporate governance, transparency and ethics.
          Mr. Griffin. Mr. Griffin, as our President and Chief Operating Officer, is responsible for the day-to-day execution of our corporate strategy. In 2009, Mr. Griffin also served as our Chief Financial Officer. In its evaluation of Mr. Griffin’s individual performance and business unit performance during 2009, the compensation committee noted the following accomplishments:
•	working with the Chief Executive Officer and BioMed Realty Trust, Inc.’s board of directors to effectively manage capital requirements, including:
o	closing on two loans totaling $368 million for our Center for Life Science Boston and 9865 Towne Centre Drive properties,

o	closing on a $203 million secured loan facility for our joint venture with Prudential Real Estate Investors,

o	increasing the aggregate borrowing capacity on our unsecured line of credit by $120 million to $720 million,

o	establishing a continuous equity offering program for shares of BioMed Realty Trust, Inc.’s common stock with aggregate gross proceeds of up to $120 million, and

o	completing a successful public offering of BioMed Realty Trust, Inc.’s common stock, raising approximately $167 million in net proceeds,
•	productive engagement with the board of directors across a wide spectrum of company matters,

•	continuing to provide the company greater exposure in the investor and analyst communities,

•	effective management of the company’s day-to-day to operations, including:
o	overseeing the execution of the company’s leasing program,

o	overseeing the identification and execution of property acquisitions,

o	overseeing the company’s development program,

o	raising capital and maintaining our strong long-term financial stability,

o	the management of property operations, and

o	the effective control of general and administrative expenses, and
•	fostering increased coordination and communication across our functional departments.
          Mr. McDevitt. Mr. McDevitt, as our Executive Vice President, Real Estate, is tasked with refining our leasing and acquisitions strategies with a focus on maximizing the value of our assets, as well as implementing and managing the execution of leasing and acquisition strategies on a company-wide basis. In its evaluation of Mr. McDevitt’s individual performance, the compensation committee noted the following accomplishments:
•	managing the regional leasing teams in the execution of over 1.7 million square feet of new leases, lease extensions and renewals in the five quarters ended December 31, 2009, significantly exceeding expectations in the context of challenging market conditions,

•	providing key mentorship, guidance and support of leasing and acquisitions team members as they assume greater responsibilities and leadership for executing the company’s strategy, and

•	continuing to establish strong relationships with major life science companies with significant space requirements, including through lease renewals and expansions with existing tenants, the execution of leases with new tenants and the development of ties with prospective tenants.
          Mr. Kreitzer. Mr. Kreitzer, our Executive Vice President and General Counsel, served in such capacity at 50% of a full-time work schedule in 2009. Mr. Kreitzer also continues to serve as a member of the board of directors of the company, and provides his guidance and leadership with respect to the company’s long-term strategy.
          In terms of corporate performance criteria, we achieved an FFO per diluted share of $1.64 for 2009. As adjusted for the company’s stock issuance in May 2009 and the impact of extinguishment of debt related to repurchase of Notes due 2026 in 2009, we achieved an estimated FFO per diluted share of $1.75 for 2009, which was five cents above the mid-point of the guidance range of $1.70 disclosed in our third quarter 2008 earnings press release in October 2008. In addition, excluding properties which had lease terminations in 2009, we achieved same property cash NOI year-over-year growth of 2.8% in the fourth quarter of 2009, which was 0.3% above the 2.5% targeted mid-point of the compensation committee’s two to three percent range.
          As a result of the strong individual performances and depth of expertise in the life science real estate product type of Messrs. Gold, Griffin and McDevitt, the achievements of the business units that Messrs. Griffin and McDevitt oversee, and the company’s strong financial performance in 2009 relative to previously issued guidance, the compensation committee awarded our Named Executive Officers the bonuses for the 2009 fiscal year as reflected in the Summary Compensation Table.
Long-Term Incentives — Restricted Stock and LTIP Unit Awards
          Long-term incentive awards are designed to increase senior management’s stock ownership in BioMed, to directly align employee compensation with the interests of our stockholders and to encourage actions that maximize long-term stockholder value. Our long-term incentive awards generally vest over three to five years, thereby providing an incentive for the grantee to remain with BioMed, and dividends are paid on the entirety of the grant from the date of the grant.
          The compensation committee provides a set dollar amount of long-term equity incentive awards that may be granted to executives and other employees, which is established annually by the committee based on a variety of factors, including the number of executives and key employees, the previous year’s pool size, peer company pool allotments and the general performance of the company. The total equity incentive award pool available for the 2009 year-end grants was set by the compensation committee at ten million dollars. Executives are generally allocated 60% of the pool, while other key employees are allocated the remaining 40% of the pool. While the compensation committee can grant up to the amount authorized in the equity incentive award pool, the committee takes into consideration the individual and business unit performance measures, business environment, competitive salary environment and company performance and impact to determine grants, which may result in the compensation committee granting less than the authorized amount.

          In determining the executive officers’ respective long-term incentive awards, the compensation committee primarily considers the corporate performance of the company, while also taking into consideration the respective individual performances of each of the executive officers and the respective business unit performances for each of Messrs. Griffin (including in his capacity as Chief Financial Officer in 2009) and McDevitt. The company’s corporate performance is measured by the absolute total stockholder return and relative stockholder return of the company, with each given equal weighting. In addition, the compensation committee may adjust the amounts of long-term incentive awards to avoid significant year-over-year fluctuations, to achieve targeted total compensation in light of salary levels and cash bonus awards, and to take into consideration peer company practices and the awards’ goals of long term performance and retention of highly talented executives.
          BioMed’s absolute total stockholder return for 2009 was 45.3%, and the RMS’s total stockholder return for 2009 was 28.6%. BioMed’s relative total stockholder return outperformed the RMS’s total stockholder return by 16.7%.
          For the 2009 fiscal year, in January 2010, Mr. Gold was granted 183,240 shares of restricted stock, Mr. Griffin was granted 107,220 shares of restricted stock, Mr. McDevitt was granted 51,400 shares of restricted stock, and Mr. Kreitzer was granted 3,020 shares of restricted stock. In total, the Named Executive Officers received $5.4 million of the $6.0 million available under the executive pool for 2009. These awards were based upon the compensation committee’s consideration of the foregoing factors, as well as the committee’s assessment of the economic environment, the company’s share price, the number and dollar value of prior equity awards granted to the executives, and the total compensation to the executives in absolute terms and with reference to the total compensation paid to similarly situated executives at the company’s peers. The awards vest at a rate of 25% per year for Messrs. Gold, Griffin and McDevitt and vest approximately one year after the date of grant for Mr. Kreitzer. The equity incentive awards granted to our Named Executive Officers in 2009 are reflected in the Grants of Plan-Based Awards table.
          On February 12, 2010, in connection with Mr. McDevitt’s promotion to Executive Vice President, Real Estate, Mr. McDevitt was granted an additional 33,624 shares of restricted stock, which vest at a rate of 25% per year.
Equity Grant Practices
          The annual awards of unvested restricted stock and LTIP units are typically granted to our executive officers at the compensation committee’s regularly scheduled meeting in the first quarter of each year. Such equity awards are effective upon grant. Board and committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the company. We have not awarded any stock options.
Other Benefits
          We provide benefits such as a 401(k) plan, medical, dental and life insurance and disability coverage for all of our employees, including our executive officers. We also provide personal paid time off and other paid holidays to all employees, including the executive officers, which are similar to those provided at comparable companies. In addition, under the terms of the executive officers’ employment agreements described below, we provide reimbursement for the premiums for long-term disability and life insurance policies and car allowances. We believe that our employee benefit plans are an appropriate element of compensation, are competitive within our peer group companies and are necessary to attract and retain employees.
Employment Agreements
          In order to specify our expectations with regard to our executive officers’ duties and responsibilities and to provide greater certainty with regard to the amounts payable to our executive officers in connection with certain terminations or change in control events, BioMed Realty Trust, Inc.’s board of directors has approved and we have entered into employment agreements with certain of our executive officers, which are described in more detail under “— Severance Arrangements” and “Potential Payments Upon Termination or Change in Control” below.
Tax Deductibility of Executive Compensation
          The compensation committee considers the anticipated tax treatment to the company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of the executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the committee’s control also can affect deductibility of compensation. The committee’s general policy is to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals. Accordingly, the compensation committee has not adopted a policy that all compensation must be deductible.
Compensation Committee Interlocks and Insider Participation
          There were no insider participations or compensation committee interlocks among the members of the compensation committee during fiscal year 2009. At all times during fiscal year 2009, the compensation committee was comprised solely of independent, non-employee directors.

Compensation Risk Analysis
          In early 2010, the compensation committee, with input from management, assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the company. After that assessment, the compensation committee determined that none of our compensation policies or programs encourage any employee to take on excessive risks that are reasonably likely to have a material adverse effect on the company. The compensation committee’s assessment noted certain key attributes of our compensation policies and programs that help to reduce the likelihood of excessive risk taking, including:
•	The program design provides a balanced mix of cash and equity compensation, fixed and variable compensation and annual and long-term incentives. The fixed portion of compensation (base salary) is designed to provide reliable base income regardless of the company’s stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions are designed to motivate our executives to produce superior long- and short-term corporate performance.

•	Corporate performance objectives, which are factors considered in determining compensation, are designed to be consistent with the company’s overall business plan and strategy, as guided by BioMed Realty Trust, Inc.’s board of directors.

•	The determination of executive incentive awards is based on a review of a variety of indicators of performance, including both financial and non-financial goals over both the long- and short-term, reducing the risk associated with any single indicator of performance.

•	We grant equity incentive awards that vest over multi-year periods, designed to ensure that executives and key employees have significant portions of their compensation tied to long-term stock price performance and have their economic interests aligned with those our stockholders.

•	Our compensation committee has the right to exercise discretion over executive compensation decisions.
Summary Compensation Table
          The table below summarizes the total compensation paid or earned by each of our Named Executive Officers for the fiscal years ended December 31, 2009, 2008 and 2007.

				Stock		All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards		Compensation(2)	Total
Alan D. Gold	2009	$472,500	$1,417,500	$1,912,750	(3)	$269,064	$4,071,814
Chairman and Chief Executive Officer	2008	472,500	567,000	1,052,400	(4)	185,863	2,277,763
	2007	450,000	1,203,527	1,566,075	(5)	156,077	3,375,679

R. Kent Griffin, Jr.	2009	313,500	783,750	983,700	(3)	184,949	2,265,899
President, Chief Operating Officer and	2008	313,500	351,120	795,664	(4)	158,291	1,618,575
former Chief Financial Officer (6)	2007	298,500	606,466	1,938,950	(5)	125,058	2,968,974

Gary A. Kreitzer	2009	100,000	—	32,790	(3)	53,778	186,568
Executive Vice President and	2008	157,500	—	221,028	(4)	88,491	467,019
General Counsel	2007	150,000	303,555	1,342,350	(5)	96,726	1,892,631

Matthew G. McDevitt	2009	313,500	470,250	655,800	(3)	158,283	1,597,833
Executive Vice President,	2008	313,500	250,800	707,262	(4)	164,831	1,436,393
Real Estate	2007	298,500	609,798	2,088,100	(5)	144,989	3,141,387

(1)	The bonuses to our Named Executive Officers for the fiscal year ended December 31, 2007 were payable in a combination of vested LTIP units, shares of BioMed Realty Trust, Inc.’s common stock and cash, as set forth below:

	Dollar Value of	Dollar Value of
Name	LTIP Units(a)	Common Stock(a)	Cash	Total
Alan D. Gold	$229,275	—	$974,252	$1,203,527
R. Kent Griffin, Jr.	78,773	$78,750	448,943	606,466
Gary A. Kreitzer	43,755	—	259,800	303,555
Matthew G. McDevitt	140,026	—	469,772	609,798
(a)	Based on the closing market price of BioMed Realty Trust, Inc.’s common stock of $22.29 on January 30, 2008, the date of grant.

(2)	All other compensation for 2009 represents health, life and disability insurance premiums, 401(k) matching contributions, automobile allowances and dividends and distributions on unvested restricted stock and LTIP units (and excludes dividends and distributions on vested restricted stock and LTIP units), as follows:

				Dividends
				Paid on
		401(K)		Unvested
	Insurance	Matching	Automobile	Stock and	Total Other
Name	Premiums	Contributions(a)	Allowances	LTIP Units	Compensation
Alan D. Gold	$23,499	$8,250	$12,000	$225,315	$269,064
R. Kent Griffin, Jr.	25,422	8,250	9,000	142,277	184,949
Gary A. Kreitzer	10,362	3,053	4,500	35,863	53,778
Matthew G. McDevitt	24,228	8,250	9,000	116,805	158,283
(a)	We established and maintain a retirement savings plan under Section 401(k) of the Code to cover our eligible employees, including our executive officers, which became effective as of January 1, 2005. The plan allows eligible employees to defer, within prescribed limits, up to 100% of their compensation on a pre-tax basis through contributions to the plan. We currently match each eligible participant’s contributions, within prescribed limits, with an amount equal to 50% of such participant’s initial 6% tax-deferred contributions. In addition, we reserve the right to make additional discretionary contributions on behalf of eligible participants.

(3)	Represents the grant date fair value of restricted stock awarded in 2009 based on the closing price of BioMed Realty Trust, Inc.’s common stock on the date of such grants, as determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation (ASC Topic 718). Messrs. Gold, Griffin, Kreitzer and McDevitt were awarded 175,000, 90,000, 3,000 and 60,000 shares of restricted stock, respectively. The restricted stock vests 25% annually on each of January 1, 2010, 2011, 2012 and 2013 with respect to awards granted to Messrs. Gold, Griffin and McDevitt, and approximately one year from the date of grant with respect to the award granted to Mr. Kreitzer. Dividends are paid on the entirety of the grant from the date of the grant.

(4)	Represents the grant date fair value of restricted stock and LTIP units awarded in 2008 based on the closing price of BioMed Realty Trust, Inc.’s common stock on the date of such grants, as determined in accordance with ASC Topic 718. Messrs. Gold, Griffin, Kreitzer and McDevitt were awarded 47,214, 35,696, 9,916 and 31,730 LTIP units and/or shares of restricted stock, respectively. The restricted stock vests 20% annually on each of January 1, 2009, 2010, 2011, 2012 and 2013. Dividends are paid on the entirety of the grant from the date of the grant.

(5)	Represents the grant date fair value of restricted stock and LTIP units awarded in 2007 based on the closing price of BioMed Realty Trust, Inc.’s common stock on the date of such grants, as determined in accordance with ASC Topic 718. Messrs. Gold, Griffin, Kreitzer and McDevitt were awarded 52,500, 65,000, 45,000 and 70,000 LTIP units and/or shares of restricted stock, respectively. The restricted stock vests 25% annually on each of January 1, 2010, 2011, 2012 and 2013. Dividends are paid on the entirety of the grant from the date of the grant.

(6)	Mr. Griffin served as Chief Financial Officer in 2009 and continued to serve as Chief Financial Officer in 2010 until the appointment of Greg N. Lubushkin as Chief Financial Officer on June 1, 2010. Mr. Griffin continues to serve as President and Chief Operating Officer.
Grants of Plan-Based Awards
          The table below provides information about restricted stock awards granted to our Named Executive Officers during the fiscal year ended December 31, 2009.

			Grant Date Fair
		All Other Stock Awards: Number	Value of Stock
	Grant Date	of Shares of Stock or Units(1)	Awards(2)
Alan D. Gold	1/13/09	175,000	$1,912,750
R. Kent Griffin, Jr.	1/13/09	90,000	983,700
Gary A. Kreitzer	1/13/09	3,000	32,790
Matthew G. McDevitt	1/13/09	60,000	655,800

(1)	The restricted stock vests 25% annually on each of January 1, 2010, 2011, 2012 and 2013 with respect to awards granted to Messrs. Gold, Griffin and McDevitt, and approximately one year from the date of grant with respect to the award granted to Mr. Kreitzer.

(2)	This column has been calculated by multiplying the closing market price of BioMed Realty Trust, Inc.’s common stock on the grant date for the restricted stock awards by the number of shares awarded, as determined in accordance with ASC Topic 718. The closing market price on January 13, 2009 was $10.93.

Severance Arrangements
          Employment Agreements. Except as provided below, all of the employment agreements with our executive officers contain substantially similar terms. We believe that the employment agreements offer competitive terms and are appropriate to attract and retain individuals at the executive officer level.
          We entered into employment agreements, effective as of August 6, 2004, with Messrs. Gold, Kreitzer and McDevitt and an employment agreement, effective as of March 27, 2006, with Mr. Griffin. On December 14, 2007, we entered into amended and restated employment agreements with Messrs. Gold, Griffin, Kreitzer and McDevitt, all of which were further amended on December 15, 2008. The primary purpose of the amendments to the amended and restated employment agreements was to reflect certain title changes and to ensure that certain payments to be made pursuant to the employment agreements will be exempt from or comply with the requirements of Section 409A of the Code. In addition, the amendment to Mr. Kreitzer’s amended and restated employment agreement provided that Mr. Kreitzer would receive an annual base salary of $100,000 commencing on January 1, 2009.
          The employment agreements provide for Mr. Gold to serve as our Chairman and Chief Executive Officer, Mr. Griffin to serve as our President and Chief Operating Officer, Mr. Kreitzer to serve as our Executive Vice President and General Counsel, and Mr. McDevitt to serve as our Executive Vice President. These employment agreements require Messrs. Gold, Griffin, Kreitzer and McDevitt, as applicable, to devote such attention and time to our affairs as is necessary for the performance of their duties (provided that, in the case of Mr. Kreitzer, he is not required to devote more than 50% of a full-time work schedule), but also permit them to devote time to their outside business interests consistent with past practice. Under the employment agreements with Messrs. Gold and Kreitzer, we will use our best efforts to cause Mr. Gold to be nominated and elected as Chairman of BioMed Realty Trust, Inc.’s board of directors and Mr. Kreitzer to be nominated and elected as a member of BioMed Realty Trust, Inc.’s board of directors.
          Each of the employment agreements with Messrs. Gold, Griffin, Kreitzer and McDevitt has a term of one year and provides for automatic one-year extensions thereafter, unless either party provides at least six months’ notice of non-renewal.
          The employment agreements provide for:
•	initial annual base salaries, subject to annual increases based on increases in the consumer price index and further increases in the discretion of BioMed Realty Trust, Inc.’s board of directors or the compensation committee of BioMed Realty Trust, Inc.’s board of directors,

•	Eligibility for annual cash performance bonuses, based on the satisfaction of performance goals established by BioMed Realty Trust, Inc.’s board of directors or the compensation committee of BioMed Realty Trust, Inc.’s board of directors,

•	participation in other incentive, savings and retirement plans applicable generally to our senior executives,

•	medical and other group welfare plan coverage and fringe benefits provided to our senior executives,

•	payment of the premiums for a long-term disability insurance policy which will provide benefits equal to at least 60% of an executive’s annual base salary,

•	payment of the premiums for a $1 million term life insurance policy, and

•	monthly payments of $750 ($1,000 in the case of Mr. Gold and $375 in the case of Mr. Kreitzer) for an automobile allowance.
          Each executive, other than Mr. Kreitzer, has a minimum annual cash bonus equal to 50% of base salary. Mr. Gold’s annual cash bonus may be up to 200% of his base salary. Messrs. Griffin and McDevitt may have annual cash bonuses up to 150% of their base salary.

          The employment agreements provide that, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:
•	an amount, which we refer to as the severance amount, equal to the sum of the then-current annual base salary plus average bonus over the prior three years, multiplied by:
o	with respect to Messrs. Gold, Griffin and Kreitzer, three, or

o	with respect to Mr. McDevitt, one,
50% of which amount shall be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable, and the remaining 50% of which amount will be paid in a lump sum on March 1 of the year following the calendar year when the termination occurs,
•	an amount equal to the premiums for long-term disability insurance and life insurance for twelve months, which shall be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable,

•	health benefits for 18 months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer,

•	up to $15,000 worth of outplacement services at our expense, and

•	100% of the unvested stock options held by the executive will become fully exercisable and 100% of the unvested restricted stock held by such executive will become fully vested.
          Under the employment agreements, we agree to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment.
          Each employment agreement provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within one year after a “change in control” (as defined in the applicable employment agreement), then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason. However, the severance amount shall be paid in a lump sum.
          Each employment agreement also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability. Specifically, each executive or, in the event of the executive’s death, his beneficiaries, will receive:
•	an amount equal to the then-current annual base salary,

•	health benefits for the executive and/or his eligible family members for twelve months following the executive’s termination of employment, and

•	in the event the executive’s employment is terminated as a result of his disability, we will pay, in a single lump sum payment, an amount equal to twelve months of premiums on the long-term disability and life insurance policies described above.
          The employment agreements also contain standard confidentiality provisions, which apply indefinitely, and non-solicitation provisions, which apply during the term of the employment agreements and for any period thereafter during which the executive is receiving payments from us.
2004 Incentive Award Plan
          We have adopted the amendment and restatement of the 2004 Incentive Award Plan of BioMed Realty Trust, Inc. and BioMed Realty, L.P., which became effective on May 27, 2009. Our 2004 Incentive Award Plan provides for the grant to employees and consultants of our company and our operating partnership (and their respective subsidiaries) and directors of our company of stock options, restricted stock, LTIP units, dividend equivalents, stock appreciation rights, restricted stock units and other incentive awards. Only employees of our company and its qualifying subsidiaries are eligible to receive incentive stock options under our 2004 Incentive Award Plan. We have reserved a total of 5,340,000 shares of BioMed Realty Trust, Inc.’s common stock for issuance pursuant to the 2004 Incentive Award Plan, subject to certain adjustments as set forth in the plan. As of December 31, 2009, 1,645,111 shares of restricted stock and 640,150 LTIP units had been granted and 3,054,739 shares remained available for future grants under the 2004 Incentive Award Plan.

Outstanding Equity Awards at Fiscal Year-End
          The table below provides information about outstanding equity awards for each of our Named Executive Officers as of December 31, 2009.

	Stock Awards
	Number of Shares of	Market Value of Shares
	Stock or Units That	of Stock or Units That
Name	Have Not Vested(1)	Have Not Vested(2)
Alan D. Gold	239,022	$3,771,767
R. Kent Griffin, Jr.	151,058	2,383,695
Gary A. Kreitzer	33,433	527,573
Matthew G. McDevitt	120,384	1,899,660

(1)	The equity awards granted vest over four to five years, and vest in one year with respect to the grant of shares of restricted stock to Mr. Kreitzer.

(2)	Market value has been calculated as the closing market price of BioMed Realty Trust, Inc.’s common stock at December 31, 2009 of $15.78, multiplied by the outstanding unvested restricted stock or LTIP unit awards for each Named Executive Officer.
Stock Vested
          The table below provides information about restricted stock and LTIP unit vesting for each of our Named Executive Officers during the fiscal year ended December 31, 2009, except that it does not include restricted stock and LTIP units that vested on January 1, 2009 and instead includes restricted stock and LTIP units that vested on January 1, 2010. Restricted stock and LTIP units that vested on January 1, 2009 are reported in our 2009 proxy statement.

	Stock and Unit Awards
	Number of Shares or
	Units Acquired on	Value Realized on
Name	Vesting(1)	Vesting(2)
Alan D. Gold	66,318	$1,046,498
R. Kent Griffin, Jr.	45,890	724,144
Gary A. Kreitzer	16,233	256,157
Matthew G. McDevitt	38,846	612,990

(1)	This column represents the aggregate of equity grants from August 6, 2004 through December 31, 2009 to the Named Executive Officers that vested on January 1, 2010. Restricted stock and LTIP units that vested on January 1, 2009 are reported in BioMed Realty Trust, Inc.’s 2009 proxy statement.

(2)	This column represents the value as calculated by multiplying the closing market price of BioMed Realty Trust, Inc.’s common stock at December 31, 2009 of $15.78, by the number of shares that vested.
Potential Payments Upon Termination or Change in Control
          The table below reflects the amount of compensation that each of our Named Executive Officers would be entitled to receive under his existing employment agreement with the company upon termination of such executive’s employment in certain circumstances. The amounts shown assume that such termination was effective as of December 31, 2009, and are only estimates of the amounts that would be paid out to such executives upon termination of their employment. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the company. In the event of a termination by the company for cause or by the executive without good reason, including in connection with a change in control, such executive would not be entitled to any of the amounts reflected in the table.

			Termination
		Termination	w/o Cause or
		w/o Cause or	for Good
		for Good	Reason (in
		Reason (apart	connection
		from Change-	with Change-
Name	Benefit	in-Control)(1)	in-Control) (1)	Death	Disability(2)
Alan D. Gold	Severance Payment	$4,605,527	$4,605,527	$472,500	$472,500
	Accelerated Equity Award Vesting(3)	3,771,767	3,771,767	—	—
	Medical Benefits(4)	25,104	25,104	16,736	16,736
	Long-Term Disability Benefits(5)	840	840	—	840
	Life Insurance Benefits(5)	5,923	5,923	—	5,923
	Outplacement Services	15,000	15,000	—	—
	Excise Tax Gross-up(6)	—	—	—	—

Total Value:		$8,424,161	$8,424,161	$489,236	$495,999

R. Kent Griffin, Jr.	Severance Payment	$2,681,836	$2,681,836	$313,500	$313,500
	Accelerated Equity Award Vesting(3)	2,383,695	2,383,695	—	—
	Medical Benefits(4)	24,698	24,698	16,465	16,465
	Long-Term Disability Benefits(5)	8,235	8,235	—	8,235
	Life Insurance Benefits(5)	722	722	—	722
	Outplacement Services	15,000	15,000	—	—
	Excise Tax Gross-up(6)	—	1,330,297	—	—

Total Value:		$5,114,186	$6,444,483	$329,965	$338,922

Gary A. Kreitzer	Severance Payment	$603,555	$603,555	$100,000	$100,000
	Accelerated Equity Award Vesting(3)	527,573	527,573	—	—
	Medical Benefits(4)	12,078	12,078	8,052	8,052
	Long-Term Disability Benefits(5)	405	405	—	405
	Life Insurance Benefits(5)	73	73	—	73
	Outplacement Services	15,000	15,000	—	—
	Excise Tax Gross-up(6)	—	—	—	—

Total Value:		$1,158,684	$1,158,684	$108,052	$108,530

Matthew G. McDevitt	Severance Payment	$757,116	$757,116	$313,500	$313,500
	Accelerated Equity Award Vesting(3)	1,899,660	1,899,660	—	—
	Medical Benefits(4)	23,574	23,574	15,716	15,716
	Long-Term Disability Benefits(5)	7,754	7,754	—	7,754
	Life Insurance Benefits(5)	758	758	—	758
	Outplacement Services	15,000	15,000	—	—
	Excise Tax Gross-up(6)	—	—	—	—

Total Value:		$2,703,862	$2,703,862	$329,216	$337,728

(1)	In the event the executive’s employment is terminated without cause or for good reason, other than within one year after a change in control, 50% of the severance payment will be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable and the remaining 50% will be paid in a lump sum on March 1 of the year following the calendar year during which the termination occurs. If the executive’s employment is terminated without cause or for good reason within one year after a change in control, the severance payment is paid in a single lump sum. The severance payment is an amount equal to the sum of the then-current annual base salary plus average bonus over the prior three years (or such lesser number of years as the executive has been employed by us), multiplied by (a) with respect to Messrs. Gold, Kreitzer and Griffin, three, or (b) with respect to Mr. McDevitt, one. The calculations in the table are based on the annual base salary on December 31, 2009 and an averaging of the bonuses paid in 2008, 2009 and 2010.

(2)	This column assumes permanent disability (as defined in the existing employment agreements) for each executive at December 31, 2009.

(3)	For purposes of this calculation, each executive’s total unvested equity awards, including restricted stock and LTIP units, on December 31, 2009 are multiplied by the closing market price of BioMed Realty Trust, Inc.’s common stock at December 31, 2009 of $15.78.

(4)	If the executive’s employment is terminated without cause or for good reason, this figure represents the amount needed to pay for health benefits for the executive and his eligible family members for 18 months following the executive’s termination of employment at the same level as in effect immediately preceding such termination.

(5)	Represents the amount needed to pay, in a single lump sum, for premiums for long-term disability and life insurance for twelve months at the levels in effect for each executive officer as of December 31, 2009.

(6)	Under the employment agreement of each executive, we agree to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount and we will not be required to make the gross-up payment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE
     We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, BioMed Realty Trust, Inc.’s audit committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction shall be consummated and shall continue only if the audit committee has approved or ratified the transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, or any successor provision, as then in effect, except that the $120,000 threshold stated therein shall be deemed to be $60,000.
Formation Transactions and Contribution of Properties
     BioMed Realty Trust, Inc. was formed as a Maryland corporation on April 30, 2004. We also formed our operating partnership, BioMed Realty, L.P., as a Maryland limited partnership on April 30, 2004. In connection with BioMed Realty Trust, Inc.’s initial public offering in August 2004, we acquired interests in six properties through our operating partnership that were previously owned by limited partnerships and a limited liability company in which Messrs. Gold, Kreitzer and McDevitt, entities affiliated with them, and private investors and tenants who are not affiliated with them owned interests.
Contribution Agreements
     We received the interests in the properties contributed by our executive officers and their affiliates under contribution agreements with the individuals or entities that held those interests. Under the contribution agreements we agreed that if our operating partnership directly or indirectly sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in the properties contributed by our executive officers and their affiliates before the tenth anniversary of the completion of our initial public offering, then our operating partnership will indemnify each contributor for all direct and indirect adverse tax consequences. The calculation of damages will not be based on the time value of money or the time remaining within the indemnification period. These tax indemnities do not apply to the disposition of a restricted property under certain circumstances.
     We have also agreed for a period of ten years following the date of BioMed Realty Trust, Inc.’s initial public offering to use reasonable best efforts consistent with our fiduciary duties to maintain at least $8.0 million of debt, some of which must be property specific, to enable the contributors of these properties to guarantee such debt in order to defer any taxable gain they may incur if our operating partnership repays existing debt.
Redemption or Exchange of the Limited Partnership Units in our Operating Partnership
     As of October 1, 2005, limited partners of our operating partnership, including Messrs. Gold, Kreitzer and McDevitt, have the right to require our operating partnership to redeem all or a part of their units for cash, based upon the fair market value of an equivalent number of shares of BioMed Realty Trust, Inc.’s common stock at the time of the redemption, or, at our election, shares of BioMed Realty Trust, Inc.’s common stock in exchange for such units, subject to certain ownership limits set forth in our charter. As of June 30, 2010, the limited partners of our operating partnership held units exchangeable for an aggregate of 2,593,538 shares of BioMed Realty Trust, Inc.’s common stock, assuming the exchange of units into shares of common stock on a one-for-one basis.
Other Benefits to Related Parties
     Messrs. Gold and Kreitzer have agreed to indemnify the lenders of the debt on the contribution properties for certain losses incurred by the lender as a result of breaches by the borrowers of the loan documents. In connection with BioMed Realty Trust, Inc.’s initial public offering, we agreed to indemnify Messrs. Gold and Kreitzer against any payments they may be required to make under such indemnification agreements. However, our indemnification obligation will not be effective with respect to losses relating to a breach of the environmental representations and warranties made to our operating partnership by Messrs. Gold and Kreitzer in their respective contribution agreements. For losses relating to such breaches, Messrs. Gold and Kreitzer have agreed to indemnify our operating partnership.
     We have entered into a registration rights agreement with the limited partners in our operating partnership to provide registration rights to holders of common stock to be issued upon redemption of their units. Pursuant to the registration rights agreement, in the fourth quarter of 2005, we filed and caused to become effective a registration statement on Form S-3 for the registration of the common stock to be issued upon redemption of the units, which expired in the fourth quarter of 2008. Prior to that registration statement’s expiration, we filed and caused to become effective a new registration statement on Form S-3 for the registration of the common stock to be issued upon redemption of the units.

Director Independence
     NYSE listing standards require NYSE-listed companies, such as BioMed Realty Trust, Inc., to have a majority of independent board members and a nominating and corporate governance committee, compensation committee and audit committee each composed solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company).
     In addition, the NYSE listing standards provide that a director is not independent if:
     (1) the director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer of the listed company;
     (2) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
     (3) (a) the director is a current partner or employee of a firm that is the listed company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time;
     (4) the director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee; or
     (5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.
     The board of directors of BioMed Realty Trust, Inc. by resolution has affirmatively determined that, based on the standards set forth in NYSE rules and our corporate governance documents, all of the directors elected to BioMed Realty Trust, Inc.’s board at the 2010 Annual Meeting are independent, except for Messrs. Gold and Kreitzer.

DESCRIPTION OF OTHER INDEBTEDNESS
Mortgage Notes Payable
     A summary of our outstanding consolidated mortgage notes payable as of June 30, 2010 is as follows (dollars in thousands):

		Effective
	Stated Fixed	Interest	Principal Balance
	Interest Rate	Rate	June 30, 2010	Maturity Date
Ardentech Court	7.25%	5.06%	$4,296	July 1, 2012
Bridgeview Technology Park I	8.07%	5.04%	11,172	January 1, 2011
500 Kendall Street (Kendall D)	6.38%	5.45%	65,168	December 1, 2018
Lucent Drive	4.75%	4.75%	5,015	January 21, 2015
6828 Nancy Ridge Drive	7.15%	5.38%	6,541	September 1, 2012
Road to the Cure	6.70%	5.78%	14,828	January 31, 2014
Science Center Drive	7.65%	5.04%	10,891	July 1, 2011
Shady Grove Road	5.97%	5.97%	147,000	September 1, 2016
Sidney Street	7.23%	5.11%	27,867	June 1, 2012
9865 Towne Centre Drive	7.95%	7.95%	17,762	June 30, 2013
900 Uniqema Boulevard	8.61%	5.61%	1,103	May 1, 2015

			658,837
Unamortized premiums(1)			6,030

			$664,867

(1)	Premiums were recorded upon assumption of the mortgage notes payable at the time of the related property acquisition to account for above-market interest rates. Amortization of these premiums is recorded as a reduction to interest expense over the remaining term of the respective note using a method that approximates the effective-interest method.
     The net carrying value of properties (investments in real estate) secured by our mortgage notes payable was $1.2 billion at June 30, 2010.
Unsecured Line of Credit
     Our unsecured line of credit with KeyBank National Association (KeyBank) and other lenders has a borrowing capacity of $720.0 million and a maturity date of August 1, 2011. The unsecured line of credit bears interest at a floating rate equal to, at our option, either (1) reserve adjusted LIBOR plus a spread which ranges from 100 to 155 basis points, depending on our leverage, or (2) the higher of (a) the prime rate then in effect plus a spread which ranges from 0 to 25 basis points, or (b) the federal funds rate then in effect plus a spread which ranges from 50 to 75 basis points, in each case, depending on our leverage. Subject to the administrative agent’s reasonable discretion, we may increase the amount of the unsecured line of credit to $1.0 billion upon satisfying certain conditions. In addition, we, at our sole discretion, may extend the maturity date of the unsecured line of credit to August 1, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. We have deferred the loan costs associated with the subsequent amendments to the unsecured line of credit, which are being amortized to expense with the unamortized loan costs from the original debt facility over the remaining term.
     At June 30, 2010, we had $170.5 million in outstanding borrowings on our unsecured line of credit, with a weighted-average interest rate of 1.6% (excluding the effect of interest rate swaps) and a weighted-average interest rate of 3.0% on the unhedged portion of the outstanding debt of approximately $20.5 million. At June 30, 2010, we had additional borrowing capacity under the unsecured line of credit of up to approximately $537.8 million (net of outstanding letters of credit issued by us and drawable on the unsecured line of credit of approximately $11.7 million).
     The terms of the credit agreement for the unsecured line of credit includes certain restrictions and covenants, which limit, among other things, the payment of dividends and the incurrence of additional indebtedness and liens. The terms also require compliance with financial ratios relating to the minimum amounts of net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured and secured recourse indebtedness, leverage ratio and certain investment limitations. The dividend restriction referred to above provides that, except to enable BioMed Realty Trust, Inc. to continue to qualify as a REIT for federal income tax purposes, BioMed Realty Trust, Inc. will not make distributions with respect to common stock or other equity interests in an aggregate amount for the preceding four fiscal quarters in excess of 95% of funds from operations, as defined, for such period, subject to other adjustments. Management believes that it was in compliance with the covenants as of June 30, 2010.

    Exchangeable Senior Notes Due 2026, net
     On September 25, 2006, we issued $175.0 million aggregate principal amount of our Notes due 2026. The Notes due 2026 are general senior unsecured obligations and rank equally in right of payment with all of our other senior unsecured indebtedness. Interest at a rate of 4.50% per annum is payable on April 1 and October 1 of each year, until the stated maturity date of October 1, 2026. The terms of the Notes due 2026 are governed by an indenture, dated September 25, 2006, among us, as issuer, BioMed Realty Trust, Inc., as guarantor, and U.S. Bank National Association, as trustee. The Notes due 2026 contain an exchange settlement feature, which provides that the Notes due 2026 may, on or after September 1, 2026 or under certain other circumstances, be exchangeable for cash (up to the principal amount of the Notes due 2026) and, with respect to excess exchange value, into, at BioMed Realty Trust, Inc.’s option, cash, shares of BioMed Realty Trust, Inc.’s common stock or a combination of cash and shares of BioMed Realty Trust, Inc.’s common stock at the then applicable exchange rate. The initial exchange rate was 26.4634 shares per $1,000 principal amount of Notes due 2026, representing an exchange price of approximately $37.79 per share. If certain designated events occur on or prior to October 6, 2011 and a holder elects to exchange Notes due 2026 in connection with any such transaction, BioMed Realty Trust, Inc. will increase the exchange rate by a number of additional shares of common stock based on the date the transaction becomes effective and the price paid per share of BioMed Realty Trust, Inc.’s common stock in the transaction, as set forth in the indenture governing the Notes due 2026. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of $0.29 per share of BioMed Realty Trust, Inc.’s common stock. As a result of past increases in the quarterly cash distribution, the exchange rate is currently 26.8135 shares of BioMed Realty Trust, Inc.’s common stock per $1,000 principal amount of Notes due 2026. We may redeem the Notes due 2026, in whole or in part, at any time to preserve BioMed Realty Trust, Inc.’s status as a REIT or at any time on or after October 6, 2011 for cash at 100% of the principal amount plus accrued and unpaid interest. The holders of the Notes due 2026 have the right to require us to repurchase the Notes due 2026, in whole or in part, for cash on each of October 1, 2011, October 1, 2016 and October 1, 2021, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes due 2026 plus accrued and unpaid interest.
     In January 2010, we completed the repurchase of approximately $6.3 million face value of the Notes due 2026 at par. In June 2010, we completed an additional repurchase of approximately $18.0 million face value of the Notes due 2026 at 100.3% of par. As of June 30, 2010, an aggregate of approximately $21.9 million of the Notes due 2026 remained outstanding.
    Exchangeable Senior Notes Due 2030
     On January 11, 2010, we issued $180.0 million aggregate principal amount of our Notes due 2030. The Notes due 2030 are general senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. Interest at a rate of 3.75% per annum is payable on January 15 and July 15 of each year, beginning July 15, 2010 until the stated maturity date of January 15, 2030. The terms of the Notes due 2030 are governed by an indenture, dated January 11, 2010, among us, as issuer, BioMed Realty Trust, Inc., as guarantor, and U.S. Bank National Association, as trustee. The Notes due 2030 may be exchanged for shares of BioMed Realty Trust, Inc.’s common stock at an initial exchange rate of 55.0782 shares per $1,000 principal amount of Notes due 2030, representing an exchange price of approximately $18.16 per share. If certain designated events occur on or prior to January 21, 2015 and a holder elects to exchange Notes due 2030 in connection with any such transaction, BioMed Realty Trust, Inc. will increase the exchange rate by a number of additional shares of common stock based on the date the transaction becomes effective and the price paid per share of BioMed Realty Trust, Inc.’s common stock in the transaction, as set forth in the indenture governing the Notes due 2030. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of $0.14 per share of BioMed Realty Trust, Inc.’s common stock. We may redeem the Notes due 2030, in whole or in part, at any time to preserve BioMed Realty Trust, Inc.’s status as a REIT or at any time on or after January 21, 2015 for cash at 100% of the principal amount plus accrued and unpaid interest. The holders of the Notes due 2030 have the right to require us to repurchase the Notes due 2030, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes due 2030 plus accrued and unpaid interest. As of June 30, 2010, an aggregate of approximately $180.0 million of the Notes due 2030 remained outstanding.

DESCRIPTION OF NOTES
     The following description summarizes certain terms and provisions of the notes and the indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, the terms “we,” “us,” “our” or “BioMed Realty, L.P.” refer to BioMed Realty, L.P. and not to any of its subsidiaries. Unless the context requires otherwise, references to “notes” mean the exchange notes, the term “interest” includes additional interest, if any, as described below and references to dollars mean U.S. dollars.
General
     We issued the private notes and will issue the exchange notes pursuant to an indenture, dated as of April 29, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc., as guarantor, and U.S. Bank National Association, as trustee. You may request copies of the indenture and the form of the notes from us.
     The notes will be issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “— Book-Entry System.” The registered holder of a note will be treated as its owner for all purposes.
     If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.
     The notes will be fully and unconditionally guaranteed by BioMed Realty Trust, Inc. on a senior unsecured basis. See “— Guarantee” below.
     The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption of notes.
Ranking
     The notes will be our senior unsecured obligations and will rank equally with each other and with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to our existing and future mortgages and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future preferred equity and liabilities, whether secured or unsecured, of our subsidiaries, including guarantees provided by our subsidiaries under our credit facilities. As of June 30, 2010, we had outstanding $658.8 million of secured indebtedness and $622.4 million of senior unsecured indebtedness (exclusive of trade payables, distributions payable, accrued expenses and committed letters of credit). The entire balance of $658.8 million of secured indebtedness we had outstanding as of June 30, 2010 was attributable to indebtedness of our subsidiaries, excluding trade payables and accrued expenses.
     Except as described under “— Covenants” and “— Merger, Consolidation or Sale,” the indenture governing the notes does not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction, (2) a change of control of us or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See “Risk Factors — Risks Related to the Offering — The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Additional Notes
     The notes will initially be limited to an aggregate principal amount of $250.0 million. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this offering memorandum and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.
Interest
     Interest on the notes will accrue at the rate of 6.125% per year and will be payable semi-annually in arrears on April 15 and October 15 of each year. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the April 1 or October 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
     If we redeem the notes in accordance with the terms of such note, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.
Maturity
     The notes will mature on April 15, 2020 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “— Our Redemption Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.
Our Redemption Rights
     We may redeem the notes at our option and in our sole discretion, at any time in whole or from time to time in part, at a redemption price equal to the greater of:
•	100% of the principal amount of the notes being redeemed; or

•	as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 40 basis points (0.40%), plus, in each case, accrued and unpaid interest thereon to the redemption date.
     Notwithstanding the foregoing, if the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed.
As used herein:
     “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

     “Quotation Agent” means the Reference Treasury Dealer appointed by us.
     “Reference Treasury Dealer” means (1) a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. and their respective successors; provided, however, that if any of the Reference Treasury Dealers ceases to be a primary U.S. Government securities dealer (Primary Treasury Dealer), we will substitute therefor another Primary Treasury Dealer; and (2) any one other Primary Treasury Dealers selected by us.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
     If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the notes.
     In the event of any redemption of notes in part, we will not be required to:
•	issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the notes to be so redeemed; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
     If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:
•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.
     Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.
     We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.
Covenants
    Limitations on Incurrence of Debt.
     Limitation on Total Outstanding Debt. The notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

          Secured Debt. In addition to the foregoing limitation on the incurrence of Debt, the notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the notes, secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on our consolidated balance sheet shall be deducted from Debt and from Total Assets.
          Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. Furthermore, the notes also will provide that we will not, and will not permit any of our subsidiaries to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the notes, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets or other placement of any assets in service or removal of any assets from service by us or any of our subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition, disposition, placement in service or removal from service, or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service, being included in such unaudited pro forma calculation.
     Maintenance of Unencumbered Total Asset Value. The notes will provide that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all our and our subsidiaries’ unsecured Debt, taken as a whole.
     Insurance. The notes will provide that we will, and will cause each of our subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.
As used herein:
          “Acquired Debt” means Debt of a person (1) existing at the time such person becomes a subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.
          “Annual Debt Service Charge” as of any date means the amount of interest expense determined on a consolidated basis in accordance with generally accepted accounting principles.
          “Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of us and our subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) Annual Debt Service Charge of us and our subsidiaries, (2) provision for taxes of us and our subsidiaries based on income, (3) provisions for gains and losses on properties and depreciation and amortization, (4) increases in deferred taxes and other non-cash items, (5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (6) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (7) amortization of deferred charges.

          “Debt” means any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of us or a subsidiary of us, by BioMed Realty Trust, Inc.’s board of directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles. The term “Debt” also includes, to the extent not otherwise included, any obligation of us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).
          “Earnings from Operations” means, for any period, net income or loss of us and our subsidiaries, excluding (1) provisions for gains and losses on sales of investments or joint ventures; (2) provisions for gains and losses on disposition of discontinued operations; (3) extraordinary and non-recurring items; and (4) impairment charges, property valuation losses and non-cash charges necessary to record interest rate contracts at fair value; plus amounts received as rent under leases which are accounted for as financing arrangements net of related interest income, as reflected in the consolidated financial statements of us and our subsidiaries for such period determined in accordance with generally accepted accounting principles.
          “Intercompany Debt” means Debt to which the only parties are any of us, BioMed Realty Trust, Inc. and any subsidiary; provided, however, that with respect to any such Debt of which we or BioMed Realty Trust, Inc. is the borrower, such Debt is subordinate in right of payment to the notes.
          “Total Assets” as of any date means the sum of (1) our and all of our subsidiaries’ Undepreciated Real Estate Assets and (2) all of our and our subsidiaries’ other assets determined in accordance with generally accepted accounting principles (but excluding accounts receivable and acquisition intangibles, including goodwill).
          “Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.
          “Unencumbered Total Asset Value” as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of our and our subsidiaries’ other assets on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding accounts receivable and acquisition intangibles, including goodwill), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest.
Calculations in Respect of the Notes
          Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request.
Guarantee
          BioMed Realty Trust, Inc. will fully and unconditionally guarantee our obligations under the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be a senior unsecured obligation of BioMed Realty Trust, Inc. and will rank equally in right of payment with other senior unsecured obligations of BioMed Realty Trust, Inc. BioMed Realty Trust, Inc. has no material assets other than its investment in us.

Merger, Consolidation or Sale
          The indenture provides that we or BioMed Realty Trust, Inc. may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:
•	we or BioMed Realty Trust, Inc., as the case may be, shall be the continuing entity, or the successor entity (if other than us or BioMed Realty Trust, Inc., as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

•	immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.
          In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the notes, the indenture and the registration rights agreement.
Events of Default
          The indenture provides that the following events are “Events of Default” with respect to the notes:
•	default for 30 days in the payment of any installment of interest under the notes;

•	default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable;

•	our failure to comply with any of our other agreements in the notes or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

•	failure to pay any indebtedness for money borrowed by us, BioMed Realty Trust, Inc. or any subsidiary in which we have invested at least $50.0 million in capital (a Significant Subsidiary), in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes); or

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, BioMed Realty Trust, Inc. or any Significant Subsidiary or any substantial part of their respective property.
          If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to us and BioMed Realty Trust, Inc. (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may rescind and annul the declaration and its consequences if:
•	we or BioMed Realty Trust, Inc. shall have deposited with the trustee all required payments of the principal of and interest on the notes, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes have been cured or waived as provided in the indenture.
          The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:
•	in the payment of the principal of or interest on the notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

          The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or interest on the notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.
          The indenture provides that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates thereof.
          Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the notes not joining therein.
          Within 120 days after the close of each fiscal year, we and BioMed Realty Trust, Inc. must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.
Modification, Waiver and Meetings
          Modifications and amendments of the indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each note:
•	change the stated maturity of the principal of or any installment of interest on the notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the notes, or adversely affect any right of repayment of the holder of the notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

•	reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.
          Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by us, BioMed Realty Trust, Inc. and the trustee without the consent of any holder of the notes for any of the following purposes:
•	to evidence a successor to us as obligor or BioMed Realty Trust, Inc. as guarantor under the indenture;

•	to add to our covenants or those of BioMed Realty Trust, Inc. for the benefit of the holders of the notes or to surrender any right or power conferred upon us or BioMed Realty Trust, Inc. in the indenture;

•	to add Events of Default for the benefit of the holders of the notes;

•	to amend or supplement any provisions of the indenture; provided that no amendment or supplement shall materially adversely affect the interests of the holders of any notes then outstanding;

•	to secure the notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for rights of holders of the notes if any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that this action shall not adversely affect the interests of holders of the notes in any material respect;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the notes; provided that the action shall not adversely affect the interests of the holders of the notes in any material respect; or

•	to conform the text of the indenture, any guarantee or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, such guarantee or the notes.
          In addition, without the consent of any holder of the notes, BioMed Realty Trust, Inc., or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the notes and the performance of every covenant of the indenture on our part to be performed or observed. Upon any assumption, BioMed Realty Trust, Inc. or the subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the indenture with the same effect as if BioMed Realty Trust, Inc. or the subsidiary had been the issuer of the notes, and we shall be released from all obligations and covenants with respect to the notes. No assumption shall be permitted unless BioMed Realty Trust, Inc. has delivered to the trustee (1) an officers’ certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of BioMed Realty Trust, Inc. in the indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of the notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any notes are then listed on the NYSE, that the notes shall not be delisted as a result of the assumption.
          In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the notes, the indenture provides that notes owned by us or any other obligor upon the notes or any of our affiliates or of the other obligor shall be disregarded.
          The indenture contains provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, BioMed Realty Trust, Inc. or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.
          Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.
Rule 144A Information
          If so required by Rule 144A, we and BioMed Realty Trust, Inc. will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the notes pursuant to Rule 144A.

Reports
          Whether or not we are subject to Section 13 or 15(d) of the Exchange Act and for so long as any notes are outstanding, within the time periods required by the applicable rules and regulations of the SEC, we will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate). Notwithstanding the foregoing, prior to the consummation of the exchange offer contemplated by the registration rights agreement, we may satisfy our obligation to furnish the reports described above by furnishing reports for BioMed Realty Trust, Inc.
          The sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the indenture as described above shall be the accrual of additional interest on the notes (in the manner set forth below under “The Exchange Offer — Liquidated Damages” as if such deemed violation were a default thereunder) at a rate of 0.25% per annum, payable semiannually. In no event shall additional interest accrue at a combined per annum rate in excess of 0.50% per annum pursuant to both the indenture and the registration rights agreement, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.
Trustee
          U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the notes, subject to replacement at our option.
          If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.
          If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
No Conversion or Exchange Rights
          The notes will not be convertible into or exchangeable for any capital stock of us or BioMed Realty Trust, Inc.
No Personal Liability of Directors, Officers, Employees and Stockholders
          No director, officer, employee, incorporator, stockholder or limited partner of ours or BioMed Realty Trust, Inc., as such, will have any liability for any of our obligations or those of BioMed Realty Trust, Inc. under the notes, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Book-Entry, Delivery and Form
          The exchange notes will initially be represented by a global note in registered form without interest coupons attached (the Global Notes). The Global Note representing the notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
          Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (Certificated Notes) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures
          The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
          DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the Participants) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the Indirect Participants). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
          DTC has also advised us that, pursuant to procedures established by it ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
          All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
          Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.
          Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, we, BioMed Realty Trust, Inc. and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, BioMed Realty Trust, Inc., the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:
          (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
          DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
          Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
     A Global Note is exchangeable for Certificated Notes if:
     (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary;
     (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or
     (3) upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.
     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Exchange of Certificated Notes for Global Notes
     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture governing the notes) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.
Same Day Settlement and Payment
     We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices
     Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.
Governing Law
     The indenture, the notes, the guarantee and the registration rights agreement will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF BIOMED REALTY, L.P.
     The material terms and provisions of the Agreement of Limited Partnership of BioMed Realty, L.P. which we refer to as the “partnership agreement” are summarized below. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Management of Our Operating Partnership
     BioMed Realty, L.P., is a Maryland limited partnership that was formed on April 30, 2004. BioMed Realty Trust, Inc. is the sole general partner of our operating partnership, and we conduct substantially all of our business in or through it. As sole general partner of our operating partnership, BioMed Realty Trust, Inc. exercises exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause our operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, subject to limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. Some restrictions in the partnership agreement restrict our ability to engage in a business combination as more fully described in “— Termination Transactions” below.
     The limited partners of our operating partnership expressly acknowledged that BioMed Realty Trust, Inc., as general partner of our operating partnership, is acting for the benefit of our operating partnership, the limited partners and our stockholders collectively. BioMed Realty Trust, Inc. is under no obligation to give priority to the separate interests of the limited partners or its stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of BioMed Realty Trust, Inc.’s stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either BioMed Realty Trust, Inc.’s stockholders or the limited partners; provided, however, that for so long as BioMed Realty Trust, Inc. owns a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either BioMed Realty Trust, Inc.’s stockholders or the limited partners will be resolved in favor of BioMed Realty Trust, Inc.’s stockholders. We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners in connection with such decisions, so long as we have acted in good faith.
     The partnership agreement provides that substantially all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and that our operating partnership must be operated in a manner that will enable BioMed Realty Trust, Inc. to satisfy the requirements for being classified as a REIT.
Transferability of Interests
     Except in connection with a transaction described in “— Termination Transactions” below, BioMed Realty Trust, Inc., as general partner, may not voluntarily withdraw from our operating partnership, or transfer or assign all or any portion of our interest in our operating partnership, without the consent of the holders of a majority of the limited partnership interests (including our 97.1% limited partnership interest therein) except for permitted transfers to our affiliates. Currently, any transfer of units by the limited partners, except to BioMed Realty Trust, Inc., as general partner, to an affiliate of the transferring limited partner, to other original limited partners, to immediate family members of the transferring limited partner, to a trust for the benefit of a charitable beneficiary, or to a lending institution as collateral for a bona fide loan, subject to specified limitations, will be subject to a right of first refusal by BioMed Realty Trust, Inc. and must be made only to “accredited investors” as defined under Rule 501 of the Securities Act.
Capital Contributions
     BioMed Realty Trust, Inc. contributed to our operating partnership all of the net proceeds of its IPO as an initial capital contribution in exchange for a 91.5% partnership interest. Some of BioMed Realty Trust, Inc.’s directors, executive officers and their affiliates contributed properties and assets to our operating partnership and became limited partners and, together with other limited partners, initially owned the remaining 8.5% limited partnership interest. As of June 30, 2010, BioMed Realty Trust, Inc. owned a 97.4% partnership interest and other limited partners, including some of BioMed Realty Trust, Inc.’s directors, executive officers and their affiliates, owned the remaining 2.6% partnership interest (including long term incentive plan units).
     The partnership agreement provides that BioMed Realty Trust, Inc., as general partner, may determine that our operating partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the partnership agreement, BioMed Realty Trust, Inc. is obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause partnership interests to be issued for less than fair market value if BioMed Realty Trust, Inc. concludes in good faith that such issuance is in the best interests of our operating partnership.

     The partnership agreement provides that BioMed Realty Trust, Inc. may make additional capital contributions, including properties, to our operating partnership in exchange for additional partnership units. If BioMed Realty Trust, Inc. contributes additional capital and receives additional partnership interests for the capital contribution, its percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if BioMed Realty Trust, Inc. contributes additional capital and receives additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. Limited partners have no preemptive right or obligation to make additional capital contributions.
     Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests that BioMed Realty Trust, Inc.’s wholly owned subsidiaries own.
Amendments of the Partnership Agreement
     Amendments to the partnership agreement may be proposed by BioMed Realty Trust, Inc., as general partner, or by limited partners holding at least 25% of the units held by limited partners.
     Generally, the partnership agreement may be amended, modified or terminated only with the approval of partners holding 50% of all outstanding units (including the units held by BioMed Realty Trust, Inc. as general partner and as a limited partner). However, as general partner, BioMed Realty Trust, Inc. will have the power to unilaterally amend the partnership agreement without obtaining the consent of the limited partners as may be required to:
•	add to BioMed Realty Trust, Inc.’s obligations as general partner or surrender any right or power granted to it as general partner for the benefit of the limited partners,

•	reflect the issuance of additional units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement,

•	set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued by our operating partnership,

•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect,

•	cure any ambiguity, correct or supplement any provision of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law,

•	satisfy any requirements, conditions or guidelines of federal or state law,

•	reflect changes that are reasonably necessary for BioMed Realty Trust, Inc., as general partner, to maintain its status as a REIT,

•	modify the manner in which capital accounts are computed, or

•	amend or modify any provision of the partnership agreement in connection with a termination transaction.
     Amendments that would convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, alter a partner’s right to receive any distributions or allocations of profits or losses or materially alter or modify the redemption rights described below (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the partnership agreement) must be approved by each limited partner that would be adversely affected by such amendment; provided, however, that any such amendment does not require the unanimous consent of all the partners who are adversely affected unless the amendment is to be effective against all adversely affected partners.
     In addition, without the written consent of limited partners holding a majority of the units, BioMed Realty Trust, Inc., as general partner, may not do any of the following:
•	take any action in contravention of an express prohibition or limitation contained in the partnership agreement,

•	enter into or conduct any business other than in connection with BioMed Realty Trust, Inc.’s role as general partner of our operating partnership and its operation as a public reporting company and as a REIT,

•	acquire an interest in real or personal property other than through our operating partnership or our subsidiary partnerships,

•	withdraw from our operating partnership or transfer any portion of BioMed Realty Trust, Inc.’s general partnership interest, except to an affiliate, or

•	be relieved of BioMed Realty Trust, Inc.’s obligations under the partnership agreement following any permitted transfer of BioMed Realty Trust, Inc.’s general partnership interest.

Distributions to Unitholders
     The partnership agreement provides that holders of common units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. BioMed Realty Trust, Inc., as the sole holder of our operating partnership’s series A preferred units, receives distributions from the operating partnership with respect to such preferred units in order to make the distributions to BioMed Realty Trust, Inc.’s series A preferred stockholders.
Redemption/Exchange Rights
     Limited partners who acquired units in our formation transactions have the right to require our operating partnership to redeem part or all of their units for cash based upon the fair market value of an equivalent number of shares of BioMed Realty Trust, Inc.’s common stock at the time of the redemption. Alternatively, we may elect to acquire those units in exchange for shares of BioMed Realty Trust, Inc.’s common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. With each redemption or exchange, we increase BioMed Realty Trust, Inc.’s percentage ownership interest in our operating partnership. Limited partners who hold units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of BioMed Realty Trust, Inc.’s common stock being issued, any person’s actual or constructive stock ownership would exceed BioMed Realty Trust, Inc.’s ownership limits, or violate any other restriction as provided in BioMed Realty Trust, Inc.’s charter. In all cases, unless we agree otherwise, no limited partner may exercise its redemption right for fewer than 1,000 units or, if a limited partner holds fewer than 1,000 units, all of the units held by such limited partner.
Issuance of Additional Units, Common Stock or Convertible Securities
     As sole general partner, BioMed Realty Trust, Inc. has the ability to cause our operating partnership to issue additional units representing general and limited partnership interests. These additional units may include preferred limited partnership units. In addition, BioMed Realty Trust, Inc. may issue additional shares of its common stock or convertible securities, but only if it causes our operating partnership to issue to it partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having parallel designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the securities that BioMed Realty Trust, Inc. has issued.
Tax Matters
     BioMed Realty Trust, Inc. is the tax matters partner of our operating partnership. BioMed Realty Trust, Inc. has authority to make tax elections under the Code on behalf of our operating partnership.
Allocations of Net Income and Net Losses to Partners
     The net income or net loss of our operating partnership generally will be allocated to BioMed Realty Trust, Inc., as the general partner, and to the limited partners in accordance with their respective percentage interests in our operating partnership. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.
Operations and Distributions
     The partnership agreement provides that BioMed Realty Trust, Inc., as general partner, will determine and distribute the net operating cash revenues of our operating partnership, as well as the net sales and refinancing proceeds, in such amount as determined by it in its sole discretion, quarterly, pro rata in accordance with the partners’ percentage interests.
     The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.
Termination Transactions
     The partnership agreement provides that BioMed Realty Trust, Inc. may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification or any recapitalization or change in its outstanding equity interests, each a termination transaction, unless in connection with a termination transaction either:

     (1) all limited partners will receive, or have the right to elect to receive, for each unit an amount of cash, securities, or other property equal to the product of:
•	the number of shares of BioMed Realty Trust, Inc.’s common stock into which each unit is then exchangeable, and

•	the greatest amount of cash, securities or other property paid to the holder of one share of BioMed Realty Trust, Inc.’s common stock in consideration of one share of BioMed Realty Trust, Inc.’s common stock in the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of BioMed Realty Trust, Inc.’s common stock, each holder of units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its redemption right and received shares of BioMed Realty Trust, Inc.’s common stock in exchange for its units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer, or
(2) the following conditions are met:
•	substantially all of the assets of the surviving entity are held directly or indirectly by our operating partnership or another limited partnership or limited liability company that is the surviving entity of a merger, consolidation or combination of assets with our operating partnership,

•	the holders of units own a percentage interest of the surviving entity based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving entity immediately prior to the consummation of the transaction,

•	the rights, preferences and privileges of such unit holders in the surviving entity are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving entity, and

•	the limited partners may redeem their interests in the surviving entity for either the consideration available to the common limited partners pursuant to the first paragraph in this section, or if the ultimate controlling person of the surviving entity has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and BioMed Realty Trust, Inc.’s common stock.
Term
     Our operating partnership will continue in full force and effect until December 31, 2104, or until sooner dissolved in accordance with the terms of the partnership agreement or as otherwise provided by law.
Indemnification and Limitation of Liability
     To the fullest extent permitted by applicable law, the partnership agreement requires our operating partnership to indemnify BioMed Realty Trust, Inc., as general partner, and its officers, directors and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:
•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty,

•	the indemnitee actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.
     Similarly, BioMed Realty Trust, Inc., as general partner of our operating partnership, and its officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

U.S. FEDERAL INCOME TAX CONSEQUENCES
          The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange of private notes for exchange notes pursuant to the exchange offer and the purchase, ownership and disposition of the notes but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon Code, current, temporary and proposed U.S. Treasury Regulations issued thereunder (the Treasury Regulations), the legislative history of the Code, Internal Revenue Service (IRS) rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. For example, except to the extent discussed under the headings “—Non-U.S. Holders,” special rules not discussed here may apply to you if you are:
•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the notes through a partnership or other pass-through entity;

•	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.
          In addition, this discussion is limited to persons that hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.
          As used herein, “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
          We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.
Exchange Pursuant to the Exchange Offer
          We believe that the exchange of the private notes for the exchange notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes, because we believe that the exchange notes will not be considered to differ materially in kind or extent from the private notes. Accordingly, we believe that the exchange of private notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, we believe that the exchange notes will have the same tax attributes as the private notes exchanged therefor and the same tax consequences to holders as the private notes have to holders, including without limitation, the same issue price, adjusted tax basis and holding period.
U.S. Holders
     Interest
          A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with such holder’s method of accounting for U.S. federal income tax purposes.
     Market Discount
          If a U.S. Holder acquires a note at a cost that is less than its stated redemption price at maturity (i.e., its stated principal amount), the amount of such difference is treated as “market discount for U.S. federal income tax purposes, unless such difference is less than 0.0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).
          Under the market discount rules of the Code, a U.S. Holder is required to treat any partial payment of principal on a note, and any gain on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the accrued market discount that has not previously been included in income. If a U.S. Holder disposes of a note with market discount in certain otherwise nontaxable transactions, such holder must include accrued market discount as ordinary income as if the holder had sold the note at its then fair market value.
          In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.
          With respect to notes with market discount, a U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A U.S. Holder’s tax basis in a note will be increased by the amount of market discount included in the holder’s income under the election.
     Amortizable Bond Premium
          If a U.S. Holder purchases a note for an amount in excess of the stated redemption price at maturity, the holder will be considered to have purchased the note with “amortizable bond premium” equal in amount to the excess. Generally, a U.S. Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method similar to that described above, over the remaining term of the note. Under Treasury Regulations, the amount of amortizable bond premium that a U.S. Holder may deduct in any accrual period is limited to the amount by which the holder’s total interest inclusions on the note in prior accrual periods exceed the total amount treated by the holder as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. A U.S. Holder who elects to amortize bond premium must reduce the holder’s tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

     Election of Constant Yield Method
          U.S. Holders may elect to include in gross income all interest that accrues on a note, including any stated interest, market discount, de minimis market discount and unstated interest, as adjusted by amortizable bond premium, by using a constant yield prescribed in the Code and applicable Treasury Regulations. This election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all taxable debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Similarly, this election for a note with market discount will result in a deemed election to accrue market discount in income currently for the note and for all other debt instruments acquired by the U.S. Holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the consent of the IRS A U.S. Holder’s tax basis in a note will be increased by each accrual of income under the constant yield election described in this paragraph.
     Additional Amounts
As described under “Description of Notes—Reports,” we may be obligated to pay additional interest if we do not meet certain of our reporting obligations. These contingencies may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional amounts will have to be paid. Assuming such position is respected, any payments of additional interest in the event we do not comply with certain of our reporting obligations should be taxable as additional ordinary income when received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a holder’s income and the timing of our deductions with respect to the notes. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
     Sale or Other Taxable Disposition of the Notes
          A U.S. Holder will recognize gain or loss on the sale, redemption (including a partial redemption), retirement or other taxable disposition of a note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note (or a portion thereof) generally will be the U.S. Holder’s cost therefor decreased by any payment on the note other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the note has been held for more than one year, such capital gain will be subject to tax at a maximum tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011. The deductibility of capital losses is subject to certain limitations.
     Information Reporting and Backup Withholding
          A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the notes or proceeds upon the sale or other disposition of such notes (including a redemption or retirement of the notes). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
•	such holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•	in the case of interest payments, other than certain amounts attributable to accrued interest on sales of debentures between interest payment dates, such holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•	in the case of interest payments, other than certain amounts attributable to accrued interest on sales of debentures between interest payment dates, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding.

•	A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders
          For purposes of this discussion, “Non-U.S. Holder” means a beneficial owner of the notes that is not a “U.S. Holder.” Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
     Interest
          Interest paid to a Non-U.S. Holder on its notes will not be subject to U.S. federal withholding tax provided that:
•	such holder does not actually or constructively own a 10% or greater interest in the operating partnership’s capital or profits;

•	such holder is not a controlled foreign corporation with respect to which the operating partnership is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the Non-U.S. Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides us or our paying agent with a copy of such statement or (c) the Non-U.S. Holder holds its notes directly through a “qualified intermediary” and certain conditions are satisfied.
          A Non-U.S. Holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment”) (as discussed below under “—Non-U.S. Holders—U.S. Trade or Business”) and the holder provides us with a properly executed IRS Form W-8ECI (or applicable successor form).
          If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the Non-U.S. Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a Non-U.S. Holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.
     Additional Amounts
          As described under “Description of Notes—Reports,” we may be obligated to pay additional interest if we do not meet certain of our reporting obligations. Such payments may be treated as interest, subject to the rules described under “—Non-U.S. Holders—Interest” and “—Non-U.S. Holders—U.S. Trade or Business,” or as other income subject to the U.S. federal withholding tax. A Non-U.S. Holder that is subject to the U.S. federal withholding tax should consult its tax advisors as to whether it can obtain a refund for all or a portion of any amounts withheld.
     Sale or Other Taxable Disposition of the Notes
          A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note so long as (i) the gain is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder) and (ii) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A Non-U.S. Holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a note.

     U.S. Trade or Business
          If interest paid on a note or gain from a disposition of a note is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the Non-U.S. Holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. A Non-U.S. Holder that is a non-U.S. corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain from a disposition of a note will be included in effectively connected earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.
     Backup Withholding and Information Reporting
          Backup withholding generally will not apply to payments of principal or interest made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder of a note if the holder certifies as to its non-U.S. status in the manner described above under “—Non-U.S. Holders—Interest.” However, information reporting generally will still apply with respect to payments of interest. Payments of the proceeds from a disposition by a Non-U.S. Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments, if the broker has certain enumerated connections with the U.S., provided, however, that such information reporting will not apply if the broker has documentary evidence in its records that the Non-U.S. Holder is a non-U.S. person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption from information reporting.
          Payment of the proceeds from a disposition by a Non-U.S. Holder of a note made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status in the manner described above under “—Non-U.S. Holders— Interest” or otherwise establishes an exemption from information reporting and backup withholding.
          A Non-U.S. Holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if we or our agent (or other party) knows or has reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

PLAN OF DISTRIBUTION
          Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed that we will cause this registration statement to remain effective for one year following the consummation of this exchange offer. Until 90 days after the date of delivery of this prospectus, all broker-dealers effecting transactions in the notes may be required to deliver a prospectus.
          We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
          We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the notes (including any broker-dealers) against liabilities under the Securities Act.
          By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have amended or supplemented this prospectus to correct such misstatement or omission and have furnished (or made available) copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS
          Certain legal matters with respect to the validity of the notes will be passed upon for us by Latham & Watkins LLP, San Diego, California. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law.
EXPERTS
          The consolidated financial statements and financial statement schedule III of BioMed Realty Trust, Inc. and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
          The audit report covering the December 31, 2009 consolidated financial statements and financial statement schedule III makes reference to BioMed Realty Trust, Inc. retrospectively applying certain adjustments upon the adoption of new accounting standards related to noncontrolling interests, exchangeable senior notes, and earnings per share.
          The consolidated financial statements and financial statement schedule III of BioMed Realty, L.P. and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
          The audit report covering the December 31, 2009 consolidated financial statements and financial statement schedule III makes reference to BioMed Realty, L.P. retrospectively applying certain adjustments upon the adoption of new accounting standards related to noncontrolling interests, exchangeable senior notes, and earnings per share.
WHERE YOU CAN FIND MORE INFORMATION
          This prospectus is part of a Registration Statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For further information about us and the notes, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our Registration Statement.
          BioMed Realty Trust, Inc. files and BioMed Realty, L.P. will file annual, quarterly and special reports and other information with the SEC. You may read and copy any document BioMed Realty Trust, Inc. files or BioMed Realty, L.P. will file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, BioMed Realty Trust, Inc. maintains a website that contains information about it at www.biomedrealty.com. The information found on, or otherwise accessible through, BioMed Realty Trust, Inc.’s website is not part of this prospectus.
          If you request, either orally or in writing, we will provide you a copy of any or all of the documents referenced above. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. A written request should be addressed to BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128, Attention: Secretary.
          You should rely only upon the information incorporated by reference or provided in this prospectus. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
BIOMED REALTY TRUST, INC.

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Investments in real estate, net	$3,075,150	$2,971,767
Investments in unconsolidated partnerships	59,459	56,909
Cash and cash equivalents	21,339	19,922
Restricted cash	11,547	15,355
Accounts receivable, net	2,859	4,135
Accrued straight-line rents, net	96,298	82,066
Acquired above-market leases, net	2,436	3,047
Deferred leasing costs, net	80,373	83,274
Deferred loan costs, net	12,825	8,123
Other assets	65,935	38,676

Total assets	$3,428,221	$3,283,274

LIABILITIES AND EQUITY
Mortgage notes payable, net	$664,867	$669,454
Secured term loan	—	250,000
Exchangeable senior notes due 2026, net	21,396	44,685
Exchangeable senior notes due 2030	180,000	—
Unsecured senior notes due 2020, net	247,475	—
Unsecured line of credit	170,500	397,666
Security deposits	10,352	7,929
Dividends and distributions payable	21,728	18,531
Accounts payable, accrued expenses, and other liabilities	50,720	47,388
Derivative instruments	6,631	12,551
Acquired below-market leases, net	9,039	11,138

Total liabilities	1,382,708	1,459,342
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized: 7.375% Series A cumulative redeemable preferred stock, $230,000,000 liquidation preference ($25.00 per share), 9,200,000 shares issued and outstanding at June 30, 2010 and December 31, 2009	222,413	222,413
Common stock, $.01 par value, 150,000,000 shares authorized, 113,578,209 and 99,000,269 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	1,136	990
Additional paid-in capital	2,079,153	1,843,551
Accumulated other comprehensive loss	(77,049)	(85,183)
Dividends in excess of earnings	(190,010)	(167,429)

Total stockholders’ equity	2,035,643	1,814,342
Noncontrolling interests	9,870	9,590

Total equity	2,045,513	1,823,932

Total liabilities and equity	$3,428,221	$3,283,274

See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	For the Six Months Ended
	June 30,
	2010	2009
Revenues:
Rental	$142,980	$134,135
Tenant recoveries	41,099	38,270
Other income	1,589	7,626

Total revenues	185,668	180,031

Expenses:
Rental operations	34,928	36,813
Real estate taxes	17,424	14,846
Depreciation and amortization	55,385	51,813
General and administrative	12,718	10,407
Acquisition related expenses	1,968	—

Total expenses	122,423	113,879

Income from operations	63,245	66,152
Equity in net loss of unconsolidated partnerships	(377)	(766)
Interest income	71	164
Interest expense	(43,131)	(24,955)
(Loss)/gain on derivative instruments	(347)	303
(Loss)/gain on extinguishment of debt	(2,265)	6,152

Net income	17,196	47,050
Net income attributable to noncontrolling interests	(216)	(1,350)

Net income attributable to the Company	16,980	45,700
Preferred stock dividends	(8,481)	(8,481)

Net income available to common stockholders	$8,499	$37,219

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.08	$0.44

Weighted-average common shares outstanding:
Basic	104,000,339	84,403,582

Diluted	108,298,135	88,580,072

See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF EQUITY
(In thousands, except share data)
(Unaudited)

					Accumulated
	Series A			Additional	Other	Dividends in	Total
	Preferred	Common Stock		Paid-In	Comprehensive	Excess of	Stockholders’	Noncontrolling	Total
	Stock	Shares	Amount	Capital	(Loss)/Income	Earnings	Equity	Interests	Equity
Balance at December 31, 2009	$222,413	99,000,269	$990	$1,843,551	$(85,183)	$(167,429)	$1,814,342	$9,590	$1,823,932
Net proceeds from sale of common stock	—	14,176,000	142	234,045	—	—	234,187	—	234,187
Net issuances of unvested restricted common stock	—	326,630	3	(1,241)	—	—	(1,238)	—	(1,238)
Conversion of OP units to common stock	—	75,310	1	(30)	—	—	(29)	29	—
Vesting of share-based awards	—	—	—	3,514	—	—	3,514	—	3,514
Allocation of equity to noncontrolling interests	—	—	—	(686)	—	—	(686)	686	—
Common stock dividends	—	—	—	—	—	(31,080)	(31,080)	—	(31,080)
Net income	—	—	—	—	—	16,980	16,980	216	17,196
Preferred stock dividends	—	—	—	—	—	(8,481)	(8,481)	—	(8,481)
OP unit distributions	—	—	—	—	—	—	—	(875)	(875)
Realized gain on marketable securities	—	—	—	—	(523)	—	(523)	(15)	(538)
Amortization of deferred interest costs	—	—	—	—	3,472	—	3,472	95	3,567
Unrealized gain on derivative instruments	—	—	—	—	5,185	—	5,185	144	5,329

Balance at June 30, 2010	$222,413	113,578,209	$1,136	$2,079,153	$(77,049)	$(190,010)	$2,035,643	$9,870	$2,045,513

See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Net income available to common stockholders and noncontrolling interests	$8,715	$38,569
Other comprehensive income:
Unrealized gain on derivative instruments	5,825	21,458
Amortization of deferred interest costs	3,567	—
Equity in other comprehensive income/(loss) of unconsolidated partnerships	(11)	(236)
Deferred settlement payments on interest rate swaps, net	(485)	(1,600)
Unrealized gain/(loss) on marketable securities	(538)	1,740

Total other comprehensive income	8,358	21,362

Comprehensive income	17,073	59,931
Comprehensive income attributable to noncontrolling interests	(440)	(2,111)

Comprehensive income attributable to common stockholders	$16,633	$57,820

See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Operating activities:
Net income	$17,196	$47,050
Adjustments to reconcile net income to net cash provided by operating activities:
Loss/(gain) on extinguishment of debt	2,214	(6,152)
Loss/(gain) on derivative instruments	347	(303)
Gain on sale of marketable securities	(865)	—
Depreciation and amortization	55,385	51,813
Allowance for doubtful accounts	254	3,824
Revenue reduction attributable to acquired above-market leases	611	641
Revenue recognized related to acquired below-market leases	(2,442)	(5,114)
Revenue reduction attributable to lease incentives	1,035	637
Compensation expense related to restricted common stock and LTIP units	3,514	2,787
Amortization of deferred loan costs	2,183	2,363
Amortization of debt premium on mortgage notes payable	(940)	(920)
Amortization of debt discount on exchangeable senior notes due 2026	352	936
Amortization of debt discount on unsecured senior notes due 2020	33	—
Loss from unconsolidated partnerships	914	766
Distributions representing return on capital from unconsolidated partnerships	860	61
Amortization of deferred interest costs	3,567	—
Changes in operating assets and liabilities:
Restricted cash	3,808	(7,761)
Accounts receivable	1,022	(1,230)
Accrued straight-line rents	(14,232)	(14,263)
Deferred leasing costs	(1,740)	(4,955)
Other assets	(10,355)	2,975
Security deposits	705	37
Accounts payable, accrued expenses and other liabilities	5	(507)

Net cash provided by operating activities	63,431	72,685

Investing activities:
Purchases of interests in and additions to investments in real estate and related intangible assets	(154,770)	(69,369)
Contributions to unconsolidated partnerships, net	—	(32,135)
Proceeds from the sale of marketable securities	1,227	—
Additions to non-real estate assets	(477)	(31)
Additions to non-real estate assets	(18,378)	—

Net cash used in investing activities	(172,398)	(101,535)

Financing activities:
Proceeds from common stock offering	243,931	174,250
Payment of common stock offering costs	(9,744)	(7,324)
Payment of deferred loan costs	(8,402)	(1,735)
Unsecured line of credit proceeds	229,142	350,617
Unsecured line of credit payments	(456,308)	(166,980)
Mortgage loan proceeds	—	368,000
Principal payments on mortgage notes payable	(3,647)	(2,477)
Payments on secured term loan	(250,000)	—
Repurchases of exchangeable senior notes due 2026	(24,306)	(12,605)
Proceeds from exchangeable senior notes due 2030	180,000	—
Proceeds from unsecured senior notes due 2020	247,442	—
Settlement of derivative instruments	—	(86,482)
Secured construction loan payments	—	(507,128)
Deferred settlement payments, net on interest rate swaps	(485)	(1,600)
Distributions to operating partnership unit and LTIP unit holders	(857)	(2,277)
Dividends paid to common stockholders	(27,901)	(54,249)
Dividends paid to preferred stockholders	(8,481)	(8,481)

Net cash provided by financing activities	110,384	41,529

Net increase in cash and cash equivalents	1,417	12,679
Cash and cash equivalents at beginning of period	19,922	21,422

Cash and cash equivalents at end of period	$21,339	$34,101

Supplemental disclosure of cash flow information:
Cash paid during the period for interest (net of amounts capitalized of $2,946 and $7,601, respectively)	$33,330	$21,734
Supplemental disclosure of non-cash investing and financing activities:
Accrual for preferred stock dividends declared	$4,241	$4,241
Accrual for common stock dividends declared	17,037	10,793
Accrual for distributions declared for operating partnership unit and LTIP unit holders	450	349
Accrued additions to real estate and related intangible assets	13,357	26,565
See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1. Organization and Description of Business
     BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), was incorporated in Maryland on April 30, 2004. On August 11, 2004, the Company commenced operations after completing its initial public offering. The Company operates as a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry principally through its subsidiary, BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership”). The Company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. The Company’s properties are generally located in markets with well established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey.
2. Basis of Presentation and Summary of Significant Accounting Policies
     The accompanying interim financial statements are unaudited, but have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and in conjunction with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the disclosures required by GAAP for complete financial statements. In the opinion of management, all adjustments and eliminations, consisting of normal recurring adjustments necessary for a fair presentation of the financial statements for these interim periods have been recorded. These financial statements should be read in conjunction with the audited consolidated financial statements and notes therein included herein for the year ended December 31, 2009.
Principles of Consolidation
     The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, partnerships and limited liability companies it controls, and variable interest entities (“VIE”) for which the Company has determined itself to be the primary beneficiary. All material intercompany transactions and balances have been eliminated. The Company consolidates entities the Company controls and records a noncontrolling interest for the portions not owned by the Company. Control is determined, where applicable, by the sufficiency of equity invested and the rights of the equity holders, and by the ownership of a majority of the voting interests, with consideration given to the existence of approval or veto rights granted to the minority stockholder. If the minority stockholder holds substantive participating rights, it overcomes the presumption of control by the majority voting interest holder. In contrast, if the minority stockholder simply holds protective rights (such as consent rights over certain actions), it does not overcome the presumption of control by the majority voting interest holder.
Investments in Partnerships
     The Company evaluates its investments in limited liability companies and partnerships to determine whether such entities may be a variable interest entity and, if a VIE, whether the Company is the primary beneficiary. Generally, an entity is determined to be a VIE when either (1) the equity investors (if any) lack one or more of the essential characteristics of a controlling financial interest, (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support or (3) the equity investors have voting rights that are not proportionate to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest. The primary beneficiary is the entity that has both (1) the power to direct matters that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The Company considers a variety of factors in identifying the entity that holds the power to direct matters that most significantly impact the VIE’s economic performance including, but not limited to, the ability to direct financing, leasing, construction and other operating decisions and activities. In addition, the Company considers the rights of other investors to participate in policy making decisions, to replace or remove the manager and to liquidate or sell the entity. The obligation to absorb losses and the right to receive benefits when a reporting entity is affiliated with a VIE must be based on ownership, contractual, and/or other pecuniary interests in that VIE. The Company has determined that it is the primary beneficiary in five VIEs, consisting of single-tenant properties in which the tenant has a fixed-price purchase option, which are consolidated and reflected in the accompanying consolidated financial statements.

     If the above conditions do not apply, the Company considers whether a general partner or managing member controls a limited partnership or limited liability company. The general partner in a limited partnership or managing member in a limited liability company is presumed to control that limited partnership or limited liability company. The presumption may be overcome if the limited partners or members have either (1) the substantive ability to dissolve the limited partnership or limited liability company or otherwise remove the general partner or managing member without cause or (2) substantive participating rights, which provide the limited partners or members with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership’s or limited liability company’s business and thereby preclude the general partner or managing member from exercising unilateral control over the partnership or company. If these criteria are met and the Company is the general partner or the managing member, as applicable, the consolidation of the partnership or limited liability company is required.
     Except for investments that are consolidated, the Company accounts for investments in entities over which it exercises significant influence, but does not control, under the equity method of accounting. These investments are recorded initially at cost and subsequently adjusted for equity in earnings and cash contributions and distributions. Under the equity method of accounting, the Company’s net equity in the investment is reflected in the consolidated balance sheets and its share of net income or loss is included in the Company’s consolidated statements of income.
     On a periodic basis, management assesses whether there are any indicators that the carrying value of the Company’s investments in unconsolidated partnerships or limited liability companies may be impaired on a more than temporary basis. An investment is impaired only if management’s estimate of the fair-value of the investment is less than the carrying value of the investment on a more than temporary basis. To the extent impairment has occurred, the loss is measured as the excess of the carrying value of the investment over the fair-value of the investment. Management does not believe that the value of any of the Company’s unconsolidated investments in partnerships or limited liability companies was impaired as of June 30, 2010.
Investments in Real Estate
     Investments in real estate, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Land	$394,238	$388,292
Land under development	49,870	31,609
Buildings and improvements	2,611,465	2,485,972
Construction in progress	41,244	87,810
Tenant improvements	270,056	222,858

	3,366,873	3,216,541
Accumulated depreciation	(291,723)	(244,774)

	$3,075,150	$2,971,767

     During the six months ended June 30, 2010, the Company identified and recorded an adjustment for a cumulative understatement of depreciation expense related to an operating property of approximately $1.0 million that it determined was not material to its previously issued consolidated financial statements.
Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed
     The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long-lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair-value of the property. The Company is required to make subjective assessments as to whether there are impairments in the values of its investments in long-lived assets. These assessments have a direct impact on the Company’s net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. Although the Company’s strategy is to hold its properties over the long-term, if the Company’s strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized to reduce the property to the lower of the carrying amount or fair-value, and such loss could be material. As of and through June 30, 2010, no assets have been identified as impaired and no such impairment losses have been recognized.
Deferred Leasing Costs
     Leasing commissions and other direct costs associated with obtaining new or renewal leases are recorded at cost and amortized on a straight-line basis over the terms of the respective leases, with remaining terms ranging from less than one year to approximately 15 years as of June 30, 2010. Deferred leasing costs also include the net carrying value of acquired in-place leases and acquired management agreements.
     Deferred leasing costs, net at June 30, 2010 consisted of the following (in thousands):

	Balance at
	June 30,	Accumulated
	2010	Amortization	Net
Acquired in-place leases	$171,243	$(119,046)	$52,197
Acquired management agreements	13,291	(10,734)	2,557
Deferred leasing and other direct costs	37,007	(11,388)	25,619

	$221,541	$(141,168)	$80,373

     Deferred leasing costs, net at December 31, 2009 consisted of the following (in thousands):

	Balance at
	December 31,	Accumulated
	2009	Amortization	Net
Acquired in-place leases	$168,390	$(112,613)	$55,777
Acquired management agreements	12,921	(10,405)	2,516
Deferred leasing and other direct costs	34,851	(9,870)	24,981

	$216,162	$(132,888)	$83,274

Revenue Recognition
     The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. In determining what constitutes the leased asset, the Company evaluates whether the Company or the lessee is the owner, for accounting purposes, of the tenant improvements. If the Company is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes that it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized on a straight-line basis over the remaining non-cancelable term of the respective lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct improvements. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:
•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retain legal title to the improvements;

•	the uniqueness of the improvements;

•	the expected economic life of the tenant improvements relative to the length of the lease;

•	the responsible party for construction cost overruns; and

•	who constructs or directs the construction of the improvements.
     The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment. In making that determination, the Company considers all of the above factors. However, no one factor is determinative in reaching a conclusion.
     All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the term of the related lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in accrued straight-line rents on the accompanying consolidated balance sheets and contractually due but unpaid rents are included in accounts receivable. Existing leases at acquired properties are reviewed at the time of acquisition to determine if contractual rents are above or below current market rents for the acquired property. An identifiable lease intangible asset or liability is recorded based on the present value (using a discount rate that reflects the risks associated with the acquired leases) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the Company’s estimate of the fair market lease rates for the corresponding in-place leases at acquisition, measured over a period equal to the remaining non-cancelable term of the leases and any fixed rate renewal periods (based on the Company’s assessment of the likelihood that the renewal periods will be exercised). The capitalized above-market lease values are amortized as a reduction of rental revenue on a straight-line basis over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental revenue on a straight-line basis over the remaining non-cancelable terms of the respective leases and any fixed-rate renewal periods, if applicable. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be written off.
     Acquired above-market leases, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Acquired above-market leases	$12,729	$12,729
Accumulated amortization	(10,293)	(9,682)

	$2,436	$3,047

     Acquired below-market leases, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Acquired below-market leases	$39,682	$39,339
Accumulated amortization	(30,643)	(28,201)

	$9,039	$11,138

     Lease incentives, net, which is included in other assets on the accompanying consolidated balance sheets, consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Lease incentives	$27,062	$12,816
Accumulated amortization	(4,524)	(3,489)

	$22,538	$9,327

     Rental operations expenses, consisting of real estate taxes, insurance and common area maintenance costs, are subject to recovery from tenants under the terms of lease agreements. Amounts recovered are dependent on several factors, including occupancy and lease terms. Revenues are recognized in the period the expenses are incurred. The reimbursements are recorded in revenues as tenant recoveries, and the expenses are recorded in rental operations expenses, as the Company is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the credit risk.

     On an ongoing basis, the Company evaluates the recoverability of tenant balances, including rents receivable, straight-line rents receivable, tenant improvements, deferred leasing costs and any acquisition intangibles. When it is determined that the recoverability of tenant balances is not probable, an allowance for expected losses related to tenant receivables, including straight-line rents receivable, utilizing the specific identification method, is recorded as a charge to earnings. Upon the termination of a lease, the amortization of tenant improvements, deferred leasing costs and acquisition intangible assets and liabilities is accelerated to the expected termination date as a charge to their respective line items and tenant receivables are written off as a reduction of the allowance in the period in which the balance is deemed to be no longer collectible. For financial reporting purposes, a lease is treated as terminated upon a tenant filing for bankruptcy, when a space is abandoned and a tenant ceases rent payments, or when other circumstances indicate that termination of a tenant’s lease is probable (e.g., eviction). Lease termination fees are recognized in other revenue when the related leases are canceled, the amounts to be received are fixed and determinable and collectability is assured, and when the Company has no continuing obligation to provide services to such former tenants. The effect of lease terminations for the six months ended June 30, 2010 and 2009 was as follows (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Rental revenues	$—	$2,619
Other income	72	6,543

Total revenue	72	9,162

Rental operations expense	9	4,204
Depreciation and amortization	—	4,005

Total expenses	9	8,209

Net effect of lease terminations	$63	$953

Investments
     The Company, through its Operating Partnership, holds investments in equity securities in certain publicly-traded companies and privately-held companies primarily involved in the life science industry. The Company may accept equity securities from tenants in lieu of cash rents, as prepaid rent pursuant to the execution of a lease, or as additional consideration for a lease termination. The Company does not acquire investments for trading purposes and, as a result, all of the Company’s investments in publicly-traded companies are considered “available-for-sale” and are recorded at fair-value. Changes in the fair-value of investments classified as available-for-sale are recorded in comprehensive income. The fair-value of the Company’s equity securities in publicly-traded companies is determined based upon the closing trading price of the equity security as of the balance sheet date, with unrealized gains and losses shown as a separate component of stockholders’ equity. Investments in equity securities of privately-held companies are generally accounted for under the cost method, because the Company does not influence any operating or financial policies of the companies in which it invests. The classification of investments is determined at the time each investment is made, and such determination is reevaluated at each balance sheet date. The cost of investments sold is determined by the specific identification method, with net realized gains and losses included in other income. For all investments in equity securities, if a decline in the fair-value of an investment below its carrying value is determined to be other-than-temporary, such investment is written down to its estimated fair-value with a non-cash charge to earnings. The factors that the Company considers in making these assessments include, but are not limited to, market prices, market conditions, available financing, prospects for favorable or unfavorable clinical trial results, new product initiatives and new collaborative agreements.
     Investments, which are included in other assets on the accompanying consolidated balance sheets, consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Equity securities, initial cost basis	$—	$361
Unrealized gain	—	537

Equity securities, fair-value	$—	$898

     During the six months ended June 30, 2010, the Company sold a portion of its equity securities, resulting in net proceeds of approximately $1.2 million and a realized gain on sale of approximately $865,000 (based on a specific identification of the securities sold), which was reclassified from accumulated other comprehensive loss and recognized in other income in the accompanying consolidated statements of income. The Company’s remaining investments consist of equity securities in privately-held companies, which were determined to have a de minimis fair-value at receipt. This was the result of substantial doubt about the ability to realize value from the sale of such investments due to an illiquid or non-existent market for the securities and the ongoing financial difficulties of the companies that issued the equity securities.
Share-Based Payments
     All share-based payments to employees are recognized in the income statement based on their fair-value. Through June 30, 2010, the Company had only awarded restricted stock and long-term incentive plan (“LTIP”) unit grants under its incentive award plan, which are valued based on the closing market price of the underlying common stock on the date of grant, and had not granted any stock options. The fair-value of all share-based payments is amortized to general and administrative expense and rental operations expense over the relevant service period, adjusted for anticipated forfeitures.
Assets and Liabilities Measured at Fair-Value
     The Company measures financial instruments and other items at fair-value where required under GAAP, but has elected not to measure any additional financial instruments and other items at fair-value as permitted under fair-value option accounting guidance.
     Fair-value measurement is determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair-value measurements, there is a fair-value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
     Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair-value measurement is based on inputs from different levels of the fair-value hierarchy, the level in the fair-value hierarchy within which the entire fair-value measurement falls is based on the lowest level input that is significant to the fair-value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair-value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.
     The Company has used interest rate swaps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair-values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair-value measurements. In adjusting the fair-value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

     Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair-value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of June 30, 2010, the Company has determined that the impact of the credit valuation adjustments on the overall valuation of its derivative positions is not significant. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair-value hierarchy (see Note 8).
     The valuation of the Company’s investments in equity securities of publicly-traded companies utilizes observable market-based inputs, based on the closing trading price of securities as of the balance sheet date. The valuation of the Company’s investments in equity securities of private companies utilizes Level 3 inputs (including any discounts applied to the valuations). However, as of June 30, 2010, the Company’s aggregate investment in equity securities of private companies was immaterial and, as a result, management has determined that the impact of the use of Level 3 inputs on the overall valuation of all its investments is not significant.
     No other assets or liabilities are measured at fair-value on a recurring basis, or have been measured at fair-value on a non-recurring basis subsequent to initial recognition, in the accompanying consolidated balance sheets as of June 30, 2010.
Derivative Instruments
     The Company records all derivatives on the consolidated balance sheets at fair-value. In determining the fair-value of its derivatives, the Company considers the credit risk of its counterparties and the Company. These counterparties are generally larger financial institutions engaged in providing a variety of financial services. These institutions generally face similar risks regarding adverse changes in market and economic conditions, including, but not limited to, fluctuations in interest rates, exchange rates, equity and commodity prices and credit spreads. The ongoing disruptions in the financial markets have heightened the risks to these institutions. While management believes that its counterparties will meet their obligations under the derivative contracts, it is possible that defaults may occur.
     The accounting for changes in the fair-value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair-value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair-value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair-value of the hedged asset or liability that are attributable to the hedged risk in a fair-value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.
     For derivatives designated as cash flow hedges, the effective portion of changes in the fair-value of the derivative is initially reported in accumulated other comprehensive income (outside of earnings) and subsequently reclassified to earnings in the period in which the hedged transaction affects earnings. If charges relating to the hedged transaction are being deferred pursuant to redevelopment or development activities, the effective portion of changes in the fair-value of the derivative are also deferred in other comprehensive income on the consolidated balance sheet, and are amortized to the income statement once the deferred charges from the hedged transaction begin again to affect earnings. The ineffective portion of changes in the fair-value of the derivative is recognized directly in earnings. The Company assesses the effectiveness of each hedging relationship by comparing the changes in cash flows of the derivative hedging instrument with the changes in cash flows of the designated hedged item or transaction. For derivatives that are not classified as hedges, changes in the fair-value of the derivative are recognized directly in earnings in the period in which the change occurs.

     The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known or expected cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s investments and borrowings.
     The Company’s primary objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. During the six months ended June 30, 2010, such derivatives were used to hedge the variable cash flows associated with the Company’s unsecured line of credit and secured term loan. During the six months ended June 30, 2009, such derivatives were used to hedge the variable cash flows associated with the Company’s unsecured line of credit, secured term loan, secured construction loan, and the forecasted issuance of fixed-rate debt (see Note 8). The Company formally documents the hedging relationships for all derivative instruments, has historically accounted for all of its interest rate swap agreements as cash flow hedges, and does not use derivatives for trading or speculative purposes.
Management’s Estimates
     Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reporting of revenue and expenses during the reporting period to prepare these consolidated financial statements in conformity with GAAP. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and reported amounts of revenue and expenses that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions.
Segment Information
     The Company’s properties share the following similar economic and operating characteristics: (1) they have similar forecasted returns (measured by capitalization rate at acquisition), (2) they are generally occupied almost exclusively by life science tenants that are public companies, government agencies or their subsidiaries, (3) they are generally located near areas of high life science concentrations with similar demographics and site characteristics, (4) the majority of properties are designed specifically for life science tenants that require infrastructure improvements not generally found in standard properties, and (5) the associated leases are primarily triple-net leases, generally with a fixed rental rate and scheduled annual escalations, that provide for a recovery of close to 100% of operating expenses. Consequently, the Company’s properties qualify for aggregation into one reporting segment.
3. Equity
     During the six months ended June 30, 2010, the Company issued restricted stock awards to employees and to members of its board of directors totaling 402,244 and 18,855 shares of common stock, respectively (78,277 shares of common stock were surrendered to the Company and subsequently retired in lieu of cash payments for taxes due on the vesting of restricted stock and 16,192 shares were forfeited during the same period), which are included in the total of common stock outstanding as of the period end (see Note 6).
     During the six months ended June 30, 2010, the Company issued 951,000 shares of common stock pursuant to equity distribution agreements executed in 2009, raising approximately $15.4 million in net proceeds, after deducting the underwriters’ discount and commissions and estimated offering expenses. The net proceeds to the Company were utilized to repay a portion of the outstanding indebtedness on its unsecured line of credit and for other general corporate and working capital purposes.

     On April 19, 2010, the Company completed the issuance of 13,225,000 shares of common stock, including the exercise in full of the underwriters’ over-allotment option with respect to 1,725,000 shares, resulting in net proceeds of approximately $218.8 million, after deducting the underwriters’ discount and commissions and estimated offering expenses. The net proceeds to the Company were utilized to repay a portion of the outstanding indebtedness on its unsecured line of credit and for other general corporate and working capital purposes.
     The Company also maintains a Dividend Reinvestment Program and a Cash Option Purchase Plan (collectively, the “DRIP Plan”) to provide existing stockholders of the Company with an opportunity to invest automatically the cash dividends paid upon shares of the Company’s common stock held by them, as well as permit existing and prospective stockholders to make voluntary cash purchases. Participants may elect to reinvest a portion of, or the full amount of cash dividends paid, whereas optional cash purchases are normally limited to a maximum amount of $10,000. In addition, the Company may elect to establish a discount ranging from 0% to 5% from the market price applicable to newly issued shares of common stock purchased directly from the Company. The Company may change the discount, initially set at 0%, at its discretion, but may not change the discount more frequently than once in any three-month period. Shares purchased under the DRIP Plan shall be, at the Company’s option, purchased from either (1) authorized, but previously unissued shares of common stock, (2) shares of common stock purchased in the open market or privately negotiated transactions, or (3) a combination of both. As of and through June 30, 2010, all shares issued to participants in the DRIP Plan have been acquired through purchases in the open market.
Common Stock, Partnership Units and LTIP Units
     As of June 30, 2010, the Company had outstanding 113,578,209 shares of common stock and 2,593,538 and 407,712 partnership and LTIP units, respectively. A share of the Company’s common stock and the partnership and LTIP units have essentially the same economic characteristics as they share equally in the total net income or loss and distributions of the Operating Partnership. The partnership and LTIP units are discussed further below in this Note 3.
7.375% Series A Cumulative Redeemable Preferred Stock
     As of June 30, 2010, the Company had outstanding 9,200,000 shares of 7.375% Series A cumulative redeemable preferred stock, or Series A preferred stock. Dividends are cumulative on the Series A preferred stock from the date of original issuance in the amount of $1.84375 per share each year, which is equivalent to 7.375% of the $25.00 liquidation preference per share. Dividends on the Series A preferred stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. Following a change in control, if the Series A preferred stock is not listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market, holders will be entitled to receive (when and as authorized by the board of directors and declared by the Company), cumulative cash dividends from, but excluding, the first date on which both the change of control and the delisting occurs at an increased rate of 8.375% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.09375 per share) for as long as the Series A preferred stock is not listed. The Series A preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, the Series A preferred stock will rank senior to the Company’s common stock with respect to the payment of distributions and other amounts. The Company is not allowed to redeem the Series A preferred stock before January 18, 2012, except in limited circumstances to preserve its status as a REIT. On or after January 18, 2012, the Company may, at its option, redeem the Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series A preferred stock up to, but excluding the redemption date. Holders of the Series A preferred stock generally have no voting rights except for limited voting rights if the Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series A preferred stock is not convertible into or exchangeable for any other property or securities of the Company.

Dividends and Distributions
     The following table lists the dividends and distributions made by the Company and the Operating Partnership during the six months ended June 30, 2010:

				Dividend and	Dividend and
		Amount Per		Distribution	Distribution Amount
Declaration Date	Securities Class	Share/Unit	Period Covered	Payable Date	(in thousands)
March 15, 2010	Common stock and		January 1, 2010 to
	partnership and		March 31, 2010	April 15,
	LTIP units	$0.14000		2010	$14,468

March 15, 2010	Series A preferred stock		January 16, 2010 to April 15,	April 15,
		$0.46094	2010	2010	$4,240

June 15, 2010	Common stock and		April 1, 2010 to
	partnership and		June 30, 2010
	LTIP units	$0.15000		July 15, 2010	$17,487

June 15, 2010	Series A preferred		April 16, 2010 to
	stock	$0.46094	July 15, 2010	July 15, 2010	$4,241

     Total 2010 dividends and distributions declared through June 30, 2010:

Common stock, partnership units, and LTIP units	$31,955
Series A preferred stock	8,481

$40,436

Noncontrolling Interests
     Noncontrolling interests in subsidiaries are reported as equity in the consolidated financial statements. If noncontrolling interests are determined to be redeemable, they are carried at the greater of carrying value or their redemption value as of the balance sheet date and reported as temporary equity. Consolidated net income is reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest.
     Noncontrolling interests on the consolidated balance sheets relate primarily to the partnership and LTIP units in the Operating Partnership (collectively, the “Units”) that are not owned by the Company. In conjunction with the formation of the Company, certain persons and entities contributing interests in properties to the Operating Partnership received partnership units. In addition, certain employees of the Operating Partnership received LTIP units in connection with services rendered or to be rendered to the Operating Partnership. Limited partners who have been issued Units have the right to require the Operating Partnership to redeem part or all of their Units, which right with respect to LTIP units is subject to vesting and the satisfaction of other conditions. The Company may elect to acquire those Units in exchange for shares of the Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events, or pay cash based upon the fair market value of an equivalent number of shares of the Company’s common stock at the time of redemption. With respect to the noncontrolling interests in the Operating Partnership, noncontrolling interests with the redemption provisions that permit the issuer to settle in either cash or common stock at the option of the issuer are further evaluated to determine whether temporary or permanent equity classification on the balance sheet is appropriate. Since the Units comprising the noncontrolling interests contain such a provision, the Company evaluated this guidance, including the requirement to settle in unregistered shares, and determined that the Units meet the requirements to qualify for presentation as permanent equity.
     The Company evaluates individual noncontrolling interests for the ability to continue to recognize the noncontrolling interest as permanent equity in the consolidated balance sheets. Any noncontrolling interest that fails to qualify as permanent equity will be reclassified as temporary equity and adjusted to the greater of (1) the carrying amount, or (2) its redemption value as of the end of the period in which the determination is made.
     The redemption value of the Units not owned by the Company, had such Units been redeemed at June 30, 2010, was approximately $51.8 million based on the average closing price of the Company’s common stock of $17.25 per share for the ten consecutive trading days immediately preceding June 30, 2010.

     The following table shows the vested ownership interests in the Operating Partnership were as follows:

	June 30, 2010		December 31, 2009
	Partnership Units	Percentage of	Partnership Units	Percentage of
	and LTIP Units	Total	and LTIP Units	Total
BioMed Realty Trust	112,346,679	97.5%	97,939,028	97.2%
Noncontrolling interest consisting of:
Partnership and LTIP units held by employees and related parties	2,268,873	2.0%	2,246,493	2.2%
Partnership and LTIP units held by third parties	588,801	0.5%	595,551	0.6%

Total	115,204,353	100.0%	100,781,072	100.0%

     A charge is recorded each period in the consolidated statements of income for the noncontrolling interests’ proportionate share of the Company’s net income. An additional adjustment is made each period such that the carrying value of the noncontrolling interests equals the greater of (1) the noncontrolling interests’ proportionate share of equity as of the period end, or (2) the redemption value of the noncontrolling interests as of the period end, if such interests are classified as temporary equity. For the six months ended June 30, 2010, the Company recorded an increase to the carrying value of noncontrolling interests of approximately $686,000 (a corresponding decrease was recorded to additional paid-in capital) due to changes in their aggregate ownership percentage to reflect the noncontrolling interests’ proportionate share of equity.
4. Mortgage Notes Payable
     A summary of the Company’s outstanding consolidated mortgage notes payable was as follows (dollars in thousands):

	Stated Fixed	Effective	Principal Balance
	Interest	Interest	June 30,	December 31,
	Rate	Rate	2010	2009	Maturity Date
Ardentech Court	7.25%	5.06%	$4,296	$4,354	July 1, 2012
Bridgeview Technology Park I	8.07%	5.04%	11,172	11,246	January 1, 2011
Center for Life Science | Boston	7.75%	7.75%	347,194	348,749	June 30, 2014
500 Kendall Street (Kendall D)	6.38%	5.45%	65,168	66,077	December 1, 2018
Lucent Drive	4.75%	4.75%	5,015	5,129	January 21, 2015
6828 Nancy Ridge Drive	7.15%	5.38%	6,541	6,595	September 1, 2012
Road to the Cure	6.70%	5.78%	14,828	14,956	January 31, 2014
Science Center Drive	7.65%	5.04%	10,891	10,981	July 1, 2011
Shady Grove Road	5.97%	5.97%	147,000	147,000	September 1, 2016
Sidney Street	7.23%	5.11%	27,867	28,322	June 1, 2012
9865 Towne Centre Drive	7.95%	7.95%	17,762	17,884	June 30, 2013
900 Uniqema Boulevard	8.61%	5.61%	1,103	1,191	May 1, 2015

			658,837	662,484
Unamortized premiums			6,030	6,970

			$664,867	$669,454

     Management believes that it was in compliance with a financial covenant relating to a minimum amount of net worth pertaining to the Center for Life Science | Boston mortgage as of June 30, 2010. Other than the Center for Life Science | Boston mortgage, no other financial covenants are required on the remaining mortgage notes payable.
     Premiums were recorded upon assumption of the mortgage notes payable at the time of acquisition to account for above-market interest rates. Amortization of these premiums is recorded as a reduction to interest expense over the remaining term of the respective note using the effective-interest method.
     The Company has the ability and intends to repay any principal and accrued interest due in 2010 and 2011 through the use of cash from operations or borrowings from its unsecured line of credit.

5. Credit Facilities, Exchangeable Senior Notes, and Other Debt Instruments
Unsecured Line of Credit
     The Company’s unsecured line of credit with KeyBank National Association (“KeyBank”) and other lenders has a borrowing capacity of $720.0 million and a maturity date of August 1, 2011. The unsecured line of credit bears interest at a floating rate equal to, at the Company’s option, either (1) reserve adjusted LIBOR plus a spread which ranges from 100 to 155 basis points, depending on the Company’s leverage, or (2) the higher of (a) the prime rate then in effect plus a spread which ranges from 0 to 25 basis points, or (b) the federal funds rate then in effect plus a spread which ranges from 50 to 75 basis points, in each case, depending on the Company’s leverage. Subject to the administrative agent’s reasonable discretion, the Company may increase the amount of the unsecured line of credit to $1.0 billion upon satisfying certain conditions. In addition, the Company, at its sole discretion, may extend the maturity date of the unsecured line of credit to August 1, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. The Company has deferred the loan costs associated with the subsequent amendments to the unsecured line of credit, which are being amortized to expense with the unamortized loan costs from the original debt facility over the remaining term. At June 30, 2010, the Company had $170.5 million in outstanding borrowings on its unsecured line of credit, with a weighted-average interest rate of 1.6% (excluding the effect of interest rate swaps) and a weighted-average interest rate of 3.0% on the unhedged portion of the outstanding debt of approximately $20.5 million. At June 30, 2010, the Company had additional borrowing capacity under the unsecured line of credit of up to approximately $537.8 million (net of outstanding letters of credit issued by the Company and drawable on the unsecured line of credit of approximately $11.7 million).
     The terms of the credit agreement for the unsecured line of credit includes certain restrictions and covenants, which limit, among other things, the payment of dividends and the incurrence of additional indebtedness and liens. The terms also require compliance with financial ratios relating to the minimum amounts of the Company’s net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured, and secured recourse indebtedness, leverage ratio and certain investment limitations. The dividend restriction referred to above provides that, except to enable the Company to continue to qualify as a REIT for federal income tax purposes, the Company will not make distributions with respect to common stock or other equity interests in an aggregate amount for the preceding four fiscal quarters in excess of 95% of funds from operations, as defined, for such period, subject to other adjustments. Management believes that it was in compliance with the covenants as of June 30, 2010.
Secured Term Loan
     During the six months ended June 30, 2010, the Company voluntarily prepaid in full the $250.0 million in outstanding borrowings under its secured term loan with KeyBank and other lenders, resulting in the release of the Company’s properties securing the loan. In connection with the voluntary prepayments of the secured term loan, the Company wrote off approximately $1.4 million in unamortized deferred loan fees during the six months ended June 30, 2010, which are reflected in the accompanying consolidated statements of income as a loss on extinguishment of debt.
Exchangeable Senior Notes due 2026, net
     On September 25, 2006, the Operating Partnership issued $175.0 million aggregate principal amount of its Exchangeable Senior Notes due 2026 (the “Notes due 2026”). The Notes due 2026 are general senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest at a rate of 4.50% per annum is payable on April 1 and October 1 of each year, beginning on April 1, 2007, until the stated maturity date of October 1, 2026. The terms of the Notes due 2026 are governed by an indenture, dated September 25, 2006, among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. The Notes due 2026 contain an exchange settlement feature, which provides that the Notes due 2026 may, on or after September 1, 2026 or under certain other circumstances, be exchangeable for cash (up to the principal amount of the Notes due 2026) and, with respect to excess exchange value, into, at the Company’s option, cash, shares of the Company’s common stock or a combination of cash and shares of common stock at the then applicable exchange rate. The initial exchange rate was 26.4634 shares per $1,000 principal amount of Notes due 2026, representing an exchange price of approximately $37.79 per share. If certain designated events occur on or prior to October 6, 2011 and a holder elects to exchange Notes due 2026 in connection with any such transaction, the Company will increase the exchange rate by a number of additional shares of common stock based on the date the transaction becomes effective and the price paid per share of common stock in the transaction, as set forth in the indenture governing the Notes due 2026. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of $0.29 per share of common stock. As a result of past increases in the quarterly cash dividend, the exchange rate is currently 26.8135 shares per $1,000 principal amount of Notes due 2026. The Operating Partnership may redeem the Notes due 2026, in whole or in part, at any time to preserve the Company’s status as a REIT or at any time on or after October 6, 2011 for cash at 100% of the principal amount plus accrued and unpaid interest. The holders of the Notes due 2026 have the right to require the Operating Partnership to repurchase the Notes due 2026, in whole or in part, for cash on each of October 1, 2011, October 1, 2016 and October 1, 2021, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes due 2026 plus accrued and unpaid interest. The terms of the indenture for the Notes due 2026 do not require compliance with any financial covenants.
     As the Company may settle the Notes due 2026 in cash (or other assets) on conversion, it separately accounts for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the Company’s nonconvertible debt borrowing rate. The equity component of the convertible debt is included in the additional paid-in capital section of stockholders’ equity and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component of the debt security. The resulting debt discount is accreted as additional interest expense over the non-cancelable term of the instrument.
     As of June 30, 2010 and December 31, 2009, the carrying value of the equity component recognized was approximately $14.0 million.
     In January 2010, the Company completed the repurchase of approximately $6.3 million face value of the Notes due 2026 at par. In June 2010, the Company completed an additional repurchase of approximately $18.0 million face value of the Notes due 2026 at 100.3% of par. The repurchases of the Notes due 2026 resulted in the recognition of a loss on extinguishment of debt of approximately $838,000 for the six months ended June 30, 2010 as a result of the write-off of deferred loan fees and debt discount and the premium paid to repurchase the Notes due 2026.
     Notes due 2026, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Notes due 2026	$21,900	$46,150
Unamortized debt discount	(504)	(1,465)

	$21,396	$44,685

     The unamortized debt discount will be amortized through October 1, 2011, the first date at which the holders of the Notes due 2026 may require the Operating Partnership to repurchase the Notes due 2026. Amortization of the debt discount during the six months ended June 30, 2010 and 2009 resulted in an effective interest rate of 6.5% on the Notes due 2026.
Exchangeable Senior Notes due 2030
     On January 11, 2010, the Operating Partnership issued $180.0 million aggregate principal amount of its Exchangeable Senior Notes due 2030 (the “Notes due 2030”). The Notes due 2030 are general senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest at a rate of 3.75% per annum is payable on January 15 and July 15 of each year, beginning on July 15, 2010, until the stated maturity date of January 15, 2030. The terms of the Notes due 2030 are governed by an indenture, dated January 11, 2010, among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. The Notes due 2030 contain an exchange settlement feature, which provides that the Notes due 2030 may, at any time prior to the close of business on the second scheduled trading day preceding the maturity date, be exchangeable for shares of the Company’s common stock at the then applicable exchange rate. As the exchange feature for the Notes due 2030 must be settled in the common stock of the Company, accounting guidance applicable to convertible debt instruments that permit the issuer to settle all or a portion of the exchange feature in cash upon conversion does not apply. The initial exchange rate was 55.0782 shares per $1,000 principal amount of Notes due 2030, representing an exchange price of approximately $18.16 per share. If certain designated events occur on or prior to January 15, 2015 and a holder elects to exchange Notes due 2030 in connection with any such transaction, the Company will increase the exchange rate by a number of additional shares of common stock based on the date the transaction becomes effective and the price paid per share of common stock in the transaction, as set forth in the indenture governing the Notes due 2030. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of $0.14 per share of common stock.

     The Operating Partnership may redeem the Notes due 2030, in whole or in part, at any time to preserve the Company’s status as a REIT or at any time on or after January 21, 2015 for cash at 100% of the principal amount plus accrued and unpaid interest. The holders of the Notes due 2030 have the right to require the Operating Partnership to repurchase the Notes due 2030, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes due 2030 plus accrued and unpaid interest. The terms of the indenture for the Notes due 2030 do not require compliance with any financial covenants.
Unsecured Senior Notes due 2020, net
     On April 29, 2010, the Operating Partnership issued $250.0 million aggregate principal amount of 6.125% Senior Notes due 2020 (the “Notes due 2020”). The purchase price paid by the initial purchasers was 98.977% of the principal amount and the Notes due 2020 have been recorded on the consolidated balance sheet net of the discount. The Notes due 2020 are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. However, the Notes due 2020 are effectively subordinated to the Operating Partnership’s existing and future mortgages and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future preferred equity and liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries, including guarantees provided by the Operating Partnership’s subsidiaries under the Company’s unsecured line of credit. Interest at a rate of 6.125% per year is payable on April 15 and October 15 of each year, beginning on October 15, 2010, until the stated maturity date of April 15, 2020. The terms of the Notes due 2020 are governed by an indenture, dated April 29, 2010, among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee.
     The Operating Partnership may redeem the Notes due 2020, in whole or in part, at any time for cash at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes due 2020 being redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest.
     The terms of the indenture for the Notes due 2020 require compliance with various financial covenants, including limits on the amount of total leverage and secured debt maintained by the Operating Partnership and which require the Operating Partnership to maintain minimum levels of debt service coverage. Management believes that it was in compliance with these covenants as of June 30, 2010.
     On April 29, 2010, the Operating Partnership entered into a registration rights agreement with the representatives of the initial purchasers of the Notes due 2020, pursuant to which the Company and the Operating Partnership agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission within 180 days, and cause to become effective within 240 days, a registration statement registering exchange notes with nearly identical terms to the Notes due 2020, and to cause an exchange offer to be consummated within 60 days after the registration statement is declared effective. In addition, in some circumstances, the Company and the Operating Partnership agreed to file a shelf registration statement providing for the sale of all of the Notes due 2020 by the holders thereof.
     Notes due 2020, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Notes due 2020	$250,000	$—
Unamortized debt discount	(2,525)	—

	$247,475	$—

     The unamortized debt discount will be amortized through April 15, 2020, the maturity date of the Notes due 2020. Amortization of the debt discount during the six months ended June 30, 2010 resulted in an effective interest rate of 6.27% on the Notes due 2020.
     Interest expense consisted of the following (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Mortgage notes payable	$23,702	$10,864
Mortgage notes payable debt premium	(940)	(920)
Amortization of deferred interest costs (see Note 8)	3,567	—
Derivative instruments	6,971	7,924
Secured construction loan	—	4,187
Secured term loan	1,392	2,627
Notes due 2026	901	2,656
Amortization of debt discount on Notes due 2026	352	936
Notes due 2030	3,194	—
Notes due 2020	2,637	—
Amortization of debt discount on Notes due 2020	33	—
Unsecured line of credit	2,085	1,845
Amortization of deferred loan fees	2,183	2,437
Capitalized interest	(2,946)	(7,601)

Total interest expense	$43,131	$24,955

     As of June 30, 2010, principal payments due for the Company’s consolidated indebtedness (excluding debt premiums and discounts) were as follows (in thousands):

2010	$3,757
2011	200,414
2012	45,414
2013	25,941
2014	353,091
Thereafter(1)	652,620

$1,281,237

(1)	Includes $21.9 million in principal payments of the Notes due 2026 based on a contractual maturity date of October 1, 2026 and $180.0 million in principal payments of the Notes due 2030 based on a contractual maturity date of January 15, 2030.
6. Earnings Per Share
     Instruments granted in share-based payment transactions are considered participating securities prior to vesting and, therefore, are considered in computing basic earnings per share under the two-class method. The two-class method is an earnings allocation method for calculating earnings per share when a company’s capital structure includes either two or more classes of common stock or common stock and participating securities. Basic earnings per share under the two-class method is calculated based on dividends declared on common shares and other participating securities (“distributed earnings”) and the rights of participating securities in any undistributed earnings, which represents net income remaining after deduction of dividends accruing during the period. The undistributed earnings are allocated to all outstanding common shares and participating securities based on the relative percentage of each security to the total number of outstanding participating securities. Basic earnings per share represents the summation of the distributed and undistributed earnings per share class divided by the total number of shares.
     Through June 30, 2010 all of the Company’s participating securities (including the Units) received dividends/distributions at an equal dividend/distribution rate per share/Unit. As a result, the portion of net income allocable to the weighted-average restricted stock outstanding for the six months ended June 30, 2010 and 2009 has been deducted from net income allocable to common stockholders to calculate basic earnings per share. The calculation of diluted earnings per share for the six months ended June 30, 2010 and 2009 includes the outstanding Units (both vested and unvested) and restricted stock in the weighted-average shares and net income attributable to noncontrolling interests in the Operating Partnership has been added to net income available to common stockholders. No shares were contingently issuable upon settlement of the excess exchange value pursuant to the exchange settlement feature of the Notes due 2026 (originally issued in 2006 — see Note 5) as the common stock price at June 30, 2010 and 2009 did not exceed the exchange price then in effect of $37.07 per share. In addition, no shares were contingently issuable upon settlement of the exchange feature of the Notes due 2030 (originally issued in 2010 — see Note 5) as the common stock price at June 30, 2010 did not exceed the exchange price of $18.16 per share. Therefore, potentially issuable shares resulting from settlement of the Notes due 2026 and 2030 were not included in the calculation of diluted weighted-average shares. No other shares were considered anti-dilutive for the six months ended June 30, 2010 and 2009.
     Computations of basic and diluted earnings per share (in thousands, except share data) were as follows:

	Six Months Ended
	June 30,
	2010	2009
Basic earnings per share:
Net income available to common stockholders	$8,499	$37,219
Less: net income allocable to unvested restricted stock	(102)	(361)
Less: distributions in excess of earnings attributable to unvested restricted stock	(281)	(22)

Net income attributable to common stockholders	$8,116	$36,836

Diluted earnings per share:
Net income available to common stockholders	$8,499	$37,219
Plus: net income attributable to noncontrolling interests of operating partnership	237	1,380

Net income available to common stockholders and participating securities (including the Units)	$8,736	$38,599

Weighted-average common shares outstanding:
Basic	104,000,339	84,403,582
Incremental shares from assumed conversion/vesting:
Unvested restricted stock	1,259,753	829,115
Operating partnership and LTIP units	3,038,043	3,347,375

Diluted	108,298,135	88,580,072

Basic and diluted earnings per share:
Net income per share available to common stockholders, basic and diluted:	$0.08	$0.44

7. Investment in Unconsolidated Partnerships
     The accompanying consolidated financial statements include investments in two limited liability companies with Prudential Real Estate Investors (“PREI”), which were formed in the second quarter of 2007, and in 10165 McKellar Court, L.P. (“McKellar Court”), a limited partnership with Quidel Corporation, the tenant which occupies the McKellar Court property. One of the PREI limited liability companies, PREI II LLC, is a VIE; however, the Company is not the primary beneficiary as PREI has the obligation to absorb the majority of the losses and the right to receive the majority of the benefits that could potentially be significant to the VIE and has the power to direct matters that most significantly impact the VIE’s economic performance. The other PREI limited liability company, PREI I LLC, does not qualify as a VIE. In addition, consolidation is not required as the Company does not control the limited liability companies. The McKellar Court partnership is a VIE; however, the Company is not the primary beneficiary as the limited partner has the obligation to absorb the majority of the losses and the right to receive the majority of the benefits that could potentially be significant to the VIE and has the power to direct matters that most significantly impact the VIE’s economic performance. As it does not control the limited liability companies or the partnership, the Company accounts for them under the equity method of accounting. Significant accounting policies used by the unconsolidated partnerships that own these properties are similar to those used by the Company. General information on the PREI limited liability companies and the McKellar Court partnership (each referred to in this footnote individually as a “partnership” and collectively as the “partnerships”) as of June 30, 2010 was as follows:

		Company’s	Company’s
		Ownership	Economic
Name	Partner	Interest	Interest		Date Acquired
PREI I LLC(1).	PREI	20%	20%		April 4, 2007
PREI II LLC(2)	PREI	20%	20%		April 4, 2007
McKellar Court(3)	Quidel Corporation	22%	22	%(4)	September 30, 2004

(1)	In April 2007, PREI I LLC acquired a portfolio of properties in Cambridge, Massachusetts comprised of a stabilized laboratory/office building totaling 184,445 square feet located at 320 Bent Street, a partially leased laboratory/office building totaling 420,000 square feet located at 301 Binney Street, a 37-unit apartment building, an operating garage facility on Rogers Street with 503 spaces, an operating below grade garage facility at Kendall Square with approximately 1,400 spaces, and a building at 650 East Kendall Street that can support up to 280,000 rentable square feet of laboratory and office space. The 650 East Kendall Street site also includes a below grade parking facility.

Each of the PREI operating agreements includes a put/call option whereby either member can cause the limited liability company to sell certain properties in which it holds leasehold interests to the Company at any time after the fifth anniversary and before the seventh anniversary of the acquisition date. However, the put/call option may be terminated prior to exercise under certain circumstances. The put/call option purchase price is based on a predetermined return on capital invested by PREI. If the put/call option is exercised, the Company believes that it would have adequate resources to fund the purchase price and the Company also has the option to fund a portion of the purchase price through the issuance of the Company’s common stock.

The PREI limited liability companies jointly entered into a secured acquisition and interim loan facility with KeyBank and utilized approximately $427.0 million of that facility to fund a portion of the purchase price for the properties acquired in April 2007. The remaining funds available were utilized to fund construction costs at certain properties under development. Pursuant to the loan facility, the Company executed guaranty agreements in which it guaranteed the full completion of the construction and any tenant improvements at the 301 Binney Street property if PREI I LLC was unable or unwilling to complete the project. On February 11, 2009, the PREI joint ventures jointly refinanced the outstanding balance of the secured acquisition and interim loan facility, or approximately $364.1 million, with the proceeds of a new loan totaling $203.3 million and members’ capital contributions funding the balance due. The new loan bears interest at a rate equal to, at the option of the PREI joint ventures, either (1) reserve adjusted LIBOR plus 350 basis points or (2) the higher of (a) the prime rate then in effect, (b) the federal funds rate then in effect plus 50 basis points or (c) one-month LIBOR plus 450 basis points, and requires interest only monthly payments until the maturity date, February 10, 2011. In addition, the PREI joint ventures may extend the maturity date of the secured acquisition and interim loan facility to February 10, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. At maturity, the PREI joint ventures may refinance the loan, depending on market conditions and the availability of credit, or they may execute the extension option. On March 11, 2009, the PREI joint ventures jointly entered into an interest rate cap agreement, which is intended to have the effect of hedging variability in future interest payments on the $203.3 million secured acquisition and interim loan facility above a strike rate of 2.5% (excluding the applicable credit spread) through February 10, 2011. At June 30, 2010, there were $203.3 million in outstanding borrowings on the secured acquisition and interim loan facility, with a contractual interest rate of 3.9% (including the applicable credit spread).

(2)	As part of a larger transaction which included the acquisition by PREI I LLC referred to above, PREI II LLC acquired a portfolio of properties in April 2007. It disposed of its acquired properties in 2007 at no material gain or loss. The total sale price included approximately $4.0 million contingently payable in June 2012 pursuant to a put/call option, exercisable on the earlier of the extinguishment or expiration of development restrictions placed on a portion of the development rights included in the disposition. The Company’s remaining investment in PREI II LLC (maximum exposure to losses) was approximately $811,000 at June 30, 2010.

(3)	The McKellar Court partnership holds a property comprised of a two-story laboratory/office building totaling 72,863 rentable square feet located in San Diego, California. The Company’s investment in the McKellar Court partnership (maximum exposure to losses) was approximately $12.6 million at June 30, 2010. In December 2009, the Operating Partnership provided funding in the form of a promissory note to the McKellar Court partnership in the amount of $10.3 million, which matures at the earlier of (a) January 1, 2020, or (b) the day that the limited partner exercises an option to purchase the Operating Partnership’s ownership interest. Loan proceeds were utilized to repay a mortgage with a third party. Interest-only payments on the promissory note are due monthly at a fixed rate of 8.15% (the rate may adjust higher after January 1, 2015), with the principal balance outstanding due at maturity.

(4)	The Company’s economic interest in the McKellar Court partnership entitles it to 75% of the extraordinary cash flows after repayment of the partners’ capital contributions and 22% of the operating cash flows.

     The Company acts as the operating member or partner, as applicable, and day-to-day manager for the partnerships. The Company is entitled to receive fees for providing construction and development services (as applicable) and management services to the PREI joint ventures. The Company earned approximately $919,000 in fees for the six months ended June 30, 2010 and approximately $1.4 million in fees for the six months ended June 30, 2009 for services provided to the PREI joint ventures, which are reflected in tenant recoveries and other income in the consolidated statements of income.
     The condensed combined balance sheets for all of the Company’s unconsolidated partnerships were as follows (in thousands):

	June 30,	December 31,
	2010	2009
Assets:
Investments in real estate, net	$626,310	$613,306
Cash and cash equivalents (including restricted cash)	4,508	6,758
Intangible assets, net	10,459	13,498
Other assets	27,261	18,374

Total assets	$668,538	$651,936

Liabilities and equity:
Debt	$410,723	$405,606
Other liabilities	14,003	15,195
Members’ equity	243,812	231,135

Total liabilities and equity	$668,538	$651,936

Company’s net investment in unconsolidated partnerships	$59,459	$56,909

     On February 13, 2008, a wholly owned subsidiary of the Company’s joint venture with PREI I LLC entered into a secured construction loan facility with certain lenders to provide borrowings of up to approximately $245.0 million, with a maturity date of August 13, 2010, in connection with the construction of 650 East Kendall Street, a life sciences building located in Cambridge, Massachusetts. The secured construction loan has two six-month extension options, each of which may be exercised after satisfying certain conditions and paying an extension fee. Subsequent to June 30, 2010, PREI I LLC extended the construction loan maturity to February 13, 2011 and believes it can extend the maturity to August 13, 2011 as necessary. In addition, in accordance with the loan agreement, Prudential Insurance Corporation of America has guaranteed repayment of the construction loan. At maturity, the wholly owned subsidiary may refinance the loan, depending on market conditions and the availability of credit, or it may execute the remaining extension option, which could extend the maturity date to August 13, 2011. Proceeds from the secured construction loan were used in part to repay a portion of the secured acquisition and interim loan facility held by the PREI joint ventures and are being used to fund the balance of the cost to complete construction of the project. In February 2008, the subsidiary entered into an interest rate swap agreement, which is intended to have the effect of initially fixing the interest rate on up to $163.0 million of the secured construction loan facility at a weighted average rate of 4.4% through August 2010. The swap agreement had an original notional amount of $84.0 million based on the initial borrowing on the secured construction loan facility, which will increase on a monthly basis at predetermined amounts as additional borrowings are made. At June 30, 2010, there were $197.2 million in outstanding borrowings on the secured construction loan facility, with a contractual interest rate of 1.9%.
     The condensed combined statements of income for the unconsolidated partnerships were as follows (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Total revenues	$17,014	$15,328
Rental operations expense	6,658	4,876
Real estate taxes, insurance and ground rent	3,172	4,242
Depreciation and amortization	6,765	6,608
Interest expense, net of interest income	5,014	4,613

Total expenses	21,609	20,339

Net loss	$(4,595)	$(5,011)

Company’s equity in net loss of unconsolidated partnerships	$(377)	$(766)

8. Derivatives and Other Financial Instruments
     As of June 30, 2010, the Company had two interest rate swaps with an aggregate notional amount of $150.0 million under which at each monthly settlement date the Company either (1) receives the difference between a fixed interest rate (the “Strike Rate”) and one-month LIBOR if the Strike Rate is less than LIBOR or (2) pays such difference if the Strike Rate is greater than LIBOR. The interest rate swaps hedge the Company’s exposure to the variability on expected cash flows attributable to changes in interest rates on the first interest payments, due on the date that is on or closest after each swap’s settlement date, associated with the amount of LIBOR-based debt equal to each swap’s notional amount. These interest rate swaps, with a notional amount of $150.0 million (interest rate of 5.8%, including the applicable credit spread), are currently intended to hedge interest payments associated with the Company’s unsecured line of credit. An additional interest rate swap with a notional amount of $250.0 million, initially intended to hedge interest payments related to the Company’s secured term loan, expired during the three months ended June 30, 2010. No initial investment was made to enter into the interest rate swap agreements.
     As of June 30, 2010, the Company had deferred interest costs of approximately $59.7 million in other comprehensive income related to forward starting swaps, which were settled with the corresponding counterparties in March and April 2009. The forward starting swaps were entered into to mitigate the Company’s exposure to the variability in expected future cash flows attributable to changes in future interest rates associated with a forecasted issuance of fixed-rate debt, with interest payments for a minimum of ten years. In June 2009 the Company closed on $368.0 million in fixed-rate mortgage loans secured by its 9865 Towne Centre Drive and Center for Life Science | Boston properties (see Note 4). The remaining deferred interest costs of $59.7 million will be amortized as additional interest expense over a remaining period of approximately nine years.
     The following is a summary of the terms of the interest rate swaps and a stock purchase warrant held by the Company and their fair-values, which are included in other assets (asset account) and derivative instruments (liability account) based on their respective balances on the accompanying consolidated balance sheets (in thousands):

	Current				Fair-Value(1)
	Notional				June 30,	December 31,
	Amount	Strike Rate	Effective Date	Expiration Date	2010	2009
	$115,000	4.673%	October 1, 2007	August 1, 2011	$(5,074)	$(6,530)
	35,000	4.700%	October 10, 2007	August 1, 2011	(1,557)	(2,004)

Interest rate swaps	150,000				(6,631)	(8,534)
Interest rate swap(2)	—				—	(4,017)
Other(3)	—				132	119

Total derivative instruments	$150,000				$(6,499)	$(12,432)

(1)	Fair-value of derivative instruments does not include any related accrued interest payable, which is included in accrued expenses on the accompanying consolidated balance sheets.

(2)	The interest rate swap, with notional amount of $250.0 million, expired during the three months ended June 30, 2010.

(3)	A stock purchase warrant was received in connection with an early lease termination in September 2009 and was recorded as a derivative instrument with an initial fair-value of approximately $199,000 in other assets in the accompanying consolidated balance sheets.
     For derivatives designated as cash flow hedges, the effective portion of changes in the fair-value of the derivative is initially reported in accumulated other comprehensive income (outside of earnings) and subsequently reclassified to earnings in the period in which the hedged transaction affects earnings. During the six months ended June 30, 2010, such derivatives were used to hedge the variable cash flows associated with the Company’s unsecured line of credit and secured term loan. During the six months ended June 30, 2009, such derivatives were used to hedge the variable cash flows associated with the Company’s unsecured line of credit, secured term loan, secured construction loan, and the forecasted issuance of fixed-rate debt. The ineffective portion of the change in fair-value of the derivatives is recognized directly in earnings.

     Due to the Company’s voluntary early prepayment of the remaining balance outstanding on the secured term loan (see Note 5) and additional repayment of a portion of the outstanding indebtedness on the unsecured line of credit, the Company’s variable-rate indebtedness fell below the combined notional value of the outstanding interest rate swaps, causing the Company to be temporarily overhedged. As a result, the Company reperformed tests to assess the effectiveness of the Company’s interest rate swaps. The tests indicated that the $250.0 million interest rate swap was no longer highly effective, resulting in the prospective discontinuance of hedge accounting. From the date that hedge accounting was discontinued, changes in the fair-value associated with this interest rate swap were recorded directly to earnings, resulting in the recognition of a gain of approximately $1.1 million for the three months ended June 30, 2010, which is included as a component of loss on derivative instruments. In addition, the Company recorded a charge to earnings of approximately $1.1 million associated with this interest rate swap, relating to interest payments to the swap counterparty and hedge ineffectiveness, which is also included as a component of loss on derivative instruments.
     Although the remaining interest rate swaps with an aggregate notional amount of $150.0 million passed the assessment tests and continued to qualify for hedge accounting, the Company accelerated the reclassification of amounts deferred in accumulated other comprehensive loss to earnings related to the hedged forecasted transactions that became probable of not occurring during the period in which the Company was overhedged. This resulted in a charge to earnings of approximately $980,000, partially offset by a gain of approximately $647,000 primarily attributable to the elimination of the Company’s overhedged status with respect to the interest rate swaps, upon the expiration of the $250.0 million interest rate swap on June 1, 2010.
     During the six months ended June 30, 2010, the Company recorded total losses on derivative instruments of $347,000 primarily related to the discontinuance of hedge accounting for the Company’s former $250.0 million interest rate swap (see above), hedge ineffectiveness on cash flow hedges due to mismatches in maturity dates and interest rate reset dates between the interest rate swaps and corresponding debt and changes in the fair-value of other derivative instruments. During the six months ended June 30, 2009, the Company recorded a gain on derivative instruments of $303,000 as a result of hedge ineffectiveness on cash flow hedges due to mismatches in the maturity date and the interest rate reset dates between the interest rate swaps and the corresponding debt, and changes in the fair-value of derivatives no longer considered highly effective.
     Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next twelve months, the Company estimates that an additional $13.3 million will be reclassified from other accumulated comprehensive income as an increase to interest expense. In addition, approximately $582,000 for the six months ended June 30, 2010 and approximately $1.7 million for the six months ended June 30, 2009 of settlement payments on interest rate swaps have been deferred in accumulated other comprehensive loss and will be amortized over the useful lives of the related development or redevelopment projects.

     The following is a summary of the amount of gain recognized in accumulated other comprehensive income related to the derivative instruments for the six months ended June 30, 2010 and 2009 (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Amount of gain recognized in other comprehensive income (effective portion):
Cash flow hedges
Interest rate swaps	$5,825	$5,355
Forward starting swaps	—	11,782

Total cash flow hedges	5,825	17,137
Ineffective interest rate swaps(1)	—	4,321

Total interest rate swaps	$5,825	$21,458

(1)	For the six months ended June 30, 2009, the amount represents the reclassification of unrealized losses from accumulated other comprehensive income to earnings relating to a previously effective forward starting swap as a result of the reduction in the notional amount of forecasted debt.
     The following is a summary of the amount of loss reclassified from accumulated other comprehensive income to interest expense related to the derivative instruments for the six months ended June 30, 2010 and 2009 (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Amount of loss reclassified from other comprehensive income to income (effective portion):
Cash flow hedges
Interest rate swaps(1)	$(6,971)	$(7,924)
Forward starting swaps(2)	(3,567)	—

Total interest rate swaps	$(10,538)	$(7,924)

(1)	Amount represents payments made to swap counterparties for the effective portion of interest rate swaps that were recognized as an increase to interest expense for the periods presented (the amount was recorded as an increase and corresponding decrease to accumulated other comprehensive loss in the same accounting period).

(2)	Amount represents reclassifications of deferred interest costs from accumulated other comprehensive loss to interest expense related to the Company’s previously settled forward starting swaps.

     The following is a summary of the amount of gain/(loss) recognized in income as a loss on derivative instruments related to the ineffective portion of the derivative instruments for the six months ended June 30, 2010 and 2009 (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Amount of gain/(loss) recognized in income (ineffective portion and amount excluded from effectiveness testing):
Cash flow hedges
Interest rate swaps	$56	$(11)
Forward starting swaps	—	(477)

Total cash flow hedges	56	(488)
Ineffective interest rate swaps	(416)	791

Total interest rate swaps	(360)	303
Other derivative instruments	13	—

Total (loss)/gain on derivative instruments	$(347)	$303

9. Property Acquisitions
     The Company acquired the following properties during the six months ended June 30, 2010. The table below reflects the purchase price allocation for the acquisitions as of June 30, 2010 (in thousands):

	Acquisition	Investments	In-Place	Management	Below	Total Cash
Property	Date	in Real Estate(1)	Lease	Agreement	Market Lease	Consideration
55/65 West Watkins Mill Road	February 23, 2010	$12,463	$1,677	$370	$(125)	$14,385
Gazelle Court(2)	March 30, 2010	11,623	—	—	—	11,623
Medical Center Drive	May 3, 2010	53,181	—	—	(181)	53,000
50 West Watkins Mill Road	May 7, 2010	13,061	1,176	—	(37)	14,200

Total		$90,328	$2,853	$370	$(343)	$93,208

Intangible amortization life (in months)			48	55	23

(1)	Prior to January 1, 2009, the Company capitalized transaction costs related to property acquisitions as an addition to the investment in real estate. However, in accordance with revisions to the accounting guidance effective on January 1, 2009, the Company has recorded the costs incurred related to the acquisitions noted above as a charge to earnings in the period in which they were incurred.

(2)	On March 30, 2010, the Company acquired a land parcel for the purchase price of $10.1 million (in addition to reimbursing the selling party for pre-construction costs incurred through the date of sale on the project). Concurrent with the purchase, the Company executed a lease with an existing tenant for a laboratory/office building totaling 176,000 square feet to be constructed on the site by the Company. The lease will commence after the Company substantially completes construction of the building. It is estimated that the building will be completed in January 2012. As the Company determined that the purchase constituted an asset acquisition rather than the acquisition of a business, transaction costs associated with the transaction were capitalized as an increase to the investment in real estate.
     On July 15, 2010, the Company acquired a property located at 4775 and 4785 Executive Drive in San Diego, California for approximately $27.2 million, including a laboratory/office building currently under construction totaling approximately 57,000 square feet and an undeveloped land parcel with permits in place for a second building totaling approximately 102,000 square feet.
     On July 20, 2010, the Company acquired a property located at 3500 Paramount Parkway in Morrisville, North Carolina for approximately $17.5 million, comprising a fully-leased laboratory/office building totaling approximately 61,600 square feet.
10. Fair-Value of Financial Instruments
     The Company is required to disclose fair-value information about all financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair-value. The Company’s disclosures of estimated fair-value of financial instruments at June 30, 2010 and December 31, 2009, were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop estimated fair-value. The use of different market assumptions or estimation methods may have a material effect on the estimated fair-value amounts.

     The carrying amounts for cash and cash equivalents, restricted cash, accounts receivable, security deposits, accounts payable, accrued expenses and other liabilities approximate fair-value due to the short-term nature of these instruments.
     The Company utilizes quoted market prices to estimate the fair-value of its fixed-rate and variable-rate debt, when available. If quoted market prices are not available, the Company calculates the fair-value of its mortgage notes payable and other fixed-rate debt based on a currently available market rate assuming the loans are outstanding through maturity and considering the collateral. In determining the current market rate for fixed-rate debt, a market credit spread is added to the quoted yields on federal government treasury securities with similar terms to debt. In determining the current market rate for variable-rate debt, a market credit spread is added to the current effective interest rate. The carrying value of interest rate swaps are reflected in the consolidated financial statements at their respective fair-values (see the Assets and Liabilities Measured at Fair-Value section under Note 2). The Company relies on quotations from a third party to determine these fair-values.
     At June 30, 2010 and December 31, 2009, the aggregate fair-value and the carrying value of the Company’s consolidated mortgage notes payable, unsecured line of credit, secured construction loan, Notes due 2026, Notes due 2030, Notes due 2020, secured term loan, derivative instruments, and investments were as follows (in thousands):

	June 30, 2010		December 31, 2009
	Fair-Value	Carrying Value	Fair-Value	Carrying Value
Mortgage notes payable(1)	$719,722	$664,867	$671,614	$669,454
Unsecured line of credit	165,367	170,500	380,699	397,666
Notes due 2026(2)	21,968	21,396	46,150	44,685
Notes due 2030	187,200	180,000	—	—
Notes due 2020(3)	260,400	247,475	—	—
Secured term loan	—	—	233,389	250,000
Derivative instruments(4)	(6,499)	(6,499)	(12,432)	(12,432)
Investments(5)	—	—	898	898

(1)	Carrying value includes $6.0 million and $7.0 million of debt premium as of June 30, 2010 and December 31, 2009, respectively.

(2)	Carrying value includes $504,000 and $1.5 million of debt discount as of June 30, 2010 and December 31, 2009, respectively.

(3)	Carrying value includes $2.5 million of debt discount as of June 30, 2010.

(4)	The Company’s derivative instruments are reflected in other assets and derivative instruments (liability account) on the accompanying consolidated balance sheets based on their respective balances (see Note 8).

(5)	The Company’s investments are included in other assets on the accompanying consolidated balance sheets (see Investments section in Note 2).
11. New Accounting Standards
     In June 2009, the Financial Accounting Standards Board issued new accounting guidance related to the consolidation of VIEs. The new guidance requires a company to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the entity (1) has the power to direct matters that most significantly impact the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Additionally, they require an ongoing reconsideration of the primary beneficiary and provide a framework for the events that trigger a reassessment of whether an entity is a VIE. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2009. The Company adopted this guidance on January 1, 2010, which did not have a material impact on its consolidated financial statements.

Management’s Report on Internal Control Over Financial Reporting
     Internal control over financial reporting refers to the process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.
     Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.
     Management is responsible for establishing and maintaining adequate internal control over financial reporting for the company, as such term is defined in Rule 13a-15(f) under the Exchange Act. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting. Management has used the framework set forth in the report entitled “Internal Control — Integrated Framework” published by the Committee of Sponsoring Organizations of the Treadway Commission to evaluate the effectiveness of the company’s internal control over financial reporting. Based on its evaluation, management has concluded that the company’s internal control over financial reporting was effective as of December 31, 2009, the end of the company’s most recent fiscal year. Our independent registered public accounting firm, KPMG LLP, has issued an attestation report over our internal control over financial reporting. Such report appears on page F-33 of this report.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
BioMed Realty Trust, Inc.:
     We have audited the accompanying consolidated balance sheets of BioMed Realty Trust, Inc. and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of income, equity, comprehensive income/(loss), and cash flows for each of the years in the three-year period ended December 31, 2009. In connection with our audits of the consolidated financial statements, we also have audited the accompanying financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BioMed Realty Trust, Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
     As discussed in Notes 3, 5 and 6 to the consolidated financial statements, the Company has changed its method of accounting for noncontrolling interests, exchangeable senior notes and earnings per share due to the adoption of FASB Accounting Standard 160 Noncontrolling Interests in Consolidated Financial Statements, FASB Staff Position 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) and FASB Staff Position EITF 03-6-1 Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, respectively, (included in FASB ASC Topics 805 Business Combinations, 470 Debt, and 260 Earnings per Share, respectively) as of January 1, 2009.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 12, 2010 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.
KPMG LLP
San Diego, California
February 12, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
BioMed Realty Trust, Inc.:
     We have audited BioMed Realty Trust, Inc. and subsidiaries’ (the Company) internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
     A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
     In our opinion, BioMed Realty Trust, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of BioMed Realty Trust, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and our report dated February 12, 2010 expressed an unqualified opinion on those consolidated financial statements.
KPMG LLP
San Diego, California
February 12, 2010

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2009	2008
ASSETS
Investments in real estate, net	$2,971,767	$2,960,429
Investment in unconsolidated partnerships	56,909	18,173
Cash and cash equivalents	19,922	21,422
Restricted cash	15,355	7,877
Accounts receivable, net	4,135	9,417
Accrued straight-line rents, net	82,066	58,138
Acquired above-market leases, net	3,047	4,329
Deferred leasing costs, net	83,274	101,519
Deferred loan costs, net	8,123	9,754
Other assets	38,676	38,256

Total assets	$3,283,274	$3,229,314

LIABILITIES AND EQUITY
Mortgage notes payable, net	$669,454	$353,161
Secured construction loan	—	507,128
Secured term loan	250,000	250,000
Exchangeable senior notes due 2026, net	44,685	122,043
Unsecured line of credit	397,666	108,767
Security deposits	7,929	7,623
Dividends and distributions payable	18,531	32,445
Accounts payable, accrued expenses and other liabilities	47,388	66,821
Derivative instruments	12,551	126,091
Acquired below-market leases, net	11,138	17,286

Total liabilities	1,459,342	1,591,365
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized: 7.375% Series A cumulative redeemable preferred stock, $230,000,000 liquidation preference ($25.00 per share), 9,200,000 shares issued and outstanding at December 31, 2009 and 2008	222,413	222,413
Common stock, $.01 par value, 150,000,000 and 100,000,000 shares authorized, 99,000,269 and 80,757,421 shares issued and outstanding at December 31, 2009 and 2008, respectively	990	808
Additional paid-in capital	1,843,551	1,661,009
Accumulated other comprehensive loss	(85,183)	(112,126)
Dividends in excess of earnings	(167,429)	(146,536)

Total stockholders’ equity	1,814,342	1,625,568
Noncontrolling interests	9,590	12,381

Total equity	1,823,932	1,637,949

Total liabilities and equity	$3,283,274	$3,229,314

See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)

	Years Ended December 31,
	2009	2008	2007
Revenues:
Rental	$269,901	$227,464	$195,996
Tenant recoveries	77,406	72,166	61,735
Other income	13,859	2,343	8,378

Total revenues	361,166	301,973	266,109

Expenses:
Rental operations	73,213	61,600	50,789
Real estate taxes	31,611	23,129	20,353
Depreciation and amortization	109,620	84,227	72,202
General and administrative	22,919	22,834	21,870

Total expenses	237,363	191,790	165,214

Income from operations	123,803	110,183	100,895
Equity in net loss of unconsolidated partnerships	(2,390)	(1,200)	(893)
Interest income	308	485	990
Interest expense	(64,998)	(41,172)	(28,786)
Gain/(loss) on derivative instruments	203	(19,948)	—
Gain on extinguishment of debt	3,264	14,783	—

Income from continuing operations	60,190	63,131	72,206
Income from discontinued operations before gain on sale of assets	—	—	639
Gain on sale of real estate assets	—	—	1,087

Income from discontinued operations	—	—	1,726

Net income	60,190	63,131	73,932
Net income attributable to noncontrolling interests	(1,468)	(2,077)	(2,531)

Net income attributable to the Company	58,722	61,054	71,401
Preferred stock dividends	(16,963)	(16,963)	(16,868)

Net income available to common stockholders	$41,759	$44,091	$54,533

Net income from continuing operations per share:
Basic earnings per share	$0.45	$0.61	$0.81

Diluted earnings per share	$0.45	$0.61	$0.80

Income from discontinued operations per share:
Basic earnings per share	$—	$—	$0.02

Diluted earnings per share	$—	$—	$0.03

Net income per share available to common stockholders:
Basic earnings per share	$0.45	$0.61	$0.83

Diluted earnings per share	$0.45	$0.61	$0.83

Weighted-average common shares outstanding:
Basic	91,011,123	71,684,244	65,303,204

Diluted	91,851,002	75,408,153	68,738,694

See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF EQUITY
(In thousands, except share data)

					Accumulated
	Series A			Additional	Other	Dividends in	Total
	Preferred	Common Stock		Paid-In	Comprehensive	Excess of	Stockholders’	Noncontrolling	Total
	Stock	Shares	Amount	Capital	(Loss)/Income	Earnings	Equity	Interests	Equity
Balance at December 31, 2006	$—	65,425,598	$654	$1,286,213	$8,417	$(66,874)	$1,228,410	$19,319	$1,247,729
Net proceeds from sale of preferred stock	222,413	—	—	—	—	—	222,413	—	222,413
Net issuances of unvested restricted common stock	—	145,706	2	(2)	—	—	—	—	—
Vesting of share-based awards	—	—	—	5,529	—	—	5,529	—	5,529
Common stock dividends	—	—	—	—	—	(81,205)	(81,205)	—	(81,205)
OP unit distributions	—	—	—	—	—	—	—	(4,199)	(4,199)
Purchase of noncontrolling interests	—	—	—	—	—	—	—	(371)	(371)
Net income	—	—	—	—	—	71,401	71,401	2,531	73,932
Preferred stock dividends	—	—	—	—	—	(16,868)	(16,868)	—	(16,868)
Unrealized loss on derivative instruments	—	—	—	—	(30,179)	—	(30,179)	—	(30,179)

Balance at December 31, 2007	222,413	65,571,304	656	1,291,740	(21,762)	(93,546)	1,399,501	17,280	1,416,781
Net proceeds from sale of common stock	—	14,754,000	147	361,983	—	—	362,130	—	362,130
Net issuances of unvested restricted common stock	—	363,917	4	(4)	—	—	—	—	—
Conversion of OP units to common stock	—	68,200	1	485	—	—	486	(895)	(409)
Vesting of share-based awards	—	—	—	6,805	—	—	6,805	—	6,805
Common stock dividends	—	—	—	—	—	(97,081)	(97,081)	—	(97,081)
OP unit distributions	—	—	—	—	—	—	—	(4,669)	(4,669)
Purchase of noncontrolling interests	—	—	—	—	—	—	—	(1,412)	(1,412)
Net income	—	—	—	—	—	61,054	61,054	2,077	63,131
Preferred stock dividends	—	—	—	—	—	(16,963)	(16,963)	—	(16,963)
Unrealized loss on derivative instruments	—	—	—	—	(90,364)	—	(90,364)	—	(90,364)

Balance at December 31, 2008	222,413	80,757,421	808	1,661,009	(112,126)	(146,536)	1,625,568	12,381	1,637,949
Net proceeds from sale of common stock	—	17,302,754	173	173,994	—	—	174,167	—	174,167
Net issuances of unvested restricted common stock	—	581,140	6	(37)	—	—	(31)	—	(31)
Conversion of OP units to common stock	—	358,954	3	2,108	—	—	2,111	(2,111)	—
Vesting of share-based awards	—	—	—	5,625	—	—	5,625	—	5,625
Allocation of equity to noncontrolling interests	—	—	—	852	—	—	852	(852)	—
Common stock dividends	—	—	—	—	—	(62,652)	(62,652)	—	(62,652)
OP unit distributions	—	—	—	—	—	—	—	(2,245)	(2,245)
Net income	—	—	—	—	—	58,722	58,722	1,468	60,190
Preferred stock dividends	—	—	—	—	—	(16,963)	(16,963)	—	(16,963)
Unrealized gain on marketable securities	—	—	—	—	511	—	511	26	537
Amortization of deferred interest costs	—	—	—	—	3,485	—	3,485	103	3,588
Unrealized gain on derivative instruments	—	—	—	—	22,947	—	22,947	820	23,767

Balance at December 31, 2009	$222,413	99,000,269	$990	$1,843,551	$(85,183)	$(167,429)	$1,814,342	$9,590	$1,823,932

See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(In thousands)

	Years Ended December 31,
	2009	2008	2007
Net income available to common stockholders and noncontrolling interests	$43,227	$46,168	$57,064
Other comprehensive income/(loss):
Unrealized gain/(loss) on derivative instruments	26,841	(84,374)	(30,179)
Amortization of deferred interest costs	3,588	—	—
Equity in other comprehensive loss of unconsolidated partnerships	(503)	(917)	—
Deferred settlement payments on interest rate swaps, net	(2,571)	(5,073)	—
Unrealized gain on marketable securities	537	—	—

Total other comprehensive income/(loss)	27,892	(90,364)	(30,179)
Comprehensive income/(loss)	71,119	(44,196)	26,885
Comprehensive income attributable to noncontrolling interests	(2,417)	(2,077)	(2,531)

Comprehensive income/(loss) attributable to common stockholders	$68,702	$(46,273)	$24,354

See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2009	2008	2007
Operating activities:
Net income	$60,190	$63,131	$73,932
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of real estate assets	—	—	(1,087)
Gain on extinguishment of debt	(3,264)	(14,783)	—
Depreciation and amortization	109,620	84,227	72,429
Allowance for doubtful accounts	6,257	796	232
Revenue reduction attributable to acquired above-market leases	1,282	1,416	2,451
Revenue recognized related to acquired below-market leases	(7,526)	(6,422)	(5,859)
Revenue reduction attributable to lease incentives	1,278	2,006	205
Compensation expense related to restricted common stock and LTIP units	5,625	6,106	6,229
Amortization of deferred loan costs	3,950	4,107	3,195
Amortization of debt premium on mortgage notes payable	(1,853)	(1,343)	(827)
Amortization of debt discount on exchangeable senior notes due 2026	1,810	1,561	1,132
Loss from unconsolidated partnerships	2,390	1,200	893
Distributions representing a return on capital received from unconsolidated partnerships	586	687	357
Distributions to noncontrolling interest in consolidated partnerships	—	—	(108)
(Gain)/loss on derivative instruments	(203)	19,948	—
Amortization of deferred interest costs	3,588	—	—
Changes in operating assets and liabilities:
Restricted cash	(7,478)	990	(2,441)
Accounts receivable	4,197	(5,319)	1,296
Accrued straight-line rents	(29,100)	(22,160)	(15,969)
Deferred leasing costs	(8,669)	(11,514)	(9,664)
Other assets	(603)	(4,943)	(2,314)
Security deposits	306	533	(587)
Accounts payable, accrued expenses and other liabilities	2,706	(5,178)	(8,530)

Net cash provided by operating activities	145,089	115,046	114,965

Investing activities:
Purchases of interests in and additions to investments in real estate and related intangible assets	(114,191)	(243,452)	(394,299)
Contributions to/purchases of interests in unconsolidated partnerships	(42,825)	—	(21,402)
Proceeds from sale of real estate assets, net of selling costs	—	28,800	19,389
Distributions representing a return of capital received from unconsolidated partnerships	—	1,373	—
Receipts of master lease payments	—	373	928
Funds held in escrow for acquisitions	—	—	(12,900)
Additions to non-real estate assets	(611)	(5,755)	(1,017)

Net cash used in investing activities	(157,627)	(218,661)	(409,301)

Financing activities:
Proceeds from common stock offerings	181,861	371,310	—
Proceeds from preferred stock offering	—	—	230,000
Payment of common stock offering costs	(7,694)	(9,180)	—
Payment of preferred stock offering costs	—	—	(7,587)
Payment of deferred loan costs	(4,037)	(143)	(3,856)
Unsecured line of credit proceeds	483,337	199,750	286,237
Unsecured line of credit repayments	(194,438)	(361,930)	(243,455)

	Years Ended December 31,
	2009	2008	2007
Exchangeable senior notes due 2026 repayments	(74,181)	(28,826)	—
Secured construction loan proceeds	—	81,968	138,805
Secured construction loan repayments	(507,128)	—	—
Mortgage notes proceeds	368,000	—	—
Principal payments on mortgage notes payable	(49,854)	(24,454)	(21,579)
Deferred settlement payments on interest rate swaps, net	(2,571)	(5,073)	—
Settlement of derivative instruments	(86,482)	—	—
Distributions to operating partnership unit and LTIP unit holders	(2,966)	(4,547)	(3,936)
Dividends paid to common stockholders	(75,846)	(90,354)	(79,851)
Dividends paid to preferred stockholders	(16,963)	(16,963)	(12,627)

Net cash provided by financing activities	11,038	111,558	282,151

Net (decrease)/ increase in cash and cash equivalents	(1,500)	7,943	(12,185)
Cash and cash equivalents at beginning of year	21,422	13,479	25,664

Cash and cash equivalents at end of year	$19,922	$21,422	$13,479

Supplemental disclosure of cash flow information:
Cash paid for interest (net of amounts capitalized of $12,405, $42,320, and $58,132, respectively)	$52,971	$40,691	$25,154
Supplemental disclosure of non-cash investing and financing activities:
Accrual for common stock dividends declared	13,860	27,053	20,326
Accrual for preferred stock dividends declared	4,241	4,241	4,241
Accrual for distributions declared for operating partnership unit and LTIP unit holders	430	1,151	1,029
Accrued additions to real estate and related intangible assets	13,296	37,828	46,783
See accompanying notes to consolidated financial statements.

BIOMED REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Organization and Description of Business
     BioMed Realty Trust, Inc., a Maryland corporation (the “Company”) was incorporated in Maryland on April 30, 2004. On August 11, 2004, the Company commenced operations after completing its initial public offering. The Company operates as a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry principally through its subsidiary, BioMed Realty, L.P., a Maryland limited partnership (its “Operating Partnership”). The Company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. The Company’s properties are generally located in markets with well established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey.
     Information with respect to the number of properties, square footage, and the percent of rentable square feet leased to tenants is unaudited.
2. Basis of Presentation and Summary of Significant Accounting Policies
Principles of Consolidation
     The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, partnerships and limited liability companies it controls, and variable interest entities for which the Company has determined itself to be the primary beneficiary. All material intercompany transactions and balances have been eliminated. The Company consolidates entities the Company controls and records a noncontrolling interest for the portions not owned by the Company. Control is determined, where applicable, by the sufficiency of equity invested and the rights of the equity holders, and by the ownership of a majority of the voting interests, with consideration given to the existence of approval or veto rights granted to the minority shareholder. If the minority shareholder holds substantive participating rights, it overcomes the presumption of control by the majority voting interest holder. In contrast, if the minority shareholder simply holds protective rights (such as consent rights over certain actions), it does not overcome the presumption of control by the majority voting interest holder.
Investments in Partnerships and Limited Liability Companies
     The Company evaluates its investments in limited liability companies and partnerships to determine whether such entities may be a variable interest entity, or VIE, and, if a VIE, whether the Company is the primary beneficiary. Generally, an entity is determined to be a VIE when either (1) the equity investors (if any) lack one or more of the essential characteristics of a controlling financial interest, (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support or (3) the equity investors have voting rights that are not proportionate to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest. The primary beneficiary is the entity that will absorb the majority of expected losses of the VIE (should those losses be incurred), receive the majority of the expected returns of the VIE (should those returns be generated), or both. The obligation to absorb expected losses and the right to receive expected returns when a reporting entity is affiliated with a VIE must be based on ownership, contractual, and/or other pecuniary interests in that VIE.
     If the above conditions do not apply, the Company considers whether a general partner or managing member controls a limited partnership or limited liability company. The general partner in a limited partnership or managing member in a limited liability company is presumed to control that limited partnership or limited liability company. The presumption may be overcome if the limited partners or members have either (1) the substantive ability to dissolve the limited partnership or limited liability company or otherwise remove the general partner or managing member without cause or (2) substantive participating rights, which provide the limited partners or members with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership’s or limited liability company’s business and thereby preclude the general partner or managing member from exercising unilateral control over the partnership or company. If these criteria are met and the Company is the general partner or the managing member, as applicable, the consolidation of the partnership or limited liability company is required.

     Except for investments that are consolidated, the Company accounts for investments in entities over which it exercises significant influence, but does not control, under the equity method of accounting. These investments are recorded initially at cost and subsequently adjusted for equity in earnings and cash contributions and distributions. Under the equity method of accounting, the Company’s net equity in the investment is reflected in the consolidated balance sheets and its share of net income or loss is included in the Company’s consolidated statements of income.
     On a periodic basis, management assesses whether there are any indicators that the carrying value of the Company’s investments in unconsolidated partnerships or limited liability companies may be impaired on a more than temporary basis. An investment is impaired only if management’s estimate of the fair-value of the investment is less than the carrying value of the investment on a more than temporary basis. To the extent impairment has occurred, the loss is measured as the excess of the carrying value of the investment over the fair-value of the investment. Management does not believe that the value of any of the Company’s unconsolidated investments in partnerships or limited liability companies was impaired as of December 31, 2009.
Investments in Real Estate
     Investments in real estate are carried at depreciated cost. Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings and improvements	15-40 years
Ground lease	Term of the related lease
Tenant improvements	Shorter of the useful lives or the terms of the related leases
Furniture, fixtures, and equipment (other assets)	3 to 5 years
Acquired in-place leases	Non-cancelable term of the related lease
Acquired management agreements	Non-cancelable term of the related agreement
     Investments in real estate, net consists of the following (in thousands):

	December 31,
	2009	2008
Land	$388,292	$347,878
Land under development	31,609	69,529
Buildings and improvements	2,485,972	2,104,072
Construction in progress	87,810	439,221
Tenant improvements	222,858	161,839

	3,216,541	3,122,539
Accumulated depreciation	(244,774)	(162,110)

	$2,971,767	$2,960,429

     On February 24, 2009, the Company paid $15.0 million upon completion of an expansion of an existing building located on the Company’s 6114-6154 Nancy Ridge Drive property pursuant to the purchase and sale agreement for the original acquisition of the property in May 2007. In connection with the transaction, the Company recognized a below-market lease intangible liability related to the contractual lease rate on the additional premises of approximately $1.4 million.
     Purchase accounting is applied to the assets and liabilities of real estate properties in which the Company acquires an interest or a partial interest. The fair-value of tangible assets of an acquired property (which includes land, buildings, and improvements) is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land, buildings and improvements based on management’s determination of the relative fair-value of these assets. Factors considered by the Company in performing these analyses include an estimate of the carrying costs during the expected lease-up periods, current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand.

     The aggregate value of other acquired intangible assets consisting of acquired in-place leases and acquired management agreements (see deferred leasing costs below) are recorded based on a variety of considerations including, but not necessarily limited to: (1) the value associated with avoiding the cost of originating the acquired in-place leases (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any); (2) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes and insurance); and (3) the value associated with lost rental revenue from existing leases during the assumed lease-up period (see discussion of the recognition of acquired above-market and below-market leases in Revenue Recognition section below). The fair-value assigned to the acquired management agreements are recorded at the present value (using a discount rate which reflects the risks associated with the management agreements acquired) of the acquired management agreements with certain tenants of the acquired properties. The values of in-place leases and management agreements are amortized to expense over the remaining non-cancelable period of the respective leases or agreements. If a lease were to be terminated or if termination is determined to be likely (e.g., in the case of a tenant bankruptcy) prior to its contractual expiration, amortization of all unamortized amounts related to that lease would be accelerated and such amounts written off.
     Costs incurred in connection with the development or construction of properties and improvements are capitalized. Capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other direct costs incurred during the period of development. The Company capitalizes costs on land and buildings under development until construction is substantially complete and the property is held available for occupancy. Determination of when a development project is substantially complete and when capitalization must cease involves a degree of judgment. The Company considers a construction project as substantially complete and held available for occupancy upon the completion of landlord-owned tenant improvements or when the lessee takes possession of the unimproved space for construction of its own improvements, but no later than one year from cessation of major construction activity. The Company ceases capitalization on the portion substantially completed and occupied or held available for occupancy, and capitalizes only those costs associated with any remaining portion under construction. Interest costs capitalized for the years ended December 31, 2009, 2008, and 2007 were $12.4 million, $42.3 million, and $58.1 million, respectively. Costs associated with acquisitions are charged to expense.
     Repair and maintenance costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repairs and maintenance costs include all costs that do not extend the useful life of an asset or increase its operating efficiency. Significant replacement and betterments represent costs that extend an asset’s useful life or increase its operating efficiency.
Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed
     The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long-lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair-value of the property. The Company is required to make subjective assessments as to whether there are impairments in the values of its investments in long-lived assets. These assessments have a direct impact on the Company’s net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. Although the Company’s strategy is to hold its properties over the long-term, if the Company’s strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized to reduce the property to the lower of the carrying amount or fair-value, and such loss could be material. If the Company determines that impairment has occurred, the affected assets must be reduced to their fair-value. As of and through December 31, 2009, no assets have been identified as impaired and no such impairment losses have been recognized.

Cash and Cash Equivalents
     Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. We maintain our cash at insured financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts in excess of FDIC limits. The Company believes that the risk is not significant.
Restricted Cash
     Restricted cash primarily consists of cash deposits for real estate taxes, insurance and capital expenditures as required by certain mortgage notes payable.
Deferred Leasing Costs
     Leasing commissions and other direct costs associated with obtaining new or renewal leases are recorded at cost and amortized on a straight-line basis over the terms of the respective leases, with remaining terms ranging from less than one year to approximately 15 years as of December 31, 2009. Deferred leasing costs also include the net carrying value of acquired in-place leases and acquired management agreements.
     Deferred leasing costs, net at December 31, 2009 consisted of the following (in thousands):

	Balance at	Accumulated
	December 31, 2009	Amortization	Net
Acquired in-place leases	$168,390	(112,613)	$55,777
Acquired management agreements	12,921	(10,405)	2,516
Deferred leasing and other direct costs	34,851	(9,870)	24,981

	$216,162	$(132,888)	$83,274

     Deferred leasing costs, net at December 31, 2008 consisted of the following (in thousands):

	Balance at	Accumulated
	December 31, 2008	Amortization	Net
Acquired in-place leases	$168,390	$(92,072)	$76,318
Acquired management agreements	12,921	(8,602)	4,319
Deferred leasing and other direct costs	26,364	(5,482)	20,882

	$207,675	$(106,156)	$101,519

     The estimated amortization expense during the next five years for deferred leasing costs at December 31, 2009 was as follows (in thousands):

2010	$14,493
2011	11,230
2012	10,517
2013	9,023
2014	7,872
Thereafter	30,139

$83,274

Deferred Loan Costs
     External costs associated with obtaining long-term financing are capitalized and amortized to interest expense over the terms of the related loans using the effective-interest method. Unamortized financing costs are charged to expense upon the early repayment or significant modification of the financing. Fully amortized deferred loan costs are removed from the books upon maturity of the debt. Deferred loan costs are net of $22.2 million and $16.6 million of accumulated amortization at December 31, 2009 and 2008, respectively.

Revenue Recognition, Operating Expenses and Lease Terminations
     The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. In determining what constitutes the leased asset, the Company evaluates whether the Company or the lessee is the owner, for accounting purposes, of the tenant improvements. If the Company is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes that it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized on a straight-line basis over the remaining non-cancelable term of the respective lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct improvements. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:
•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retain legal title to the improvements;

•	the uniqueness of the improvements;

•	the expected economic life of the tenant improvements relative to the length of the lease;

•	the responsible party for construction cost overruns; and

•	who constructs or directs the construction of the improvements.
     The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment. In making that determination, the Company considers all of the above factors. However, no one factor is determinative in reaching a conclusion.
     All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the term of the related lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in accrued straight-line rents on the accompanying consolidated balance sheets and contractually due but unpaid rents are included in accounts receivable. Existing leases at acquired properties are reviewed at the time of acquisition to determine if contractual rents are above or below current market rents for the acquired property. An identifiable lease intangible asset or liability is recorded based on the present value (using a discount rate that reflects the risks associated with the acquired leases) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the Company’s estimate of the fair market lease rates for the corresponding in-place leases at acquisition, measured over a period equal to the remaining non-cancelable term of the leases and any fixed rate renewal periods (based on the Company’s assessment of the likelihood that the renewal periods will be exercised). The capitalized above-market lease values are amortized as a reduction of rental revenue on a straight-line basis over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental revenue on a straight-line basis over the remaining non-cancelable terms of the respective leases and any fixed-rate renewal periods, if applicable. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be written off.
     The impact of the straight-line rent adjustment increased revenue for the Company by $28.9 million, $22.2 million, and $16.5 million (including discontinued operations) for the years ended December 31, 2009, 2008, and 2007, respectively. Additionally, the impact of the amortization of acquired above-market leases, acquired below- market leases, and lease incentives increased rental revenues by $5.0 million, $3.0 million, and $3.2 million for the years ended December 31, 2009, 2008, and 2007, respectively.

     Total estimated minimum rents under non-cancelable operating tenant leases in effect at December 31, 2009 were as follows (in thousands):

2010	$259,828
2011	266,935
2012	263,770
2013	258,618
2014	245,228
Thereafter	1,731,367

$3,025,746

     Acquired above-market leases, net consisted of the following (in thousands):

	December 31,
	2009	2008
Acquired above-market leases	$12,729	$12,729
Accumulated amortization	(9,682)	(8,400)

	$3,047	$4,329

     Acquired below-market leases, net consisted of the following (in thousands):

	December 31,
	2009	2008
Acquired below-market leases	$39,339	$37,961
Accumulated amortization	(28,201)	(20,675)

	$11,138	$17,286

     Lease incentives, net included in other assets consisted of the following (in thousands):

	December 31,
	2009	2008
Lease incentives	$12,816	$11,698
Accumulated amortization	(3,489)	(2,211)

	$9,327	$9,487

     The estimated amortization during the next five years for acquired above- and below-market leases and lease incentives at December 31, 2009 was as follows (in thousands):

	2010	2011	2012	2013	2014	Thereafter	Total
Amortization of:
Acquired above-market leases	$(1,222)	$(581)	$(314)	$(281)	$(157)	$(492)	$(3,047)
Acquired below-market leases	3,771	1,223	1,223	979	719	3,223	11,138
Lease incentive	(1,318)	(1,359)	(1,259)	(1,188)	(1,156)	(3,047)	(9,327)

Net rental revenues — increase/(decrease)	$1,231	$(717)	$(350)	$(490)	$(594)	$(316)	$(1,236)

     Rental operations expenses, consisting of real estate taxes, insurance and common area maintenance costs, are subject to recovery from tenants under the terms of lease agreements. Amounts recovered are dependent on several factors, including occupancy and lease terms. Revenues are recognized in the period the expenses are incurred. The reimbursements are recorded in revenues as tenant recoveries, and the expenses are recorded in rental operations expenses, as the Company is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the credit risk.

     Lease termination fees are recognized in other revenue when the related leases are canceled, the amounts to be received are fixed and determinable and collectability is assured, and when the Company has no continuing obligation to provide services to such former tenants. The amortization of the related straight-line rent receivable, tenant recoveries and remaining other tangible and intangible assets corresponding to the lease terminations is accelerated to the termination date as a charge to their respective line items. A lease is treated as terminated upon a tenant filing for bankruptcy, when a space is abandoned and a tenant ceases rent payments, or when other circumstances indicate that termination of a tenant’s lease is probable (e.g., eviction). The effect of lease terminations for the years ended December 31, 2009, 2008 and 2007 was as follows:

	Years Ended December 31,
	2009	2008	2007
Rental revenues	$3,077	$(511)	$295
Other revenue	10,935	35	7,639

Total revenue	14,012	(476)	7,934
Rental operations expense	4,498	475	66
Depreciation and amortization	10,155	3,252	1,805

Total expenses	14,653	3,727	1,871

Net effect of lease terminations	(641)	(4,203)	6,063

     Payments received under master lease agreements entered into with the sellers of the Bayshore and King of Prussia properties to lease space that was not producing rent at the time of the acquisition are recorded as a reduction to buildings and improvements rather than as rental income. Receipts under these master lease agreements totaled $373,000, and $928,000 for the years ended December 31, 2008, and 2007, respectively.
Allowance for Doubtful Accounts
     The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required rent and tenant recovery payments or defaults. The Company may also maintain an allowance for accrued straight-line rents. The computation of this allowance is based on the tenants’ payment history and current credit status. Bad debt expense included in rental operations expenses was $6.3 million, $796,000, and $232,000 for the years ended December 31, 2009, 2008, and 2007, respectively. The Company’s allowance for doubtful accounts was $2.2 million and $665,000 as of December 31, 2009 and 2008, respectively.
Investments
     The Company, through its Operating Partnership, holds equity investments in certain publicly-traded companies and privately-held companies primarily involved in the life science industry. The Company may accept equity investments from tenants in lieu of cash rents, as prepaid rent pursuant to the execution of a lease, or as additional consideration for a lease termination. The Company does not acquire investments for trading purposes and, as a result, all of the Company’s investments in publicly-traded companies are considered “available-for-sale” and are recorded at fair-value. Changes in the fair-value of investments classified as available-for-sale are recorded in comprehensive income. The fair-value of the Company’s equity investments in publicly-traded companies is determined based upon the closing trading price of the equity security as of the balance sheet date, with unrealized gains and losses shown as a separate component of stockholders’ equity. Investments in privately-held companies are generally accounted for under the cost method, because the Company does not influence any operating or financial policies of the companies in which it invests. The classification of investments is determined at the time each investment is made, and such determination is reevaluated at each balance sheet date. The cost of investments sold is determined by the specific identification method, with net realized gains and losses included in other income. For all investments, if a decline in the fair-value of an investment below its carrying value is determined to be other-than-temporary, such investment is written down to its estimated fair-value with a non-cash charge to earnings. The factors that the Company considers in making these assessments include, but are not limited to, market prices, market conditions, available financing, prospects for favorable or unfavorable clinical trial results, new product initiatives and new collaborative agreements.

     Investments, which are included in other assets on the accompanying consolidated balance sheets, consisted of the following (in thousands):

	December 31,
	2009	2008
Equity securities, initial cost basis	$361	$—
Unrealized gain	537	—

Equity securities, fair-value	$898	$—

Share-Based Payments
     All share-based payments to employees are recognized in the income statement based on their fair-value. Through December 31, 2009, the Company had only awarded restricted stock and long-term incentive plan (“LTIP”) unit grants under its incentive award plan, which are valued based on the closing market price of the underlying common stock on the date of grant, and had not granted any stock options. The fair-value of all share-based payments is amortized to general and administrative expense and rental operations expense over the relevant service period, adjusted for anticipated forfeitures.
Assets and Liabilities Measured at Fair-Value
     On January 1, 2008, the Company adopted new accounting guidance establishing a framework for measuring fair-value and expanding disclosure regarding related fair-value measurements. The guidance applies to reported balances that are required or permitted to be measured at fair-value under existing accounting pronouncements; accordingly, the guidance does not require any new fair-value measurements of reported balances.
     On January 1, 2008, the Company adopted new fair-value option accounting guidance, which permits companies to choose to measure certain financial instruments and other items at fair-value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently. However, the Company has not elected to measure any additional financial instruments and other items at fair-value (other than those previously required under other GAAP rules or standards).
     The guidance emphasizes that fair-value is a market-based measurement, not an entity-specific measurement. Therefore, a fair-value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair-value measurements, a fair-value hierarchy is established that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
     Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair-value measurement is based on inputs from different levels of the fair-value hierarchy, the level in the fair-value hierarchy within which the entire fair-value measurement falls is based on the lowest level input that is significant to the fair-value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair-value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

     The Company has used interest rate swaps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair-values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair-value measurements. In adjusting the fair-value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.
     Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair-value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2009, the Company has determined that the impact of the credit valuation adjustments on the overall valuation of its derivative positions is not significant. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair-value hierarchy (see Note 11).
     The valuation of the Company’s investments in publicly-traded investments utilizes observable market-based inputs, based on the closing trading price of securities as of the balance sheet date. The valuation of the Company’s investments in private companies utilizes Level 3 inputs (including any discounts applied to the valuations). However, as of December 31, 2009, the Company has determined that the impact of the use of Level 3 inputs on the overall valuation of all its investments is not significant. As a result, the Company has determined that valuations of all its investments in their entirety are classified in Level 1 of the fair-value hierarchy.
     No other assets or liabilities are measured at fair-value on a recurring basis, or have been measured at fair-value on a non-recurring basis subsequent to initial recognition, in the accompanying consolidated balance sheets as of December 31, 2009.
Derivative Instruments
     On January 1, 2009, the Company adopted new accounting guidance that requires the Company to provide users of financial statements an enhanced understanding of: (1) how and why an entity uses derivative instruments, (2) how derivative instruments and related hedged items are accounted for, and (3) how derivative instruments and related hedged items affect a company’s financial position, financial performance, and cash flows. This includes providing qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair-value of and gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative instruments.
     The Company records all derivatives on the consolidated balance sheets at fair-value. In determining the fair-value of its derivatives, the Company considers the credit risk of its counterparties and the Company. These counterparties are generally larger financial institutions engaged in providing a variety of financial services. These institutions generally face similar risks regarding adverse changes in market and economic conditions, including, but not limited to, fluctuations in interest rates, exchange rates, equity and commodity prices and credit spreads. The ongoing disruptions in the financial markets have heightened the risks to these institutions. While management believes that its counterparties will meet their obligations under the derivative contracts, it is possible that defaults may occur.
     The accounting for changes in the fair-value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair-value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair-value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair-value of the hedged asset or liability that are attributable to the hedged risk in a fair-value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.
     For derivatives designated as cash flow hedges, the effective portion of changes in the fair-value of the derivative is initially reported in accumulated other comprehensive income (outside of earnings) and subsequently reclassified to earnings in the period in which the hedged transaction affects earnings. If charges relating to the hedged transaction are being deferred pursuant to redevelopment or development activities, the effective portion of changes in the fair-value of the derivative are also deferred in other comprehensive income on the consolidated balance sheet, and are amortized to the income statement once the deferred charges from the hedged transaction begin again to affect earnings. The ineffective portion of changes in the fair-value of the derivative is recognized directly in earnings. The Company assesses the effectiveness of each hedging relationship by comparing the changes in cash flows of the derivative hedging instrument with the changes in cash flows of the designated hedged item or transaction. For derivatives that are not classified as hedges, changes in the fair-value of the derivative are recognized directly in earnings in the period in which the change occurs.
     The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known or expected cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s investments and borrowings.
     The Company’s primary objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. During the years ended December 31, 2009, 2008, and 2007, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt and future variability in the interest-related cash flows from forecasted issuances of debt (see Note 11). The Company formally documents the hedging relationships for all derivative instruments, has historically accounted for all of its interest rate swap agreements as cash flow hedges, and does not use derivatives for trading or speculative purposes.
Equity Offering Costs
     Underwriting commissions and offering costs are reflected as a reduction of proceeds.
Income Taxes
     The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company believes it has qualified and continues to qualify as a REIT. A REIT is generally not subject to federal income tax on that portion of its taxable income that is distributed to its stockholders. Accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) and, in most of the states, state income tax on its taxable income at regular corporate tax rates. The Company is subject to certain state and local taxes.

     The Company has formed a taxable REIT subsidiary (the “TRS”). In general, the TRS may perform non-customary services for tenants, hold assets that the Company cannot hold directly and, except for the operation or management of health care facilities or lodging facilities or the providing of any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, may engage in any real estate or non-real estate related business. The TRS is subject to corporate federal income taxes on its taxable income at regular corporate tax rates. There is no tax provision for the TRS for the periods presented in the accompanying consolidated statements of income due to net operating losses incurred. No tax benefits have been recorded since it is not considered more likely than not that the deferred tax asset related to the net operating loss carryforwards will be utilized.
Dividends and Distributions
     Earnings and profits, which determine the taxability of dividends and distributions to stockholders, will differ from income reported for financial reporting purposes due to the difference for federal income tax purposes in the treatment of revenue recognition, compensation expense, and in the estimated useful lives of real estate assets used to compute depreciation.
     The income tax treatment for dividends was as follows:

	For the Years Ended December 31,
	2009		2008		2007
	Per Share	%	Per Share	%	Per Share	%
Common stock:
Ordinary income	$0.45	50.56%	$1.09	82.58%	$0.98	80.52%
Capital gain	—	0.00%	—	0.00%	0.02	1.38%
Return of capital	0.44	49.44%	0.23	17.42%	0.22	18.10%

Total	$0.89	100.00%	$1.32	100.00%	$1.22	100.00%

Preferred stock:
Ordinary income	$1.84	100.00%	$1.84	100.00%	$1.35	98.54%
Capital gain	—	0.00%	—	0.00%	0.02	1.46%
Return of capital	—	0.00%	—	0.00%	—	0.00%

Total	$1.84	100.00%	$1.84	100.00%	$1.37	100.00%

Management’s Estimates
     Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reporting of revenue and expenses during the reporting period to prepare these consolidated financial statements in conformity with U.S. generally accepted accounting principles. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and reported amounts of revenue and expenses that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions.
     Management considers those estimates and assumptions that are most important to the portrayal of the Company’s financial condition and results of operations, in that they require management’s most subjective judgments, to form the basis for the accounting policies used by the Company. These estimates and assumptions of items such as market rents, time required to lease vacant spaces, lease terms for incoming tenants, terminal values and credit worthiness of tenants in determining the as-if-vacant value, in-place lease value and above and below-market rents value are utilized in allocating purchase price to tangible and identified intangible assets upon acquisition of a property (see Assets and Liabilities Measured at Fair-Value and Derivative Instruments sections above for a further discussion of management’s estimates used in the determination of fair-value) . These accounting policies also include management’s estimates of useful lives in calculating depreciation expense on its properties and the ultimate recoverability (or impairment) of each property. If the useful lives of buildings and improvements are different from the original estimate, it could result in changes to the future results of operations of the Company. Future adverse changes in market conditions or poor operating results of our properties could result in losses or an inability to recover the carrying value of the properties that may not be reflected in the properties’ current carrying value, thereby possibly requiring an impairment charge in the future.

  Segment Information
     The Company’s properties share the following similar economic and operating characteristics: (1) they have similar forecasted returns (measured by capitalization rate at acquisition), (2) they are generally occupied almost exclusively by life science tenants that are public companies, government agencies or their subsidiaries, (3) they are generally located near areas of high life science concentrations with similar demographics and site characteristics, (4) the majority of properties are designed specifically for life science tenants that require infrastructure improvements not generally found in standard properties, and (5) the associated leases are primarily triple-net leases, generally with a fixed rental rate and scheduled annual escalations, that provide for a recovery of close to 100% of operating expenses. Consequently, the Company’s properties qualify for aggregation into one reporting segment.
  Reclassifications
     Certain prior year amounts have been reclassified to conform to the current year presentation.
  Subsequent Events
     In preparing the accompanying consolidated financial statements, the Company has evaluated the potential occurrence of subsequent events through February 12, 2010, the date at which the financial statements were issued.
     On January 11, 2010, we issued $180.0 million aggregate principal amount of 3.75% exchangeable senior notes due 2030.
3. Equity
     During the year ended December 31, 2009, the Company issued restricted common stock awards to employees and to the members of its board of directors totaling 593,900 shares and 10,000 shares, respectively (3,435 shares of common stock were surrendered to the Company and subsequently retired in lieu of cash payments for taxes due on the vesting of restricted stock and 19,325 shares were forfeited during the same period), which are included in the total of common stock outstanding as of the period end (see Note 6).
     On May 21, 2009, the Company completed the issuance of 16,754,854 shares of common stock, including the exercise of an over-allotment option of 754,854 shares, resulting in net proceeds of approximately $166.9 million, after deducting the underwriters’ discount and commissions and offering expenses. The net proceeds to the Company were utilized to repay a portion of the outstanding indebtedness on its unsecured line of credit and for other general corporate and working capital purposes.
     On September 4, 2009, the Company entered into equity distribution agreements with three sales agents under which it may offer and sell shares of common stock having an aggregate offering price of up to $120.0 million over time. During the year ended December 31, 2009, the Company issued 547,900 shares under one of the equity distribution agreements raising approximately $7.3 million in net proceeds, after deducting the underwriters’ discount and commissions and offering expenses.
     The Company also maintains a Dividend Reinvestment Program and a Cash Option Purchase Plan (collectively, the “DRIP Plan”) to provide existing stockholders of the Company with an opportunity to invest automatically the cash dividends paid upon shares of the Company’s common stock held by them, as well as permit existing and prospective stockholders to make voluntary cash purchases. Participants may elect to reinvest a portion of, or the full amount of cash dividends paid, whereas optional cash purchases are normally limited to a maximum amount of $10,000. In addition, the Company may elect to establish a discount ranging from 0% to 5% from the market price applicable to newly issued shares of common stock purchased directly from the Company. The Company may change the discount, initially set at 0%, at its discretion, but may not change the discount more frequently than once in any three-month period. Shares purchased under the DRIP Plan shall be, at the Company’s option, purchased from either (1) authorized, but previously unissued shares of common stock, (2) shares of common stock purchased in the open market or privately negotiated transactions, or (3) a combination of both. As of and through December 31, 2009, all shares issued to participants in the DRIP Plan have been acquired through purchases in the open market.

  Common Stock, Partnership Units and LTIP Units
     As of December 31, 2009, the Company had outstanding 99,000,269 shares of common stock and 2,600,288 and 476,272 partnership and LTIP units, respectively. A share of the Company’s common stock and the partnership and LTIP units have essentially the same economic characteristics as they share equally in the total net income or loss and distributions of the Operating Partnership. The partnership and LTIP units are further discussed below in this Note 3.
  7.375% Series A Cumulative Redeemable Preferred Stock
     As of December 31, 2009, the Company had outstanding 9,200,000 shares of 7.375% Series A cumulative redeemable preferred stock, or Series A preferred stock. Dividends are cumulative on the Series A preferred stock from the date of original issuance in the amount of $1.84375 per share each year, which is equivalent to 7.375% of the $25.00 liquidation preference per share. Dividends on the Series A preferred stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. Following a change in control, if the Series A preferred stock is not listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market, holders will be entitled to receive (when and as authorized by the board of directors and declared by the Company), cumulative cash dividends from, but excluding, the first date on which both the change of control and the delisting occurs at an increased rate of 8.375% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.09375 per share) for as long as the Series A preferred stock is not listed. The Series A preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, the Series A preferred stock will rank senior to the Company’s common stock with respect to the payment of distributions and other amounts. The Company is not allowed to redeem the Series A preferred stock before January 18, 2012, except in limited circumstances to preserve its status as a REIT. On or after January 18, 2012, the Company may, at its option, redeem the Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series A preferred stock up to, but excluding the redemption date. Holders of the Series A preferred stock generally have no voting rights except for limited voting rights if the Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series A preferred stock is not convertible into or exchangeable for any other property or securities of the Company.
  Dividends and Distributions
     The following table lists the dividends and distributions declared by the Company and the Operating Partnership during the year ended December 31, 2009:

				Dividend and
		Amount Per		Distribution	Dividend and
Declaration Date	Securities Class	Share/Unit	Period Covered	Payable Date	Distribution Amount
					(In thousands)
March 16, 2009	Common stock and	$0.33500	January 1, 2009 to	April 15, 2009	$28,322
	partnership and LTIP units		March 31, 2009

March 16, 2009	Series A preferred stock	$0.46094	January 16, 2009 to	April 15, 2009	$4,240
			April 15, 2009

June 15, 2009	Common stock and	$0.11000	April 1, 2009 to	July 15, 2009	$11,142
	partnership and LTIP units		June 30, 2009

June 15, 2009	Series A preferred stock	$0.46094	April 16, 2009 to	July 15, 2009	$4,241
			July 15, 2009

September 15, 2009	Common stock and	$0.11000	July 1, 2009 to	October 15, 2009	$11,142
	partnership and LTIP units		September 30, 2009

September 15, 2009	Series A preferred stock	$0.46094	July 16, 2009 to	October 15, 2009	$4,241
			October 15, 2009

December 15, 2009	Common stock and	$0.14000	October 1, 2009 to	January 15, 2010	$14,290
	partnership and LTIP units		December 31, 2009

December 15, 2009	Series A preferred stock	$0.46094	October 16, 2009 to	January 15, 2010	$4,241
			January 15, 2010

     Total 2009 dividends and distributions declared through December 31, 2009:

Common stock, partnership units, and LTIP units	$64,896
Series A preferred stock	16,963

$81,859

  Noncontrolling Interests
     On January 1, 2009, the Company adopted new accounting guidance which clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The new guidance also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest and requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. In addition, it establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated unless the deconsolidation is an in-substance sale of real estate. As a result of the issuance of the new guidance, if noncontrolling interests are determined to be redeemable, they are to be carried at their redemption value as of the balance sheet date and reported as temporary equity.
     Noncontrolling interests on the consolidated balance sheets relate primarily to the partnership and LTIP units in the Operating Partnership (collectively, the “Units”) that are not owned by the Company. In conjunction with the formation of the Company, certain persons and entities contributing interests in properties to the Operating Partnership received partnership units. In addition, certain employees of the Operating Partnership received LTIP units in connection with services rendered or to be rendered to the Operating Partnership. Limited partners who have been issued Units have the right to require the Operating Partnership to redeem part or all of their Units, which right with respect to LTIP units is subject to vesting and the satisfaction of other conditions. The Company may elect to acquire those Units in exchange for shares of the Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events, or pay cash based upon the fair market value of an equivalent number of shares of the Company’s common stock at the time of redemption. With respect to the noncontrolling interests in the Operating Partnership, noncontrolling interests with the redemption provisions that permit the issuer to settle in either cash or common stock at the option of the issuer are further evaluated to determine whether temporary or permanent equity classification on the balance sheet is appropriate. Since the Units comprising the noncontrolling interests contain such a provision, the Company evaluated this guidance, including the requirement to settle in unregistered shares, and determined that the Units meet the requirements to qualify for presentation as permanent equity.
     The new guidance on noncontrolling interests was required to be applied prospectively after adoption, with the exception of the presentation and disclosure requirements, which were applied retrospectively for all periods presented. As a result, the Company reclassified noncontrolling interests to permanent equity in the accompanying consolidated balance sheets. In subsequent periods, the Company will periodically evaluate individual noncontrolling interests for the ability to continue to recognize the noncontrolling interest as permanent equity in the consolidated balance sheets. Any noncontrolling interest that fails to qualify as permanent equity will be reclassified as temporary equity and adjusted to the greater of (1) the carrying amount, or (2) its redemption value as of the end of the period in which the determination is made.
     The redemption value of the Units not owned by the Company, had such units been redeemed at December 31, 2009, was approximately $49.1 million based on the average closing price of the Company’s common stock of $15.97 per share for the ten consecutive trading days immediately preceding December 31, 2009.

     The following table shows the vested ownership interests in the Operating Partnership were as follows:

	December 31,
	2009		2008
	Partnership Units	Percentage of	Partnership Units	Percentage of
	and LTIP Units	Total	and LTIP Units	Total
BioMed Realty Trust	97,939,028	97.2%	80,208,533	96.3%
Noncontrolling interest consisting of:
Partnership and LTIP units held by employees and related parties	2,246,493	2.2%	2,961,369	3.5%
Partnership and LTIP units held by third parties(1)	595,551	0.6%	122,192	0.2%

Total	100,781,072	100.0%	83,292,094	100.0%

(1)	Includes vested ownership interests held by a former employee, which are now classified as held by a third party.
     A charge is recorded each period in the consolidated statements of income for the noncontrolling interests’ proportionate share of the Company’s net income. An additional adjustment is made each period such that the carrying value of the noncontrolling interests equals the greater of (1) the noncontrolling interests’ proportionate share of equity as of the period end, or (2) the redemption value of the noncontrolling interests as of the period end, if classified as temporary equity. For the year ended December 31, 2009, the Company recorded a decrease to the carrying value of noncontrolling interests of approximately $852,000 (a corresponding increase was recorded to additional paid-in capital) due to changes in their aggregate ownership percentage to reflect the noncontrolling interests’ proportionate share of equity.
     The accompanying consolidated financial statements include investments in one variable interest entity in which the Company is considered to be the primary beneficiary. As of December 31, 2009, the Company had an 87.5% interest in the limited liability company that owns the Ardenwood Venture property. This entity is consolidated in the accompanying consolidated financial statements. Equity interests in this partnership not owned by the Company are classified as a noncontrolling interest on the consolidated balance sheets as of December 31, 2009. Subject to certain conditions, the Company has the right to purchase the other member’s interest or sell its own interest in the Ardenwood limited liability company (“buy-sell option”). The estimated fair-value of this option is not material and the Company believes that it will have adequate resources to settle the option if exercised.
     On June 2, 2008, pursuant to the exercise of a put option by the noncontrolling interest member, the Company completed the purchase of the remaining 30% interest in the limited liability company that owns the Waples Street property for consideration of approximately $1.8 million, excluding closing costs. On October 14, 2008, the Company completed the purchase of the remaining 30% interest in the limited liability company that owns the 530 Fairview Avenue property for consideration of approximately $2.6 million, excluding closing costs.

4. Mortgage Notes Payable
     A summary of the Company’s outstanding consolidated mortgage notes payable as of December 31, 2009 and 2008 was as follows (principal balance in thousands):

		Effective	Principal Balance
	Stated Fixed	Interest	December 31,
	Interest Rate	Rate	2009	2008	Maturity Date
Ardentech Court	7.25%	5.06%	$4,354	$4,464	July 1, 2012
Bayshore Boulevard(1)	4.55%	4.55%	—	14,923	January 1, 2010
Bridgeview Technology Park I	8.07%	5.04%	11,246	11,384	January 1, 2011
Center for Life Science | Boston	7.75%	7.75%	348,749	—	June 30, 2014
500 Kendall Street (Kendall D)	6.38%	5.45%	66,077	67,810	December 1, 2018
Lucent Drive	5.50%	5.50%	5,129	5,341	January 21, 2015
Monte Villa Parkway(1)	4.55%	4.55%	—	9,084	January 1, 2010
6828 Nancy Ridge Drive	7.15%	5.38%	6,595	6,694	September 1, 2012
Road to the Cure	6.70%	5.78%	14,956	15,200	January 31, 2014
Science Center Drive	7.65%	5.04%	10,981	11,148	July 1, 2011
Shady Grove Road	5.97%	5.97%	147,000	147,000	September 1, 2016
Sidney Street	7.23%	5.11%	28,322	29,184	June 1, 2012
9865 Towne Centre Drive	7.95%	7.95%	17,884	—	June 30, 2013
9885 Towne Centre Drive(1)	4.55%	4.55%	—	20,749	January 1, 2010
900 Uniqema Boulevard	8.61%	5.61%	1,191	1,357	May 1, 2015

			662,484	344,338
Unamortized premiums			6,970	8,823

			$669,454	$353,161

(1)	In July 2009, the Company repaid approximately $44.0 million in principal balance of mortgage notes relating to the Bayshore Boulevard, Monte Villa Parkway, and 9885 Towne Centre Drive properties, prior to their maturity date.
     The net carrying value of properties (investments in real estate) secured by our mortgage notes payable was $1.2 billion and $572.6 million at December 31, 2009 and 2008, respectively.
     On June 19, 2009, the Company closed on an $18.0 million mortgage loan, which is secured by the Company’s 9865 Towne Centre Drive property in San Diego, California. The mortgage loan bears interest at a fixed-rate of 7.95% per annum and matures in June 2013.
     On June 29, 2009, the Company closed on a $350.0 million mortgage loan, which is secured by the Company’s Center for Life Science | Boston property in Boston, Massachusetts. The mortgage loan bears interest at a fixed-rate of 7.75% per annum and matures in June 2014. The Company utilized the net proceeds from the new mortgage loan, along with borrowings from its unsecured line of credit, to repay the outstanding $507.1 million secured construction loan, which was secured by the Center for Life Science | Boston property. The new loan includes a financial covenant relating to a minimum amount of net worth. Management believes that it was in compliance with this covenant as of December 31, 2009.
     Notwithstanding the financial covenant related to the Center for Life Science | Boston mortgage, no other financial covenants are required on the remaining mortgage notes payable.
     Premiums were recorded upon assumption of the mortgage notes payable at the time of the related property acquisition to account for above-market interest rates. Amortization of these premiums is recorded as a reduction to interest expense over the remaining term of the respective note using a method that approximates the effective-interest method.
     The Company has the ability and intends to repay any principal and accrued interest due in 2010 through the use of cash from operations or borrowings from its unsecured line of credit.

5. Credit Facilities, Exchangeable Senior Notes Due 2026, and Other Debt Instruments
  Unsecured Line of Credit
     On November 23, 2009 and December 4, 2009, the Company entered into amendments to its second amended and restated unsecured credit agreement with KeyBank National Association (“Keybank”) and other lenders, pursuant to which the borrowing capacity on its unsecured line of credit increased by $65.0 million and $55.0 million, respectively, for an aggregate borrowing capacity of $720.0 million. The unsecured line of credit has a maturity date of August 1, 2011. The unsecured line of credit bears interest at a floating rate equal to, at the Company’s option, either (1) reserve adjusted LIBOR plus a spread which ranges from 100 to 155 basis points, depending on the Company’s leverage, or (2) the higher of (a) the prime rate then in effect plus a spread which ranges from 0 to 25 basis points, or (b) the federal funds rate then in effect plus a spread which ranges from 50 to 75 basis points, in each case, depending on the Company’s leverage. Subject to the administrative agent’s reasonable discretion, the Company may increase the amount of the unsecured line of credit to $1.0 billion upon satisfying certain conditions. In addition, the Company, at its sole discretion, may extend the maturity date of the unsecured line of credit to August 1, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. The Company has deferred the loan costs associated with the subsequent amendments to the unsecured line of credit, which are being amortized to expense with the unamortized loan costs from the original debt facility over the remaining term. At December 31, 2009, the Company had $397.7 million in outstanding borrowings on its unsecured line of credit, with a weighted-average interest rate of 1.3% on the unhedged portion of the outstanding debt of approximately $247.7 million.
  Secured Term Loan
     The Company’s $250.0 million secured term loan from KeyBank and other lenders, which is secured by the Company’s interests in twelve of its properties, has a maturity date of August 1, 2012. The secured term loan bears interest at a floating rate equal to, at the Company’s option, either (1) reserve-adjusted LIBOR plus 165 basis points or (2) the higher of (a) the prime rate then in effect plus 25 basis points or (b) the federal funds rate then in effect plus 75 basis points. The secured term loan is also secured by the Company’s interest in any distributions from these properties, a pledge of the equity interests in a subsidiary owning one of these properties, and a pledge of the equity interests in a subsidiary owning an interest in another of these properties. At December 31, 2009, the Company had $250.0 million in outstanding borrowings on its secured term loan, with an interest rate of 1.9% (excluding the effect of interest rate swaps).
     The terms of the credit agreements for the unsecured line of credit and secured term loan include certain restrictions and covenants, which limit, among other things, the payment of dividends and the incurrence of additional indebtedness and liens. The terms also require compliance with financial ratios relating to the minimum amounts of the Company’s net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured, and secured recourse indebtedness, leverage ratio and certain investment limitations. The dividend restriction referred to above provides that, except to enable the Company to continue to qualify as a REIT for federal income tax purposes, the Company will not make distributions with respect to common stock or other equity interests in an aggregate amount for the preceding four fiscal quarters in excess of 95% of funds from operations, as defined, for such period, subject to other adjustments. Management believes that it was in compliance with the covenants as of December 31, 2009.
  Exchangeable Senior Notes Due 2026
     On September 25, 2006, the Operating Partnership issued $175.0 million aggregate principal amount of its Exchangeable Senior Notes due 2026 (the “Notes”). The Notes are general senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest at a rate of 4.50% per annum is payable on April 1 and October 1 of each year, beginning on April 1, 2007, until the stated maturity date of October 1, 2026. The terms of the Notes are governed by an indenture, dated September 25, 2006, among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. The Notes contain an exchange settlement feature, which provides that the Notes may, on or after September 1, 2026 or under certain other circumstances, be exchangeable for cash (up to the principal amount of the Notes) and, with respect to excess exchange value, into, at the Company’s option, cash, shares of the Company’s common stock or a combination of cash and shares of common stock at the then applicable exchange rate. The initial exchange rate was 26.4634 shares per $1,000 principal amount of Notes, representing an exchange price of approximately $37.79 per share. If certain designated events occur on or prior to October 6, 2011 and a holder elects to exchange Notes in connection with any such transaction, the Company will increase the exchange rate by a number of additional shares of common stock based on the date the transaction becomes effective and the price paid per share of common stock in the transaction, as set forth in the indenture governing the Notes. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of $0.29 per share of common stock. The increase in the quarterly cash dividend to $0.335 per share of common stock for 2008 resulted in an increase in the exchange rate to 26.8135 effective as of December 29, 2008, the Company’s ex dividend date. The Operating Partnership may redeem the Notes, in whole or in part, at any time to preserve the Company’s status as a REIT or at any time on or after October 6, 2011 for cash at 100% of the principal amount plus accrued and unpaid interest. The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes, in whole or in part, for cash on each of October 1, 2011, October 1, 2016 and October 1, 2021, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.
     On January 1, 2009, the Company adopted new accounting guidance, which requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The equity component of the convertible debt is included in the additional paid-in capital section of stockholders’ equity and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component of the debt security. The resulting debt discount is accreted as additional interest expense over the non-cancelable term of the instrument.
     As of December 31, 2009 and 2008, the carrying value of the equity component recognized was approximately $14.0 million.
     In November 2008, the Company completed the repurchase of approximately $46.8 million face value of the Notes for approximately $28.8 million. The repurchase of the Notes resulted in the recognition of a gain on extinguishment of debt of approximately $14.8 million (net of the write-off of approximately $3.1 million in deferred loan fees and unamortized debt discount), which is reflected in the consolidated statements of income.
     In March 2009, the Company completed the repurchase of approximately $12.0 million face value of the Notes for approximately $6.9 million. In April 2009, the Company completed an additional repurchase of approximately $8.8 million face value of the Notes for approximately $5.7 million. On December 11, 2009, the Company completed a repurchase of approximately $61.3 million face value of the Notes pursuant to a cash tender offer. The repurchase of the Notes during 2009 resulted in the recognition of a gain on extinguishment of debt of approximately $4.1 million for the year ended December 31, 2009 (net of the write-off of approximately $3.8 million in deferred loan fees and debt discount for the year ended December 31, 2009), which is reflected in the accompanying consolidated statements of income. In January 2010, the Company completed the repurchase of an additional $6.2 million face value of the Notes.
     Exchangeable senior notes due 2026, net, consisted of the following (in thousands):

	December 31,	December 31,
	2009	2008
Exchangeable senior notes due 2026	$46,150	$128,250
Unamortized debt discount	(1,465)	(6,207)

	$44,685	$122,043

     The unamortized debt discount will be amortized through October 1, 2011, the first date at which the holders of the Notes may require the Operating Partnership to repurchase the Notes. Amortization of the debt discount during the years ended December 31, 2009, 2008, and 2007 resulted in an effective interest rate of 6.5% on the Notes and a total interest expense as follows:

	Years Ended December 31,
	2009	2008	2007
Contractual interest	$4,920	$7,620	$7,875
Amortization of debt discount	1,810	2,639	2,565

Total Notes interest expense	$6,730	$10,259	$10,440

Secured Construction Loan
     The Company’s $550.0 million secured construction loan from KeyBank, which was secured by the Center for Life Science | Boston property, was repaid in June 2009 from the proceeds received from the new mortgage loan secured by the property, along with borrowings from the Company’s unsecured line of credit (see Note 4). In connection with the repayment of the secured construction loan, the Company wrote off approximately $843,000 of deferred loan fees in the year ended December 31, 2009, which are reflected in the consolidated statements of income as a reduction of the gain on extinguishment of debt recognized from the repurchase of the Notes (see above).
     As of December 31, 2009, principal payments due for the Company’s consolidated indebtedness (mortgage notes payable excluding unamortized debt premium of $7.0 million, unsecured line of credit, secured term loan, and the Notes excluding the debt discount of $1.5 million) were as follows (in thousands):

2010	$7,404
2011	427,580
2012	295,414
2013	25,941
2014	353,091
Thereafter(1)	246,870

$1,356,300

(1)	Includes $46.2 million in principal payments of the Notes based on a contractual maturity date of October 1, 2026.
6. Earnings Per Share
     On January 1, 2009, the Company adopted new accounting guidance, which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be considered in computing basic earnings per share under the two-class method. The Company has adjusted its calculation of basic and diluted earnings per share to conform to the two-class method, which also required retrospective application for all periods presented. The change in calculating basic and diluted earnings per share did not have a material effect on the amounts previously reported for the periods presented (with the exception of the amount of weighted-average basic and diluted shares utilized in the calculation).
     The two-class method is an earnings allocation method for calculating earnings per share when a company’s capital structure includes either two or more classes of common stock or common stock and participating securities. Basic earnings per share under the two-class method is calculated based on dividends declared on common shares and other participating securities (“distributed earnings”) and the rights of participating securities in any undistributed earnings, which represents net income remaining after deduction of dividends accruing during the period. The undistributed earnings are allocated to all outstanding common shares and participating securities based on the relative percentage of each security to the total number of outstanding participating securities. Basic earnings per share represents the summation of the distributed and undistributed earnings per share class divided by the total number of shares.

     Through December 31, 2009 all of the Company’s participating securities (including the Units) received dividends/distributions at an equal dividend/distribution rate per share/Unit. As a result, the portion of net income allocable to the weighted-average restricted stock outstanding for the years ended December 31, 2009, 2008 and 2007 has been deducted from net income allocable to common stockholders to calculate basic earnings per share. The calculation of diluted earnings per share for the year ended December 31, 2009 includes the outstanding restricted stock in the weighted-average shares. For the year ended December 31, 2009 the outstanding Units (both vested and unvested) were anti-dilutive to the calculation of earnings per share and were therefore excluded from the calculation of diluted earnings per share and diluted earnings per share is calculated based upon net income available to common stockholders. The calculation of diluted earnings per share for the years ended December 31, 2008 and 2007 includes the outstanding Units (both vested and unvested) and restricted stock in the weighted-average shares, and net income attributable to noncontrolling interests in the operating partnership has been added to net income available to common stockholders in calculating diluted earnings per share. No shares were contingently issuable upon settlement of the excess exchange value pursuant to the exchange settlement feature of the Notes (originally issued in 2006 — see Note 5) as the weighted-average common stock prices of $11.59, $21.99, and $25.92 for the years ended December 31, 2009, 2008 and 2007, respectively, did not exceed the exchange price then in effect of $37.67 per share with respect to the year ended December 31, 2007, and $37.29 per share with respect to the years ended December 31, 2009 and 2008. Therefore, potentially issuable shares resulting from settlement of the Notes were not included in the calculation of diluted weighted-average shares. No other shares were considered anti-dilutive for the years ended December 31, 2009, 2008 and 2007.
     Computations of basic and diluted earnings per share (in thousands, except share data) were as follows:

	Year Ended December 31,
	2009	2008	2007
Basic earnings per share:
Income from continuing operations	$60,190	$63,131	$72,206
Less: income from continuing operations attributable to noncontrolling interests	(1,468)	(2,077)	(2,473)
Less: preferred dividends	(16,963)	(16,963)	(16,868)

Income from continuing operations available to common stockholders	41,759	44,091	52,865
Less: net income allocable and distributions in excess of earnings to participating securities (continuing operations)	(591)	(305)	(167)

Income from continuing operations attributable to common stockholders	41,168	43,786	52,698

Income from discontinued operations	—	—	1,726
Less: income from discontinued operations attributable to noncontrolling interests	—	—	(58)
Less: net income allocable and distributions in excess of earnings to participating securities (discontinued operations)	—	—	(4)

Income from discontinued operations	—	—	1,664

Net income attributable to common stockholders	$41,168	$43,786	$54,362

Diluted earnings per share:
Income from continuing operations	$60,190	$63,131	$72,206
Less: net income attributable to noncontrolling interests in operating partnership	(1,532)	—	—
Less: net loss/(income) attributable to noncontrolling interests in consolidated partnership	64	9	(45)
Less: preferred dividends	(16,963)	(16,963)	(16,868)

Income from continuing operations available to common stockholders	41,759	46,177	55,293
Income from discontinued operations	—	—	1,726

Net income attributable to common stockholders and participating securities	$41,759	$46,177	$57,019

Weighted-average common shares outstanding:
Basic	91,011,123	71,684,244	65,303,204
Incremental shares from assumed conversion:
Unvested restricted stock	839,879	242,366	162,986
Operating partnership and LTIP units	—	3,481,543	3,272,504

Diluted	91,851,002	75,408,153	68,738,694

	Year Ended December 31,
	2009	2008	2007
Basic and diluted earnings per share:
Income per share — basic:
Income per share from continuing operations available to common stockholders	$0.45	$0.61	$0.81
Income per share from discontinued operations	—	—	0.02

Net income per share attributable to common stockholders	$0.45	$0.61	$0.83

Income per share — diluted:
Income per share from continuing operations available to common stockholders	$0.45	$0.61	$0.80
Income per share from discontinued operations	—	—	0.03

Net income per share attributable to common stockholders and participating securities	$0.45	$0.61	$0.83

7. Fair-Value of Financial Instruments
     The Company is required to disclose fair-value information about all financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair-value. The Company’s disclosures of estimated fair-value of financial instruments at December 31, 2009 and 2008, were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop estimated fair-value. The use of different market assumptions or estimation methods may have a material effect on the estimated fair-value amounts.
     The carrying amounts for cash and cash equivalents, restricted cash, accounts receivable, security deposits, accounts payable, accrued expenses and other liabilities approximate fair-value due to the short-term nature of these instruments.
     The Company utilizes quoted market prices to estimate the fair-value of its fixed-rate and variable-rate debt, when available. If quoted market prices are not available, the Company calculates the fair-value of its mortgage notes payable and other fixed-rate debt based on a currently available market rate assuming the loans are outstanding through maturity and considering the collateral. In determining the current market rate for fixed-rate debt, a market credit spread is added to the quoted yields on federal government treasury securities with similar terms to debt. In determining the current market rate for variable-rate debt, a market credit spread is added to the current effective interest rate. The carrying value of interest rate swaps, as well as the underlying hedged liability, if applicable, are reflected at their fair-value (see the Assets and Liabilities Measured at Fair-Value section under Note 2). The Company relies on quotations from a third party to determine these fair-values.
     At December 31, 2009 and 2008, the aggregate fair-value and the carrying value of the Company’s consolidated mortgage notes payable, unsecured line of credit, secured construction loan, Notes, secured term loan, derivative instruments, and investments were as follows (in thousands):

	December 31,
	2009		2008
	Fair-value	Carrying Value	Fair-value	Carrying Value
Mortgage notes payable(1)	$671,614	$669,454	$373,572	$353,161
Unsecured line of credit	380,699	397,666	104,507	108,767
Secured construction loan	—	—	500,162	507,128
Exchangeable senior notes due 2026(2)	46,150	44,685	60,278	122,043
Secured term loan	233,389	250,000	240,667	250,000
Derivative instruments(3)	(12,551)	(12,551)	(126,091)	(126,091)
Investments(4)	898	898	—	—

(1)	Carrying value includes $7.0 million and $8.8 million of unamortized debt premium as of December 31, 2009 and 2008, respectively.

(2)	Carrying value includes $1.5 million and $6.2 million of unamortized debt discount as of December 31, 2009 and 2008, respectively.

(3)	The Company’s derivative instruments are reflected in other assets and derivative instruments (liability account) on the accompanying consolidated balance sheets based on their respective balances (see Note 11).

(4)	The Company’s investments are included in other assets on the accompanying balance sheets (see Investments section in Note 2).

8. Incentive Award Plan
     The Company has adopted the 2009 Amendment and Restatement of the BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan (the “Plan”). The Plan provides for grants to directors, employees and consultants of the Company and the Operating Partnership (and their respective subsidiaries) of stock options, restricted stock, LTIP units, stock appreciation rights, dividend equivalents, and other incentive awards. The Company has reserved 5,340,000 shares of common stock for issuance pursuant to the Plan, subject to adjustments as set forth in the Plan. As of December 31, 2009, 3,054,739 shares of common stock or awards convertible into or exchangeable for common stock remained available for future issuance under the Plan. Each LTIP unit issued will count as one share of common stock for purposes of calculating the limit on shares that may be issued. Compensation cost for these incentive awards is measured based on the fair-value of the award on the grant date (fair-value is calculated based on the closing price of the Company’s common stock on the date of grant) and is recognized as expense over the respective vesting period, which for restricted stock awards and LTIP units is generally two to five years. Fully vested incentive awards may be settled for either cash or stock depending on the Company’s election and the type of award granted. Participants are entitled to cash dividends and may vote such awarded shares, but the sale or transfer of such shares is limited during the restricted or vesting period. Since inception, the Company has only awarded restricted stock grants and LTIP units. The restricted stock grants may only be settled for stock whereas the LTIP units may be redeemed for either cash or common stock, at the Company’s election.
     LTIP units represent a profits interest in the Operating Partnership for services rendered or to be rendered by the LTIP unitholder in its capacity as a partner, or in anticipation of becoming a partner, in the Operating Partnership. Initially, LTIP units do not have full parity with common units of the Operating Partnership with respect to liquidating distributions, although LTIP unitholders receive the same quarterly per unit distributions as common units and may vote the LTIP units from the date of issuance. The LTIP units are subject to vesting requirements, which lapse over a specified period of time (normally three to five years from the date of issuance). In addition, the LTIP units are generally subject to a two-year lock-up period during which time the LTIP units may not be redeemed or sold by the LTIP unitholder. Upon the occurrence of specified events, LTIP units may over time achieve full parity with common units of the Operating Partnership for all purposes. Upon achieving full parity, and after the expiration of any vesting and lock-up periods, LTIP units may be redeemed for an equal number of the Company’s common stock or cash, at the Company’s election.
     During the years ended December 31, 2009, 2008, and 2007, the Company granted 603,900, 574,495, and 458,015 shares of unvested restricted stock and LTIP units with aggregate values of $7.5 million, $7.6 million, and $12.9 million under the Plan, respectively. For the years ended December 31, 2009, 2008, and 2007, a total of 189,658 (3,435 shares of common stock, were surrendered to the Company and subsequently retired in lieu of cash payments for taxes due on the vesting of restricted stock), 312,828, and 209,818 shares of restricted stock and LTIP units vested, with fair-values of $2.0 million, $6.3 million, and $6.0 million, respectively. For the years ended December 31, 2009, 2008, and 2007, $5.6 million, $6.1 million, and $6.2 million, respectively, of stock-based compensation expense was recognized in general and administrative expenses and rental operations expense. On December 31, 2008, the Company accelerated the vesting of 73,725 LTIP units for one employee (included in the table below), resulting in a revaluation based on the fair-value of the LTIP units on that date, and the recognition of compensation expense of approximately $583,000 in 2008. As of December 31, 2009, total compensation expense related to unvested awards of $13.3 million will be recognized in the future over a weighted-average period of 3.0 years.

     A summary of the Company’s unvested restricted stock and LTIP units is presented below:

		Weighted
	Unvested Restricted	Average Grant-
	Shares/LTIP Units	Date Fair-Value
Balance at December 31, 2006	424,380	$23.79
Granted	458,015	28.14
Vested	(209,818)	20.37
Forfeited	(8,259)	28.17

Balance at December 31, 2007	664,318	27.81
Granted	574,495	11.87
Vested	(312,828)	25.13
Forfeited	(25,144)	25.40

Balance at December 31, 2008	900,841	18.92
Granted	603,900	12.38
Vested	(189,658)	27.02
Forfeited	(19,325)	13.52

Balance at December 31, 2009	1,295,758	$14.77

9. Investment in Unconsolidated Partnerships
     The accompanying consolidated financial statements include investments in two limited liability companies with Prudential Real Estate Investors (“PREI”), which were formed in the second quarter of 2007, and in 10165 McKellar Court, L.P. (“McKellar Court”), a limited partnership with Quidel Corporation, the tenant which occupies the McKellar Court property. One of the PREI limited liability companies, PREI II LLC, is a VIE; however, the Company is not the primary beneficiary. PREI will bear the majority of any losses. The other PREI limited liability company, PREI I LLC, does not qualify as a VIE. In addition, consolidation is not required as the Company does not control the limited liability companies. The McKellar Court partnership is a VIE; however, the Company is not the primary beneficiary. The limited partner at McKellar Court is the only tenant in the property and will bear the majority of any losses. As it does not control the limited liability companies or the partnership, the Company accounts for them under the equity method of accounting. Significant accounting policies used by the unconsolidated partnerships that own these properties are similar to those used by the Company. General information on the PREI limited liability companies and the McKellar Court partnership (each referred to in this footnote individually as a “partnership” and collectively as the “partnerships”) as of December 31, 2009 was as follows:

		Company’s	Company’s
		Ownership	Economic
Name	Partner	Interest	Interest		Date Acquired
PREI I(1)	PREI	20%	20%		April 4, 2007
PREI II(2)	PREI	20%	20%		April 4, 2007
McKellar Court(3)	Quidel Corporation	22%	22	%(4)	September 30, 2004

(1)	In April 2007, PREI I LLC acquired a portfolio of properties in Cambridge, Massachusetts comprised of a stabilized laboratory/building totaling 184,445 square feet located at 320 Bent Street, a partially leased laboratory/office building totaling 420,000 square feet at 301 Binney Street, a 37-unit apartment building, an operating garage facility on Rogers Street with 503 spaces, an operating below grade garage facility at Kendall Square with approximately 1,400 spaces, and a building currently under construction at 650 East Kendall Street that the Company believes can support up to 280,000 rentable square feet of laboratory and office space. The 650 East Kendall Street site will also include a below grade parking facility.

Each of the PREI operating agreements includes a put/call option whereby either member can cause the limited liability company to sell certain properties in which it holds leasehold interests to the Company at any time after the fifth anniversary and before the seventh anniversary of the acquisition date. However, the put/call option may be terminated prior to exercise under certain circumstances. The put/call option purchase price is based on a predetermined return on capital invested by PREI. If the put/call option is exercised, the Company believes that it would have adequate resources to fund the purchase price.

The PREI limited liability companies jointly entered into a secured acquisition and interim loan facility with KeyBank and utilized approximately $427.0 million of that facility to fund a portion of the purchase price for the properties acquired in April 2007. The remaining funds available were utilized to fund construction costs at certain properties under development. Pursuant to the loan facility, the Company executed guaranty agreements in which it guaranteed the full completion of the construction and any tenant improvements at the 301 Binney Street property if PREI I LLC were unable or unwilling to complete the project. On February 11, 2009, the PREI joint ventures jointly refinanced the outstanding balance of the secured acquisition and interim loan facility, or approximately $364.1 million, with the proceeds of a new loan totaling $203.3 million and members’ capital contributions funding the balance due. The new loan bears interest at a rate equal to, at the option of the PREI joint ventures, either (1) reserve adjusted LIBOR plus 350 basis points or (2) the higher of (a) the prime rate then in effect, (b) the federal funds rate then in effect plus 50 basis points or (c) one-month LIBOR plus 450 basis points, and requires interest only monthly payments until the maturity date, February 10, 2011. In addition, the PREI joint ventures may extend the maturity date of the secured acquisition and interim loan facility to February 10, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. At maturity, the PREI joint ventures may refinance the loan, depending on market conditions and the availability of credit, or they may execute the extension option. On March 11, 2009, the PREI joint ventures jointly entered into an interest rate cap agreement, which is intended to have the effect of hedging variability in future interest payments on the $203.3 million secured acquisition and interim loan facility above a strike rate of 2.5% (excluding the applicable credit spread) through February 10, 2011. At December 31, 2009, there were $203.3 million in outstanding borrowings on the secured acquisition and interim loan facility, with a contractual interest rate of 3.7% (including the applicable credit spread).

(2)	As part of a larger transaction which included the acquisition by PREI I LLC referred to above, PREI II LLC acquired a portfolio of properties in April 2007. It disposed of its acquired properties in 2007 at no material gain or loss. The total sale price included approximately $4.0 million contingently payable in June 2012 pursuant to a put/call option, exercisable on the earlier of the extinguishment or expiration of development restrictions placed on a portion of the development rights included in the disposition. The Company’s remaining investment in PREI II LLC (maximum exposure to losses) was approximately $811,000 at December 31, 2009.

(3)	The McKellar Court partnership holds a property comprised of a two-story laboratory/office building totaling 72,863 rentable square feet located in San Diego, California. The Company’s investment in the McKellar Court partnership (maximum exposure to losses) was approximately $12.7 million at December 31, 2009. In December 2009, the Operating Partnership provided funding in the form of a promissory note to the McKellar Court partnership in the amount of $10.3 million, which matures at the earlier of (a) January 1, 2020, or (b) the day that the limited partner exercises an option to purchase the Operating Partnership’s ownership interest. Loan proceeds were utilized to repay a mortgage with a third party. Interest-only payments on the promissory note are due monthly at a fixed rate of 8.15% (the rate may adjust higher after January 1, 2015), with the principal balance outstanding due at maturity.

(4)	The Company’s economic interest in the McKellar Court partnership entitles it to 75% of the extraordinary cash flows after repayment of the partners’ capital contributions and 22% of the operating cash flows.
     The Company acts as the operating member or partner, as applicable, and day-to-day manager for the partnerships. The Company is entitled to receive fees for providing construction and development services (as applicable) and management services to the PREI joint ventures. The Company earned approximately $2.7 million, $2.5 million, and $889,000 in fees for the years ended December 31, 2009, 2008, and 2007 for services provided to the PREI joint ventures, which are reflected in tenant recoveries and other income in the consolidated statements of income.
     The condensed combined balance sheets for the Company’s unconsolidated partnerships were as follows (in thousands):

	December 31,
	2009	2008
Assets:
Investments in real estate, net	$613,306	$592,169
Cash and cash equivalents (including restricted cash)	6,758	6,757
Intangible assets, net	13,498	15,126
Other assets	18,374	16,373

Total assets	$651,936	$630,425

Liabilities and members’ equity:
Mortgage notes payable and secured construction loan	$405,606	$517,938
Other liabilities	15,195	24,844
Members’ equity	231,135	87,643

Total liabilities and equity	$651,936	$630,425

Company’s net investment in unconsolidated partnerships	$56,909	$18,173

     On February 13, 2008, a wholly owned subsidiary of the Company’s joint venture with PREI I LLC entered into a secured construction loan facility with certain lenders to provide borrowings of up to approximately $245.0 million, with a maturity date of August 13, 2010, in connection with the construction of 650 East Kendall Street, a life sciences building located in Cambridge, Massachusetts. The secured construction loan has two six-month extension options, each of which may be exercised after satisfying certain conditions and paying an extension fee. At maturity, the wholly owned subsidiary may refinance the loan, depending on market conditions and the availability of credit, or it may execute one or both of the two extension options, which could extend the maturity date to August 8, 2011. Proceeds from the secured construction loan were used in part to repay a portion of the secured acquisition and interim loan facility held by the PREI joint ventures and are being used to fund the balance of the cost to complete construction of the project. In February 2008, the subsidiary entered into an interest rate swap agreement, which is intended to have the effect of initially fixing the interest rate on up to $163.0 million of the secured construction loan facility at a weighted average rate of 4.4% through August 2010. The swap agreement had an original notional amount of $84.0 million based on the initial borrowing on the secured construction loan facility, which will increase on a monthly basis at predetermined amounts as additional borrowings are made. At December 31, 2009, there were $192.1 million in outstanding borrowings on the secured construction loan facility, with a contractual interest rate of 1.7%.
     During 2009, the Company provided approximately $32.5 million in additional funding to the PREI joint ventures pursuant to capital calls, primarily related to the refinancing of the secured acquisition and interim loan facility.
     The condensed combined statements of operations for the unconsolidated partnerships were as follows (in thousands):

	Year Ended December 31,
	2009	2008	2007
Total revenues	$30,515	$30,598	$18,945

Rental operations expenses and real estate taxes	21,266	15,531	8,854
Depreciation and amortization	13,217	10,483	5,674
Interest expense, net of interest income	9,645	10,759	8,946

Total expenses	44,128	36,773	23,474

Net loss	$(13,613)	$(6,175)	$(4,529)

Company’s equity in net loss of unconsolidated partnerships	$(2,390)	$(1,200)	$(893)

10. Discontinued Operations
     During the year ended December 31, 2007, the Company sold the following property (in thousands):

		Original
Property	Date of Sale	Acquisition Date	Sales Price	Gain on Sale
Colorow Drive	May 30, 2007	December 22, 2005	$20,000	$1,087
     The results of operations of the above property are reported as discontinued operations for all periods presented in the accompanying consolidated financial statements. The following is a summary of the revenue and expense components that comprise income from discontinued operations (in thousands):

	Years Ended December 31,
	2009	2008	2007
Total revenues	$—	$—	$1,111
Total expenses	—	—	472

Income from discontinued operations before gain on sale	—	—	639
Gain on sale of real estate assets	—	—	1,087

Income from discontinued operations	$—	$—	$1,726

11. Derivative and Other Financial Instruments
     As of December 31, 2009, the Company had three interest rate swaps with an aggregate notional amount of $400.0 million under which at each monthly settlement date the Company either (1) receives the difference between a fixed interest rate (the “Strike Rate”) and one-month LIBOR if the Strike Rate is less than LIBOR or (2) pays such difference if the Strike Rate is greater than LIBOR. One interest rate swap with a notional amount of $250.0 million hedges the Company’s exposure to the variability in expected future cash flows attributable to changes in interest rates on the Company’s secured term loan. Each of the remaining two interest rate swaps hedges the Company’s exposure to the variability on expected cash flows attributable to changes in interest rates on the first interest payments, due on the date that is on or closest after each swap’s settlement date, associated with the amount of LIBOR-based debt equal to each swap’s notional amount. One of these interest rate swaps has a notional amount of $35.0 million (interest rate of 5.8%, including the applicable credit spread) and is currently intended to hedge interest payments associated with the Company’s unsecured line of credit. The remaining interest rate swap has a notional amount of $115.0 million (interest rate of 5.8%, including the applicable credit spread) and is also currently intended to hedge interest payments associated with the Company’s unsecured line of credit. No initial investment was made to enter into the interest rate swap agreements.
     As of December 31, 2009, the Company had deferred interest costs of approximately $63.3 million in other comprehensive income related to forward starting swaps, which were settled with the corresponding counterparties in March and April 2009 for approximately $86.5 million. The forward starting swaps were entered into to mitigate the Company’s exposure to the variability in expected future cash flows attributable to changes in future interest rates associated with a forecasted issuance of fixed-rate debt, with interest payments for a minimum of ten years. In June 2009 the Company closed on $368.0 million in fixed-rate mortgage loans secured by its 9865 Towne Centre Drive and Center for Life Science | Boston properties (see Note 4). The deferred interest costs of $63.3 million will be amortized as additional interest expense over ten years.
     The following is a summary of the terms of the interest rate swaps and the forward starting swaps and their fair-values, which are included in derivative instruments on the accompanying consolidated balance sheets (in thousands):

	Current				Fair-Value (1)
	Notional				December 31,
	Amount	Strike Rate	Effective Date	Expiration Date	2009	2008
	$250,000	4.157%	June 1, 2005	June 1, 2010	$(4,017)	$(11,011)
	115,000	4.673%	October 1, 2007	August 1, 2011	(6,530)	(9,349)
	35,000	4.700%	October 10, 2007	August 1, 2011	(2,004)	(2,858)

Interest rate swaps	400,000				(12,551)	(23,218)
Forward starting swaps(2)	—				—	(102,873)
Other(3)	—				119	—

Total derivative instruments	$400,000				$(12,432)	$(126,091)

(1)	Fair-value of derivative instruments does not include any related accrued interest payable, which is included in accrued expenses on the accompanying consolidated balance sheets.

(2)	The forward starting swaps, with notional amounts of $450.0 million, were settled during the year ended December 31, 2009 for approximately $86.5 million.

(3)	A stock purchase warrant was received in connection with an early lease termination in September 2009 and was recorded as a derivative instrument with an initial fair-value of approximately $199,000 in other assets in the accompanying consolidated balance sheets.
     For derivatives designated as cash flow hedges, the effective portion of changes in the fair-value of the derivative is initially reported in accumulated other comprehensive income (outside of earnings) and subsequently reclassified to earnings in the period in which the hedged transaction affects earnings. During the years ended December 31, 2009 and 2008, such derivatives were used to hedge the variable cash flows associated with the Company’s unsecured line of credit, secured term loan, secured construction loan, and the forecasted issuance of fixed-rate debt. The ineffective portion of the change in fair-value of the derivatives is recognized directly in earnings. During the years ended December 31, 2009 and 2008, the Company recorded a gain on derivative instruments of $203,000 and a loss on derivative instruments of $19.9 million, respectively, as a result of hedge ineffectiveness and changes in the fair-value of derivative instruments attributable to mismatches in the maturity date and the interest rate reset dates between the interest rate swap and corresponding debt, and changes in the fair-value of derivatives no longer considered highly effective. An immaterial amount of hedge ineffectiveness was recognized for the year ended December 31, 2007.

     Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next twelve months, the Company estimates that an additional $17.3 million will be reclassified from other accumulated comprehensive income as an increase to interest expense. In addition, for the years ended December 31, 2009, and 2008, approximately $2.6 million and $5.1 million of settlement payments, respectively, on interest rate swaps have been deferred in accumulated other comprehensive loss and will be amortized over the useful lives of the related development or redevelopment projects.
     The following is a summary of the amount of gain/(loss) recognized in accumulated other comprehensive income related to the derivative instruments for the years ended December 31, 2009, 2008 and 2007:

		Years Ended
	December 31,
	2009	2008	2007
Amount of gain/(loss) recognized in other comprehensive income (effective portion):
Cash flow hedges
Interest rate swaps	$10,737	$(14,119)	(15,313)
Forward starting swaps	11,783	(58,911)	(9,904)

Total cash flow hedges	22,520	(73,030)	(25,217)
Ineffective interest rate swaps(1)	4,321	(11,344)	(4,962)

Total interest rate swaps	$26,841	$(84,374)	$(30,179)

(1)	For the year ended December 31, 2009, the amount represents the reclassification of unrealized losses from accumulated other comprehensive income to earnings during the three months ended March, 31, 2009 relating to a previously effective forward starting swap as a result of the reduction in the notional amount of forecasted debt.
     The following is a summary of the amount of loss reclassified from accumulated other comprehensive income to interest expense related to the derivative instruments for the years ended December 31, 2009, 2008 and 2007:

		Years Ended
	December 31,
	2009	2008	2007
Amount of loss reclassified from other comprehensive income to income (effective portion):
Cash flow hedges
Interest rate swaps(1)	$(16,248)	$(7,115)	$(3,085)
Forward starting swaps(2)	(3,588)	—	—

Total interest rate swaps	$(19,836)	$(7,115)	$(3,085)

(1)	Amount represents payments made to swap counterparties for the effective portion of interest rate swaps that were recognized as an increase to interest expense for the periods presented (the amount was recorded as an increase and corresponding decrease to accumulated other comprehensive loss in the same accounting period).

(2)	Amount represents reclassifications of deferred interest costs from accumulated other comprehensive loss to interest expense related to the Company’s previously settled forward starting swaps.

     The following is a summary of the amount of gain/(loss) recognized in income as a loss on derivative instruments related to the ineffective portion of the derivative instruments for the years ended December 31, 2009, 2008 and 2007:

		Years Ended
	December 31,
	2009	2008	2007
Amount of gain/(loss) recognized in income (ineffective portion and amount excluded from effectiveness testing):
Cash flow hedges
Interest rate swaps	$(31)	$(35)	$—
Forward starting swaps	(476)	(1,179)	—

Total cash flow hedges	(507)	(1,214)	—
Ineffective interest rate swaps	790	(18,734)	—

Total interest rate swaps	$283	$(19,948)	$—

Other derivative instruments	(80)	—	—

Total gain/(loss) on derivative instruments	$203	$(19,948)	$—

12. Commitments and Contingencies
Concentration of Credit Risk
     Life science entities comprise the vast majority of the Company’s tenant base. Because of the dependence on a single industry, adverse conditions affecting that industry will more adversely affect our business. Two of the Company’s tenants, Human Genome Sciences, Inc. and Vertex Pharmaceuticals Incorporated, comprised 17.8% and 13.2%, or $48.0 million and $35.6 million, respectively, of rental revenues for the year ended December 31, 2009; 21.1% and 13.7%, or $48.0 million and $31.3 million, respectively, of rental revenues for the year ended December 31, 2008; and 24.4% and 14.6%, or $48.0 million and $28.8 million, respectively, of rental revenues for the year ended December 31, 2007. These tenants are located in the Company’s Maryland, and Boston and San Diego markets, respectively. The inability of these tenants to make lease payments could materially adversely affect the Company’s business.
     The Company generally does not require collateral or other security from our tenants, other than security deposits or letters of credit in select cases.
Construction and Other Related Commitments
     As of December 31, 2009, the Company had approximately $36.5 million outstanding in construction and other related commitments related to construction, development, tenant improvements, renovation costs, leasing commissions, and general property-related capital expenditures, with approximately $35.9 million expected to be paid in 2010, approximately $500,000 expected to be paid in 2011 and 2012 and approximately $93,000 in 2013.
Insurance
     The Company carries insurance coverage on its properties with policy specifications and insured limits that it believes are adequate given the relative risk of loss, cost of the coverage and standard industry practice. However, certain types of losses (such as from earthquakes and floods) may be either uninsurable or not economically insurable. Further, certain of the properties are located in areas that are subject to earthquake activity and floods. Should a property sustain damage as a result of an earthquake or flood, the Company may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Should an uninsured loss occur, the Company could lose some or all of its capital investment, cash flow and anticipated profits related to one or more properties.

Environmental Matters
     The Company follows a policy of monitoring its properties for the presence of hazardous or toxic substances. The Company is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Company’s business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Company’s results of operations and cash flow. The Company carries environmental remediation insurance for its properties. This insurance, subject to certain exclusions and deductibles, covers the cost to remediate environmental damage caused by future spills or the historic presence of previously undiscovered hazardous substances, as well as third-party bodily injury and property damage claims related to the release of hazardous substances.
Repurchase Agreements
     A lease at the King of Prussia Road property contains a provision whereby the tenant, Centocor, Inc. (“Centocor”), holds a right to purchase the property (the “Purchase Option”) from the Company. The Purchase Option is exercisable through the expiration of the underlying lease in March 2014 (the purchase option may also be extended for an additional ten years in the event that Centocor exercises each of two five-year lease extension options). The purchase price is a specified amount within the amended lease agreement if the purchase option is exercised prior to March 31, 2012 (with an annual increase of 3% on April 1 of each subsequent year), but may also be increased for costs incurred (with an implied return to determine estimated triple net rental rates with respect to the costs incurred) and a capitalization rate of 8% if the Company has begun construction of new buildings on the property.
     The acquisition of the Shady Grove Road (“Shady Grove”) property includes a provision whereby the seller could repurchase the property from the Company under specific terms in the future. The Shady Grove Repurchase Option is a one-time option at approximately the tenth anniversary of the acquisition date, subject to a twelve-month notice provision, at a repurchase price of approximately $300.0 million in cash. As the Repurchase Option may be executed only by the seller and would exceed the acquisition price paid by the Company, no gain would be recorded by the Company unless the Repurchase Option is exercised.
Tax Indemnification Agreements and Minimum Debt Requirements
     As a result of the contribution of properties to the Operating Partnership, the Company has indemnified the contributors of the properties against adverse tax consequences if it directly or indirectly sells, exchanges or otherwise disposes of the properties in a taxable transaction before the tenth anniversary of the completion of the Company’s initial public offering (the “Offering”). The Company also has agreed to use its reasonable best efforts to maintain at least $8.0 million of debt, some of which must be property specific, for a period of ten years following the date of the Offering to enable certain contributors to guarantee the debt in order to defer potential taxable gain they may incur if the Operating Partnership repays the existing debt.
Legal Proceedings
     Although the Company is involved in legal proceedings arising in the ordinary course of business, as of December 31, 2009, the Company is not currently a party to any legal proceedings nor, to its knowledge, is any legal proceeding threatened against it that it believes would have a material adverse effect on its financial position, results of operations or liquidity.
13. Newly Issued Accounting Pronouncements
     In May 2009, the Financial Accounting Standards Board (the “FASB”) issued new accounting guidance on subsequent events, which sets forth principles and requirements for subsequent events, specifically (1) the period during which management should evaluate events or transactions that may occur for potential recognition and disclosure, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date, and (3) the disclosures that an entity should make about events and transactions occurring after the balance sheet date. This guidance is effective for interim reporting periods ending after June 15, 2009. The Company has adopted this guidance, which did not have a material impact on its consolidated financial statements.

     In June 2009, the FASB issued new accounting guidance on accounting for transfers of financial assets, which was issued to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about (1) a transfer of its financial assets, (2) the effects of such a transfer on its financial position, financial performance, and cash flows, and (3) a reporting entity’s continuing involvement, if any, in the transferred financial assets. This guidance is effective for annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter, with early adoption prohibited. The Company adopted this guidance on January 1, 2010, which did not have a material impact on its consolidated financial statements.
     In June 2009, the FASB issued new accounting guidance related to the consolidation of VIEs. The new guidance require a company to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the entity (1) has the power to direct matters that most significantly impact the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Additionally, they require an ongoing reconsideration of the primary beneficiary and provide a framework for the events that trigger a reassessment of whether an entity is a VIE. The new guidance will be effective for financial statements issued for fiscal years beginning after November 15, 2009. The Company adopted this guidance on January 1, 2010, which did not have a material impact on its consolidated financial statements.
     In June 2009, the FASB issued an accounting standards codification (the “Codification”), which has become the source of authoritative U.S. GAAP recognized by the FASB to be applied to nongovernmental entities. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On its effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. The Company has adopted the Codification, which did not have a material impact on its consolidated financial statements.
14. Quarterly Financial Information (unaudited)
     The Company’s selected quarterly information for the years ended December 31, 2009 and 2008 (in thousands, except per share data) was as follows.

	2009 Quarter Ended(1)
	December 31	September 30	June 30	March 31
Total revenues	$88,171	$92,963	$86,080	$93,951
Net income	4,728	8,411	23,081	23,970
Net income attributable to noncontrolling interests	(10)	(108)	(645)	(705)
Preferred dividends	(4,241)	(4,241)	(4,241)	(4,240)
Net income available to common stockholders	$477	$4,062	$18,195	$19,024
Net income per share available to common stockholders — basic and diluted	$0.00	$0.04	$0.20	$0.23

	2008 Quarter Ended(1)
	December 31	September 30	June 30	March 31
Total revenues	$83,033	$80,811	$70,771	$67,358
Net income	10,165	17,247	18,566	17,153
Net income attributable to noncontrolling interests	(306)	(570)	(620)	(581)
Preferred dividends	(4,241)	(4,241)	(4,241)	(4,241)
Net income available to common stockholders	$5,618	$12,436	$13,705	$12,331
Net income per share available to common stockholders — basic and diluted	$0.07	$0.17	$0.19	$0.19

(1)	The sum of quarterly financial data may vary from the annual data due to rounding.

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2009
(In thousands)

							Gross amount carried at December 31,
			Initial Cost			Costs	2009
	Year				Buildings	Capitalized		Buildings
	Built/			Ground	and	Subsequent		and		Accumulated
Property	Renovated	Encumbrances	Land	Lease	Improvements	to Acquisition	Land	Improvements	Total	Depreciation	Net
		(1)							(2)	(3)
Albany Street	1922/1998	$—	$1,942	$—	$31,293	$47	$1,942	$31,340	$33,282	$(3,618)	$29,664
Ardentech Court	1997/2008	4,354	2,742	—	5,379	6,919	2,742	12,298	15,040	(1,843)	13,197
Ardenwood Venture	1985	—	3,550	—	10,603	2,354	3,550	12,957	16,507	(1,376)	15,131
Balboa Avenue	1968/2000	—	1,316	—	9,493	414	1,316	9,907	11,223	(1,389)	9,834
Bayshore Boulevard	2000	—	3,667	—	22,593	7,464	3,667	30,057	33,724	(5,734)	27,990
Beckley Street	1999	—	1,480	—	17,590	—	1,480	17,590	19,070	(2,217)	16,853
Bernardo Center Drive	1974/2008	—	2,580	—	13,714	6	2,580	13,720	16,300	(1,683)	14,617
9911 Belward Campus Drive	2001	—	4,160	—	196,814	—	4,160	196,814	200,974	(18,431)	182,543
9920 Belward Campus Drive	2000	—	3,935	—	11,206	—	3,935	11,206	15,141	(939)	14,202
Center for Life Science Boston	2008	348,749	60,000	—	407,747	249,739	60,000	657,486	717,486	(27,828)	689,658
Bridgeview Technology Park I	1977/2002	11,246	1,315	—	14,716	18,561	2,494	32,098	34,592	(2,895)	31,697
Bridgeview Technology Park II	1977/2002	—	1,522	—	13,066	7	1,522	13,073	14,595	(1,565)	13,030
Charles Street	1911/1986	—	5,000	—	7,033	29	5,000	7,062	12,062	(752)	11,310
Coolidge Avenue	1962/1999	—	2,760	—	7,102	—	2,760	7,102	9,862	(836)	9,026
Dumbarton Circle	1990	—	2,723	—	5,096	186	2,723	5,283	8,006	(1,858)	6,148
Eccles Avenue(4)	1965/1995	—	21,257	—	608	1,948	21,257	2,557	23,814	(608)	23,206
Eisenhower Road	1973/2000	—	416	—	2,614	746	416	3,360	3,776	(527)	3,249
Elliott Avenue(4)	1925/2004	—	10,124	—	38,911	26,234	10,124	65,145	75,269	(2,847)	72,422
21 Erie Street	1925/2004	—	3,366	—	18,372	59	3,366	18,431	21,797	(2,126)	19,671
40 Erie Street	1996	—	7,593	—	33,765	121	7,593	33,886	41,479	(3,888)	37,591
500 Fairview Avenue	1959/1991	—	—	—	3,285	13	—	3,298	3,298	(1,330)	1,968
530 Fairview Avenue	2008	—	2,703	—	694	41,654	2,703	42,349	45,052	(1,587)	43,465
Faraday Avenue	1986	—	1,370	—	7,201	—	1,370	7,201	8,571	(775)	7,796
Forbes Boulevard	1978	—	19,250	—	13,334	464	19,250	13,798	33,048	(778)	32,270
Fresh Pond Research Park	1948/2002	—	3,500	—	18,322	281	3,500	18,603	22,103	(2,270)	19,833
George Patterson Boulevard	1996/2005	—	1,575	—	11,029	275	1,575	11,304	12,879	(1,204)	11,675
Graphics Drive	1992/2007	—	800	—	6,577	5,273	800	11,850	12,650	(2,173)	10,477
Industrial Road	2001/2005	—	12,000	—	41,718	14,292	12,000	56,010	68,010	(17,214)	50,796
John Hopkins Court	1991/2008	—	3,560	—	19,526	10,433	3,560	29,959	33,519	(1,433)	32,086
Kaiser Drive	1990	—	3,430	—	6,093	2,173	3,430	8,265	11,695	(721)	10,974
500 Kendall Street (Kendall D)	2002	66,077	3,572	—	166,308	572	3,572	166,880	170,452	(19,230)	151,222
King of Prussia Road	1954/2004	—	12,813	—	66,152	1,023	12,813	67,175	79,988	(9,117)	70,871
Landmark at Eastview(5)	1958/2008	—	—	14,210	61,996	124,144	16,856	183,494	200,350	(12,692)	187,658
Lucent Drive	2004	5,129	265	—	5,888	—	265	5,888	6,153	(675)	5,478
Monte Villa Parkway	1996/2002	—	1,020	—	10,711	382	1,020	11,093	12,113	(1,455)	10,658
6114-6154 Nancy Ridge Drive	1994	—	10,100	—	28,611	16,378	10,100	44,989	55,089	(2,318)	52,771
6828 Nancy Ridge Drive	1983/2001	6,595	2,344	—	9,611	484	2,344	10,095	12,439	(1,429)	11,010
One Research Way	1980/2008	—	1,813	—	6,454	2,990	1,813	9,444	11,257	(408)	10,849
Pacific Center Boulevard	1991/2008	—	5,400	—	11,493	2,872	5,400	14,365	19,765	(1,314)	18,451
Pacific Research Center	2000/2008	—	74,147	—	142,437	80,581	74,147	223,019	297,166	(10,456)	286,710
Phoenixville Pike	1989/2008	—	1,204	—	10,879	8,148	1,204	19,028	20,232	(2,726)	17,506
Road to the Cure	1977/2007	14,956	4,430	—	19,129	3,077	4,430	22,206	26,636	(1,322)	25,314
San Diego Science Center	1973/2002	—	3,871	—	21,875	1,049	3,871	22,924	26,795	(3,056)	23,739
Science Center Drive	1995	10,981	2,630	—	16,029	—	2,630	16,029	18,659	(2,160)	16,499
Shady Grove Road	2003	147,000	28,601	—	197,548	2,166	28,601	199,714	228,315	(18,785)	209,530
Sidney Street	2000	28,322	7,580	—	50,459	29	7,580	50,488	58,068	(5,798)	52,270
Sorrento Valley Boulevard	1982	—	4,140	—	15,034	2	4,140	15,036	19,176	(1,406)	17,770
Spring Mill Drive	1988	—	1,074	—	7,948	489	1,074	8,437	9,511	(1,087)	8,424
Trade Centre Avenue	1997	—	3,275	—	15,404	—	3,275	15,404	18,679	(1,616)	17,063
Torreyana Road	1980/1997	—	7,660	—	24,468	—	7,660	24,468	32,128	(1,785)	30,343
9865 Towne Centre Drive	2008	17,884	5,738	—	2,991	20,208	5,738	23,198	28,936	(1,393)	27,543
9885 Towne Centre Drive	2001/2008	—	4,982	—	28,513	—	4,982	28,513	33,495	(3,831)	29,664
Tributary Street	1983/1998	—	2,060	—	10,597	—	2,060	10,597	12,657	(1,336)	11,321
900 Uniqema Boulevard	2000	1,191	404	—	3,692	—	404	3,692	4,096	(393)	3,703
1000 Uniqema Boulevard	1999	—	1,350	—	13,229	—	1,350	13,229	14,579	(1,405)	13,174
Vassar Street	1950/1998	—	2,040	—	13,841	—	2,040	13,841	15,881	(1,586)	14,295
Waples Street	1983/2005	—	2,470	—	2,907	11,039	2,470	13,946	16,416	(4,592)	11,824
Walnut Street	1972/2004	—	5,200	—	36,068	—	5,200	36,068	41,268	(3,746)	37,522
675 West Kendall Street (Kendall A)	2002	—	4,922	—	121,182	33	4,922	121,215	126,137	(13,886)	112,251
217th Place	1987/2007	—	7,125	—	3,529	14,628	7,125	18,156	25,281	(1,326)	23,955

Total		$662,484	$401,866	$14,210	$2,120,478	$679,987	$419,901	$2,796,640	$3,216,541	$(244,774)	$2,971,767

(1)	Includes mortgage notes secured by various properties and the construction loan secured by the Center for Life Science | Boston property, but excludes unamortized debt premium of $6,970.

(2)	The aggregate gross cost of the Company’s rental property for federal income tax purposes approximated $3.1 billion as of December 31, 2009 (unaudited).

(3)	Depreciation of building and improvements is recorded on a straight-line basis over the estimated useful lives ranging from less than 1 year to 40 years.

(4)	The property or a portion of the property was under pre-development or redevelopment as of December 31, 2009.

(5)	During 2007, the Company acquired a fee simple interest in the land at its Landmark at Eastview property. The balance of $14.2 million was subsequently reclassified from ground lease to land.
A reconciliation of historical cost and related accumulated depreciation is as follows (in thousands):

	Year Ended December 31,
	2009	2008	2007
Investment in real estate:
Balance at beginning of year	$3,122,539	$2,912,043	$2,518,300
Property acquisitions	—	3,286	134,457
Improvements	94,002	207,210	259,286

Balance at end of year	$3,216,541	$3,122,539	$2,912,043

Accumulated Depreciation:
Balance at beginning of year	$(162,110)	$(104,444)	$(60,579)
Depreciation expense	(82,664)	(57,666)	(43,865)

Balance at end of year	$(244,774)	$(162,110)	$(104,444)

BIOMED REALTY, L.P.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Investments in real estate, net	$3,075,150	$2,971,767
Investment in unconsolidated partnerships	59,459	56,909
Cash and cash equivalents	21,339	19,922
Restricted cash	11,547	15,355
Accounts receivable, net	2,859	4,135
Accrued straight-line rents, net	96,298	82,066
Acquired above-market leases, net	2,436	3,047
Deferred leasing costs, net	80,373	83,274
Deferred loan costs, net	12,825	8,123
Other assets	65,935	38,676

Total assets	$3,428,221	$3,283,274

LIABILITIES AND EQUITY
Mortgage notes payable, net	$664,867	$669,454
Secured term loan	—	250,000
Exchangeable senior notes due 2026, net	21,396	44,685
Exchangeable senior notes due 2030	180,000	—
Unsecured senior notes due 2020, net	247,475	—
Unsecured line of credit	170,500	397,666
Security deposits	10,352	7,929
Distributions payable	21,728	18,531
Accounts payable, accrued expenses and other liabilities	50,720	47,388
Derivative instruments	6,631	12,551
Acquired below-market leases, net	9,039	11,138

Total liabilities	1,382,708	1,459,342
Equity:
Partners’ equity:
Preferred units, 7.375% Series A cumulative redeemable preferred units, $230,000,000 liquidation preference ($25.00 per unit), 9,200,000 units issued and outstanding at June 30, 2010 and December 31, 2009	222,413	222,413
Limited partners’ capital, 3,001,250 and 3,076,560 units issued and outstanding at June 30, 2010 and December 31, 2009, respectively	10,043	9,723
General partner’s capital, 113,578,209 and 99,000,269 units issued and outstanding at June 30, 2010 and December 31, 2009, respectively	1,889,106	1,676,182
Accumulated other comprehensive loss	(75,876)	(84,234)

Total partners’ equity	2,045,686	1,824,084
Noncontrolling interests	(173)	(152)

Total equity	2,045,513	1,823,932

Total liabilities and equity	$3,428,221	$3,283,274

See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	For the Six Months Ended
	June 30,
	2010	2009
Revenues:
Rental	$142,980	$134,135
Tenant recoveries	41,099	38,270
Other income	1,589	7,626

Total revenues	185,668	180,031

Expenses:
Rental operations	34,928	36,813
Real estate taxes	17,424	14,846
Depreciation and amortization	55,385	51,813
General and administrative	12,718	10,407
Acquisition related expenses	1,968	—

Total expenses	122,423	113,879

Income from operations	63,245	66,152
Equity in net loss of unconsolidated partnerships	(377)	(766)
Interest income	71	164
Interest expense	(43,131)	(24,955)
(Loss)/gain on derivative instruments	(347)	303
(Loss)/gain on extinguishment of debt	(2,265)	6,152

Net income	17,196	47,050
Net loss attributable to noncontrolling interests	21	30

Net income attributable to the Operating Partnership	17,217	47,080
Preferred unit distributions	(8,481)	(8,481)

Net income available to the unitholders	$8,736	$38,599

Net income per unit attributable to unitholders:
Basic and diluted earnings per unit	$0.08	$0.44

Weighted-average units outstanding:
Basic	106,890,664	87,511,810

Diluted	108,298,135	88,580,072

See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
CONSOLIDATED STATEMENTS OF EQUITY
(In thousands, except share data)
(Unaudited)

							Accumulated
							Other	Total
	Preferred Series A		Limited Partners’ Capital		General Partner’s Capital		Comprehensive	Partners’	Noncontrolling	Total
	Units	Amount	Units	Amount	Units	Amount	(Loss)/Income	Equity	Interests	Equity
Balance at December 31, 2009	9,200,000	$222,413	3,076,560	$9,723	99,000,269	$1,676,182	$(84,234)	$1,824,084	$(152)	$1,823,932
Proceeds from issuance of operating partnership units	—	—	—	—	14,176,000	234,187	—	234,187	—	234,187
Net issuances of unvested restricted units	—	—	—	—	326,630	(1,238)	—	(1,238)	—	(1,238)
Conversion of units	—	—	(75,310)	29	75,310	(29)	—	—	—	—
Vesting of share-based awards	—	—	—	—	—	3,514	—	3,514	—	3,514
Allocation of equity to limited partners	—	—	—	929	—	(929)	—	—	—	—
Distributions	—	(8,481)	—	(875)	—	(31,080)	—	(40,436)	—	(40,436)
Net income	—	8,481	—	237	—	8,499	—	17,217	(21)	17,196
Realized gain on marketable securities	—	—	—	—	—	—	(538)	(538)	—	(538)
Amortization of deferred interest costs	—	—	—	—	—	—	3,567	3,567	—	3,567
Unrealized gain on derivative instruments	—	—	—	—	—	—	5,329	5,329	—	5,329

Balance at June 30, 2010	9,200,000	$222,413	3,001,250	$10,043	113,578,209	$1,889,106	$(75,876)	$2,045,686	$(173)	$2,045,513

See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Net income available to the unitholders and noncontrolling interests	$8,715	$38,569
Other comprehensive income:
Unrealized gain on derivative instruments	5,825	21,458
Amortization of deferred interest costs	3,567	—
Equity in other comprehensive income/(loss) of unconsolidated partnerships	(11)	(236)
Deferred settlement payments on interest rate swaps, net	(485)	(1,600)
Unrealized gain/(loss) on marketable securities	(538)	1,740

Total other comprehensive income	8,358	21,362

Comprehensive income	$17,073	$59,931

See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Operating activities:
Net income	$17,196	$47,050
Adjustments to reconcile net income to net cash provided by operating activities:
Loss/(gain) on extinguishment of debt	2,214	(6,152)
Loss/(gain) on derivative instruments	347	(303)
Gain on sale of marketable securities	(865)	—
Depreciation and amortization	55,385	51,813
Allowance for doubtful accounts	254	3,824
Revenue reduction attributable to acquired above-market leases	611	641
Revenue recognized related to acquired below-market leases	(2,442)	(5,114)
Revenue reduction attributable to lease incentives	1,035	637
Compensation expense related to share-based payments	3,514	2,787
Amortization of deferred loan costs	2,183	2,363
Amortization of debt premium on mortgage notes payable	(940)	(920)
Amortization of debt discount on exchangeable senior notes due 2026	352	936
Amortization of debt discount on unsecured senior notes due 2020	33	—
Loss from unconsolidated partnerships	914	766
Distributions representing return on capital from unconsolidated partnerships	860	61
Amortization of deferred interest costs	3,567	—
Changes in operating assets and liabilities:
Restricted cash	3,808	(7,761)
Accounts receivable	1,022	(1,230)
Accrued straight-line rents	(14,232)	(14,263)
Deferred leasing costs	(1,740)	(4,955)
Other assets	(10,355)	2,975
Security deposits	705	37
Accounts payable, accrued expenses and other liabilities	5	(507)

Net cash provided by operating activities	63,431	72,685

Investing activities:
Purchases of interests in and additions to investments in real estate and related intangible assets	(154,770)	(69,369)
Contributions to unconsolidated partnerships, net	—	(32,135)
Proceeds from sale of marketable securities	1,227	—
Additions to non-real estate assets	(477)	(31)
Funds held in escrow for acquisitions	(18,378)	—

Net cash used in investing activities	(172,398)	(101,535)

Financing activities:
Proceeds from issuance of operating partnership units	234,187	166,926
Payment of deferred loan costs	(8,402)	(1,735)
Unsecured line of credit proceeds	229,142	350,617
Unsecured line of credit payments	(456,308)	(166,980)
Mortgage loan proceeds	—	368,000
Principal payments on mortgage notes payable	(3,647)	(2,477)
Payments on secured term loan	(250,000)	—
Repurchases of exchangeable senior notes due 2026	(24,306)	(12,605)
Proceeds from exchangeable senior notes due 2030	180,000	—
Proceeds from unsecured senior notes due 2020	247,442	—
Settlement of derivative instruments	—	(86,482)
Secured construction loan payments	—	(507,128)
Deferred settlement payments, net on interest rate swaps	(485)	(1,600)
Distributions paid to unitholders	(28,758)	(56,526)
Distributions paid to preferred unitholders	(8,481)	(8,481)

Net cash provided by financing activities	110,384	41,529

Net increase in cash and cash equivalents	1,417	12,679
Cash and cash equivalents at beginning of period	19,922	21,422

Cash and cash equivalents at end of period	$21,339	$34,101

Supplemental disclosure of cash flow information:
Cash paid during the period for interest (net of amounts capitalized of $2,946 and $7,601, respectively)	$33,330	$21,734
Supplemental disclosure of non-cash investing and financing activities:
Accrual for unit distributions declared	$17,487	$11,141
Accrual for preferred unit distributions declared	4,241	4,241
Accrued additions to real estate and related intangible assets	13,357	26,565
See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1. Organization and Description of Business
     BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), is an entity through which its parent, BioMed Realty Trust, Inc., a Maryland corporation (the “Parent Company”), conducts its business and owns its assets. The Parent Company is the sole general partner of the Operating Partnership and, as of June 30, 2010, owned a 97.5% percentage interest in the Operating Partnership. The remaining 2.5% percentage interest in the Operating Partnership is held by limited partners. Each partner’s percentage interest in the Operating Partnership is determined based on the number of operating partnership units and long-term incentive plan units (“LTIP units” and together with the operating partnership units, the “OP units”) owned as compared to total OP units (and potentially issuable OP units, as applicable) outstanding as of each period end and is used as the basis for the allocation of net income or loss to each partner.
     The Operating Partnership and the Parent Company were formed on April 30, 2004 and commenced operations on August 11, 2004. The Parent Company operates as a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) which, through the Operating Partnership, is focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry.
     The Operating Partnership’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. The Operating Partnership’s properties are generally located in markets with well established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey.
2. Basis of Presentation and Summary of Significant Accounting Policies
     The accompanying interim financial statements are unaudited, but have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and in conjunction with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the disclosures required by GAAP for complete financial statements. In the opinion of management, all adjustments and eliminations, consisting of normal recurring adjustments necessary for a fair presentation of the financial statements for these interim periods have been recorded. These financial statements should be read in conjunction with the audited consolidated financial statements and notes therein included herein for the year ended December 31, 2009.
Principles of Consolidation
     The consolidated financial statements include the accounts of the Operating Partnership, its wholly owned subsidiaries, partnerships and limited liability companies it controls, and variable interest entities (“VIE”) for which the Operating Partnership has determined itself to be the primary beneficiary. All material intercompany transactions and balances have been eliminated. The Operating Partnership consolidates entities that it controls and records a noncontrolling interest for the portions not owned by the Operating Partnership. Control is determined, where applicable, by the sufficiency of equity invested and the rights of the equity holders, and by the ownership of a majority of the voting interests, with consideration given to the existence of approval or veto rights granted to the minority stockholder. If the minority stockholder holds substantive participating rights, it overcomes the presumption of control by the majority voting interest holder. In contrast, if the minority stockholder simply holds protective rights (such as consent rights over certain actions), it does not overcome the presumption of control by the majority voting interest holder.
Investments in Partnerships and Limited Liability Companies
     The Operating Partnership evaluates its investments in limited liability companies and partnerships to determine whether such entities may be a VIE and, if a VIE, whether the Operating Partnership is the primary beneficiary. Generally, an entity is determined to be a VIE when either (1) the equity investors (if any) lack one or more of the essential characteristics of a controlling financial interest, (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support or (3) the equity investors have voting rights that are not proportionate to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest. The primary beneficiary is the entity that has both (1) the power to direct matters that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The Operating Partnership considers a variety of factors in identifying the entity that holds the power to direct matters that most significantly impact the VIE’s economic performance including, but not limited to, the ability to direct financing, leasing, construction and other operating decisions and activities. In addition, the Operating Partnership considers the rights of other investors to participate in policy making decisions, to replace or remove the manager and to liquidate or sell the entity. The obligation to absorb losses and the right to receive benefits when a reporting entity is affiliated with a VIE must be based on ownership, contractual, and/or other pecuniary interests in that VIE. The Operating Partnership has determined that it is the primary beneficiary in five VIEs, consisting of single-tenant properties in which the tenant has a fixed-price purchase option, which are consolidated and reflected in the accompanying consolidated financial statements.
     If the above conditions do not apply, the Operating Partnership considers whether a general partner or managing member controls a limited partnership or limited liability company, respectively. The general partner in a limited partnership or managing member in a limited liability company is presumed to control that limited partnership or limited liability company, as applicable. The presumption may be overcome if the limited partners or members have either (1) the substantive ability to dissolve the limited partnership or limited liability company, as applicable, or otherwise remove the general partner or managing member, as applicable, without cause or (2) substantive participating rights, which provide the limited partners or members with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership’s or limited liability company’s business, as applicable, and thereby preclude the general partner or managing member from exercising unilateral control over the partnership or company, as applicable. If these criteria are met and the Operating Partnership is the general partner or the managing member, as applicable, the consolidation of the partnership or limited liability company is required.
     Except for investments that are consolidated, the Operating Partnership accounts for investments in entities over which it exercises significant influence, but does not control, under the equity method of accounting. These investments are recorded initially at cost and subsequently adjusted for equity in earnings and cash contributions and distributions. Under the equity method of accounting, the Operating Partnership’s net equity in the investment is reflected in the consolidated balance sheets and its share of net income or loss is included in the Operating Partnership’s consolidated statements of income.
     On a periodic basis, management assesses whether there are any indicators that the carrying value of the Operating Partnership’s investments in unconsolidated partnerships or limited liability companies may be impaired on a more than temporary basis. An investment is impaired only if management’s estimate of the fair-value of the investment is less than the carrying value of the investment on a more than temporary basis. To the extent impairment has occurred, the loss is measured as the excess of the carrying value of the investment over the fair-value of the investment. Management does not believe that the value of any of the Operating Partnership’s unconsolidated investments in partnerships or limited liability companies was impaired as of June 30, 2010.
Investments in Real Estate
     Investments in real estate, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Land	$394,238	$388,292
Land under development	49,870	31,609
Buildings and improvements	2,611,465	2,485,972
Construction in progress	41,244	87,810
Tenant improvements	270,056	222,858

	3,366,873	3,216,541
Accumulated depreciation	(291,723)	(244,774)

Total	$3,075,150	$2,971,767

     During the six months ended June 30, 2010, the Operating Partnership identified and recorded an adjustment of approximately $1.0 million for a cumulative understatement of depreciation expense related to an operating property that it determined was not material to its previously issued consolidated financial statements.
Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed
     The Operating Partnership reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long-lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair-value of the property.

The Operating Partnership is required to make subjective assessments as to whether there are impairments in the values of its investments in long-lived assets. These assessments have a direct impact on the Operating Partnership’s net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. Although the Operating Partnership’s strategy is to hold its properties over the long-term, if the Operating Partnership’s strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized to reduce the property to the lower of the carrying amount or fair-value, and such loss could be material. As of and through June 30, 2010, no assets have been identified as impaired and no such impairment losses have been recognized.
Deferred Leasing Costs
     Leasing commissions and other direct costs associated with new or renewal leases are recorded at cost and amortized on a straight-line basis over the terms of the respective leases, with remaining terms ranging from less than one year to approximately 15 years as of June 30, 2010. Deferred leasing costs also include the net carrying value of acquired in-place leases and acquired management agreements.
     Deferred leasing costs, net at June 30, 2010 consisted of the following (in thousands):

	Balance at
	June 30,	Accumulated
	2010	Amortization	Net
Acquired in-place leases	$171,243	$(119,046)	$52,197
Acquired management agreements	13,291	(10,734)	2,557
Deferred leasing and other direct costs	37,007	(11,388)	25,619

	$221,541	$(141,168)	$80,373

     Deferred leasing costs, net at December 31, 2009 consisted of the following (in thousands):

	Balance at
	December 31,	Accumulated
	2009	Amortization	Net
Acquired in-place leases	$168,390	$(112,613)	$55,777
Acquired management agreements	12,921	(10,405)	2,516
Deferred leasing and other direct costs	34,851	(9,870)	24,981

	$216,162	$(132,888)	$83,274

Revenue Recognition
     The Operating Partnership commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. In determining what constitutes the leased asset, the Operating Partnership evaluates whether the Operating Partnership or the lessee is the owner, for accounting purposes, of the tenant improvements. If the Operating Partnership is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Operating Partnership concludes that it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized on a straight-line basis over the remaining non-cancelable term of the respective lease. In these circumstances, the Operating Partnership begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct improvements. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. The Operating Partnership considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:
•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retain legal title to the improvements;

•	the uniqueness of the improvements;

•	the expected economic life of the tenant improvements relative to the length of the lease;

•	the responsible party for construction cost overruns; and

•	who constructs or directs the construction of the improvements.
     The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment. In making that determination, the Operating Partnership considers all of the above factors. However, no one factor is determinative in reaching a conclusion.
     All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the term of the related lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in accrued straight-line rents on the accompanying consolidated balance sheets and contractually due but unpaid rents are included in accounts receivable. Existing leases at acquired properties are reviewed at the time of acquisition to determine if contractual rents are above or below current market rents for the acquired property. An identifiable lease intangible asset or liability is recorded based on the present value (using a discount rate that reflects the risks associated with the acquired leases) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the Operating Partnership’s estimate of the fair market lease rates for the corresponding in-place leases at acquisition, measured over a period equal to the remaining non-cancelable term of the leases and any fixed rate renewal periods (based on the Operating Partnership’s assessment of the likelihood that the renewal periods will be exercised). The capitalized above-market lease values are amortized as a reduction of rental revenue on a straight-line basis over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental revenue on a straight-line basis over the remaining non-cancelable terms of the respective leases and any fixed-rate renewal periods, if applicable. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be written off.
     Acquired above-market leases, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Acquired above-market leases	$12,729	$12,729
Accumulated amortization	(10,293)	(9,682)

	$2,436	$3,047

     Acquired below-market leases, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Acquired below-market leases	$39,682	$39,339
Accumulated amortization	(30,643)	(28,201)

	$9,039	$11,138

     Lease incentives, net, which is included in other assets on the accompanying consolidated balance sheets, consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Lease incentives	$27,062	$12,816
Accumulated amortization	(4,524)	(3,489)

	$22,538	$9,327

     Rental operations expenses, consisting of real estate taxes, insurance and common area maintenance costs, are subject to recovery from tenants under the terms of lease agreements. Amounts recovered are dependent on several factors, including occupancy and lease terms. Revenues are recognized in the period the expenses are incurred. The reimbursements are recorded in revenues as tenant recoveries, and the expenses are recorded in rental operations expenses, as the Operating Partnership is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the credit risk.

     On an ongoing basis, the Operating Partnership evaluates the recoverability of tenant balances, including rents receivable, straight-line rents receivable, tenant improvements, deferred leasing costs and any acquisition intangibles. When it is determined that the recoverability of tenant balances is not probable, an allowance for expected losses related to tenant receivables, including straight-line rents receivable, utilizing the specific identification method, is recorded as a charge to earnings. Upon the termination of a lease, the amortization of tenant improvements, deferred leasing costs and acquisition intangible assets and liabilities is accelerated to the expected termination date as a charge to their respective line items and tenant receivables are written off as a reduction of the allowance in the period in which the balance is deemed to be no longer collectible. For financial reporting purposes, a lease is treated as terminated upon a tenant filing for bankruptcy, when a space is abandoned and a tenant ceases rent payments, or when other circumstances indicate that termination of a tenant’s lease is probable (e.g., eviction). Lease termination fees are recognized in other revenue when the related leases are canceled, the amounts to be received are fixed and determinable and collectability is assured, and when the Operating Partnership has no continuing obligation to provide services to such former tenants. The effect of lease terminations for the six months ended June 30, 2010 and 2009 was as follows (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Rental revenues	$—	$2,619
Other income	72	6,543

Total revenue	72	9,162

Rental operations expense	9	4,204
Depreciation and amortization	—	4,005

Total expenses	9	8,209

Net effect of lease terminations	$63	$953

Investments
     The Operating Partnership holds investments in equity securities in certain publicly-traded companies and privately-held companies primarily involved in the life science industry. The Operating Partnership may accept equity securities from tenants in lieu of cash rents, as prepaid rent pursuant to the execution of a lease, or as additional consideration for a lease termination. The Operating Partnership does not acquire investments for trading purposes and, as a result, all of the Operating Partnership’s investments in publicly-traded companies are considered “available-for-sale” and are recorded at fair-value. Changes in the fair-value of investments classified as available-for-sale are recorded in comprehensive income. The fair-value of the Operating Partnership’s equity securities in publicly-traded companies is determined based upon the closing trading price of the equity security as of the balance sheet date, with unrealized gains and losses shown as a separate component of stockholders’ equity. Investments in equity securities of privately-held companies are generally accounted for under the cost method, because the Operating Partnership does not influence any operating or financial policies of the companies in which it invests. The classification of investments is determined at the time each investment is made, and such determination is reevaluated at each balance sheet date. The cost of investments sold is determined by the specific identification method, with net realized gains and losses included in other income. For all investments in equity securities, if a decline in the fair-value of an investment below its carrying value is determined to be other-than-temporary, such investment is written down to its estimated fair-value with a non-cash charge to earnings. The factors that the Operating Partnership considers in making these assessments include, but are not limited to, market prices, market conditions, available financing, prospects for favorable or unfavorable clinical trial results, new product initiatives and new collaborative agreements.
     Investments, which are included in other assets on the accompanying consolidated balance sheets, consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Equity securities, initial cost basis	$—	$361
Unrealized gain	—	537

Equity securities, fair-value	$—	$898

     During the six months ended June 30, 2010, the Operating Partnership sold a portion of its equity securities, resulting in net proceeds of approximately $1.2 million and a realized gain on sale of approximately $865,000 (based on a specific identification of the securities sold), which was reclassified from accumulated other comprehensive loss and recognized in other income in the accompanying consolidated statements of income. The Operating Partnership’s remaining investments consist of equity securities in privately-held companies, which were determined to have a de minimis fair-value at receipt. This was the result of substantial doubt about the ability to realize value from the sale of such investments due to an illiquid or non-existent market for the securities and the ongoing financial difficulties of the companies that issued the equity securities.

Share-Based Payments
     The Parent Company provides share-based payments to employees for the purpose of attracting and retaining its employees. For each share of common stock the Parent Company issues pursuant to its equity compensation plans, the Operating Partnership issues a corresponding number of operating partnership units to the Parent Company. In addition, the Operating Partnership has provided share-based payments to certain employees in the form of vesting, or restricted, LTIP units. All share-based payments to employees made by the Operating Partnership or its Parent Company (pursuant to the corresponding operating partnership units issued to the Parent Company as a result of the grant of common stock) are recognized in the income statement based on their fair-value. Through June 30, 2010, the Parent Company and Operating Partnership had only awarded restricted stock and LTIP unit grants under their incentive award plan, which are valued based on the closing market price of the underlying common stock of the Parent Company on the date of grant. The fair-value of all share-based payments is amortized to general and administrative expense and rental operations expense over the relevant service period, adjusted for anticipated forfeitures.
Assets and Liabilities Measured at Fair-Value
     The Operating Partnership measures financial instruments and other items at fair-value where required under GAAP, but has elected not to measure any additional financial instruments and other items at fair-value as permitted under fair-value option accounting guidance.
     Fair-value measurement is determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair-value measurements, there is a fair-value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
     Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Operating Partnership has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair-value measurement is based on inputs from different levels of the fair-value hierarchy, the level in the fair-value hierarchy within which the entire fair-value measurement falls is based on the lowest level input that is significant to the fair-value measurement in its entirety. The Operating Partnership’s assessment of the significance of a particular input to the fair-value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.
     The Operating Partnership has used interest rate swaps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair-values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The Operating Partnership incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair-value measurements. In adjusting the fair-value of its derivative contracts for the effect of nonperformance risk, the Operating Partnership has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.
     Although the Operating Partnership has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair-value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of June 30, 2010, the Operating Partnership has determined that the impact of the credit valuation adjustments on the overall valuation of its derivative positions is not significant. As a result, the Operating Partnership has determined that its derivative valuations in their entirety are classified in Level 2 of the fair-value hierarchy (see Note 8).
     The valuation of the Operating Partnership’s investments in equity securities of publicly-traded companies utilizes observable market-based inputs, based on the closing trading price of securities as of the balance sheet date. The valuation of the Operating Partnership’s investments in equity securities of private companies utilizes Level 3 inputs (including any discounts applied to the valuations). However, as of June 30, 2010, the Operating Partnership’s aggregate investment in equity securities of private companies was immaterial and, as a result, management has determined that the impact of the use of Level 3 inputs on the overall valuation of all its investments is not significant.

     No other assets or liabilities are measured at fair-value on a recurring basis, or have been measured at fair-value on a non-recurring basis subsequent to initial recognition, in the accompanying consolidated balance sheets as of June 30, 2010.
Derivative Instruments
     The Operating Partnership records all derivatives on the consolidated balance sheets at fair-value. In determining the fair-value of its derivatives, the Operating Partnership considers the credit risk of its counterparties and the Operating Partnership. These counterparties are generally larger financial institutions engaged in providing a variety of financial services. These institutions generally face similar risks regarding adverse changes in market and economic conditions, including, but not limited to, fluctuations in interest rates, exchange rates, equity and commodity prices and credit spreads. The ongoing disruptions in the financial markets have heightened the risks to these institutions. While management believes that its counterparties will meet their obligations under the derivative contracts, it is possible that defaults may occur.
     The accounting for changes in the fair-value of derivatives depends on the intended use of the derivative, whether the Operating Partnership has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair-value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair-value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair-value of the hedged asset or liability that are attributable to the hedged risk in a fair-value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Operating Partnership may enter into derivative contracts that are intended to economically hedge certain of its risks, even though hedge accounting does not apply or the Operating Partnership elects not to apply hedge accounting.
     For derivatives designated as cash flow hedges, the effective portion of changes in the fair-value of the derivative is initially reported in accumulated other comprehensive income (outside of earnings) and subsequently reclassified to earnings in the period in which the hedged transaction affects earnings. If charges relating to the hedged transaction are being deferred pursuant to redevelopment or development activities, the effective portion of changes in the fair-value of the derivative are also deferred in other comprehensive income on the consolidated balance sheet, and are amortized to the income statement once the deferred charges from the hedged transaction begin again to affect earnings. The ineffective portion of changes in the fair-value of the derivative is recognized directly in earnings. The Operating Partnership assesses the effectiveness of each hedging relationship by comparing the changes in cash flows of the derivative hedging instrument with the changes in cash flows of the designated hedged item or transaction. For derivatives that are not classified as hedges, changes in the fair-value of the derivative are recognized directly in earnings in the period in which the change occurs.
     The Operating Partnership is exposed to certain risks arising from both its business operations and economic conditions. The Operating Partnership principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Operating Partnership manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Operating Partnership enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known or expected cash amounts, the value of which are determined by interest rates. The Operating Partnership’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Operating Partnership’s known or expected cash receipts and its known or expected cash payments principally related to the Operating Partnership’s investments and borrowings.
     The Operating Partnership’s primary objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Operating Partnership primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Operating Partnership making fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. During the six months ended June 30, 2010, such derivatives were used to hedge the variable cash flows associated with the Operating Partnership’s unsecured line of credit and secured term loan. During the six months ended June 30, 2009, such derivatives were used to hedge the variable cash flows associated with the Operating Partnership’s unsecured line of credit, secured term loan, secured construction loan, and the forecasted issuance of fixed-rate debt (see Note 8). The Operating Partnership formally documents the hedging relationships for all derivative instruments, has historically accounted for all of its interest rate swap agreements as cash flow hedges, and does not use derivatives for trading or speculative purposes.

Management’s Estimates
     Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reporting of revenue and expenses during the reporting period to prepare these consolidated financial statements in conformity with GAAP. The Operating Partnership bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and reported amounts of revenue and expenses that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions.
Segment Information
     The Operating Partnership’s properties share the following similar economic and operating characteristics: (1) they have similar forecasted returns (measured by capitalization rate at acquisition), (2) they are generally occupied almost exclusively by life science tenants that are public companies, government agencies or their subsidiaries, (3) they are generally located near areas of high life science concentrations with similar demographics and site characteristics, (4) the majority of properties are designed specifically for life science tenants that require infrastructure improvements not generally found in standard properties, and (5) the associated leases are primarily triple-net leases, generally with a fixed rental rate and scheduled annual escalations, that provide for a recovery of close to 100% of operating expenses. Consequently, the Operating Partnership’s properties qualify for aggregation into one reporting segment.
3. Equity
     During the six months ended June 30, 2010, the Operating Partnership issued operating partnership units to its Parent Company pursuant to grants of common stock to the Parent Company’s employees and to members of its board of directors totaling 402,244 shares and 18,855 shares, respectively (78,277 shares of common stock were surrendered to the Parent Company and subsequently retired in lieu of cash payments for taxes due on the vesting of restricted stock and 16,192 shares were forfeited during the same period, in each case resulting in the retirement and/or forfeiture of the corresponding operating partnership unit originally issued to the Parent Company), which are included in the total OP units outstanding as of the period end (see Note 6).
     During the six months ended June 30, 2010, the Parent Company issued 951,000 shares of common stock pursuant to equity distribution agreements executed in 2009, and contributed approximately $15.4 million in net proceeds, after deducting the underwriters’ discount and commissions and estimated offering expenses, to the Operating Partnership in exchange for the issuance of 951,000 operating partnership units. The net proceeds were utilized to repay a portion of the outstanding indebtedness on the Operating Partnership’s unsecured line of credit and for other general corporate and working capital purposes.
     On April 19, 2010, the Parent Company completed the issuance of 13,225,000 shares of common stock, including the exercise in full of the underwriters’ over-allotment option with respect to 1,725,000 shares, and contributed net proceeds of approximately $218.8 million, after deducting the underwriters’ discount and commissions and estimated offering expenses, to the Operating Partnership in exchange for the issuance of 13,225,000 operating partnership units. The net proceeds to the Operating Partnership were utilized to repay a portion of the outstanding indebtedness on its unsecured line of credit and for other general corporate and working capital purposes.
Operating Partnership Units and LTIP Units
     As of June 30, 2010, the Operating Partnership had outstanding 116,171,747 operating partnership units and 407,712 LTIP units. An operating partnership unit and an LTIP unit have essentially the same economic characteristics as they share equally in the total net income or loss and distributions of the Operating Partnership. In conjunction with the formation of the Operating Partnership, certain persons and entities contributing interests in properties to the Operating Partnership received operating partnership units. In addition, certain employees of the Operating Partnership have received LTIP units in connection with services rendered or to be rendered to the Operating Partnership. Limited partners who have been issued OP units have the right to require the Operating Partnership to redeem part or all of their OP units, which right with respect to LTIP units is subject to vesting and the satisfaction of other conditions. The general partner of the Operating Partnership may elect to acquire OP units upon redemption in exchange for shares of the Parent Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events, or pay cash based upon the fair-market value of an equivalent number of shares of the Parent Company’s common stock at the time of redemption. The Parent Company owns 97.5% of the partnership interests in the Operating Partnership, is the Operating Partnership’s general partner and is responsible for the management of the Operating Partnership’s business. The general partner of the Operating Partnership, which is the Parent Company, effectively controls the ability to issue common shares of the Parent Company upon a limited partner’s notice of redemption in exchange for shares of common stock. In addition, the general partner of the Operating Partnership has generally acquired OP units upon a limited partner’s notice of redemption in exchange for shares of the Parent Company’s common stock. The redemption provisions of OP units owned by limited partners that permit the issuer to settle in either cash or common stock at the option of the issuer are further evaluated in accordance with applicable accounting guidance to determine whether temporary or permanent equity classification on the balance sheet is appropriate. The Operating Partnership evaluated this guidance, including the requirement to settle in unregistered shares, and determined that these OP units meet the requirements to qualify for presentation as permanent equity.
     LTIP units represent a profits interest in the Operating Partnership for services rendered or to be rendered by the LTIP unitholder in its capacity as a partner, or in anticipation of becoming a partner, in the Operating Partnership. Initially, LTIP units do not have full parity with operating partnership units of the Operating Partnership with respect to liquidating distributions, although LTIP unitholders receive the same quarterly per unit distributions as operating partnership units and may vote the LTIP units from the date of issuance. The LTIP units are subject to vesting requirements, which lapse over a specified period of time (normally three to five years from the date of issuance). In addition, the LTIP units are generally subject to a two-year lock-up period during which time the LTIP units may not be redeemed or sold by the LTIP unitholder. Upon the occurrence of specified events, LTIP units may over time achieve full parity with operating partnership units of the Operating Partnership for all purposes. Upon achieving full parity, and after the expiration of any vesting and lock-up periods, LTIP units may be redeemed for an equal number of the Parent Company’s common stock or cash, at the Operating Partnership’s election.
     The following table shows the vested ownership interests (excluding unvested LTIP units) in the Operating Partnership:

	June 30, 2010		December 31, 2009
	Partnership Units	Percentage of	Partnership Units	Percentage of
	and LTIP Units	Total	and LTIP Units	Total
BioMed Realty Trust, Inc.	112,346,679	97.5%	97,939,028	97.2%
Noncontrolling interest consisting of:
OP units held by employees and related parties	2,268,873	2.0%	2,246,493	2.2%
OP units held by third parties	588,801	0.5%	595,551	0.6%

Total	115,204,353	100.0%	100,781,072	100.0%

     An adjustment is made each period pursuant to the reallocation provisions of the Operating Partnership’s partnership agreement and the applicable accounting guidance, such that the carrying value of the limited partners’ equity equals the limited partners’ proportionate share of total partners’ equity as of the period end. For the six months ended June 30, 2010, the Operating Partnership recorded an increase to the carrying value of limited partners’ capital of approximately $929,000 (a corresponding decrease was recorded to general partners’ capital) due to changes in their aggregate ownership percentage to reflect the limited partners’ proportionate share of equity.
     The redemption value of the OP units owned by the limited partners, had such units been redeemed at June 30, 2010, was approximately $51.8 million based on the average closing price of the Parent Company’s common stock of $17.25 per share for the ten consecutive trading days immediately preceding June 30, 2010.
7.375% Series A Cumulative Redeemable Preferred Units
     Pursuant to the Operating Partnership’s partnership agreement, the Operating Partnership’s Series A cumulative redeemable preferred units (“Series A preferred units”) were issued to the Parent Company in exchange for contributed proceeds of approximately $222.4 million, following the Parent Company’s issuance of 7.375% Series A cumulative redeemable preferred stock (“Series A preferred stock”). The Operating Partnership’s Series A preferred units are only redeemable for cash equal to a redemption price of $25.00 per unit, plus all accrued and unpaid dividends on such Series A preferred units up to, but excluding the redemption date, if and when shares of the Series A preferred stock are redeemed by the Parent Company, which may not occur before January 18, 2012, except in limited circumstances where necessary to preserve the Parent Company’s status as a REIT. On or after January 18, 2012, the Parent Company may, at its option, redeem the Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions on such Series A preferred stock up to, but excluding the redemption date.

     As of June 30, 2010, the Operating Partnership had outstanding 9,200,000 7.375% Series A preferred units. Distributions are cumulative on the Series A preferred units from the date of original issuance in the amount of $1.84375 per unit each year, which is equivalent to 7.375% of the $25.00 liquidation preference per unit. Distributions on the Series A preferred units are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. Following a change in control of the Parent Company, if the Series A preferred stock of the Parent Company is not listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market, holders of the Series A preferred stock would be entitled to receive (when and as authorized by the board of directors of the Parent Company and declared by the Operating Partnership), cumulative cash dividends from, but excluding, the first date on which both the change of control and the delisting occurs at an increased rate of 8.375% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.09375 per share) for as long as the Series A preferred stock is not listed. The Series A preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, the Series A preferred units will rank senior to the OP units with respect to the payment of distributions and other amounts. Holders of the Series A preferred stock generally have no voting rights except for limited voting rights if the Parent Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series A preferred stock is not convertible into or exchangeable for any other property or securities of the Parent Company.
Distributions
     The following table lists the distributions declared by the Operating Partnership during the six months ended June 30, 2010:

		Amount Per		Distribution	Distribution Amount
Declaration Date	Securities Class	Unit	Period Covered	Payable Date	(in thousands)
March 15, 2010	OP units	$0.14000	January 1, 2010 to March 31, 2010	April 15, 2010	$14,468
March 15, 2010	Series A preferred units	$0.46094	January 16, 2010 to April 15, 2010	April 15, 2010	$4,240
June 15, 2010	OP units	$0.15000	April 1, 2010 to June 30, 2010	July 15, 2010	$17,487
June 15, 2010	Series A preferred units	$0.46094	April 16, 2010 to July 15, 2010	July 15, 2010	$4,241
     Total 2010 distributions declared through June 30, 2010:

OP units	$31,955
Series A preferred units	8,481

$40,436

Noncontrolling Interests
     Noncontrolling interests in subsidiaries are reported as equity in the consolidated financial statements. If noncontrolling interests are determined to be redeemable, they are carried at the greater of carrying value or their redemption value as of the balance sheet date and reported as temporary equity. Consolidated net income is reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest.
     Noncontrolling interests on the consolidated balance sheets relate primarily to ownership interests in consolidated limited liability companies or partnerships that are not owned by Operating Partnership. The Operating Partnership evaluates individual noncontrolling interests for the ability to continue to recognize the noncontrolling interest as permanent equity in the consolidated balance sheets. Any noncontrolling interest that fails to qualify as permanent equity will be reclassified as temporary equity and adjusted to the greater of (1) the carrying amount, or (2) its redemption value as of the end of the period in which the determination is made.
     As of June 30, 2010, the Operating Partnership had an 87.5% interest in the limited liability company that owns the Ardenwood Venture property. This entity is consolidated in the accompanying consolidated financial statements. Equity interests in this partnership not owned by the Operating Partnership are classified as a noncontrolling interest on the consolidated balance sheets as of June 30, 2010. Subject to certain conditions, the Operating Partnership has the right to purchase the other member’s interest or sell its own interest in the Ardenwood limited liability company (“buy-sell option”). The estimated fair-value of this option is not material and the Operating Partnership believes that it will have adequate resources to settle the option if exercised.

4. Mortgage Notes Payable
     A summary of the Operating Partnership’s outstanding consolidated mortgage notes payable was as follows (dollars in thousands):

	Stated Fixed	Effective	Principal Balance
	Interest	Interest	June 30,	December 31,
	Rate	Rate	2010	2009	Maturity Date
Ardentech Court	7.25%	5.06%	$4,296	$4,354	July 1, 2012
Bridgeview Technology Park I	8.07%	5.04%	11,172	11,246	January 1, 2011
Center for Life Science | Boston	7.75%	7.75%	347,194	348,749	June 30, 2014
500 Kendall Street (Kendall D)	6.38%	5.45%	65,168	66,077	December 1, 2018
Lucent Drive	4.75%	4.75%	5,015	5,129	January 21, 2015
6828 Nancy Ridge Drive	7.15%	5.38%	6,541	6,595	September 1, 2012
Road to the Cure	6.70%	5.78%	14,828	14,956	January 31, 2014
Science Center Drive	7.65%	5.04%	10,891	10,981	July 1, 2011
Shady Grove Road	5.97%	5.97%	147,000	147,000	September 1, 2016
Sidney Street	7.23%	5.11%	27,867	28,322	June 1, 2012
9865 Towne Centre Drive	7.95%	7.95%	17,762	17,884	June 30, 2013
900 Uniqema Boulevard	8.61%	5.61%	1,103	1,191	May 1, 2015

			658,837	662,484
Unamortized premiums			6,030	6,970

Total principal balance			$664,867	$669,454

     Management believes that it was in compliance with a financial covenant relating to a minimum amount of net worth pertaining to the Center for Life Science | Boston mortgage as of June 30, 2010. Other than the Center for Life Science | Boston mortgage, no other financial covenants are required on the remaining mortgage notes payable.
     Premiums were recorded upon assumption of the mortgage notes payable at the time of acquisition to account for above-market interest rates. Amortization of these premiums is recorded as a reduction to interest expense over the remaining term of the respective note using the effective-interest method.
     The Operating Partnership has the ability and intends to repay any principal and accrued interest due in 2010 and 2011 through the use of cash from operations or borrowings from its unsecured line of credit.
5. Credit Facilities, Exchangeable Senior Notes, and Other Debt Instruments
Unsecured Line of Credit
     The Operating Partnership’s unsecured line of credit with KeyBank National Association (“KeyBank”) and other lenders has a borrowing capacity of $720.0 million and a maturity date of August 1, 2011. The unsecured line of credit bears interest at a floating rate equal to, at the Operating Partnership’s option, either (1) reserve adjusted LIBOR plus a spread which ranges from 100 to 155 basis points, depending on the Operating Partnership’s leverage, or (2) the higher of (a) the prime rate then in effect plus a spread which ranges from 0 to 25 basis points, or (b) the federal funds rate then in effect plus a spread which ranges from 50 to 75 basis points, in each case, depending on the Operating Partnership’s leverage. Subject to the administrative agent’s reasonable discretion, the Operating Partnership may increase the amount of the unsecured line of credit to $1.0 billion upon satisfying certain conditions. In addition, the Operating Partnership, at its sole discretion, may extend the maturity date of the unsecured line of credit to August 1, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. The Operating Partnership has deferred the loan costs associated with the subsequent amendments to the unsecured line of credit, which are being amortized to expense with the unamortized loan costs from the original debt facility over the remaining term. At June 30, 2010, the Operating Partnership had $170.5 million in outstanding borrowings on its unsecured line of credit, with a weighted-average interest rate of 1.6% (excluding the effect of interest rate swaps) and a weighted-average interest rate of 3.0% on the unhedged portion of the outstanding debt of approximately $20.5 million. At June 30, 2010, the Operating Partnership had additional borrowing capacity under the unsecured line of credit of up to approximately $537.8 million (net of outstanding letters of credit issued by the Operating Partnership and drawable on the unsecured line of credit of approximately $11.7 million).

     The terms of the credit agreement for the unsecured line of credit includes certain restrictions and covenants, which limit, among other things, the payment of dividends and the incurrence of additional indebtedness and liens. The terms also require compliance with financial ratios relating to the minimum amounts of the Operating Partnership’s net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured, and secured recourse indebtedness, leverage ratio and certain investment limitations. The dividend restriction referred to above provides that, except to enable the Parent Company to continue to qualify as a REIT for federal income tax purposes, the Operating Partnership will not make distributions with respect to OP units or other equity interests in an aggregate amount for the preceding four fiscal quarters in excess of 95% of funds from operations, as defined, for such period, subject to other adjustments. Management believes that it was in compliance with these covenants as of June 30, 2010.
Secured Term Loan
     During the six months ended June 30, 2010, the Operating Partnership voluntarily prepaid in full the $250.0 million in outstanding borrowings under its secured term loan with KeyBank and other lenders, resulting in the release of the Operating Partnership’s properties securing the loan. In connection with the voluntary prepayments of the secured term loan, the Operating Partnership wrote off approximately $1.4 million in unamortized deferred loan fees during the six months ended June 30, 2010 which are reflected in the accompanying consolidated statements of income as a loss on extinguishment of debt.
Exchangeable Senior Notes due 2026, net
     On September 25, 2006, the Operating Partnership issued $175.0 million aggregate principal amount of its Exchangeable Senior Notes due 2026 (the “Notes due 2026”). The Notes due 2026 are general senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest at a rate of 4.50% per annum is payable on April 1 and October 1 of each year, beginning on April 1, 2007, until the stated maturity date of October 1, 2026. The terms of the Notes due 2026 are governed by an indenture, dated September 25, 2006, among the Operating Partnership, as issuer, the Parent Company, as guarantor, and U.S. Bank National Association, as trustee. The Notes due 2026 contain an exchange settlement feature, which provides that the Notes due 2026 may, on or after September 1, 2026 or under certain other circumstances, be exchangeable for cash (up to the principal amount of the Notes due 2026) and, with respect to excess exchange value, into, at the Operating Partnership’s option, cash, shares of the Parent Company’s common stock or a combination of cash and shares of common stock at the then applicable exchange rate. The initial exchange rate was 26.4634 shares per $1,000 principal amount of Notes due 2026, representing an exchange price of approximately $37.79 per share of the Parent Company’s common stock. If certain designated events occur on or prior to October 6, 2011 and a holder elects to exchange Notes due 2026 in connection with any such transaction, the Operating Partnership will increase the exchange rate by a number of additional shares of common stock of the Parent Company based on the date the transaction becomes effective and the price paid per share of common stock in the transaction, as set forth in the indenture governing the Notes due 2026. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends by the Parent Company in excess of $0.29 per share of its common stock. As a result of past increases in the Parent Company’s quarterly cash dividends, the exchange rate is currently 26.8135 shares per $1,000 principal amount of Notes due 2026. The Operating Partnership may redeem the Notes due 2026, in whole or in part, at any time to preserve the Parent Company’s status as a REIT or at any time on or after October 6, 2011 for cash at 100% of the principal amount plus accrued and unpaid interest. The holders of the Notes due 2026 have the right to require the Operating Partnership to repurchase the Notes due 2026, in whole or in part, for cash on each of October 1, 2011, October 1, 2016 and October 1, 2021, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes due 2026 plus accrued and unpaid interest. The terms of the indenture for the Notes due 2026 do not require compliance with any financial covenants.
     As the Operating Partnership may settle the Notes due 2026 in cash (or other assets) on conversion, it separately accounts for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the Operating Partnership’s nonconvertible debt borrowing rate. The equity component of the convertible debt is included in the general partner’s capital section of partners’ equity and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component of the debt security. The resulting debt discount is accreted as additional interest expense over the non-cancelable term of the instrument.
     As of June 30, 2010 and December 31, 2009, the carrying value of the equity component recognized was approximately $14.0 million.
     In January 2010, the Operating Partnership completed the repurchase of approximately $6.3 million face value of the Notes due 2026 at par. In June 2010, the Operating Partnership completed an additional repurchase of approximately $18.0 million face value of the Notes due 2026 at 100.3% of par. The repurchases of the Notes due 2026 resulted in the recognition of a loss on extinguishment of debt of approximately $838,000 for the six months ended June 30, 2010 as a result of the write-off of deferred loan fees and debt discount and the premium paid to repurchase the Notes due 2026.

     Notes due 2026, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Notes due 2026	$21,900	$46,150
Unamortized debt discount	(504)	(1,465)

	$21,396	$44,685

     The unamortized debt discount will be amortized through October 1, 2011, the first date at which the holders of the Notes due 2026 may require the Operating Partnership to repurchase the Notes due 2026. Amortization of the debt discount during the six months ended June 30, 2010 and 2009 resulted in an effective interest rate of 6.5% on the Notes due 2026.
Exchangeable Senior Notes due 2030
     On January 11, 2010, the Operating Partnership issued $180.0 million aggregate principal amount of its Exchangeable Senior Notes due 2030 (the “Notes due 2030”). The Notes due 2030 are general senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest at a rate of 3.75% per annum is payable on January 15 and July 15 of each year, beginning on July 15, 2010, until the stated maturity date of January 15, 2030. The terms of the Notes due 2030 are governed by an indenture, dated January 11, 2010, among the Operating Partnership, as issuer, the Parent Company, as guarantor, and U.S. Bank National Association, as trustee. The Notes due 2030 contain an exchange settlement feature, which provides that the Notes due 2030 may, at any time prior to the close of business on the second scheduled trading day preceding the maturity date, be exchangeable for shares of the Parent Company’s common stock at the then applicable exchange rate. As the exchange feature for the Notes due 2030 must be settled in the common stock of the Parent Company, accounting guidance applicable to convertible debt instruments that permit the issuer to settle all or a portion of the exchange feature in cash upon conversion does not apply. The initial exchange rate was 55.0782 shares per $1,000 principal amount of Notes due 2030, representing an exchange price of approximately $18.16 per share of the Parent Company’s common stock. If certain designated events occur on or prior to January 15, 2015 and a holder elects to exchange Notes due 2030 in connection with any such transaction, the Operating Partnership will increase the exchange rate by a number of additional shares of the Parent Company’s common stock based on the date the transaction becomes effective and the price paid per share of the Parent Company’s common stock in the transaction, as set forth in the indenture governing the Notes due 2030. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends by the Parent Company in excess of $0.14 per share of its common stock.
     The Operating Partnership may redeem the Notes due 2030, in whole or in part, at any time to preserve the Parent Company’s status as a REIT or at any time on or after January 21, 2015 for cash at 100% of the principal amount plus accrued and unpaid interest. The holders of the Notes due 2030 have the right to require the Operating Partnership to repurchase the Notes due 2030, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes due 2030 plus accrued and unpaid interest. The terms of the indenture for the Notes due 2030 do not require compliance with any financial covenants.
Unsecured Senior Notes due 2020, net
     On April 29, 2010, the Operating Partnership issued $250.0 million aggregate principal amount of 6.125% Senior Notes due 2020 (the “Notes due 2020”). The purchase price paid by the initial purchasers was 98.977% of the principal amount and the Notes due 2020 have been recorded on the consolidated balance sheet net of the discount. The Notes due 2020 are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. However, the Notes due 2020 are effectively subordinated to the Operating Partnership’s existing and future mortgages and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future preferred equity and liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries, including guarantees provided by the Operating Partnership’s subsidiaries under the Operating Partnership’s unsecured line of credit. Interest at a rate of 6.125% per year is payable on April 15 and October 15 of each year, beginning on October 15, 2010, until the stated maturity date of April 15, 2020. The terms of the Notes due 2020 are governed by an indenture, dated April 29, 2010, among the Operating Partnership, as issuer, the Parent Company, as guarantor, and U.S. Bank National Association, as trustee.
     The Operating Partnership may redeem the Notes due 2020, in whole or in part, at any time for cash at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes due 2020 being redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest.

     The terms of the indenture for the Notes due 2020 require compliance with various financial covenants, including limits on the amount of total leverage and secured debt maintained by the Operating Partnership and which require the Operating Partnership to maintain minimum levels of debt service coverage. Management believes that it was in compliance with these covenants as of June 30, 2010.
     On April 29, 2010, the Operating Partnership entered into a registration rights agreement with the representatives of the initial purchasers of the Notes due 2020, pursuant to which the Parent Company and the Operating Partnership agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission within 180 days, and cause to become effective within 240 days, a registration statement registering exchange notes with nearly identical terms to the Notes due 2020, and to cause an exchange offer to be consummated within 60 days after the registration statement is declared effective. In addition, in some circumstances, the Parent Company and the Operating Partnership agreed to file a shelf registration statement providing for the sale of all of the Notes due 2020 by the holders thereof.
     Notes due 2020, net consisted of the following (in thousands):

	June 30,	December 31,
	2010	2009
Notes due 2020	$250,000	$—
Unamortized debt discount	(2,525)	—

	$247,475	$—

     The unamortized debt discount will be amortized through April 15, 2020, the maturity date of the Notes due 2020. Amortization of the debt discount during the six months ended June 30, 2010 resulted in an effective interest rate of 6.27% on the Notes due 2020.
     Interest expense consisted of the following (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Mortgage notes payable	$23,702	$10,864
Mortgage notes payable debt premium	(940)	(920)
Amortization of deferred interest costs (see Note 8)	3,567	—
Derivative instruments	6,971	7,924
Secured construction loan	—	4,187
Secured term loan	1,392	2,627
Notes due 2026	901	2,656
Amortization of debt discount on Notes due 2026	352	936
Notes due 2030	3,194	—
Notes due 2020	2,637	—
Amortization of debt discount on Notes due 2020	33	—
Unsecured line of credit	2,085	1,845
Amortization of deferred loan fees	2,183	2,437
Capitalized interest	(2,946)	(7,601)

Total interest expense	$43,131	$24,955

     As of June 30, 2010, principal payments due for the Operating Partnership’s consolidated indebtedness (excluding debt premiums and discounts) were as follows (in thousands):

2010	$3,757
2011	200,414
2012	45,414
2013	25,941
2014	353,091
Thereafter(1)	652,620

$1,281,237

(1)	Includes $21.9 million in principal payments of the Notes due 2026 based on a contractual maturity date of October 1, 2026 and $180.0 million in principal payments of the Notes due 2030 based on a contractual maturity date of January 15, 2030.

6. Earnings Per Unit
     Instruments granted in share-based payment transactions are considered participating securities prior to vesting and, therefore, are considered in computing basic earnings per share under the two-class method. The two-class method is an earnings allocation method for calculating earnings per unit when a company’s capital structure includes either two or more classes of common equity or common equity and participating securities. Basic earnings per unit under the two-class method is calculated based on distributions declared on the OP units and other participating securities (“distributed earnings”) and the rights of participating securities in any undistributed earnings, which represents net income remaining after deduction of distributions accruing during the period. The undistributed earnings are allocated to all outstanding OP units and participating securities based on the relative percentage of each security to the total number of outstanding participating securities. Basic earnings per unit represents the summation of the distributed and undistributed earnings per unit class divided by the total number of OP units.
     Through June 30, 2010 all of the Operating Partnership’s participating securities received distributions at an equal distribution rate per unit. As a result, the portion of net income allocable to the weighted-average unvested OP units outstanding for the six months ended June 30, 2010 and 2009 has been deducted from net income allocable to unitholders to calculate basic earnings per unit. The calculation of diluted earnings per unit for the six months ended June 30, 2010 and 2009 includes the unvested OP units in the weighted-average units and diluted earnings per unit is calculated based upon net income available to the unitholders. No shares of common stock of the Parent Company were contingently issuable upon settlement of the excess exchange value pursuant to the exchange settlement feature of the Notes due 2026 (originally issued in 2006 — see Note 5) as the common stock price at June 30, 2010 and 2009 did not exceed the exchange price then in effect of $37.07 per share. In addition, no shares were issuable upon settlement of the exchange feature of the Notes due 2030 (originally issued in 2010 — see Note 5) as the common stock price at June 30, 2010 did not exceed the exchange price of $18.16 per share. Therefore, units issuable from potentially issuable shares of the Parent Company resulting from settlement of the Notes due 2026 and 2030 were not included in the calculation of diluted weighted-average units. No other units were considered anti-dilutive for the six months ended June 30, 2010 and 2009.
     Computations of basic and diluted earnings per unit (in thousands, except share data) were as follows:

	Six Months Ended
	June 30,
	2010	2009
Basic earnings per unit:
Net income available to the unitholders	$8,736	$38,599
Less: net income allocable and distributions in excess of earnings to participating securities	(415)	(477)

Net income attributable to unitholders	$8,321	$38,122

Diluted earnings per unit:
Net income available to the unitholders	$8,736	$38,599

Weighted-average units outstanding:
Basic	106,890,664	87,511,810
Incremental shares from assumed conversion/vesting:
Unvested units	1,407,471	1,068,262

Diluted	108,298,135	88,580,072

Basic and diluted earnings per unit:
Net income per unit attributable to unitholders, basic and diluted:	$0.08	$0.23

7. Investment in Unconsolidated Partnerships
     The accompanying consolidated financial statements include investments in two limited liability companies with Prudential Real Estate Investors (“PREI”), which were formed in the second quarter of 2007, and in 10165 McKellar Court, L.P. (“McKellar Court”), a limited partnership with Quidel Corporation, the tenant which occupies the McKellar Court property. One of the PREI limited liability companies, PREI II LLC, is a VIE; however, the Operating Partnership is not the primary beneficiary as PREI has the obligation to absorb the majority of the losses and the right to receive the majority of the benefits that could potentially be significant to the VIE and has the power to direct matters that most significantly impact the VIE’s economic performance. The other PREI limited liability company, PREI I LLC, does not qualify as a VIE. In addition, consolidation is not required as the Operating Partnership does not control the limited liability companies. The McKellar Court partnership is a VIE; however, the Operating Partnership is not the primary beneficiary as the limited partner has the obligation to absorb the majority of the losses and the right to receive the majority of the benefits that could potentially be significant to the VIE and has the power to direct matters that most significantly impact the VIE’s economic performance. As it does not control the limited liability companies or the partnership, the Operating Partnership accounts for them under the equity method of accounting. Significant accounting policies used by the unconsolidated partnerships that own these properties are similar to those used by the Operating Partnership. General information on the PREI limited liability companies and the McKellar Court partnership (each referred to in this footnote individually as a “partnership” and collectively as the “partnerships”) as of June 30, 2010 was as follows:

		Operating	Operating
		Partnership’s	Partnership’s
		Ownership	Economic
Name	Partner	Interest	Interest		Date Acquired
PREI I LLC(1)	PREI	20%	20%		April 4, 2007
PREI II LLC(2)	PREI	20%	20%		April 4, 2007
McKellar Court(3)	Quidel Corporation	22%	22	%(4)	September 30, 2004

(1)	In April 2007, PREI I LLC acquired a portfolio of properties in Cambridge, Massachusetts comprised of a stabilized laboratory/office building totaling 184,445 square feet located at 320 Bent Street, a partially leased laboratory/office building totaling 420,000 square feet located at 301 Binney Street, a 37-unit apartment building, an operating garage facility on Rogers Street with 503 spaces, an operating below grade garage facility at Kendall Square with approximately 1,400 spaces, and a building at 650 East Kendall Street that can support up to 280,000 rentable square feet of laboratory and office space. The 650 East Kendall Street site also includes a below grade parking facility.

Each of the PREI operating agreements includes a put/call option whereby either member can cause the limited liability company to sell certain properties in which it holds leasehold interests to the Operating Partnership at any time after the fifth anniversary and before the seventh anniversary of the acquisition date. However, the put/call option may be terminated prior to exercise under certain circumstances. The put/call option purchase price is based on a predetermined return on capital invested by PREI. If the put/call option is exercised, the Operating Partnership believes that it would have adequate resources to fund the purchase price and the Operating Partnership also has the option to fund a portion of the purchase price through the issuance of the Parent Company’s common stock.

The PREI limited liability companies jointly entered into a secured acquisition and interim loan facility with KeyBank and utilized approximately $427.0 million of that facility to fund a portion of the purchase price for the properties acquired in April 2007. The remaining funds available were utilized to fund construction costs at certain properties under development. Pursuant to the loan facility, the Operating Partnership executed guaranty agreements in which it guaranteed the full completion of the construction and any tenant improvements at the 301 Binney Street property if PREI I LLC was unable or unwilling to complete the project. On February 11, 2009, the PREI joint ventures jointly refinanced the outstanding balance of the secured acquisition and interim loan facility, or approximately $364.1 million, with the proceeds of a new loan totaling $203.3 million and members’ capital contributions funding the balance due. The new loan bears interest at a rate equal to, at the option of the PREI joint ventures, either (1) reserve adjusted LIBOR plus 350 basis points or (2) the higher of (a) the prime rate then in effect, (b) the federal funds rate then in effect plus 50 basis points or (c) one-month LIBOR plus 450 basis points, and requires interest only monthly payments until the maturity date, February 10, 2011. In addition, the PREI joint ventures may extend the maturity date of the secured acquisition and interim loan facility to February 10, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. At maturity, the PREI joint ventures may refinance the loan, depending on market conditions and the availability of credit, or they may execute the extension option. On March 11, 2009, the PREI joint ventures jointly entered into an interest rate cap agreement, which is intended to have the effect of hedging variability in future interest payments on the $203.3 million secured acquisition and interim loan facility above a strike rate of 2.5% (excluding the applicable credit spread) through February 10, 2011. At June 30, 2010, there were $203.3 million in outstanding borrowings on the secured acquisition and interim loan facility, with a contractual interest rate of 3.9% (including the applicable credit spread).

(2)	As part of a larger transaction which included the acquisition by PREI I LLC referred to above, PREI II LLC acquired a portfolio of properties in April 2007. It disposed of its acquired properties in 2007 at no material gain or loss. The total sale price included approximately $4.0 million contingently payable in June 2012 pursuant to a put/call option, exercisable on the earlier of the extinguishment or expiration of development restrictions placed on a portion of the development rights included in the disposition. The Operating Partnership’s remaining investment in PREI II LLC (maximum exposure to losses) was approximately $811,000 at June 30, 2010.

(3)	The McKellar Court partnership holds a property comprised of a two-story laboratory/office building totaling 72,863 rentable square feet located in San Diego, California. The Operating Partnership’s investment in the McKellar Court partnership (maximum exposure to losses) was approximately $12.6 million at June 30, 2010. In December 2009, the Operating Partnership provided funding in the form of a promissory note to the McKellar Court partnership in the amount of $10.3 million, which matures at the earlier of (a) January 1, 2020, or (b) the day that the limited partner exercises an option to purchase the Operating Partnership’s ownership interest. Loan proceeds were utilized to repay a mortgage with a third party. Interest-only payments on the promissory note are due monthly at a fixed rate of 8.15% (the rate may adjust higher after January 1, 2015), with the principal balance outstanding due at maturity.

(4)	The Operating Partnership’s economic interest in the McKellar Court partnership entitles it to 75% of the extraordinary cash flows after repayment of the partners’ capital contributions and 22% of the operating cash flows.

     The Operating Partnership acts as the operating member or partner, as applicable, and day-to-day manager for the partnerships. The Operating Partnership is entitled to receive fees for providing construction and development services (as applicable) and management services to the PREI joint ventures. The Operating Partnership earned approximately $919,000 in fees for the six months ended June 30, 2010 and $1.4 million in fees for the six months ended June 30, 2009 for services provided to the PREI joint ventures, which are reflected in tenant recoveries and other income in the consolidated statements of income.
     The condensed combined balance sheets for all of the Operating Partnership’s unconsolidated partnerships were as follows (in thousands):

	June 30,	December 31,
	2010	2009
Assets:
Investments in real estate, net	$626,310	$613,306
Cash and cash equivalents (including restricted cash)	4,508	6,758
Intangible assets, net	10,459	13,498
Other assets	27,261	18,374

Total assets	$668,538	$651,936

Liabilities and equity:
Debt	$410,723	$405,606
Other liabilities	14,003	15,195
Members’ equity	243,812	231,135

Total liabilities and equity	$668,538	$651,936

Company’s net investment in unconsolidated partnerships	$59,459	$56,909

     On February 13, 2008, a wholly owned subsidiary of the Operating Partnership’s joint venture with PREI I LLC entered into a secured construction loan facility with certain lenders to provide borrowings of up to approximately $245.0 million, with a maturity date of August 13, 2010, in connection with the construction of 650 East Kendall Street, a life sciences building located in Cambridge, Massachusetts. The secured construction loan has two six-month extension options, each of which may be exercised after satisfying certain conditions and paying an extension fee. Subsequent to June 30, 2010, PREI I LLC extended the construction loan maturity to February 13, 2011 and believes it can extend the maturity to August 13, 2011 as necessary. In addition, in accordance with the loan agreement, Prudential Insurance Corporation of America has guaranteed repayment of the construction loan. At maturity, the wholly owned subsidiary may refinance the loan, depending on market conditions and the availability of credit, or it may execute the remaining extension option, which could extend the maturity date to August 13, 2011. Proceeds from the secured construction loan were used in part to repay a portion of the secured acquisition and interim loan facility held by the PREI joint ventures and are being used to fund the balance of the cost to complete construction of the project. In February 2008, the subsidiary entered into an interest rate swap agreement, which is intended to have the effect of initially fixing the interest rate on up to $163.0 million of the secured construction loan facility at a weighted average rate of 4.4% through August 2010. The swap agreement had an original notional amount of $84.0 million based on the initial borrowing on the secured construction loan facility, which will increase on a monthly basis at predetermined amounts as additional borrowings are made. At June 30, 2010, there were $197.2 million in outstanding borrowings on the secured construction loan facility, with a contractual interest rate of 1.9%.
     The condensed combined statements of income for the unconsolidated partnerships were as follows (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Total revenues	$17,014	$15,328
Rental operations expense	6,658	4,876
Real estate taxes, insurance and ground rent	3,172	4,242
Depreciation and amortization	6,765	6,608
Interest expense, net of interest income	5,014	4,613

Total expenses	21,609	20,339

Net loss	$(4,595)	$(5,011)

Company’s equity in net loss of unconsolidated partnerships	$(377)	$(766)

8. Derivatives and Other Financial Instruments
     As of June 30, 2010, the Operating Partnership had two interest rate swaps with an aggregate notional amount of $150.0 million under which at each monthly settlement date the Operating Partnership either (1) receives the difference between a fixed interest rate (the “Strike Rate”) and one-month LIBOR if the Strike Rate is less than LIBOR or (2) pays such difference if the Strike Rate is greater than LIBOR. The interest rate swaps hedge the Operating Partnership’s exposure to the variability on expected cash flows attributable to changes in interest rates on the first interest payments, due on the date that is on or closest after each swap’s settlement date, associated with the amount of LIBOR-based debt equal to each swap’s notional amount. These interest rate swaps, with a notional amount of $150.0 million (interest rate of 5.8%, including the applicable credit spread), are currently intended to hedge interest payments associated with the Operating Partnership’s unsecured line of credit. An additional interest rate swap with a notional amount of $250.0 million, initially intended to hedge interest payments related to the Operating Partnership’s secured term loan, expired during the three months ended June 30, 2010. No initial investment was made to enter into the interest rate swap agreements.
     As of June 30, 2010, the Operating Partnership had deferred interest costs of approximately $59.7 million in other comprehensive income related to forward starting swaps, which were settled with the corresponding counterparties in March and April 2009. The forward starting swaps were entered into to mitigate the Operating Partnership’s exposure to the variability in expected future cash flows attributable to changes in future interest rates associated with a forecasted issuance of fixed-rate debt, with interest payments for a minimum of ten years. In June 2009 the Operating Partnership closed on $368.0 million in fixed-rate mortgage loans secured by its 9865 Towne Centre Drive and Center for Life Science | Boston properties (see Note 4). The remaining deferred interest costs of $59.7 million will be amortized as additional interest expense over a remaining period of approximately nine years.
     The following is a summary of the terms of the interest rate swaps and a stock purchase warrant held by the Operating Partnership and their fair-values, which are included in other assets (asset account) and derivative instruments (liability account) based on their respective balances on the accompanying consolidated balance sheets (in thousands):

	Current				Fair-Value(1)
	Notional				June 30,	December 31,
	Amount	Strike Rate	Effective Date	Expiration Date	2010	2009
	$115,000	4.673%	October 1, 2007	August 1, 2011	$(5,074)	$(6,530)
	35,000	4.700%	October 10, 2007	August 1, 2011	(1,557)	(2,004)

Interest rate swaps	150,000				(6,631)	(8,534)
Interest rate swap(2)	—				—	(4,017)
Other(3)	—				132	119

Total derivative instruments	$150,000				$(6,499)	$(12,432)

(1)	Fair-value of derivative instruments does not include any related accrued interest payable, which is included in accrued expenses on the accompanying consolidated balance sheets.

(2)	The interest rate swap, with notional amount of $250.0 million, expired during the three months ended June 30, 2010.

(3)	A stock purchase warrant was received in connection with an early lease termination in September 2009 and was recorded as a derivative instrument with an initial fair-value of approximately $199,000 in other assets in the accompanying consolidated balance sheets.
     For derivatives designated as cash flow hedges, the effective portion of changes in the fair-value of the derivative is initially reported in accumulated other comprehensive income (outside of earnings) and subsequently reclassified to earnings in the period in which the hedged transaction affects earnings. During the six months ended June 30, 2010, such derivatives were used to hedge the variable cash flows associated with the Operating Partnership’s unsecured line of credit and secured term loan. During the six months ended June 30, 2009, such derivatives were used to hedge the variable cash flows associated with the Operating Partnership’s unsecured line of credit, secured term loan, secured construction loan, and the forecasted issuance of fixed-rate debt. The ineffective portion of the change in fair-value of the derivatives is recognized directly in earnings.
     Due to the Operating Partnership’s voluntary early prepayment of the remaining balance outstanding on the secured term loan (see Note 5) and additional repayment of a portion of the outstanding indebtedness on the unsecured line of credit, the Operating Partnership’s variable-rate indebtedness fell below the combined notional value of the outstanding interest rate swaps, causing the Operating Partnership to be temporarily overhedged. As a result, the Operating Partnership reperformed tests to assess the effectiveness of the Operating Partnership’s interest rate swaps. The tests indicated that the $250.0 million interest rate swap was no longer highly effective, resulting in the prospective discontinuance of hedge accounting. From the date that hedge accounting was discontinued, changes in the fair-value associated with this interest rate swap were recorded directly to earnings, resulting in the recognition of a gain of approximately $1.1 million for the three months ended June 30, 2010, which is included as a component of loss on derivative instruments. In addition, the Operating Partnership recorded a charge to earnings of approximately $1.1 million associated with this interest rate swap, relating to interest payments to the swap counterparty and hedge ineffectiveness, which is also included as a component of loss on derivative instruments.

     Although the remaining interest rate swaps with an aggregate notional amount of $150.0 million passed the assessment tests and continued to qualify for hedge accounting, the Operating Partnership accelerated the reclassification of amounts deferred in accumulated other comprehensive loss to earnings related to the hedged forecasted transactions that became probable of not occurring during the period in which the Operating Partnership was overhedged. This resulted in a charge to earnings of approximately $980,000, partially offset by a gain of approximately $647,000 primarily attributable to the elimination of the Operating Partnership’s overhedged status with respect to the interest rate swaps, upon the expiration of the $250.0 million interest rate swap on June 1, 2010.
     During the six months ended June 30, 2010, the Operating Partnership recorded total losses on derivative instruments of $347,000 primarily related to the discontinuance of hedge accounting for the Operating Partnership’s former $250.0 million interest rate swap (see above), hedge ineffectiveness on cash flow hedges due to mismatches in maturity dates and interest rate reset dates between the interest rate swaps and corresponding debt and changes in the fair-value of other derivative instruments. During the six months ended June 30, 2009, the Operating Partnership recorded a gain on derivative instruments of $303,000 as a result of hedge ineffectiveness on cash flow hedges due to mismatches in the maturity date and the interest rate reset dates between the interest rate swaps and the corresponding debt, and changes in the fair-value of derivatives no longer considered highly effective.
     Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Operating Partnership’s variable-rate debt. During the next twelve months, the Operating Partnership estimates that an additional $13.3 million will be reclassified from other accumulated comprehensive income as an increase to interest expense. In addition, approximately $582,000 for the six months ended June 30, 2010 and approximately $1.7 million for the six months ended June 30, 2009, respectively, of settlement payments on interest rate swaps have been deferred in accumulated other comprehensive loss and will be amortized over the useful lives of the related development or redevelopment projects.
     The following is a summary of the amount of gain recognized in accumulated other comprehensive income related to the derivative instruments for the six months ended June 30, 2010 and 2009 (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Amount of gain recognized in other comprehensive income (effective portion):
Cash flow hedges
Interest rate swaps	$5,825	$5,355
Forward starting swaps	—	11,782

Total cash flow hedges	5,825	17,137
Ineffective interest rate swaps(1)	—	4,321

Total interest rate swaps	$5,825	$21,458

(1)	For the six months ended June 30, 2009, the amount represents the reclassification of unrealized losses from accumulated other comprehensive income to earnings relating to a previously effective forward starting swap as a result of the reduction in the notional amount of forecasted debt.
     The following is a summary of the amount of loss reclassified from accumulated other comprehensive income to interest expense related to the derivative instruments for the six months ended June 30, 2010 and 2009 (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Amount of loss reclassified from other comprehensive income to income (effective portion):
Cash flow hedges
Interest rate swaps(1)	$(6,971)	$(7,924)
Forward starting swaps(2)	(3,567)	—

Total interest rate swaps	$(10,538)	$(7,924)

(1)	Amount represents payments made to swap counterparties for the effective portion of interest rate swaps that were recognized as an increase to interest expense for the periods presented (the amount was recorded as an increase and corresponding decrease to accumulated other comprehensive loss in the same accounting period).

(2)	Amount represents reclassifications of deferred interest costs from accumulated other comprehensive loss to interest expense related to the Operating Partnership’s previously settled forward starting swaps.

     The following is a summary of the amount of gain/(loss) recognized in income as a loss on derivative instruments related to the ineffective portion of the derivative instruments for the six months ended June 30, 2010 and 2009 (in thousands):

	Six Months Ended
	June 30,
	2010	2009
Amount of gain/(loss) recognized in income (ineffective portion and amount excluded from effectiveness testing):
Cash flow hedges
Interest rate swaps	$56	$(11)
Forward starting swaps	—	(477)

Total cash flow hedges	56	(488)
Ineffective interest rate swaps	(416)	791

Total interest rate swaps	(360)	303
Other derivative instruments	13	—

Total (loss)/gain on derivative instruments	$(347)	$303

9. Property Acquisitions
     The Operating Partnership acquired the following properties during the six months ended June 30, 2010. The table below reflects the purchase price allocation for the acquisitions as of June 30, 2010 (in thousands):

	Acquisition	Investments	In-Place	Management	Below	Total Cash
Property	Date	in Real Estate(1)	Lease	Agreement	Market Lease	Consideration
55 / 65 West Watkins Mill Road	February 23, 2010	$12,463	$1,677	$370	$(125)	$14,385
Gazelle Court(2)	March 30, 2010	11,623	—	—	—	11,623
Medical Center Drive	May 3, 2010	53,181	—	—	(181)	53,000
50 West Watkins Mill Road	May 7, 2010	13,061	1,176	—	(37)	14,200

Total		$90,328	$2,853	$370	$(343)	$93,208

Intangible amortization life (in months)			48	55	23

(1)	Prior to January 1, 2009, the Operating Partnership capitalized transaction costs related to property acquisitions as an addition to the investment in real estate. However, in accordance with revisions to the accounting guidance effective on January 1, 2009, the Operating Partnership has recorded the costs incurred related to the acquisitions noted above as a charge to earnings in the period in which they were incurred.

(2)	On March 30, 2010, the Operating Partnership acquired a land parcel for the purchase price of $10.1 million (in addition to reimbursing the selling party for pre-construction costs incurred through the date of sale on the project). Concurrent with the purchase, the Operating Partnership executed a lease with an existing tenant for a laboratory/office building totaling 176,000 square feet to be constructed on the site by the Operating Partnership. The lease will commence after the Operating Partnership substantially completes construction of the building. It is estimated that the building will be completed in January 2012. As the Operating Partnership determined that the purchase constituted an asset acquisition rather than the acquisition of a business, transaction costs associated with the transaction were capitalized as an increase to the investment in real estate.
     On July 15, 2010, the Operating Partnership acquired a property located at 4775 and 4785 Executive Drive in San Diego, California for approximately $27.2 million, including a laboratory/office building currently under construction totaling approximately 57,000 square feet and an undeveloped land parcel with permits in place for a second building totaling approximately 102,000 square feet.
     On July 20, 2010, the Operating Partnership acquired a property located at 3500 Paramount Parkway in Morrisville, North Carolina for approximately $17.5 million, comprising a fully-leased laboratory/office building totaling approximately 61,600 square feet.
10. Fair-Value of Financial Instruments
     The Operating Partnership is required to disclose fair-value information about all financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair-value. The Operating Partnership’s disclosures of estimated fair-value of financial instruments at June 30, 2010 and December 31, 2009, were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop estimated fair-value. The use of different market assumptions or estimation methods may have a material effect on the estimated fair-value amounts.

     The carrying amounts for cash and cash equivalents, restricted cash, accounts receivable, security deposits, accounts payable, accrued expenses and other liabilities approximate fair-value due to the short-term nature of these instruments.
     The Operating Partnership utilizes quoted market prices to estimate the fair-value of its fixed-rate and variable-rate debt, when available. If quoted market prices are not available, the Operating Partnership calculates the fair-value of its mortgage notes payable and other fixed-rate debt based on a currently available market rate assuming the loans are outstanding through maturity and considering the collateral. In determining the current market rate for fixed-rate debt, a market credit spread is added to the quoted yields on federal government treasury securities with similar terms to debt. In determining the current market rate for variable-rate debt, a market credit spread is added to the current effective interest rate. The carrying value of interest rate swaps are reflected in the consolidated financial statements at their respective fair-values (see the Assets and Liabilities Measured at Fair-Value section under Note 2).. The Operating Partnership relies on quotations from a third party to determine these fair-values.
     At June 30, 2010 and December 31, 2009, the aggregate fair-value and the carrying value of the Operating Partnership’s consolidated mortgage notes payable, unsecured line of credit, secured construction loan, Notes due 2026, Notes due 2030, Notes due 2020, secured term loan, derivative instruments, and investments were as follows (in thousands):

	June 30, 2010		December 31, 2009
	Fair-Value	Carrying Value	Fair-Value	Carrying Value
Mortgage notes payable(1)	$719,722	$664,867	$671,614	$669,454
Unsecured line of credit	165,367	170,500	380,699	397,666
Notes due 2026(2)	21,968	21,396	46,150	44,685
Notes due 2030	187,200	180,000	—	—
Notes due 2020(3)	260,400	247,475	—	—
Secured term loan	—	—	233,389	250,000
Derivative instruments(4)	(6,499)	(6,499)	(12,432)	(12,432)
Investments(5)	—	—	898	898

(1)	Carrying value includes $6.0 million and $7.0 million of debt premium as of June 30, 2010 and December 31, 2009, respectively.

(2)	Carrying value includes $504,000 and $1.5 million of debt discount as of June 30, 2010 and December 31, 2009, respectively.

(3)	Carrying value includes $2.5 million of debt discount as of June 30, 2010.

(4)	The Operating Partnership’s derivative instruments are reflected in other assets and derivative instruments (liability account) on the accompanying consolidated balance sheets based on their respective balances (see Note 8).

(5)	The Operating Partnership’s investments are included in other assets on the accompanying consolidated balance sheets (see Investments section in Note 2).
11. New Accounting Standards
     In June 2009, the Financial Accounting Standards Board issued new accounting guidance related to the consolidation of VIEs. The new guidance requires a company to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the entity (1) has the power to direct matters that most significantly impact the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Additionally, they require an ongoing reconsideration of the primary beneficiary and provide a framework for the events that trigger a reassessment of whether an entity is a VIE. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2009. The Operating Partnership adopted this guidance on January 1, 2010, which did not have a material impact on its consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Partners
BioMed Realty, L.P.:
     We have audited the accompanying consolidated balance sheets of BioMed Realty, L.P. (the Operating Partnership) and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, equity, comprehensive income/(loss), and cash flows for each of the years in the three year period ended December 31, 2009. In connection with our audits of the consolidated financial statements, we also have audited the accompanying financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Operating Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule III based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BioMed Realty L.P. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
     As discussed in Notes 3, 5 and 6 to the consolidated financial statements, the Operating Partnership has changed its method of accounting for noncontrolling interests, exchangeable senior notes and earnings per unit due to the adoption of FASB Accounting Standard 160 Noncontrolling Interests in Consolidated Financial Statements, FASB Staff Position 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) and FASB Staff Position EITF 03-6-1 Determining Whether Instruments Granted in Share Based Payment Transactions Are Participating Securities, respectively, (included in FASB ASC Topics 805 Business Combinations, 470 Debt, and 260 Earnings per Share, respectively) as of January 1, 2009.
KPMG LLP
San Diego, California
August 20, 2010

BIOMED REALTY, L.P.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2009	2008
ASSETS
Investments in real estate, net	$2,971,767	$2,960,429
Investment in unconsolidated partnerships	56,909	18,173
Cash and cash equivalents	19,922	21,422
Restricted cash	15,355	7,877
Accounts receivable, net	4,135	9,417
Accrued straight-line rents, net	82,066	58,138
Acquired above-market leases, net	3,047	4,329
Deferred leasing costs, net	83,274	101,519
Deferred loan costs, net	8,123	9,754
Other assets	38,676	38,256

Total assets	$3,283,274	$3,229,314

LIABILITIES AND EQUITY
Mortgage notes payable, net	$669,454	$353,161
Secured construction loan	—	507,128
Secured term loan	250,000	250,000
Exchangeable senior notes due 2026, net	44,685	122,043
Unsecured line of credit	397,666	108,767
Security deposits	7,929	7,623
Distributions payable	18,531	32,445
Accounts payable, accrued expenses and other liabilities	47,388	66,821
Derivative instruments	12,551	126,091
Acquired below-market leases, net	11,138	17,286

Total liabilities	1,459,342	1,591,365
Equity:
Partners’ equity:
Preferred units, 7.375% Series A cumulative redeemable preferred units, $230,000,000 liquidation preference ($25.00 per unit), 9,200,000 units issued and outstanding at December 31, 2009 and 2008	222,413	222,413
Limited partners’ capital, 3,076,560 and 3,435,514 units issued and outstanding at December 31, 2009 and 2008, respectively	9,724	12,469
General partner’s capital, 99,000,269 and 80,757,421 units issued and outstanding at December 31, 2009 and 2008, respectively	1,676,181	1,515,281
Accumulated other comprehensive loss	(84,234)	(112,126)

Total partners’ equity	1,824,084	1,638,037
Noncontrolling interests	(152)	(88)

Total equity	1,823,932	1,637,949

Total liabilities and equity	$3,283,274	$3,229,314

See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)

	Years Ended December 31,
	2009	2008	2007
Revenues:
Rental	$269,901	$227,464	$195,996
Tenant recoveries	77,406	72,166	61,735
Other income	13,859	2,343	8,378

Total revenues	361,166	301,973	266,109

Expenses:
Rental operations	73,213	61,600	50,789
Real estate taxes	31,611	23,129	20,353
Depreciation and amortization	109,620	84,227	72,202
General and administrative	22,455	22,659	21,474
Acquisition related expenses	464	175	396

Total expenses	237,363	191,790	165,214

Income from operations	123,803	110,183	100,895
Equity in net loss of unconsolidated partnerships	(2,390)	(1,200)	(893)
Interest income	308	485	990
Interest expense	(64,998)	(41,172)	(28,786)
Gain/(loss) on derivative instruments	203	(19,948)	—
Gain on extinguishment of debt	3,264	14,783	—

Income from continuing operations	60,190	63,131	72,206
Income from discontinued operations before gain on sale of assets	—	—	639
Gain on sale of real estate assets	—	—	1,087

Income from discontinued operations	—	—	1,726

Net income	60,190	63,131	73,932
Net loss/(income) attributable to noncontrolling interests	64	9	(45)

Net income attributable to the Operating Partnership	60,254	63,140	73,887
Preferred unit distributions	(16,963)	(16,963)	(16,868)

Net income available to the unitholders	$43,291	$46,177	$57,019

Income from continuing operations attributable to unitholders:
Basic earnings per unit	$0.45	$0.61	$0.80

Diluted earnings per unit	$0.45	$0.61	$0.80

Income from discontinued operations attributable to unitholders:
Basic earnings per unit	$—	$—	$0.03

Diluted earnings per unit	$—	$—	$0.03

Net income per unit attributable to unitholders:
Basic earnings per unit	$0.45	$0.61	$0.83

Diluted earnings per unit	$0.45	$0.61	$0.83

Weighted-average units outstanding:
Basic	94,005,382	74,753,230	68,219,557

Diluted	94,005,382	75,408,153	68,738,694

See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
CONSOLIDATED STATEMENTS OF EQUITY
(In thousands, except share data)

							Accumulated
							Other	Total
	Preferred Series A		Limited Partners’ Capital		General Partner’s Capital		Comprehensive	Partners’	Noncontrolling	Total
	Units	Amount	Units	Amount	Units	Amount	(Loss)/Income	Equity	Interests	Equity
Balance at December 31, 2006	—	$—	3,014,230	$17,552	65,425,598	$1,219,993	$8,417	$1,245,962	$1,767	$1,247,729
Proceeds from issuance of preferred units	9,200,000	222,413	—	—	—	—	—	222,413	—	222,413
Net issuances of unvested restricted units	—	—	304,050	—	145,706	—	—	—	—	—
Vesting of share-based awards	—	—	—	—	—	5,529	—	5,529	—	5,529
Distributions	—	(16,868)	—	(4,091)	—	(81,205)	—	(102,164)	(108)	(102,272)
Purchase of noncontrolling interests	—	—	—	—	—	—	—	—	(371)	(371)
Net income	—	16,868	—	2,486	—	54,533	—	73,887	45	73,932
Unrealized loss on derivative instruments	—	—	—	—	—	—	(30,179)	(30,179)	—	(30,179)

Balance at December 31, 2007	9,200,000	222,413	3,318,280	15,947	65,571,304	1,198,850	(21,762)	1,415,448	1,333	1,416,781
Proceeds from issuance of operating partnership units	—	—	—	—	14,754,000	362,130	—	362,130	—	362,130
Net issuances of unvested restricted units	—	—	185,434	—	363,917	—	—	—	—	—
Conversion of units	—	—	(68,200)	(895)	68,200	486	—	(409)	—	(409)
Vesting of share-based awards	—	—	—	—	—	6,805	—	6,805	—	6,805
Distributions	—	(16,963)	—	(4,669)	—	(97,081)	—	(118,713)	—	(118,713)
Purchase of noncontrolling interests	—	—	—	—	—	—	—	—	(1,412)	(1,412)
Net income	—	16,963	—	2,086	—	44,091	—	63,140	(9)	63,131
Unrealized loss on derivative instruments	—	—	—	—	—	—	(90,364)	(90,364)	—	(90,364)

Balance at December 31, 2008	9,200,000	222,413	3,435,514	12,469	80,757,421	1,515,281	(112,126)	1,638,037	(88)	1,637,949
Proceeds from issuance of operating partnership units	—	—	—	—	17,302,754	174,167	—	174,167	—	174,167
Net issuances of unvested restricted units	—	—	—	—	581,140	(31)	—	(31)	—	(31)
Conversion of units	—	—	(358,954)	(2,111)	358,954	2,111	—	—	—	—
Vesting of share-based awards	—	—	—	—	—	5,625	—	5,625	—	5,625
Allocation of equity to limited partners	—	—	—	79	—	(79)	—	—	—	—
Distributions	—	(16,963)	—	(2,245)	—	(62,652)	—	(81,860)	—	(81,860)
Net income	—	16,963	—	1,532	—	41,759	—	60,254	(64)	60,190
Unrealized gain on marketable securities	—	—	—	—	—	—	537	537	—	537
Amortization of deferred interest costs	—	—	—	—	—	—	3,588	3,588	—	3,588
Unrealized gain on derivative instruments	—	—	—	—	—	—	23,767	23,767	—	23,767

Balance at December 31, 2009	9,200,000	$222,413	3,076,560	$9,724	99,000,269	$1,676,181	$(84,234)	$1,824,084	$(152)	$1,823,932

See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(In thousands)

	Years Ended December 31,
	2009	2008	2007
Net income available to the unitholders and noncontrolling interests	$43,227	$46,168	$57,064
Other comprehensive income/(loss):
Unrealized gain/(loss) on derivative instruments	26,841	(84,374)	(30,179)
Amortization of deferred interest costs	3,588	—	—
Equity in other comprehensive loss of unconsolidated partnerships	(503)	(917)	—
Deferred settlement payments on interest rate swaps, net	(2,571)	(5,073)	—
Unrealized gain on marketable securities	537	—	—

Total other comprehensive income/(loss)	27,892	(90,364)	(30,179)

Comprehensive income/(loss)	$71,119	$(44,196)	$26,885

See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2009	2008	2007
Operating activities:
Net income	$60,190	$63,131	$73,932
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of real estate assets	—	—	(1,087)
Gain on extinguishment of debt	(3,264)	(14,783)	—
Gain on sale of marketable securities	(681)	—	—
Depreciation and amortization	109,620	84,227	72,429
Allowance for doubtful accounts	6,257	796	232
Revenue reduction attributable to acquired above-market leases	1,282	1,416	2,451
Revenue recognized related to acquired below-market leases	(7,526)	(6,422)	(5,859)
Revenue reduction attributable to lease incentives	1,278	2,006	205
Compensation expense related to share-based payments	5,625	6,106	6,229
Amortization of deferred loan costs	3,950	4,107	3,195
Amortization of debt premium on mortgage notes payable	(1,853)	(1,343)	(827)
Amortization of debt discount on exchangeable senior notes due 2026	1,810	1,561	1,132
Loss from unconsolidated partnerships	2,390	1,200	893
Distributions representing a return on capital received from unconsolidated partnerships	586	687	357
Distributions to noncontrolling interest in consolidated partnerships	—	—	(108)
(Gain)/loss on derivative instruments	(203)	19,948	—
Amortization of deferred interest costs	3,588	—	—
Changes in operating assets and liabilities:
Restricted cash	(7,478)	990	(2,441)
Accounts receivable	4,197	(5,319)	1,296
Accrued straight-line rents	(29,100)	(22,160)	(15,969)
Deferred leasing costs	(8,669)	(11,514)	(9,664)
Other assets	(883)	(4,943)	(2,314)
Security deposits	306	533	(587)
Accounts payable, accrued expenses and other liabilities	2,706	(5,178)	(8,530)

Net cash provided by operating activities	144,128	115,046	114,965

Investing activities:
Purchases of interests in and additions to investments in real estate and related intangible assets	(114,191)	(243,452)	(394,299)
Contributions to/purchases of interests in unconsolidated partnerships	(42,825)	—	(21,402)
Sale of marketable securities	961	—	—
Proceeds from sale of real estate assets, net of selling costs	—	28,800	19,389
Distributions representing a return of capital received from unconsolidated partnerships	—	1,373	—
Receipts of master lease payments	—	373	928
Funds held in escrow for acquisitions	—	—	(12,900)
Additions to non-real estate assets	(611)	(5,755)	(1,017)

Net cash used in investing activities	(156,666)	(218,661)	(409,301)

Financing activities:
Proceeds from issuance of operating partnership units	174,167	362,130	—
Proceeds from issuance of preferred units	—	—	222,413
Payment of deferred loan costs	(4,037)	(143)	(3,856)
Unsecured line of credit proceeds	483,337	199,750	286,237
Unsecured line of credit repayments	(194,438)	(361,930)	(243,455)
Exchangeable senior notes due 2026 repayments	(74,181)	(28,826)	—

	Years Ended December 31,
	2009	2008	2007
Secured construction loan proceeds	—	81,968	138,805
Secured construction loan repayments	(507,128)	—	—
Mortgage notes proceeds	368,000	—	—
Principal payments on mortgage notes payable	(49,854)	(24,454)	(21,579)
Deferred settlement payments on interest rate swaps, net	(2,571)	(5,073)	—
Settlement of derivative instruments	(86,482)	—	—
Distributions paid to unitholders	(78,812)	(94,901)	(83,787)
Distributions paid to preferred unitholders	(16,963)	(16,963)	(12,627)

Net cash provided by financing activities	11,038	111,558	282,151

Net (decrease)/ increase in cash and cash equivalents	(1,500)	7,943	(12,185)
Cash and cash equivalents at beginning of year	21,422	13,479	25,664

Cash and cash equivalents at end of year	$19,922	$21,422	$13,479

Supplemental disclosure of cash flow information:
Cash paid for interest (net of amounts capitalized of $12,405, $42,320, and $58,132, respectively)	$52,971	$40,691	$25,154
Supplemental disclosure of non-cash investing and financing activities:
Accrual for unit distributions declared	14,290	28,204	21,355
Accrual for preferred unit distributions declared	4,241	4,241	4,241
Accrued additions to real estate and related intangible assets	13,296	37,828	46,783
See accompanying notes to consolidated financial statements.

BIOMED REALTY, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Organization and Description of Business
     BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), is an entity through which its parent, BioMed Realty Trust, Inc., a Maryland corporation (the “Parent Company”), conducts its business and owns its assets. The Parent Company is the sole general partner of the Operating Partnership and, as of December 31, 2009, owned a 97.2% percentage interest in the Operating Partnership. The remaining 2.8% percentage interest in the Operating Partnership is held by limited partners. Each partner’s percentage interest in the Operating Partnership is determined based on the number of operating partnership units and long-term incentive plan units (“LTIP units” and together with the operating partnership units, the “OP units”) owned as compared to total OP units (and potentially issuable OP units, as applicable) outstanding as of each period end and is used as the basis for the allocation of net income or loss to each partner.
     The Operating Partnership and the Parent Company were formed on April 30, 2004 and commenced operations on August 11, 2004. The Parent Company operates as a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) which, through the Operating Partnership, is focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry.
     The Operating Partnership’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. The Operating Partnership’s properties are generally located in markets with well established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey.
     Information with respect to the number of properties, square footage, and the percent of rentable square feet leased to tenants is unaudited.
2. Basis of Presentation and Summary of Significant Accounting Policies
Principles of Consolidation
     The consolidated financial statements include the accounts of the Operating Partnership, its wholly owned subsidiaries, partnerships and limited liability companies it controls, and variable interest entities (“VIE”) for which the Operating Partnership has determined itself to be the primary beneficiary. All material intercompany transactions and balances have been eliminated. The Operating Partnership consolidates entities that it controls and records a noncontrolling interest for the portions not owned by the Operating Partnership. Control is determined, where applicable, by the sufficiency of equity invested and the rights of the equity holders, and by the ownership of a majority of the voting interests, with consideration given to the existence of approval or veto rights granted to the minority stockholder. If the minority stockholder holds substantive participating rights, it overcomes the presumption of control by the majority voting interest holder. In contrast, if the minority stockholder simply holds protective rights (such as consent rights over certain actions), it does not overcome the presumption of control by the majority voting interest holder.
Investments in Partnerships and Limited Liability Companies
     The Operating Partnership evaluates its investments in limited liability companies and partnerships to determine whether such entities may be a VIE and, if a VIE, whether the Operating Partnership is the primary beneficiary. Generally, an entity is determined to be a VIE when either (1) the equity investors (if any) lack one or more of the essential characteristics of a controlling financial interest, (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support or (3) the equity investors have voting rights that are not proportionate to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest. The primary beneficiary is the entity that has both (1) the power to direct matters that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The Operating Partnership considers a variety of factors in identifying the entity that holds the power to direct matters that most significantly impact the VIE’s economic performance including, but not limited to, the ability to direct financing, leasing, construction and other operating decisions and activities. In addition, the Operating Partnership considers the rights of other investors to participate in policy making decisions, to replace or remove the manager of the entity and to liquidate or sell the entity. The obligation to absorb losses and the right to receive benefits when a reporting entity is affiliated with a VIE must be based on ownership, contractual, and/or other pecuniary interests in that VIE.

     If the above conditions do not apply, the Operating Partnership considers whether a general partner or managing member controls a limited partnership or limited liability company, respectively. The general partner in a limited partnership or managing member in a limited liability company is presumed to control that limited partnership or limited liability company, as applicable. The presumption may be overcome if the limited partners or members have either (1) the substantive ability to dissolve the limited partnership or limited liability company, as applicable, or otherwise remove the general partner or managing member, as applicable, without cause or (2) substantive participating rights, which provide the limited partners or members with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership’s or limited liability company’s business, as applicable, and thereby preclude the general partner or managing member from exercising unilateral control over the partnership or company, as applicable. If these criteria are met and the Operating Partnership is the general partner or the managing member, as applicable, the consolidation of the partnership or limited liability company is required.
     Except for investments that are consolidated, the Operating Partnership accounts for investments in entities over which it exercises significant influence, but does not control, under the equity method of accounting. These investments are recorded initially at cost and subsequently adjusted for equity in earnings and cash contributions and distributions. Under the equity method of accounting, the Operating Partnership’s net equity in the investment is reflected in the consolidated balance sheets and its share of net income or loss is included in the Operating Partnership’s consolidated statements of income.
     On a periodic basis, management assesses whether there are any indicators that the carrying value of the Operating Partnership’s investments in unconsolidated partnerships or limited liability companies may be impaired on a more than temporary basis. An investment is impaired only if management’s estimate of the fair-value of the investment is less than the carrying value of the investment on a more than temporary basis. To the extent impairment has occurred, the loss is measured as the excess of the carrying value of the investment over the fair-value of the investment. Management does not believe that the value of any of the Operating Partnership’s unconsolidated investments in partnerships or limited liability companies was impaired as of December 31, 2009.
Investments in Real Estate
     Investments in real estate are carried at depreciated cost. Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings and improvements	15-40 years
Ground lease	Term of the related lease
Tenant improvements	Shorter of the useful lives or the terms of the related leases
Furniture, fixtures, and equipment (other assets)	3 to 5 years
Acquired in-place leases	Non-cancelable term of the related lease
Acquired management agreements	Non-cancelable term of the related agreement
     Investments in real estate, net consists of the following (in thousands):

	December 31,
	2009	2008
Land	$388,292	$347,878
Land under development	31,609	69,529
Buildings and improvements	2,485,972	2,104,072
Construction in progress	87,810	439,221
Tenant improvements	222,858	161,839

	3,216,541	3,122,539
Accumulated depreciation	(244,774)	(162,110)

Total	$2,971,767	$2,960,429

     On February 24, 2009, the Operating Partnership paid $15.0 million upon completion of an expansion of an existing building located on the Operating Partnership’s 6114-6154 Nancy Ridge Drive property pursuant to the purchase and sale agreement for the original acquisition of the property in May 2007. In connection with the transaction, the Operating Partnership recognized a below-market lease intangible liability of approximately $1.4 million related to the contractual lease rate on the additional premises.
     Subsequent to year end, the Operating Partnership completed the acquisition of four properties consisting of eight office/laboratory buildings totaling 357,798 square feet. The total purchase price of approximately $81.6 million was primarily financed through borrowings on the Operating Partnership’s unsecured line of credit. The Operating Partnership also acquired a land parcel for the purchase price of $10.1 million (in addition to reimbursing the selling party for pre-construction costs incurred through the date of sale on the project). Concurrent with the purchase, the Operating Partnership executed a lease with an existing tenant for a laboratory/office building totaling 176,000 square feet to be constructed on the site.

     Purchase accounting is applied to the assets and liabilities of real estate properties in which the Operating Partnership acquires an interest or a partial interest. The fair-value of tangible assets of an acquired property (which includes land, buildings, and improvements) is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land, buildings and improvements based on management’s determination of the relative fair-value of these assets. Factors considered by the Operating Partnership in performing these analyses include an estimate of the carrying costs during the expected lease-up periods, current market conditions and costs to execute similar leases. In estimating carrying costs, the Operating Partnership includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand.
     The aggregate value of other acquired intangible assets consisting of acquired in-place leases and acquired management agreements (see deferred leasing costs below) are recorded based on a variety of considerations including, but not necessarily limited to: (1) the value associated with avoiding the cost of originating the acquired in-place leases (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any); (2) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes and insurance); and (3) the value associated with lost rental revenue from existing leases during the assumed lease-up period (see discussion of the recognition of acquired above-market and below-market leases in Revenue Recognition section below). The fair-value assigned to the acquired management agreements are recorded at the present value (using a discount rate which reflects the risks associated with the management agreements acquired) of the acquired management agreements with certain tenants of the acquired properties. The values of in-place leases and management agreements are amortized to expense over the remaining non-cancelable period of the respective leases or agreements. If a lease were to be terminated or if termination is determined to be likely (e.g., in the case of a tenant bankruptcy) prior to its contractual expiration, amortization of all unamortized amounts related to that lease would be accelerated and such amounts written off.
     Costs incurred in connection with the development or construction of properties and improvements are capitalized. Capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other direct costs incurred during the period of development. The Operating Partnership capitalizes costs on land and buildings under development until construction is substantially complete and the property is held available for occupancy. Determination of when a development project is substantially complete and when capitalization must cease involves a degree of judgment. The Operating Partnership considers a construction project as substantially complete and held available for occupancy upon the completion of landlord-owned tenant improvements or when the lessee takes possession of the unimproved space for construction of its own improvements, but no later than one year from cessation of major construction activity. The Operating Partnership ceases capitalization on the portion substantially completed and occupied or held available for occupancy, and capitalizes only those costs associated with any remaining portion under construction. Interest costs capitalized for the years ended December 31, 2009, 2008, and 2007 were $12.4 million, $42.3 million, and $58.1 million, respectively. Costs associated with acquisitions are charged to expense.
     Repair and maintenance costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repairs and maintenance costs include all costs that do not extend the useful life of an asset or increase its operating efficiency. Significant replacement and betterments represent costs that extend an asset’s useful life or increase its operating efficiency.
Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed
     The Operating Partnership reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long-lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair-value of the property. The Operating Partnership is required to make subjective assessments as to whether there are impairments in the values of its investments in long-lived assets. These assessments have a direct impact on the Operating Partnership’s net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. Although the Operating Partnership’s strategy is to hold its properties over the long-term, if the Operating Partnership’s strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized to reduce the property to the lower of the carrying amount or fair-value, and such loss could be material. If the Operating Partnership determines that impairment has occurred, the affected assets must be reduced to their fair-value. As of and through December 31, 2009, no assets have been identified as impaired and no such impairment losses have been recognized.

Cash and Cash Equivalents
     Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The Operating Partnership maintains its cash at insured financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts in excess of FDIC limits. The Operating Partnership believes that the risk is not significant.
Restricted Cash
     Restricted cash primarily consists of cash deposits for real estate taxes, insurance and capital expenditures as required by certain mortgage notes payable.
Deferred Leasing Costs
     Leasing commissions and other direct costs associated with obtaining new or renewal leases are recorded at cost and amortized on a straight-line basis over the terms of the respective leases, with remaining terms ranging from less than one year to approximately 15 years as of December 31, 2009.
Deferred leasing costs also include the net carrying value of acquired in-place leases and acquired management agreements.
     Deferred leasing costs, net at December 31, 2009 consisted of the following (in thousands):

	Balance at	Accumulated
	December 31, 2009	Amortization	Net
Acquired in-place leases	$168,390	(112,613)	$55,777
Acquired management agreements	12,921	(10,405)	2,516
Deferred leasing and other direct costs	34,851	(9,870)	24,981

	$216,162	$(132,888)	$83,274

     Deferred leasing costs, net at December 31, 2008 consisted of the following (in thousands):

	Balance at	Accumulated
	December 31, 2008	Amortization	Net
Acquired in-place leases	$168,390	$(92,072)	$76,318
Acquired management agreements	12,921	(8,602)	4,319
Deferred leasing and other direct costs	26,364	(5,482)	20,882

	$207,675	$(106,156)	$101,519

     The estimated amortization expense during the next five years for deferred leasing costs at December 31, 2009 was as follows (in thousands):

2010	$14,493
2011	11,230
2012	10,517
2013	9,023
2014	7,872
Thereafter	30,139

$83,274

Deferred Loan Costs
     External costs associated with obtaining long-term financing are capitalized and amortized to interest expense over the terms of the related loans using the effective-interest method. Unamortized financing costs are charged to expense upon the early repayment or significant modification of the financing. Fully amortized deferred loan costs are removed from the books upon maturity of the debt. Deferred loan costs are net of $22.2 million and $16.6 million of accumulated amortization at December 31, 2009 and 2008, respectively.

Revenue Recognition, Operating Expenses and Lease Terminations
     The Operating Partnership commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. In determining what constitutes the leased asset, the Operating Partnership evaluates whether the Operating Partnership or the lessee is the owner, for accounting purposes, of the tenant improvements. If the Operating Partnership is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Operating Partnership concludes that it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized on a straight-line basis over the remaining non-cancelable term of the respective lease. In these circumstances, the Operating Partnership begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct improvements. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. The Operating Partnership considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:
•	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•	whether the tenant or landlord retain legal title to the improvements;

•	the uniqueness of the improvements;

•	the expected economic life of the tenant improvements relative to the length of the lease;

•	the responsible party for construction cost overruns; and

•	who constructs or directs the construction of the improvements.
     The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment. In making that determination, the Operating Partnership considers all of the above factors. However, no one factor is determinative in reaching a conclusion.
     All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the term of the related lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in accrued straight-line rents on the accompanying consolidated balance sheets and contractually due but unpaid rents are included in accounts receivable. Existing leases at acquired properties are reviewed at the time of acquisition to determine if contractual rents are above or below current market rents for the acquired property. An identifiable lease intangible asset or liability is recorded based on the present value (using a discount rate that reflects the risks associated with the acquired leases) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the Operating Partnership’s estimate of the fair market lease rates for the corresponding in-place leases at acquisition, measured over a period equal to the remaining non-cancelable term of the leases and any fixed rate renewal periods (based on the Operating Partnership’s assessment of the likelihood that the renewal periods will be exercised). The capitalized above-market lease values are amortized as a reduction of rental revenue on a straight-line basis over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental revenue on a straight-line basis over the remaining non-cancelable terms of the respective leases and any fixed-rate renewal periods, if applicable. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be written off.

     The impact of the straight-line rent adjustment increased revenue for the Operating Partnership by $28.9 million, $22.2 million, and $16.5 million (including discontinued operations) for the years ended December 31, 2009, 2008, and 2007, respectively. Additionally, the impact of the amortization of acquired above-market leases, acquired below-market leases, and lease incentives increased rental revenues by $5.0 million, $3.0 million, and $3.2 million for the years ended December 31, 2009, 2008, and 2007, respectively.
     Total estimated minimum rents under non-cancelable operating tenant leases in effect at December 31, 2009 were as follows (in thousands):

2010	$259,828
2011	266,935
2012	263,770
2013	258,618
2014	245,228
Thereafter	1,731,367

$3,025,746

     Acquired above-market leases, net consisted of the following (in thousands):

	December 31,
	2009	2008
Acquired above-market leases	$12,729	$12,729
Accumulated amortization	(9,682)	(8,400)

	$3,047	$4,329

     Acquired below-market leases, net consisted of the following (in thousands):

	December 31,
	2009	2008
Acquired below-market leases	$39,339	$37,961
Accumulated amortization	(28,201)	(20,675)

	$11,138	$17,286

     Lease incentives, net included in other assets consisted of the following (in thousands):

	December 31,
	2009	2008
Lease incentives	$12,816	$11,698
Accumulated amortization	(3,489)	(2,211)

	$9,327	$9,487

     The estimated amortization during the next five years for acquired above- and below-market leases and lease incentives at December 31, 2009 was as follows (in thousands):

	2010	2011	2012	2013	2014	Thereafter	Total
Amortization of:
Acquired above-market leases	$(1,222)	$(581)	$(314)	$(281)	$(157)	$(492)	$(3,047)
Acquired below-market leases	3,771	1,223	1,223	979	719	3,223	11,138
Lease incentive	(1,318)	(1,359)	(1,259)	(1,188)	(1,156)	(3,047)	(9,327)

Net rental revenues — increase/(decrease)	$1,231	$(717)	$(350)	$(490)	$(594)	$(316)	$(1,236)

     Rental operations expenses, consisting of real estate taxes, insurance and common area maintenance costs, are subject to recovery from tenants under the terms of lease agreements. Amounts recovered are dependent on several factors, including occupancy and lease terms. Revenues are recognized in the period the expenses are incurred. The reimbursements are recorded in revenues as tenant recoveries, and the expenses are recorded in rental operations expenses, as the Operating Partnership is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the credit risk.

     On an ongoing basis, the Operating Partnership evaluates the recoverability of tenant balances, including rents receivable, straight-line rents receivable, tenant improvements, deferred leasing costs and any acquisition intangibles. When it is determined that the recoverability of tenant balances is not probable, an allowance for expected losses related to tenant receivables, including straight-line rents receivable, utilizing the specific identification method, is recorded as a charge to earnings. Upon the termination of a lease, the amortization of tenant improvements, deferred leasing costs and acquisition intangible assets and liabilities is accelerated to the expected termination date as a charge to their respective line items and tenant receivables are written off as a reduction of the allowance in the period in which the balance is deemed to be no longer collectible. For financial reporting purposes, a lease is treated as terminated upon a tenant filing for bankruptcy, when a space is abandoned and a tenant ceases rent payments, or when other circumstances indicate that termination of a tenant’s lease is probable (e.g., eviction). Lease termination fees are recognized in other revenue when the related leases are canceled, the amounts to be received are fixed and determinable and collectability is assured, and when the Operating Partnership has no continuing obligation to provide services to such former tenants. The effect of lease terminations for the years ended December 31, 2009, 2008 and 2007 was as follows (in thousands):

	Years Ended December 31,
	2009	2008	2007
Rental revenues	$3,077	$(511)	$295
Other revenue	10,935	35	7,639

Total revenue	14,012	(476)	7,934
Rental operations expense	4,498	475	66
Depreciation and amortization	10,155	3,252	1,805

Total expenses	14,653	3,727	1,871

Net effect of lease terminations	(641)	(4,203)	6,063

     Payments received under master lease agreements entered into with the sellers of the Bayshore and King of Prussia properties to lease space that was not producing rent at the time of the acquisition are recorded as a reduction to buildings and improvements rather than as rental income. Receipts under these master lease agreements totaled $373,000, and $928,000 for the years ended December 31, 2008, and 2007, respectively.
Allowance for Doubtful Accounts
     The Operating Partnership maintains an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required rent and tenant recovery payments or defaults. The Operating Partnership may also maintain an allowance for accrued straight-line rents. The computation of this allowance is based on the tenants’ payment history and current credit status. Bad debt expense included in rental operations expenses was $6.3 million, $796,000, and $232,000 for the years ended December 31, 2009, 2008, and 2007, respectively. The Operating Partnership’s allowance for doubtful accounts was $2.2 million and $665,000 as of December 31, 2009 and 2008, respectively.
Investments
     The Operating Partnership holds investments in equity securities in certain publicly-traded companies and privately-held companies primarily involved in the life science industry. The Operating Partnership may accept equity securities from tenants in lieu of cash rents, as prepaid rent pursuant to the execution of a lease, or as additional consideration for a lease termination. The Operating Partnership does not acquire investments for trading purposes and, as a result, all of the Operating Partnership’s investments in publicly-traded companies are considered “available-for-sale” and are recorded at fair-value. Changes in the fair-value of investments classified as available-for-sale are recorded in comprehensive income. The fair-value of the Operating Partnership’s equity securities in publicly-traded companies is determined based upon the closing trading price of the equity security as of the balance sheet date, with unrealized gains and losses shown as a separate component of stockholders’ equity. Investments in equity securities of privately-held companies are generally accounted for under the cost method, because the Operating Partnership does not influence any operating or financial policies of the companies in which it invests. The classification of investments is determined at the time each investment is made, and such determination is reevaluated at each balance sheet date. The cost of investments sold is determined by the specific identification method, with net realized gains and losses included in other income. For all investments in equity securities, if a decline in the fair-value of an investment below its carrying value is determined to be other-than-temporary, such investment is written down to its estimated fair-value with a non-cash charge to earnings. The factors that the Operating Partnership considers in making these assessments include, but are not limited to, market prices, market conditions, available financing, prospects for favorable or unfavorable clinical trial results, new product initiatives and new collaborative agreements.

     Investments, which are included in other assets on the accompanying consolidated balance sheets, consisted of the following (in thousands):

	December 31,
	2009	2008
Equity securities, initial cost basis	$361	$—
Unrealized gain	537	—

Equity securities, fair-value	$898	$—

     During the year ended December 31, 2009, the Operating Partnership sold a portion of its equity securities, resulting in net proceeds of approximately $961,000 and a realized gain on sale of approximately $681,000 (based on a specific identification of the securities sold), which was reclassified from accumulated other comprehensive loss and recognized in other income in the accompanying consolidated statements of income. At December 31, 2010, the Operating Partnership held equity securities in publicly traded companies with a fair-value of $898,000 (including an unrealized gain of $537,000). The Operating Partnership’s remaining investments consist of equity securities in privately-held companies, which were determined to have a de minimis fair-value at receipt. This was the result of substantial doubt about the ability to realize value from the sale of such investments due to an illiquid or non-existent market for the securities and the ongoing financial difficulties of the companies that issued the equity securities.
Share-Based Payments
     The Parent Company provides share-based payments to employees for the purpose of attracting and retaining its employees. For each share of common stock the Parent Company issues pursuant to its equity compensation plans, the Operating Partnership issues a corresponding number of operating partnership units to the Parent Company. In addition, the Operating Partnership has provided share-based payments to certain employees in the form of vesting, or restricted, LTIP units (see Note 8). All share-based payments to employees made by the Operating Partnership or its Parent Company (pursuant to the corresponding operating partnership units issued to the Parent Company as a result of the grant of common stock) are recognized in the income statement based on their fair-value. Through December 31, 2009, the Parent Company and Operating Partnership had only awarded restricted stock and LTIP unit grants under their incentive award plan, which are valued based on the closing market price of the underlying common stock of the Parent Company on the date of grant. The fair-value of all share-based payments is amortized to general and administrative expense and rental operations expense over the relevant service period, adjusted for anticipated forfeitures.
Assets and Liabilities Measured at Fair-Value
     On January 1, 2008, the Operating Partnership adopted new accounting guidance establishing a framework for measuring fair-value and expanding disclosure regarding related fair-value measurements. The guidance applies to reported balances that are required or permitted to be measured at fair-value under existing accounting pronouncements; accordingly, the guidance does not require any new fair-value measurements of reported balances.
     On January 1, 2008, the Operating Partnership adopted new fair-value option accounting guidance, which permits companies to choose to measure certain financial instruments and other items at fair-value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently. However, the Operating Partnership has not elected to measure any additional financial instruments and other items at fair-value (other than those previously required under other GAAP rules or standards).
     The guidance emphasizes that fair-value is a market-based measurement, not an entity-specific measurement. Therefore, a fair-value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair-value measurements, a fair-value hierarchy is established that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
     Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Operating Partnership has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair-value measurement is based on inputs from different levels of the fair-value hierarchy, the level in the fair-value hierarchy within which the entire fair-value measurement falls is based on the lowest level input that is significant to the fair-value measurement in its entirety. The Operating Partnership’s assessment of the significance of a particular input to the fair-value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

     The Operating Partnership has used interest rate swaps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair-values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The Operating Partnership incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair-value measurements. In adjusting the fair-value of its derivative contracts for the effect of nonperformance risk, the Operating Partnership has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.
     Although the Operating Partnership has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair-value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2009, the Operating Partnership has determined that the impact of the credit valuation adjustments on the overall valuation of its derivative positions is not significant. As a result, the Operating Partnership has determined that its derivative valuations in their entirety are classified in Level 2 of the fair-value hierarchy (see Note 11).
     The valuation of the Operating Partnership’s investments in equity securities of publicly-traded companies utilizes observable market-based inputs, based on the closing trading price of securities as of the balance sheet date. The valuation of the Operating Partnership’s investments in equity securities of private companies utilizes Level 3 inputs (including any discounts applied to the valuations). However, as of December 31, 2009, the Operating Partnership’s aggregate investment in equity securities of private companies was immaterial and, as a result, management has determined that the impact of the use of Level 3 inputs on the overall valuation of all its investments is not significant. As a result, the Operating Partnership has determined that valuations of all its investments in their entirety are classified in Level 1 of the fair-value hierarchy.
     No other assets or liabilities are measured at fair-value on a recurring basis, or have been measured at fair-value on a non-recurring basis subsequent to initial recognition, in the accompanying consolidated balance sheets as of December 31, 2009.
Derivative Instruments
     On January 1, 2009, the Operating Partnership adopted new accounting guidance that requires the Operating Partnership to provide users of financial statements an enhanced understanding of: (1) how and why an entity uses derivative instruments, (2) how derivative instruments and related hedged items are accounted for, and (3) how derivative instruments and related hedged items affect a Operating Partnership’s financial position, financial performance, and cash flows. This includes providing qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair-value of and gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative instruments.
     The Operating Partnership records all derivatives on the consolidated balance sheets at fair-value. In determining the fair-value of its derivatives, the Operating Partnership considers the credit risk of its counterparties and the Operating Partnership. These counterparties are generally larger financial institutions engaged in providing a variety of financial services. These institutions generally face similar risks regarding adverse changes in market and economic conditions, including, but not limited to, fluctuations in interest rates, exchange rates, equity and commodity prices and credit spreads. The ongoing disruptions in the financial markets have heightened the risks to these institutions. While management believes that its counterparties will meet their obligations under the derivative contracts, it is possible that defaults may occur.
     The accounting for changes in the fair-value of derivatives depends on the intended use of the derivative, whether the Operating Partnership has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair-value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair-value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair-value of the hedged asset or liability that are attributable to the hedged risk in a fair-value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Operating Partnership may enter into derivative contracts that are intended to economically hedge certain of its risks, even though hedge accounting does not apply or the Operating Partnership elects not to apply hedge accounting.
     For derivatives designated as cash flow hedges, the effective portion of changes in the fair-value of the derivative is initially reported in accumulated other comprehensive income (outside of earnings) and subsequently reclassified to earnings in the period in which the hedged transaction affects earnings. If charges relating to the hedged transaction are being deferred pursuant to redevelopment or development activities, the effective portion of changes in the fair-value of the derivative are also deferred in other comprehensive income on the consolidated balance sheet, and are amortized to the income statement once the deferred charges from the hedged transaction begin again to affect earnings. The ineffective portion of changes in the fair-value of the derivative is recognized directly in earnings. The Operating Partnership assesses the effectiveness of each hedging relationship by comparing the changes in cash flows of the derivative hedging instrument with the changes in cash flows of the designated hedged item or transaction. For derivatives that are not classified as hedges, changes in the fair-value of the derivative are recognized directly in earnings in the period in which the change occurs.
     The Operating Partnership is exposed to certain risks arising from both its business operations and economic conditions. The Operating Partnership principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Operating Partnership manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Operating Partnership enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known or expected cash amounts, the value of which are determined by interest rates. The Operating Partnership’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Operating Partnership’s known or expected cash receipts and its known or expected cash payments principally related to the Operating Partnership’s investments and borrowings.
     The Operating Partnership’s primary objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Operating Partnership primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Operating Partnership making fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. During the years ended December 31, 2009, 2008, and 2007, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt and future variability in the interest-related cash flows from forecasted issuances of debt (see Note 11). The Operating Partnership formally documents the hedging relationships for all derivative instruments, has historically accounted for all of its interest rate swap agreements as cash flow hedges, and does not use derivatives for trading or speculative purposes.
Income Taxes
     As a partnership, the allocated share of income of the Operating Partnership is included in the income tax returns of the general and limited partners. Accordingly, no accounting for income taxes is required in the accompanying consolidated financial statements. The Operating Partnership may be subject to certain state or local taxes on its income and property.
     The Operating Partnership has formed a taxable REIT subsidiary (the “TRS”) on behalf of the Parent Company. In general, the TRS may perform non-customary services for tenants, hold assets that the Parent Company cannot hold directly and, except for the operation or management of health care facilities or lodging facilities or the providing of any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, may engage in any real estate or non-real estate related business. The TRS is subject to corporate federal income taxes on its taxable income at regular corporate tax rates. There is no tax provision for the TRS for the periods presented in the accompanying consolidated statements of income due to net operating losses incurred. No tax benefits have been recorded since it is not considered more likely than not that the deferred tax asset related to the net operating loss carryforwards will be utilized.

Management’s Estimates
     Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reporting of revenue and expenses during the reporting period to prepare these consolidated financial statements in conformity with U.S. generally accepted accounting principles. The Operating Partnership bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and reported amounts of revenue and expenses that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions.
     Management considers those estimates and assumptions that are most important to the portrayal of the Operating Partnership’s financial condition and results of operations, in that they require management’s most subjective judgments, to form the basis for the accounting policies used by the Operating Partnership. These estimates and assumptions of items such as market rents, time required to lease vacant spaces, lease terms for incoming tenants, terminal values and credit worthiness of tenants in determining the as-if-vacant value, in-place lease value and above and below-market rents value are utilized in allocating purchase price to tangible and identified intangible assets upon acquisition of a property (see Assets and Liabilities Measured at Fair-Value and Derivative Instruments sections above for a further discussion of management’s estimates used in the determination of fair-value) . These accounting policies also include management’s estimates of useful lives in calculating depreciation expense on its properties and the ultimate recoverability (or impairment) of each property. If the useful lives of buildings and improvements are different from the original estimate, it could result in changes to the future results of operations of the Operating Partnership. Future adverse changes in market conditions or poor operating results of our properties could result in losses or an inability to recover the carrying value of the properties that may not be reflected in the properties’ current carrying value, thereby possibly requiring an impairment charge in the future.
Segment Information
     The Operating Partnership’s properties share the following similar economic and operating characteristics: (1) they have similar forecasted returns (measured by capitalization rate at acquisition), (2) they are generally occupied almost exclusively by life science tenants that are public companies, government agencies or their subsidiaries, (3) they are generally located near areas of high life science concentrations with similar demographics and site characteristics, (4) the majority of properties are designed specifically for life science tenants that require infrastructure improvements not generally found in standard properties, and (5) the associated leases are primarily triple-net leases, generally with a fixed rental rate and scheduled annual escalations, that provide for a recovery of close to 100% of operating expenses. Consequently, the Operating Partnership’s properties qualify for aggregation into one reporting segment.
Subsequent Events
     In January 2010, the Operating Partnership completed the repurchase of $6.3 million face value of its exchangeable senior notes due 2026. The consideration for each $1,000 principal amount of these notes was $1,000, plus accrued and unpaid interest up to, but not including, the date of purchase, totaling approximately $6.3 million.
     On January 11, 2010, the Operating Partnership issued $180.0 million aggregate principal amount of 3.75% exchangeable senior notes due 2030.
     During the three months ended March 31, 2010, the Parent Company issued 951,000 shares of common stock pursuant to equity distribution agreements executed in 2009, raising approximately $15.4 million in net proceeds, after deducting the underwriters’ discount and commissions and offering expenses, which were contributed to the Operating Partnership in exchange for the issuance of 951,000 operating partnership units. The net proceeds were utilized to repay a portion of the outstanding indebtedness on the Operating Partnership’s unsecured line of credit and for other general corporate and working capital purposes.
     On March 31, 2010, the Operating Partnership entered into a first amendment to the first amended and restated secured term loan agreement with KeyBank and other lenders, pursuant to which the Operating Partnership voluntarily prepaid $100.0 million of the $250.0 million in previously outstanding borrowings under the secured term loan, reducing the outstanding borrowings to $150.0 million. The first amendment reduced the total availability under the secured term loan to $150.0 million and amended the terms of the secured term loan to, among other things, release certain of the Operating Partnership’s subject properties as a result of the partial prepayment (previously pledged as security under the secured term loan), and provide revised conditions for the sale and release of other subject properties.

     On April 19, 2010, the Parent Company completed the issuance of 13,225,000 shares of common stock, including the exercise in full of the underwriters’ over-allotment option with respect to 1,725,000 shares, and contributed net proceeds of approximately $218.8 million, after deducting the underwriters’ discount and commissions and estimated offering expenses, to the Operating Partnership in exchange for the issuance of 13,225,000 operating partnership units. The net proceeds were utilized to repay a portion of the outstanding indebtedness on the Operating Partnership’s unsecured line of credit and for other general corporate and working capital purposes.
     In April 2010, the Parent Company received investment grade ratings from two ratings agencies. The Parent Company sought to obtain an investment grade rating to facilitate access to the investment grade unsecured debt market as part of the Operating Partnership’s overall strategy to maximize its financial flexibility and manage its overall cost of capital. On April 29, 2010, the Operating Partnership completed the private placement of $250.0 million in unsecured notes, due April 15, 2020, at a fixed interest rate of 6.125%. The notes have registration rights and require compliance with certain financial covenants.
     On April 29, 2010, the Operating Partnership voluntarily prepaid the remaining $150.0 million of outstanding indebtedness on its secured term loan, securing the release of its remaining subject properties.
     In June 2010, the Operating Partnership completed the repurchase of $18.0 million face value of its exchangeable senior notes due 2026. The consideration for each $1,000 principal amount of these notes was $1,003, plus accrued and unpaid interest up to, but not including, the date of purchase, totaling approximately $18.3 million. After giving effect to the purchase, approximately $21.9 million aggregate principal amount of the exchangeable senior notes due 2026 was outstanding as of June 30, 2010.
3. Equity
     During the year ended December 31, 2009, the Operating Partnership issued operating partnership units to its Parent Company pursuant to grants of common stock to the Parent Company’s employees and to members of its board of directors totaling 593,900 shares and 10,000 shares, respectively (3,435 shares of common stock were surrendered to the Parent Company and subsequently retired in lieu of cash payments for taxes due on the vesting of restricted stock and 19,325 shares were forfeited during the same period, in each case resulting in the retirement and/or forfeiture of the corresponding operating partnership unit originally issued to the Parent Company), which are included in the total OP units outstanding as of the period end (see Note 6).
     On May 21, 2009, the Parent Company completed the issuance of 16,754,854 shares of common stock, including the exercise of the underwriters’ over-allotment option of 754,854 shares, and contributed net proceeds of approximately $166.9 million, after deducting the underwriters’ discount and commissions and offering expenses, to the Operating Partnership in exchange for the issuance of 16,754,854 operating partnership units. The net proceeds were utilized to repay a portion of the outstanding indebtedness on the Operating Partnership’s unsecured line of credit and for other general corporate and working capital purposes.
     On September 4, 2009, the Parent Company entered into equity distribution agreements with three sales agents under which it may offer and sell shares of its common stock having an aggregate offering price of up to $120.0 million over time. During the year ended December 31, 2009, the Parent Company issued 547,900 shares under one of the equity distribution agreements, raising approximately $7.3 million in net proceeds, after deducting the underwriters’ discount and commissions and offering expenses, which were contributed to the Operating Partnership in exchange for the issuance of 547,900 operating partnership units.

Operating Partnership and LTIP Units
     As of December 31, 2009, the Operating Partnership had outstanding 101,600,557 operating partnership units and 476,272 LTIP units. An operating partnership unit and an LTIP unit have essentially the same economic characteristics as they share equally in the total net income or loss and distributions of the Operating Partnership and therefore are referred to collectively as OP units. In conjunction with the formation of the Operating Partnership, certain persons and entities contributing interests in properties to the Operating Partnership received operating partnership units. In addition, certain employees of the Operating Partnership have received LTIP units in connection with services rendered or to be rendered to the Operating Partnership. Limited partners who have been issued OP units have the right to require the Operating Partnership to redeem part or all of their OP units, which right with respect to LTIP units is subject to vesting and the satisfaction of other conditions. The general partner of the Operating Partnership may elect to acquire OP units upon redemption in exchange for shares of the Parent Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events, or pay cash based upon the fair market value of an equivalent number of shares of the Parent Company’s common stock at the time of redemption. The Parent Company owns 97.5% of the partnership interests in the Operating Partnership, is the Operating Partnership’s general partner and is responsible for the management of the Operating Partnership’s business. The general partner of the Operating Partnership, which is the Parent Company, effectively controls the ability to issue common shares of the Parent Company upon a limited partner’s notice of redemption in exchange for shares of common stock. In addition, the general partner of the Operating Partnership has generally acquired OP units upon a limited partner’s notice of redemption in exchange for shares of the Parent Company’s common stock. The redemption provisions of OP units owned by limited partners that permit the issuer to settle in either cash or common stock at the option of the issuer are further evaluated in accordance with applicable accounting guidance to determine whether temporary or permanent equity classification on the balance sheet is appropriate. The Operating Partnership evaluated this guidance, including the requirement to settle in unregistered shares, and determined that these OP units meet the requirements to qualify for presentation as permanent equity.
     LTIP units represent a profits interest in the Operating Partnership for services rendered or to be rendered by the LTIP unitholder in its capacity as a partner, or in anticipation of becoming a partner, in the Operating Partnership. Initially, LTIP units do not have full parity with operating partnership units of the Operating Partnership with respect to liquidating distributions, although LTIP unitholders receive the same quarterly per unit distributions as operating partnership units and may vote the LTIP units from the date of issuance. The LTIP units are subject to vesting requirements, which lapse over a specified period of time (normally three to five years from the date of issuance). In addition, the LTIP units are generally subject to a two-year lock-up period during which time the LTIP units may not be redeemed or sold by the LTIP unitholder. Upon the occurrence of specified events, LTIP units may over time achieve full parity with operating partnership units of the Operating Partnership for all purposes. Upon achieving full parity, and after the expiration of any vesting and lock-up periods, LTIP units may be redeemed for an equal number of the Parent Company’s common stock or cash, at the Operating Partnership’s election.
     The following table shows the vested ownership interests (excluding unvested LTIP units — see Note 8) in the Operating Partnership:

	December 31,
	2009		2008
		Percentage of		Percentage of
	OP Units	Total	OP Units	Total
BioMed Realty Trust, Inc.	97,939,028	97.2%	80,208,533	96.3%
Limited partners consisting of:
OP units held by employees and related parties	2,246,493	2.2%	2,961,369	3.5%
OP units held by third parties	595,551	0.6%	122,192	0.2%

Total	100,781,072	100.0%	83,292,094	100.0%

     An adjustment is made each period pursuant to the reallocation provisions of the Operating Partnership’s partnership agreement and the applicable accounting guidance, such that the carrying value of the limited partners’ equity equals the limited partners’ proportionate share of total partners’ equity as of the period end. For the year ended December 31, 2009, the Operating Partnership recorded an increase to the carrying value of limited partners’ capital of approximately $79,000 (a corresponding decrease was recorded to general partners’ capital) due to changes in their aggregate ownership percentage to reflect the limited partners’ proportionate share of equity.
     The redemption value of the OP units owned by the limited partners, had such units been redeemed at December 31, 2009, was approximately $49.1 million based on the average closing price of the Parent Company’s common stock of $15.97 per share for the ten consecutive trading days immediately preceding December 31, 2009.

7.375% Series A Cumulative Redeemable Preferred Units
     Pursuant to the Operating Partnership’s partnership agreement, the Operating Partnership’s Series A cumulative redeemable preferred units (“Series A preferred units”) were issued to the Parent Company in exchange for contributed proceeds of approximately $222.4 million, following the Parent Company’s issuance of 7.375% Series A cumulative redeemable preferred stock (“Series A preferred stock”). The Operating Partnership’s Series A preferred units are only redeemable for cash equal to a redemption price of $25.00 per unit, plus all accrued and unpaid dividends on such Series A preferred units up to, but excluding the redemption date, if and when shares of the Series A preferred stock are redeemed by the Parent Company, which may not occur before January 18, 2012, except in limited circumstances where necessary to preserve the Parent Company’s status as a REIT. On or after January 18, 2012, the Parent Company may, at its option, redeem the Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions on such Series A preferred stock up to, but excluding the redemption date.
     As of December 31, 2009, the Operating Partnership had outstanding 9,200,000 7.375% Series A preferred units. Distributions are cumulative on the Series A preferred units from the date of original issuance in the amount of $1.84375 per unit each year, which is equivalent to 7.375% of the $25.00 liquidation preference per unit. Distributions on the Series A preferred units are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. Following a change in control of the Parent Company, if the Series A preferred stock of the Parent Company is not listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market, holders of the Series A preferred stock would be entitled to receive (when and as authorized by the board of directors of the Parent Company and declared by the Operating Partnership), cumulative cash dividends from, but excluding, the first date on which both the change of control and the delisting occurs at an increased rate of 8.375% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.09375 per share) for as long as the Series A preferred stock is not listed. The Series A preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Upon liquidation, dissolution or winding up, the Series A preferred units will rank senior to the OP units with respect to the payment of distributions and other amounts. Holders of the Series A preferred stock generally have no voting rights except for limited voting rights if the Parent Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series A preferred stock is not convertible into or exchangeable for any other property or securities of the Parent Company.
Distributions
     The following table lists the distributions declared by the Operating Partnership during the year ended December 31, 2009:

				Dividend and
		Amount Per		Distribution	Dividend and
Declaration Date	Securities Class	Unit	Period Covered	Payable Date	Distribution Amount
					(In thousands)
March 16, 2009	OP units	$0.33500	January 1, 2009 to March 31, 2009	April 15, 2009	$28,322
March 16, 2009	Series A preferred units	$0.46094	January 16, 2009 to April 15, 2009	April 15, 2009	$4,240
June 15, 2009	OP units	$0.11000	April 1, 2009 to June 30, 2009	July 15, 2009	$11,142
June 15, 2009	Series A preferred units	$0.46094	April 16, 2009 to July 15, 2009	July 15, 2009	$4,241
September 15, 2009	OP units	$0.11000	July 1, 2009 to September 30, 2009	October 15, 2009	$11,142
September 15, 2009	Series A preferred units	$0.46094	July 16, 2009 to October 15, 2009	October 15, 2009	$4,241
December 15, 2009	OP units	$0.14000	October 1, 2009 to December 31, 2009	January 15, 2010	$14,290
December 15, 2009	Series A preferred units	$0.46094	October 16, 2009 to January 15, 2010	January 15, 2010	$4,241
     Total 2009 distributions declared through December 31, 2009:

OP units	$64,896
Series A preferred units	16,963

$81,859

Noncontrolling Interests
     On January 1, 2009, the Operating Partnership adopted new accounting guidance which clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The new guidance also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest and requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. In addition, it establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated unless the deconsolidation is an in-substance sale of real estate. As a result of the issuance of the new guidance, if noncontrolling interests are determined to be redeemable, they are to be carried at their redemption value as of the balance sheet date and reported as temporary equity.
     Noncontrolling interests on the consolidated balance sheets relate primarily to ownership interests in consolidated limited liability companies or partnerships that are not owned by the general or limited partners. The new guidance on noncontrolling interests was required to be applied prospectively after adoption, with the exception of the presentation and disclosure requirements, which were applied retrospectively for all periods presented. As a result, the Operating Partnership reclassified noncontrolling interests to permanent equity in the accompanying consolidated balance sheets. In subsequent periods, the Operating Partnership will periodically evaluate individual noncontrolling interests for the ability to continue to recognize the noncontrolling interest as permanent equity in the consolidated balance sheets. Any noncontrolling interest that fails to qualify as permanent equity will be reclassified as temporary equity and adjusted to the greater of (1) the carrying amount, or (2) its redemption value as of the end of the period in which the determination is made.
     As of December 31, 2009, the Operating Partnership had an 87.5% interest in the limited liability company that owns the Ardenwood Venture property. This entity is consolidated in the accompanying consolidated financial statements. Equity interests in this partnership not owned by the Operating Partnership are classified as a noncontrolling interest on the consolidated balance sheets as of December 31, 2009. Subject to certain conditions, the Operating Partnership has the right to purchase the other member’s interest or sell its own interest in the Ardenwood limited liability company (“buy-sell option”). The estimated fair-value of this option is not material and the Operating Partnership believes that it will have adequate resources to settle the option if exercised.
     On June 2, 2008, pursuant to the exercise of a put option by the noncontrolling interest member, the Operating Partnership completed the purchase of the remaining 30% interest in the limited liability company that owns the Waples Street property for consideration of approximately $1.8 million, excluding closing costs. On October 14, 2008, the Operating Partnership completed the purchase of the remaining 30% interest in the limited liability company that owns the 530 Fairview Avenue property for consideration of approximately $2.6 million, excluding closing costs.
4. Mortgage Notes Payable
     A summary of the Operating Partnership’s outstanding consolidated mortgage notes payable was as follows (dollars in thousands):

		Effective	Principal Balance
	Stated Fixed	Interest	December 31,
	Interest Rate	Rate	2009	2008	Maturity Date
Ardentech Court	7.25%	5.06%	$4,354	$4,464	July 1, 2012
Bayshore Boulevard(1)	4.55%	4.55%	—	14,923	January 1, 2010
Bridgeview Technology Park I	8.07%	5.04%	11,246	11,384	January 1, 2011
Center for Life Science | Boston	7.75%	7.75%	348,749	—	June30,2014
500 Kendall Street (Kendall D)	6.38%	5.45%	66,077	67,810	December 1, 2018
Lucent Drive	5.50%	5.50%	5,129	5,341	January 21, 2015
Monte Villa Parkway(1)	4.55%	4.55%	—	9,084	January 1, 2010
6828 Nancy Ridge Drive	7.15%	5.38%	6,595	6,694	September 1, 2012
Road to the Cure	6.70%	5.78%	14,956	15,200	January 31, 2014
Science Center Drive	7.65%	5.04%	10,981	11,148	July 1, 2011
Shady Grove Road	5.97%	5.97%	147,000	147,000	September 1, 2016
Sidney Street	7.23%	5.11%	28,322	29,184	June 1, 2012
9865 Towne Centre Drive	7.95%	7.95%	17,884	—	June 30, 2013
9885 Towne Centre Drive(1)	4.55%	4.55%	—	20,749	January 1, 2010
900 Uniqema Boulevard	8.61%	5.61%	1,191	1,357	May 1, 2015

			662,484	344,338
Unamortized premiums			6,970	8,823

Total principal balance			$669,454	$353,161

(1)	In July 2009, the Operating Partnership repaid approximately $44.0 million in principal balance of mortgage notes relating to the Bayshore Boulevard, Monte Villa Parkway, and 9885 Towne Centre Drive properties, prior to their maturity date.

     The net carrying value of properties (investments in real estate) secured by the mortgage notes payable was $1.2 billion and $572.6 million at December 31, 2009 and 2008, respectively.
     On June 19, 2009, the Operating Partnership closed on an $18.0 million mortgage loan, which is secured by the Operating Partnership’s 9865 Towne Centre Drive property in San Diego, California. The mortgage loan bears interest at a fixed-rate of 7.95% per annum and matures in June 2013.
     On June 29, 2009, the Operating Partnership closed on a $350.0 million mortgage loan, which is secured by the Operating Partnership’s Center for Life Science | Boston property in Boston, Massachusetts. The mortgage loan bears interest at a fixed-rate of 7.75% per annum and matures in June 2014. The Operating Partnership utilized the net proceeds from the new mortgage loan, along with borrowings from its unsecured line of credit, to repay the outstanding $507.1 million secured construction loan, which was secured by the Center for Life Science | Boston property. The new loan includes a financial covenant relating to a minimum amount of net worth. Management believes that it was in compliance with this covenant as of December 31, 2009. Other than the Center for Life Science | Boston mortgage, no other financial covenants are required on the remaining mortgage notes payable.
     Premiums were recorded upon assumption of the mortgage notes payable at the time of the related property acquisition to account for above-market interest rates. Amortization of these premiums is recorded as a reduction to interest expense over the remaining term of the respective note using a method that approximates the effective-interest method.
     The Operating Partnership has the ability and intends to repay any principal and accrued interest due in 2010 through the use of cash from operations or borrowings from its unsecured line of credit.
5. Credit Facilities, Exchangeable Senior Notes Due 2026, and Other Debt Instruments
Unsecured Line of Credit
     On November 23, 2009 and December 4, 2009, the Operating Partnership entered into amendments to its second amended and restated unsecured credit agreement with KeyBank National Association (“Keybank”) and other lenders, pursuant to which the borrowing capacity on its unsecured line of credit increased by $65.0 million and $55.0 million, respectively, for an aggregate borrowing capacity of $720.0 million. The unsecured line of credit has a maturity date of August 1, 2011. The unsecured line of credit bears interest at a floating rate equal to, at the Operating Partnership’s option, either (1) reserve adjusted LIBOR plus a spread which ranges from 100 to 155 basis points, depending on the Operating Partnership’s leverage, or (2) the higher of (a) the prime rate then in effect plus a spread which ranges from 0 to 25 basis points, or (b) the federal funds rate then in effect plus a spread which ranges from 50 to 75 basis points, in each case, depending on the Operating Partnership’s leverage. Subject to the administrative agent’s reasonable discretion, the Operating Partnership may increase the amount of the unsecured line of credit to $1.0 billion upon satisfying certain conditions. In addition, the Operating Partnership, at its sole discretion, may extend the maturity date of the unsecured line of credit to August 1, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. The Operating Partnership has deferred the loan costs associated with the subsequent amendments to the unsecured line of credit, which are being amortized to expense with the unamortized loan costs from the original debt facility over the remaining term. At December 31, 2009, the Operating Partnership had $397.7 million in outstanding borrowings on its unsecured line of credit, with a weighted-average interest rate of 1.3% on the unhedged portion of the outstanding debt of approximately $247.7 million.
Secured Term Loan
     The Operating Partnership’s $250.0 million secured term loan from KeyBank and other lenders, which is secured by the Operating Partnership’s interests in twelve of its properties, has a maturity date of August 1, 2012. The secured term loan bears interest at a floating rate equal to, at the Operating Partnership’s option, either (1) reserve-adjusted LIBOR plus 165 basis points or (2) the higher of (a) the prime rate then in effect plus 25 basis points or (b) the federal funds rate then in effect plus 75 basis points. The secured term loan is also secured by the Operating Partnership’s interest in any distributions from these properties, a pledge of the equity interests in a subsidiary owning one of these properties, and a pledge of the equity interests in a subsidiary owning an interest in another of these properties. At December 31, 2009, the Operating Partnership had $250.0 million in outstanding borrowings on its secured term loan, with an interest rate of 1.9% (excluding the effect of interest rate swaps). Subsequent to December 31, 2009, the Operating Partnership voluntarily prepaid all outstanding indebtedness on its secured term loan.

     The terms of the credit agreements for the unsecured line of credit and secured term loan include certain restrictions and covenants, which limit, among other things, the payment of dividends and the incurrence of additional indebtedness and liens. The terms also require compliance with financial ratios relating to the minimum amounts of the Operating Partnership’s net worth, fixed charge coverage, unsecured debt service coverage, the maximum amount of secured, and secured recourse indebtedness, leverage ratio and certain investment limitations. The dividend restriction referred to above provides that, except to enable the Parent Company to continue to qualify as a REIT for federal income tax purposes, the Operating Partnership will not make distributions with respect to the OP units or other equity interests in an aggregate amount for the preceding four fiscal quarters in excess of 95% of funds from operations, as defined, for such period, subject to other adjustments. Management believes that it was in compliance with these covenants as of December 31, 2009.
Exchangeable Senior Notes Due 2026, net
     On September 25, 2006, the Operating Partnership issued $175.0 million aggregate principal amount of its Exchangeable Senior Notes due 2026 (the “Notes”). The Notes are general senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest at a rate of 4.50% per annum is payable on April 1 and October 1 of each year, beginning on April 1, 2007, until the stated maturity date of October 1, 2026. The terms of the Notes are governed by an indenture, dated September 25, 2006, among the Operating Partnership, as issuer, the Parent Company, as guarantor, and U.S. Bank National Association, as trustee. The Notes contain an exchange settlement feature, which provides that the Notes may, on or after September 1, 2026 or under certain other circumstances, be exchangeable for cash (up to the principal amount of the Notes) and, with respect to excess exchange value, into, at the Operating Partnership’s option, cash, shares of the Parent Company’s common stock or a combination of cash and shares of common stock at the then applicable exchange rate. The initial exchange rate was 26.4634 shares per $1,000 principal amount of Notes, representing an exchange price of approximately $37.79 per share of the Parent Company’s common stock. If certain designated events occur on or prior to October 6, 2011 and a holder elects to exchange the Notes in connection with any such transaction, the Operating Partnership will increase the exchange rate by a number of additional shares of common stock of the Parent Company based on the date the transaction becomes effective and the price paid per share of common stock in the transaction, as set forth in the indenture governing the Notes. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends by the Parent Company in excess of $0.29 per share of its common stock. As a result of past increases in the Parent Company’s quarterly cash dividends, the exchange rate is currently 26.8135 shares per $1,000 principal amount of the Notes. The Operating Partnership may redeem the Notes, in whole or in part, at any time to preserve the Parent Company’s status as a REIT or at any time on or after October 6, 2011 for cash at 100% of the principal amount plus accrued and unpaid interest. The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes, in whole or in part, for cash on each of October 1, 2011, October 1, 2016 and October 1, 2021, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest. The terms of the indenture for the Notes due 2026 do not require compliance with any financial covenants.
     On January 1, 2009, the Operating Partnership adopted new accounting guidance, which requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The equity component of the convertible debt is included in the general partner’s capital section of partners’ equity and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component of the debt security. The resulting debt discount is accreted as additional interest expense over the non-cancelable term of the instrument.
     As of December 31, 2009 and 2008, the carrying value of the equity component recognized was approximately $14.0 million.
     In November 2008, the Operating Partnership completed the repurchase of approximately $46.8 million face value of the Notes for approximately $28.8 million. The repurchase of the Notes resulted in the recognition of a gain on extinguishment of debt of approximately $14.8 million (net of the write-off of approximately $3.1 million in deferred loan fees and unamortized debt discount), which is reflected in the consolidated statements of income.

     In March 2009, the Operating Partnership completed the repurchase of approximately $12.0 million face value of the Notes for approximately $6.9 million. In April 2009, the Operating Partnership completed an additional repurchase of approximately $8.8 million face value of the Notes for approximately $5.7 million. On December 11, 2009, the Operating Partnership completed a repurchase of approximately $61.3 million face value of the Notes pursuant to a cash tender offer. The repurchase of the Notes during 2009 resulted in the recognition of a gain on extinguishment of debt of approximately $4.1 million for the year ended December 31, 2009 (net of the write-off of approximately $3.8 million in deferred loan fees and debt discount for the year ended December 31, 2009), which is reflected in the accompanying consolidated statements of income. In January 2010 and June 2010, the Operating Partnership completed the repurchase of an additional $6.2 million and $18.0 million face value of the Notes, respectively.
     Exchangeable senior notes due 2026, net, consisted of the following (in thousands):

	December 31,	December 31,
	2009	2008
Exchangeable senior notes due 2026	$46,150	$128,250
Unamortized debt discount	(1,465)	(6,207)

	$44,685	$122,043

     The unamortized debt discount will be amortized through October 1, 2011, the first date at which the holders of the Notes may require the Operating Partnership to repurchase the Notes. Amortization of the debt discount during the years ended December 31, 2009, 2008, and 2007 resulted in an effective interest rate of 6.5% on the Notes and a total interest expense as follows:

	Years Ended December 31,
	2009	2008	2007
Contractual interest	$4,920	$7,620	$7,875
Amortization of debt discount	1,810	2,639	2,565

Total Notes interest expense	$6,730	$10,259	$10,440

Secured Construction Loan
     The Operating Partnership’s $550.0 million secured construction loan from KeyBank, which was secured by the Center for Life Science | Boston property, was repaid in June 2009 from the proceeds received from the new mortgage loan secured by the property, along with borrowings from the Operating Partnership’s unsecured line of credit (see Note 4). In connection with the repayment of the secured construction loan, the Operating Partnership wrote off approximately $843,000 of deferred loan fees in the year ended December 31, 2009, which are reflected in the consolidated statements of income as a reduction of the gain on extinguishment of debt recognized from the repurchase of the Notes (see above).
     As of December 31, 2009, principal payments due for the Operating Partnership’s consolidated indebtedness (excluding debt premiums and discounts) were as follows (in thousands):

2010	$7,404
2011	427,580
2012	295,414
2013	25,941
2014	353,091
Thereafter(1)	246,870

$1,356,300

(1)	Includes $46.2 million in principal payments of the Notes based on a contractual maturity date of October 1, 2026.
6. Earnings Per Unit
     On January 1, 2009, the Operating Partnership adopted new accounting guidance, which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be considered in computing basic earnings per unit under the two-class method. The Operating Partnership has adjusted its calculation of basic and diluted earnings per unit to conform to the two-class method, which also required retrospective application for all periods presented. The change in calculating basic and diluted earnings per unit did not have a material effect on the amounts previously reported for the periods presented (with the exception of the amount of weighted-average basic and diluted units utilized in the calculation).

     The two-class method is an earnings allocation method for calculating earnings per unit when a company’s capital structure includes either two or more classes of common equity or common equity and participating securities. Basic earnings per unit under the two-class method is calculated based on distributions declared on the OP units and other participating securities (“distributed earnings”) and the rights of participating securities in any undistributed earnings, which represents net income remaining after deduction of distributions accruing during the period. The undistributed earnings are allocated to all outstanding OP units and participating securities based on the relative percentage of each security to the total number of outstanding participating securities. Basic earnings per unit represents the summation of the distributed and undistributed earnings per unit class divided by the total number of units.
     Through December 31, 2009 all of the Operating Partnership’s participating securities received distributions at an equal distribution rate per unit. As a result, the portion of net income allocable to the weighted-average unvested OP units outstanding for the years ended December 31, 2009, 2008 and 2007 has been deducted from net income allocable to unitholders to calculate basic earnings per unit. For the year ended December 31, 2009 the unvested OP units were anti-dilutive to the calculation of earnings per unit and were therefore excluded from the calculation of diluted earnings per unit and diluted earnings per unit is calculated based upon net income available to the unitholders. The calculation of diluted earnings per unit for the years ended December 31, 2008 and 2007 includes unvested OP units in the weighted-average shares, and diluted earnings per unit is calculated based upon net income available to the unitholders. No shares of common stock of the Parent Company were contingently issuable upon settlement of the excess exchange value pursuant to the exchange settlement feature of the Notes (originally issued in 2006 — see Note 5) as the common stock price did not exceed the exchange price then in effect of $37.67 per share with respect to the year ended December 31, 2007, and $37.29 per share with respect to the years ended December 31, 2009 and 2008. Therefore, units issuable from potentially issuable shares of the Parent Company resulting from settlement of the Notes were not included in the calculation of diluted weighted-average units. No other OP units or unvested LTIP units were considered anti-dilutive for the years ended December 31, 2009, 2008 and 2007.
     Computations of basic and diluted earnings per unit (in thousands, except unit data) were as follows:

	Year Ended December 31,
	2009	2008	2007
Basic earnings per unit:
Income from continuing operations	$60,190	$63,131	$72,206
Less: loss/(income) from continuing operations attributable to noncontrolling interests in consolidated partnership	64	9	(45)
Less: preferred distributions	(16,963)	(16,963)	(16,868)

Income from continuing operations available to unitholders	43,291	46,177	55,293
Less: net income allocable and distributions in excess of earnings to participating securities (continuing operations)	(733)	(916)	(667)

Income from continuing operations attributable to unitholders	42,558	45,261	54,626

Income from discontinued operations	—	—	1,726
Less: net income allocable and distributions in excess of earnings to participating securities (discontinued operations)	—	—	(16)

Income from discontinued operations attributable to unitholders	—	—	1,710

Net income attributable to unitholders	$42,558	$45,261	$56,336

Diluted earnings per unit:
Income from continuing operations	$60,190	$63,131	$72,206
Less: net loss/(income) from continuing operations attributable to noncontrolling interests in consolidated partnership	64	9	(45)
Less: preferred distributions	(16,963)	(16,963)	(16,868)

Income from continuing operations available to unitholders	43,291	46,177	55,293
Less: net income allocable and distributions in excess of earnings to participating securities (continuing operations)	(733)	—	—

Income from continuing operations attributable to unitholders	42,558	46,177	55,293
Income from discontinued operations	—	—	1,726

Net income attributable to unitholders and participating securities	$42,558	$46,177	$57,019

	Year Ended December 31,
	2009	2008	2007
Weighted-average units outstanding:
Basic	94,005,382	74,753,230	68,219,557
Incremental Units from assumed conversion:
Unvested units	—	654,923	519,137

Diluted	94,005,382	75,408,153	68,738,694

Basic and diluted earnings per unit:
Income per unit — basic:
Income per unit from continuing operations attributable to unitholders	$0.45	$0.61	$0.80
Income per unit from discontinued operations attributable to unitholders	—	—	0.03

Net income per unit attributable to unitholders	$0.45	$0.61	$0.83

Income per unit — diluted:
Income per unit from continuing operations attributable to unitholders	$0.45	$0.61	$0.80
Income per unit from discontinued operations attributable to unitholders	—	—	0.03

Net income per unit attributable to the operating partnership and participating securities	$0.45	$0.61	$0.83

7. Fair-Value of Financial Instruments
     The Operating Partnership is required to disclose fair-value information about all financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair-value. The Operating Partnership’s disclosures of estimated fair-value of financial instruments at December 31, 2009 and 2008, were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop estimated fair-value. The use of different market assumptions or estimation methods may have a material effect on the estimated fair-value amounts.
     The carrying amounts for cash and cash equivalents, restricted cash, accounts receivable, security deposits, accounts payable, accrued expenses and other liabilities approximate fair-value due to the short-term nature of these instruments.
     The Operating Partnership utilizes quoted market prices to estimate the fair-value of its fixed-rate and variable-rate debt, when available. If quoted market prices are not available, the Operating Partnership calculates the fair-value of its mortgage notes payable and other fixed-rate debt based on a currently available market rate assuming the loans are outstanding through maturity and considering the collateral. In determining the current market rate for fixed-rate debt, a market credit spread is added to the quoted yields on federal government treasury securities with similar terms to debt. In determining the current market rate for variable-rate debt, a market credit spread is added to the current effective interest rate. The carrying value of interest rate swaps are reflected in the consolidated financial statements at their respective fair-values (see the Assets and Liabilities Measured at Fair-Value section under Note 2). The Operating Partnership relies on quotations from a third party to determine these fair-values.
     At December 31, 2009 and 2008, the aggregate fair-value and the carrying value of the Operating Partnership’s consolidated mortgage notes payable, unsecured line of credit, secured construction loan, Notes, secured term loan, derivative instruments, and investments were as follows (in thousands):

	December 31,
	2009		2008
	Fair-value	Carrying Value	Fair-value	Carrying Value
Mortgage notes payable(1)	$671,614	$669,454	$373,572	$353,161
Unsecured line of credit	380,699	397,666	104,507	108,767
Secured construction loan	—	—	500,162	507,128
Exchangeable senior notes due 2026(2)	46,150	44,685	60,278	122,043
Secured term loan	233,389	250,000	240,667	250,000
Derivative instruments(3)	(12,551)	(12,551)	(126,091)	(126,091)
Investments(4)	898	898	—	—

(1)	Carrying value includes $7.0 million and $8.8 million of unamortized debt premium as of December 31, 2009 and 2008, respectively.

(2)	Carrying value includes $1.5 million and $6.2 million of unamortized debt discount as of December 31, 2009 and 2008, respectively.

(3)	The Operating Partnership’s derivative instruments are reflected in other assets and derivative instruments (liability account) on the accompanying consolidated balance sheets based on their respective balances (see Note 11).

(4)	The Operating Partnership’s investments are included in other assets on the accompanying balance sheets (see Investments section in Note 2).

8. Incentive Award Plan
     The Operating Partnership and the Parent Company have adopted the 2009 Amendment and Restatement of the BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan (the “Plan”). The Plan provides for grants to directors, employees and consultants of the Parent Company and the Operating Partnership (and their respective subsidiaries) of stock options, restricted stock (and corresponding operating partnership units issued by the Operating Partnership), LTIP units, stock appreciation rights, dividend equivalents, and other incentive awards. The Parent Company has reserved 5,340,000 shares of common stock for issuance pursuant to the Plan, subject to adjustments as set forth in the Plan. As of December 31, 2009, 3,054,739 shares of common stock or awards convertible into or exchangeable for common stock remained available for future issuance under the Plan. Each LTIP unit issued will count as one share of common stock for purposes of calculating the limit on shares that may be issued. Compensation cost for these incentive awards is measured based on the fair-value of the award on the grant date (fair-value is calculated based on the closing price of the Parent Company’s common stock on the date of grant) and is recognized as expense over the respective vesting period, which for restricted stock awards and LTIP units is generally two to five years. Fully vested incentive awards may be settled for either cash or stock depending on the Operating Partnership’s election and the type of award granted. Participants are entitled to cash dividends and may vote such awarded shares, but the sale or transfer of such shares is limited during the restricted or vesting period. Since inception, the Operating Partnership and the Parent Company have only awarded restricted stock grants and LTIP units. The restricted stock grants may only be settled for common stock of the Parent Company whereas the LTIP units may be redeemed for either cash or common stock of the Parent Company, at the Operating Partnership’s election.
     During the years ended December 31, 2009, 2008, and 2007, the Parent Company granted 603,900, 574,495, and 458,015 shares of unvested restricted stock and LTIP units with aggregate values of $7.5 million, $7.6 million, and $12.9 million under the Plan, respectively. For the years ended December 31, 2009, 2008, and 2007, a total of 189,658 (3,435 shares of common stock were surrendered to the Parent Company and subsequently retired in lieu of cash payments for taxes due on the vesting of restricted stock), 312,828, and 209,818 shares of restricted stock and LTIP units vested, with fair-values of $2.0 million, $6.3 million, and $6.0 million, respectively. For the years ended December 31, 2009, 2008, and 2007, $5.6 million, $6.1 million, and $6.2 million, respectively, of stock-based compensation expense was recognized in general and administrative expenses and rental operations expense. On December 31, 2008, the Operating Partnership accelerated the vesting of 73,725 LTIP units for one employee (included in the table below), resulting in a revaluation based on the fair-value of the LTIP units on that date, and the recognition of compensation expense of approximately $583,000 in 2008. As of December 31, 2009, total compensation expense related to unvested awards of $13.3 million will be recognized in the future over a weighted-average period of 3.0 years.

     A summary of the Parent Company’s and Operating Partnership’s unvested restricted stock and LTIP units is presented below:

	Unvested	Weighted
	Restricted Stock and	Average Grant-
	LTIP Units	Date Fair-Value
Balance at December 31, 2006	424,380	$23.79
Granted	458,015	28.14
Vested	(209,818)	20.37
Forfeited	(8,259)	28.17

Balance at December 31, 2007	664,318	27.81
Granted	574,495	11.87
Vested	(312,828)	25.13
Forfeited	(25,144)	25.40

Balance at December 31, 2008	900,841	18.92
Granted	603,900	12.38
Vested	(189,658)	27.02
Forfeited	(19,325)	13.52

Balance at December 31, 2009	1,295,758	$14.77

9. Investment in Unconsolidated Partnerships
     The accompanying consolidated financial statements include investments in two limited liability companies with Prudential Real Estate Investors (“PREI”), which were formed in the second quarter of 2007, and in 10165 McKellar Court, L.P. (“McKellar Court”), a limited partnership with Quidel Corporation, the tenant which occupies the McKellar Court property. One of the PREI limited liability companies, PREI II LLC, is a VIE; however, the Operating Partnership is not the primary beneficiary. PREI will bear the majority of any losses. The other PREI limited liability company, PREI I LLC, does not qualify as a VIE. In addition, consolidation is not required as the Operating Partnership does not control the limited liability companies. The McKellar Court partnership is a VIE; however, the Operating Partnership is not the primary beneficiary. The limited partner at McKellar Court is the only tenant in the property and will bear the majority of any losses. As it does not control the limited liability companies or the partnership, the Operating Partnership accounts for them under the equity method of accounting. Significant accounting policies used by the unconsolidated partnerships that own these properties are similar to those used by the Operating Partnership. General information on the PREI limited liability companies and the McKellar Court partnership (each referred to in this footnote individually as a “partnership” and collectively as the “partnerships”) as of December 31, 2009 was as follows:

		Operating	Operating
		Partnership’s	Partnership’s
		Ownership	Economic
Name	Partner	Interest	Interest		Date Acquired
PREI I(1)	PREI	20%	20%		April 4, 2007
PREI II(2)	PREI	20%	20%		April 4, 2007
McKellar Court(3)	Quidel Corporation	22%	22	%(4)	September 30, 2004

(1)	In April 2007, PREI I LLC acquired a portfolio of properties in Cambridge, Massachusetts comprised of a stabilized laboratory/building totaling 184,445 square feet located at 320 Bent Street, a partially leased laboratory/office building totaling 420,000 square feet at 301 Binney Street, a 37-unit apartment building, an operating garage facility on Rogers Street with 503 spaces, an operating below grade garage facility at Kendall Square with approximately 1,400 spaces, and a building currently under construction at 650 East Kendall Street that the Operating Partnership believes can support up to 280,000 rentable square feet of laboratory and office space. The 650 East Kendall Street site will also include a below grade parking facility.

Each of the PREI operating agreements includes a put/call option whereby either member can cause the limited liability company to sell certain properties in which it holds leasehold interests to the Operating Partnership at any time after the fifth anniversary and before the seventh anniversary of the acquisition date. However, the put/call option may be terminated prior to exercise under certain circumstances. The put/call option purchase price is based on a predetermined return on capital invested by PREI. If the put/call option is exercised, the Operating Partnership believes that it would have adequate resources to fund the purchase price.

The PREI limited liability companies jointly entered into a secured acquisition and interim loan facility with KeyBank and utilized approximately $427.0 million of that facility to fund a portion of the purchase price for the properties acquired in April 2007. The remaining funds available were utilized to fund construction costs at certain properties under development. Pursuant to the loan facility, the Operating Partnership executed guaranty agreements in which it guaranteed the full completion of the construction and any tenant improvements at the 301 Binney Street property if PREI I LLC were unable or unwilling to complete the project. On February 11, 2009, the PREI joint ventures jointly refinanced the outstanding balance of the secured acquisition and interim loan facility, or approximately $364.1 million, with the proceeds of a new loan totaling $203.3 million and members’ capital contributions funding the balance due. The new loan bears interest at a rate equal to, at the option of the PREI joint ventures, either (1) reserve adjusted LIBOR plus 350 basis points or (2) the higher of (a) the prime rate then in effect, (b) the federal funds rate then in effect plus 50 basis points or (c) one-month LIBOR plus 450 basis points, and requires interest only monthly payments until the maturity date, February 10, 2011. In addition, the PREI joint ventures may extend the maturity date of the secured acquisition and interim loan facility to February 10, 2012 after satisfying certain conditions and paying an extension fee based on the then current facility commitment. At maturity, the PREI joint ventures may refinance the loan, depending on market conditions and the availability of credit, or they may execute the extension option. On March 11, 2009, the PREI joint ventures jointly entered into an interest rate cap agreement, which is intended to have the effect of hedging variability in future interest payments on the $203.3 million secured acquisition and interim loan facility above a strike rate of 2.5% (excluding the applicable credit spread) through February 10, 2011. At December 31, 2009, there were $203.3 million in outstanding borrowings on the secured acquisition and interim loan facility, with a contractual interest rate of 3.7% (including the applicable credit spread).

(2)	As part of a larger transaction which included the acquisition by PREI I LLC referred to above, PREI II LLC acquired a portfolio of properties in April 2007. It disposed of its acquired properties in 2007 at no material gain or loss. The total sale price included approximately $4.0 million contingently payable in June 2012 pursuant to a put/call option, exercisable on the earlier of the extinguishment or expiration of development restrictions placed on a portion of the development rights included in the disposition. The Operating Partnership’s remaining investment in PREI II LLC (maximum exposure to losses) was approximately $811,000 at December 31, 2009.

(3)	The McKellar Court partnership holds a property comprised of a two-story laboratory/office building totaling 72,863 rentable square feet located in San Diego, California. The Operating Partnership’s investment in the McKellar Court partnership (maximum exposure to losses) was approximately $12.7 million at December 31, 2009. In December 2009, the Operating Partnership provided funding in the form of a promissory note to the McKellar Court partnership in the amount of $10.3 million, which matures at the earlier of (a) January 1, 2020, or (b) the day that the limited partner exercises an option to purchase the Operating Partnership’s ownership interest. Loan proceeds were utilized to repay a mortgage with a third party. Interest-only payments on the promissory note are due monthly at a fixed rate of 8.15% (the rate may adjust higher after January 1, 2015), with the principal balance outstanding due at maturity.

(4)	The Operating Partnership’s economic interest in the McKellar Court partnership entitles it to 75% of the extraordinary cash flows after repayment of the partners’ capital contributions and 22% of the operating cash flows.
     The Operating Partnership acts as the operating member or partner, as applicable, and day-to-day manager for the partnerships. The Operating Partnership is entitled to receive fees for providing construction and development services (as applicable) and management services to the PREI joint ventures. The Operating Partnership earned approximately $2.7 million, $2.5 million, and $889,000 in fees for the years ended December 31, 2009, 2008, and 2007 for services provided to the PREI joint ventures, which are reflected in tenant recoveries and other income in the consolidated statements of income.
     The condensed combined balance sheets for the Operating Partnership’s unconsolidated partnerships were as follows (in thousands):

	December 31,
	2009	2008
Assets:
Investments in real estate, net	$613,306	$592,169
Cash and cash equivalents (including restricted cash)	6,758	6,757
Intangible assets, net	13,498	15,126
Other assets	18,374	16,373

Total assets	$651,936	$630,425

Liabilities and members’ equity:
Mortgage notes payable and secured construction loan	$405,606	$517,938
Other liabilities	15,195	24,844
Members’ equity	231,135	87,643

Total liabilities and equity	$651,936	$630,425

Operating Partnership’s net investment in unconsolidated partnerships	$56,909	$18,173

     On February 13, 2008, a wholly owned subsidiary of the Operating Partnership’s joint venture with PREI I LLC entered into a secured construction loan facility with certain lenders to provide borrowings of up to approximately $245.0 million, with a maturity date of August 13, 2010, in connection with the construction of 650 East Kendall Street, a life sciences building located in Cambridge, Massachusetts. The secured construction loan has two six-month extension options, each of which may be exercised after satisfying certain conditions and paying an extension fee. At maturity, the wholly owned subsidiary may refinance the loan, depending on market conditions and the availability of credit, or it may execute one or both of the two extension options, which could extend the maturity date to August 8, 2011. Proceeds from the secured construction loan were used in part to repay a portion of the secured acquisition and interim loan facility held by the PREI joint ventures and are being used to fund the balance of the cost to complete construction of the project. In February 2008, the subsidiary entered into an interest rate swap agreement, which is intended to have the effect of initially fixing the interest rate on up to $163.0 million of the secured construction loan facility at a weighted average rate of 4.4% through August 2010. The swap agreement had an original notional amount of $84.0 million based on the initial borrowing on the secured construction loan facility, which will increase on a monthly basis at predetermined amounts as additional borrowings are made. At December 31, 2009, there were $192.1 million in outstanding borrowings on the secured construction loan facility, with a contractual interest rate of 1.7%.
     During 2009, the Operating Partnership provided approximately $32.5 million in additional funding to the PREI joint ventures pursuant to capital calls, primarily related to the refinancing of the secured acquisition and interim loan facility.
     The condensed combined statements of operations for the unconsolidated partnerships were as follows (in thousands):

	Year Ended December 31,
	2009	2008	2007
Total revenues	$30,515	$30,598	$18,945

Rental operations expenses and real estate taxes	21,266	15,531	8,854
Depreciation and amortization	13,217	10,483	5,674
Interest expense, net of interest income	9,645	10,759	8,946

Total expenses	44,128	36,773	23,474

Net loss	$(13,613)	$(6,175)	$(4,529)

Operating Partnership’s equity in net loss of unconsolidated partnerships	$(2,390)	$(1,200)	$(893)

10. Discontinued Operations
     During the year ended December 31, 2007, the Operating Partnership sold the following property (in thousands):

		Original
Property	Date of Sale	Acquisition Date	Sales Price	Gain on Sale
Colorow Drive	May 30, 2007	December 22, 2005	$20,000	$1,087
     The results of operations of the above property are reported as discontinued operations for all periods presented in the accompanying consolidated financial statements. The following is a summary of the revenue and expense components that comprise income from discontinued operations (in thousands):

	Years Ended December 31,
	2009	2008	2007
Total revenues	$—	$—	$1,111
Total expenses	—	—	472

Income from discontinued operations before gain on sale	—	—	639
Gain on sale of real estate assets	—	—	1,087

Income from discontinued operations	$—	$—	$1,726

11. Derivative and Other Financial Instruments
     As of December 31, 2009, the Operating Partnership had three interest rate swaps with an aggregate notional amount of $400.0 million under which at each monthly settlement date the Operating Partnership either (1) receives the difference between a fixed interest rate (the “Strike Rate”) and one-month LIBOR if the Strike Rate is less than LIBOR or (2) pays such difference if the Strike Rate is greater than LIBOR. One interest rate swap with a notional amount of $250.0 million hedges the Operating Partnership’s exposure to the variability in expected future cash flows attributable to changes in interest rates on the Operating Partnership’s secured term loan. Each of the remaining two interest rate swaps hedges the Operating Partnership’s exposure to the variability on expected cash flows attributable to changes in interest rates on the first interest payments, due on the date that is on or closest after each swap’s settlement date, associated with the amount of LIBOR-based debt equal to each swap’s notional amount. One of these interest rate swaps has a notional amount of $35.0 million (interest rate of 5.8%, including the applicable credit spread) and is currently intended to hedge interest payments associated with the Operating Partnership’s unsecured line of credit. The remaining interest rate swap has a notional amount of $115.0 million (interest rate of 5.8%, including the applicable credit spread) and is also currently intended to hedge interest payments associated with the Operating Partnership’s unsecured line of credit. No initial investment was made to enter into the interest rate swap agreements.
     As of December 31, 2009, the Operating Partnership had deferred interest costs of approximately $63.3 million in other comprehensive income related to forward starting swaps, which were settled with the corresponding counterparties in March and April 2009 for approximately $86.5 million. The forward starting swaps were entered into to mitigate the Operating Partnership’s exposure to the variability in expected future cash flows attributable to changes in future interest rates associated with a forecasted issuance of fixed-rate debt, with interest payments for a minimum of ten years. In June 2009 the Operating Partnership closed on $368.0 million in fixed-rate mortgage loans secured by its 9865 Towne Centre Drive and Center for Life Science | Boston properties (see Note 4). The deferred interest costs of $63.3 million will be amortized as additional interest expense over ten years.
     The following is a summary of the terms of the interest rate swaps and the forward starting swaps and their fair-values, which are included in derivative instruments on the accompanying consolidated balance sheets (in thousands):

	Current				Fair-Value (1)
	Notional				December 31,
	Amount	Strike Rate	Effective Date	Expiration Date	2009	2008
	$250,000	4.157%	June 1, 2005	June 1, 2010	$(4,017)	$(11,011)
	115,000	4.673%	October 1, 2007	August 1, 2011	(6,530)	(9,349)
	35,000	4.700%	October 10, 2007	August 1, 2011	(2,004)	(2,858)

Interest rate swaps	400,000				(12,551)	(23,218)
Forward starting swaps(2)	—				—	(102,873)
Other(3)	—				119	—

Total derivative instruments	$400,000				$(12,432)	$(126,091)

(1)	Fair-value of derivative instruments does not include any related accrued interest payable, which is included in accrued expenses on the accompanying consolidated balance sheets.

(2)	The forward starting swaps, with notional amounts of $450.0 million, were settled during the year ended December 31, 2009 for approximately $86.5 million.

(3)	A stock purchase warrant was received in connection with an early lease termination in September 2009 and was recorded as a derivative instrument with an initial fair-value of approximately $199,000 in other assets in the accompanying consolidated balance sheets.
     For derivatives designated as cash flow hedges, the effective portion of changes in the fair-value of the derivative is initially reported in accumulated other comprehensive income (outside of earnings) and subsequently reclassified to earnings in the period in which the hedged transaction affects earnings. During the years ended December 31, 2009 and 2008, such derivatives were used to hedge the variable cash flows associated with the Operating Partnership’s unsecured line of credit, secured term loan, secured construction loan, and the forecasted issuance of fixed-rate debt. The ineffective portion of the change in fair-value of the derivatives is recognized directly in earnings. During the years ended December 31, 2009 and 2008, the Operating Partnership recorded a gain on derivative instruments of $203,000 and a loss on derivative instruments of $19.9 million, respectively, as a result of hedge ineffectiveness and changes in the fair-value of derivative instruments attributable to mismatches in the maturity date and the interest rate reset dates between the interest rate swap and corresponding debt, and changes in the fair-value of derivatives no longer considered highly effective. An immaterial amount of hedge ineffectiveness was recognized for the year ended December 31, 2007.

     Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Operating Partnership’s variable-rate debt. During the next twelve months, the Operating Partnership estimates that an additional $17.3 million will be reclassified from other accumulated comprehensive income as an increase to interest expense. In addition, for the years ended December 31, 2009, and 2008, approximately $2.6 million and $5.1 million of settlement payments, respectively, on interest rate swaps have been deferred in accumulated other comprehensive loss and will be amortized over the useful lives of the related development or redevelopment projects.
     The following is a summary of the amount of gain/(loss) recognized in accumulated other comprehensive income related to the derivative instruments for the years ended December 31, 2009, 2008 and 2007:

	Years Ended
	December 31,
	2009	2008	2007
Amount of gain/(loss) recognized in other comprehensive income (effective portion):
Cash flow hedges
Interest rate swaps	$10,737	$(14,119)	(15,313)
Forward starting swaps	11,783	(58,911)	(9,904)

Total cash flow hedges	22,520	(73,030)	(25,217)
Ineffective interest rate swaps(1)	4,321	(11,344)	(4,962)

Total interest rate swaps	$26,841	$(84,374)	$(30,179)

(1)	For the year ended December 31, 2009, the amount represents the reclassification of unrealized losses from accumulated other comprehensive income to earnings during the three months ended March, 31, 2009 relating to a previously effective forward starting swap as a result of the reduction in the notional amount of forecasted debt.
     The following is a summary of the amount of loss reclassified from accumulated other comprehensive income to interest expense related to the derivative instruments for the years ended December 31, 2009, 2008 and 2007:

	Years Ended
	December 31,
	2009	2008	2007
Amount of loss reclassified from other comprehensive income to income (effective portion):
Cash flow hedges
Interest rate swaps(1)	$(16,248)	$(7,115)	$(3,085)
Forward starting swaps(2)	(3,588)	—	—

Total interest rate swaps	$(19,836)	$(7,115)	$(3,085)

(1)	Amount represents payments made to swap counterparties for the effective portion of interest rate swaps that were recognized as an increase to interest expense for the periods presented (the amount was recorded as an increase and corresponding decrease to accumulated other comprehensive loss in the same accounting period).

(2)	Amount represents reclassifications of deferred interest costs from accumulated other comprehensive loss to interest expense related to the Operating Partnership’s previously settled forward starting swaps.

     The following is a summary of the amount of gain/(loss) recognized in income as a loss on derivative instruments related to the ineffective portion of the derivative instruments for the years ended December 31, 2009, 2008 and 2007:

	Years Ended
	December 31,
	2009	2008	2007
Amount of gain/(loss) recognized in income (ineffective portion and amount excluded from effectiveness testing):
Cash flow hedges
Interest rate swaps	$(31)	$(35)	$—
Forward starting swaps	(476)	(1,179)	—

Total cash flow hedges	(507)	(1,214)	—
Ineffective interest rate swaps	790	(18,734)	—

Total interest rate swaps	$283	$(19,948)	$—

Other derivative instruments	(80)	—	—

Total gain/(loss) on derivative instruments	$203	$(19,948)	$—

12. Commitments and Contingencies
   Concentration of Credit Risk
     Life science entities comprise the vast majority of the Operating Partnership’s tenant base. Because of the dependence on a single industry, adverse conditions affecting that industry will more adversely affect our business. Two of the Operating Partnership’s tenants, Human Genome Sciences, Inc. and Vertex Pharmaceuticals Incorporated, comprised 17.8% and 13.2%, or $48.0 million and $35.6 million, respectively, of rental revenues for the year ended December 31, 2009; 21.1% and 13.7%, or $48.0 million and $31.3 million, respectively, of rental revenues for the year ended December 31, 2008; and 24.4% and 14.6%, or $48.0 million and $28.8 million, respectively, of rental revenues for the year ended December 31, 2007. These tenants are located in the Operating Partnership’s Maryland, and Boston and San Diego markets, respectively. The inability of these tenants to make lease payments could materially adversely affect the Operating Partnership’s business.
     The Operating Partnership generally does not require collateral or other security from our tenants, other than security deposits or letters of credit in select cases.
   Construction and Other Related Commitments
     As of December 31, 2009, the Operating Partnership had approximately $36.5 million outstanding in construction and other related commitments related to construction, development, tenant improvements, renovation costs, leasing commissions, and general property-related capital expenditures, with approximately $35.9 million expected to be paid in 2010, approximately $500,000 expected to be paid in 2011 and 2012 and approximately $93,000 in 2013.
   Insurance
     The Operating Partnership carries insurance coverage on its properties with policy specifications and insured limits that it believes are adequate given the relative risk of loss, cost of the coverage and standard industry practice. However, certain types of losses (such as from earthquakes and floods) may be either uninsurable or not economically insurable. Further, certain of the properties are located in areas that are subject to earthquake activity and floods. Should a property sustain damage as a result of an earthquake or flood, the Operating Partnership may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Should an uninsured loss occur, the Operating Partnership could lose some or all of its capital investment, cash flow and anticipated profits related to one or more properties.

   Environmental Matters
     The Operating Partnership follows a policy of monitoring its properties for the presence of hazardous or toxic substances. The Operating Partnership is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Operating Partnership’s business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Operating Partnership’s results of operations and cash flow. The Operating Partnership carries environmental remediation insurance for its properties. This insurance, subject to certain exclusions and deductibles, covers the cost to remediate environmental damage caused by future spills or the historic presence of previously undiscovered hazardous substances, as well as third-party bodily injury and property damage claims related to the release of hazardous substances.
   Repurchase Agreements
     A lease at the King of Prussia Road property contains a provision whereby the tenant, Centocor, Inc. (“Centocor”), holds a right to purchase the property (the “Purchase Option”) from the Operating Partnership. The Purchase Option is exercisable through the expiration of the underlying lease in March 2014 (the purchase option may also be extended for an additional ten years in the event that Centocor exercises each of two five-year lease extension options). The purchase price is a specified amount within the amended lease agreement if the purchase option is exercised prior to March 31, 2012 (with an annual increase of 3% on April 1 of each subsequent year), but may also be increased for costs incurred (with an implied return to determine estimated triple net rental rates with respect to the costs incurred) and a capitalization rate of 8% if the Operating Partnership has begun construction of new buildings on the property.
     The acquisition of the Shady Grove Road (“Shady Grove”) property includes a provision whereby the seller could repurchase the property from the Operating Partnership under specific terms in the future. The Shady Grove Repurchase Option is a one-time option at approximately the tenth anniversary of the acquisition date, subject to a twelve-month notice provision, at a repurchase price of approximately $300.0 million in cash. As the Repurchase Option may be executed only by the seller and would exceed the acquisition price paid by the Operating Partnership, no gain would be recorded by the Operating Partnership unless the Repurchase Option is exercised.
   Tax Indemnification Agreements and Minimum Debt Requirements
     As a result of the contribution of properties to the Operating Partnership, the Operating Partnership has indemnified the contributors of the properties against adverse tax consequences if it directly or indirectly sells, exchanges or otherwise disposes of the properties in a taxable transaction before the tenth anniversary of the completion of the Parent Company’s initial public offering (the “Offering”). The Operating Partnership also has agreed to use its reasonable best efforts to maintain at least $8.0 million of debt, some of which must be property specific, for a period of ten years following the date of the Offering to enable certain contributors to guarantee the debt in order to defer potential taxable gain they may incur if the Operating Partnership repays the existing debt.
   Legal Proceedings
     Although the Operating Partnership is involved in legal proceedings arising in the ordinary course of business, as of December 31, 2009, the Operating Partnership is not currently a party to any legal proceedings nor, to its knowledge, is any legal proceeding threatened against it that it believes would have a material adverse effect on its financial position, results of operations or liquidity.
13. Newly Issued Accounting Pronouncements
     In May 2009, the Financial Accounting Standards Board (the “FASB”) issued new accounting guidance on subsequent events, which sets forth principles and requirements for subsequent events, specifically (1) the period during which management should evaluate events or transactions that may occur for potential recognition and disclosure, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date, and (3) the disclosures that an entity should make about events and transactions occurring after the balance sheet date. This guidance is effective for interim reporting periods ending after June 15, 2009. The Operating Partnership has adopted this guidance, which did not have a material impact on its consolidated financial statements.
     In June 2009, the FASB issued new accounting guidance on accounting for transfers of financial assets, which was issued to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about (1) a transfer of its financial assets, (2) the effects of such a transfer on its financial position, financial performance, and cash flows, and (3) a reporting entity’s continuing involvement, if any, in the transferred financial assets. This guidance is effective for annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter, with early adoption prohibited. The Operating Partnership adopted this guidance on January 1, 2010, which did not have a material impact on its consolidated financial statements.

     In June 2009, the FASB issued new accounting guidance related to the consolidation of VIEs. The new guidance require a Operating Partnership to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the entity (1) has the power to direct matters that most significantly impact the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Additionally, they require an ongoing reconsideration of the primary beneficiary and provide a framework for the events that trigger a reassessment of whether an entity is a VIE. The new guidance will be effective for financial statements issued for fiscal years beginning after November 15, 2009. The Operating Partnership adopted this guidance on January 1, 2010, which did not have a material impact on its consolidated financial statements.
     In June 2009, the FASB issued an accounting standards codification (the “Codification”), which has become the source of authoritative U.S. GAAP recognized by the FASB to be applied to nongovernmental entities. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On its effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. The Operating Partnership has adopted the Codification, which did not have a material impact on its consolidated financial statements.
14. Quarterly Financial Information (unaudited)
     The Operating Partnership’s selected quarterly information for the years ended December 31, 2009 and 2008 (in thousands, except per share data) was as follows.

	2009 Quarter Ended(1)
	December 31	September 30	June 30	March 31
Total revenues	$88,171	$92,963	$86,080	$93,951
Net income	4,728	8,411	23,081	23,970
Net income attributable to noncontrolling interests	20	14	13	17
Preferred distributions	(4,241)	(4,241)	(4,241)	(4,240)
Net income available to the operating partnership	$507	$4,184	$18,853	$19,747
Net income per share available to the operating partnership — basic and diluted	$0.00	$0.04	$0.20	$0.23

	2008 Quarter Ended(1)
	December 31	September 30	June 30	March 31
Total revenues	$83,033	$80,811	$70,771	$67,358
Net income	10,165	17,247	18,566	17,153
Net income attributable to noncontrolling interests	13	(11)	(1)	8
Preferred distributions	(4,241)	(4,241)	(4,241)	(4,240)
Net income available to the operating partnership	$5,937	$12,995	$14,324	$12,921
Net income per share available to the operating partnership — basic and diluted	$0.07	$0.17	$0.19	$0.19

(1)	The sum of quarterly financial data may vary from the annual data due to rounding.

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2009
(In thousands)

							Gross amount carried at December 31,
			Initial Cost			Costs	2009
	Year				Buildings	Capitalized		Buildings
	Built/			Ground	and	Subsequent		and		Accumulated
Property	Renovated	Encumbrances	Land	Lease	Improvements	to Acquisition	Land	Improvements	Total	Depreciation	Net
		(1)							(2)	(3)
Albany Street	1922/1998	$—	$1,942	$—	$31,293	$47	$1,942	$31,340	$33,282	$(3,618)	$29,664
Ardentech Court	1997/2008	4,354	2,742	—	5,379	6,919	2,742	12,298	15,040	(1,843)	13,197
Ardenwood Venture	1985	—	3,550	—	10,603	2,354	3,550	12,957	16,507	(1,376)	15,131
Balboa Avenue	1968/2000	—	1,316	—	9,493	414	1,316	9,907	11,223	(1,389)	9,834
Bayshore Boulevard	2000	—	3,667	—	22,593	7,464	3,667	30,057	33,724	(5,734)	27,990
Beckley Street	1999	—	1,480	—	17,590	—	1,480	17,590	19,070	(2,217)	16,853
Bernardo Center Drive	1974/2008	—	2,580	—	13,714	6	2,580	13,720	16,300	(1,683)	14,617
9911 Belward Campus Drive	2001	—	4,160	—	196,814	—	4,160	196,814	200,974	(18,431)	182,543
9920 Belward Campus Drive	2000	—	3,935	—	11,206	—	3,935	11,206	15,141	(939)	14,202
Center for Life Science | Boston	2008	348,749	60,000	—	407,747	249,739	60,000	657,486	717,486	(27,828)	689,658
Bridgeview Technology Park I	1977/2002	11,246	1,315	—	14,716	18,561	2,494	32,098	34,592	(2,895)	31,697
Bridgeview Technology Park II	1977/2002	—	1,522	—	13,066	7	1,522	13,073	14,595	(1,565)	13,030
Charles Street	1911/1986	—	5,000	—	7,033	29	5,000	7,062	12,062	(752)	11,310
Coolidge Avenue	1962/1999	—	2,760	—	7,102	—	2,760	7,102	9,862	(836)	9,026
Dumbarton Circle	1990	—	2,723	—	5,096	186	2,723	5,283	8,006	(1,858)	6,148
Eccles Avenue(4)	1965/1995	—	21,257	—	608	1,948	21,257	2,557	23,814	(608)	23,206
Eisenhower Road	1973/2000	—	416	—	2,614	746	416	3,360	3,776	(527)	3,249
Elliott Avenue(4)	1925/2004	—	10,124	—	38,911	26,234	10,124	65,145	75,269	(2,847)	72,422
21 Erie Street	1925/2004	—	3,366	—	18,372	59	3,366	18,431	21,797	(2,126)	19,671
40 Erie Street	1996	—	7,593	—	33,765	121	7,593	33,886	41,479	(3,888)	37,591
500 Fairview Avenue	1959/1991	—	—	—	3,285	13	—	3,298	3,298	(1,330)	1,968
530 Fairview Avenue	2008	—	2,703	—	694	41,654	2,703	42,349	45,052	(1,587)	43,465
Faraday Avenue	1986	—	1,370	—	7,201	—	1,370	7,201	8,571	(775)	7,796
Forbes Boulevard	1978	—	19,250	—	13,334	464	19,250	13,798	33,048	(778)	32,270
Fresh Pond Research Park	1948/2002	—	3,500	—	18,322	281	3,500	18,603	22,103	(2,270)	19,833
George Patterson Boulevard	1996/2005	—	1,575	—	11,029	275	1,575	11,304	12,879	(1,204)	11,675
Graphics Drive	1992/2007	—	800	—	6,577	5,273	800	11,850	12,650	(2,173)	10,477
Industrial Road	2001/2005	—	12,000	—	41,718	14,292	12,000	56,010	68,010	(17,214)	50,796
John Hopkins Court	1991/2008	—	3,560	—	19,526	10,433	3,560	29,959	33,519	(1,433)	32,086
Kaiser Drive	1990	—	3,430	—	6,093	2,173	3,430	8,265	11,695	(721)	10,974
500 Kendall Street (Kendall D)	2002	66,077	3,572	—	166,308	572	3,572	166,880	170,452	(19,230)	151,222
King of Prussia Road	1954/2004	—	12,813	—	66,152	1,023	12,813	67,175	79,988	(9,117)	70,871
Landmark at Eastview(5)	1958/2008	—	—	14,210	61,996	124,144	16,856	183,494	200,350	(12,692)	187,658
Lucent Drive	2004	5,129	265	—	5,888	—	265	5,888	6,153	(675)	5,478
Monte Villa Parkway	1996/2002	—	1,020	—	10,711	382	1,020	11,093	12,113	(1,455)	10,658
6114-6154 Nancy Ridge Drive	1994	—	10,100	—	28,611	16,378	10,100	44,989	55,089	(2,318)	52,771
6828 Nancy Ridge Drive	1983/2001	6,595	2,344	—	9,611	484	2,344	10,095	12,439	(1,429)	11,010
One Research Way	1980/2008	—	1,813	—	6,454	2,990	1,813	9,444	11,257	(408)	10,849
Pacific Center Boulevard	1991/2008	—	5,400	—	11,493	2,872	5,400	14,365	19,765	(1,314)	18,451
Pacific Research Center	2000/2008	—	74,147	—	142,437	80,581	74,147	223,019	297,166	(10,456)	286,710
Phoenixville Pike	1989/2008	—	1,204	—	10,879	8,148	1,204	19,028	20,232	(2,726)	17,506
Road to the Cure	1977/2007	14,956	4,430	—	19,129	3,077	4,430	22,206	26,636	(1,322)	25,314
San Diego Science Center	1973/2002	—	3,871	—	21,875	1,049	3,871	22,924	26,795	(3,056)	23,739
Science Center Drive	1995	10,981	2,630	—	16,029	—	2,630	16,029	18,659	(2,160)	16,499
Shady Grove Road	2003	147,000	28,601	—	197,548	2,166	28,601	199,714	228,315	(18,785)	209,530
Sidney Street	2000	28,322	7,580	—	50,459	29	7,580	50,488	58,068	(5,798)	52,270
Sorrento Valley Boulevard	1982	—	4,140	—	15,034	2	4,140	15,036	19,176	(1,406)	17,770
Spring Mill Drive	1988	—	1,074	—	7,948	489	1,074	8,437	9,511	(1,087)	8,424
Trade Centre Avenue	1997	—	3,275	—	15,404	—	3,275	15,404	18,679	(1,616)	17,063
Torreyana Road	1980/1997	—	7,660	—	24,468	—	7,660	24,468	32,128	(1,785)	30,343
9865 Towne Centre Drive	2008	17,884	5,738	—	2,991	20,208	5,738	23,198	28,936	(1,393)	27,543
9885 Towne Centre Drive	2001/2008	—	4,982	—	28,513	—	4,982	28,513	33,495	(3,831)	29,664
Tributary Street	1983/1998	—	2,060	—	10,597	—	2,060	10,597	12,657	(1,336)	11,321
900 Uniqema Boulevard	2000	1,191	404	—	3,692	—	404	3,692	4,096	(393)	3,703
1000 Uniqema Boulevard	1999	—	1,350	—	13,229	—	1,350	13,229	14,579	(1,405)	13,174
Vassar Street	1950/1998	—	2,040	—	13,841	—	2,040	13,841	15,881	(1,586)	14,295
Waples Street	1983/2005	—	2,470	—	2,907	11,039	2,470	13,946	16,416	(4,592)	11,824
Walnut Street	1972/2004	—	5,200	—	36,068	—	5,200	36,068	41,268	(3,746)	37,522
675 West Kendall Street (Kendall A)	2002	—	4,922	—	121,182	33	4,922	121,215	126,137	(13,886)	112,251
217th Place	1987/2007	—	7,125	—	3,529	14,628	7,125	18,156	25,281	(1,326)	23,955

Total		$662,484	$401,866	$14,210	$2,120,478	$679,987	$419,901	$2,796,640	$3,216,541	$(244,774)	$2,971,767

(1)	Includes mortgage notes secured by various properties and the construction loan secured by the Center for Life Science | Boston property, but excludes unamortized debt premium of $6,970.

(2)	The aggregate gross cost of the Operating Partnership’s rental property for federal income tax purposes approximated $3.1 billion as of December 31, 2009 (unaudited).

(3)	Depreciation of building and improvements is recorded on a straight-line basis over the estimated useful lives ranging from less than 1 year to 40 years.

(4)	The property or a portion of the property was under pre-development or redevelopment as of December 31, 2009.

(5)	During 2007, the Operating Partnership acquired a fee simple interest in the land at its Landmark at Eastview property. The balance of $14.2 million was subsequently reclassified from ground lease to land.
A reconciliation of historical cost and related accumulated depreciation is as follows (in thousands):

	Year Ended December 31,
	2009	2008	2007
Investment in real estate:
Balance at beginning of year	$3,122,539	$2,912,043	$2,518,300
Property acquisitions	—	3,286	134,457
Improvements	94,002	207,210	259,286

Balance at end of year	$3,216,541	$3,122,539	$2,912,043

Accumulated Depreciation:
Balance at beginning of year	$(162,110)	$(104,444)	$(60,579)
Depreciation expense	(82,664)	(57,666)	(43,865)

Balance at end of year	$(244,774)	$(162,110)	$(104,444)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. Indemnification of Directors and Officers.
     For purposes of this section, references to “we,” “our,” “us” and “our company” refer to BioMed Realty Trust, Inc.
     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
     Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director or officer of our company and at our request, serves or has served another REIT, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such individual may become subject or which such individual may incur by reason of his or her service in such capacity. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while a director or officer of our company and at our request, serves or has served another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, director, officer or partner and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
     Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was a result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
     We have entered into indemnification agreements with each of our executive officers and directors whereby we agree to indemnify such executive officers and directors to the maximum extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. The indemnification agreements require us to indemnify the director or officer party thereto, the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding, unless it is established that one of the exceptions to indemnification under Maryland law set forth above exists. The indemnification agreements prohibit indemnification in connection with a proceeding that is brought by or in the right of our company if the director or officer is adjudged liable to us.
     In addition, the indemnification agreements require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:
•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking by or on behalf of the Indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

     The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.
     In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of BioMed Realty, L.P., the partnership in which we serve as sole general partner.
     Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 21. Exhibits and Financial Statement Schedules.
(a) Exhibits

Exhibit
Number	Description

3.1	Articles of Amendment and Restatement of BioMed Realty Trust, Inc.(1)

3.2	Articles of Amendment of BioMed Realty Trust, Inc.(2)

3.3	Second Amended and Restated Bylaws of BioMed Realty Trust, Inc.(3)

3.4	Articles Supplementary Classifying BioMed Realty Trust, Inc.’s 7.375% Series A Cumulative Redeemable Preferred Stock.(4)

3.5	Certificate of Limited Partnership of BioMed Realty, L.P.

3.6	Certificate of Amendment of Certificate of Limited Partnership of BioMed Realty, L.P.

4.1	Form of Certificate for Common Stock of BioMed Realty Trust, Inc.(5)

4.2	Form of Certificate for 7.375% Series A Cumulative Redeemable Preferred Stock of BioMed Realty Trust, Inc.(4)

4.3	Indenture, dated September 25, 2006, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 4.50% Exchangeable Senior Notes due 2026.(6)

4.4	Indenture, dated January 11, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 3.75% Exchangeable Senior Notes due 2030.(7)

4.5	Indenture, dated April 29, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 6.125% Senior Notes due 2020 and the guarantee thereof.(8)

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

10.1	Fourth Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P. dated as of January 18, 2007.(9)

10.2	Registration Rights Agreement dated as of August 13, 2004 among BioMed Realty Trust, Inc. and the persons named therein.(1)

10.3	2004 Incentive Award Plan of BioMed Realty Trust, Inc. and BioMed Realty, L.P. (as Amended and Restated Effective May 27, 2009).(10)

Exhibit
Number	Description

10.4	First Amendment to 2004 Incentive Award Plan of BioMed Realty Trust, Inc. and BioMed Realty, L.P. (as Amended and Restated Effective May 27, 2009).(11)

10.5	Form of Restricted Stock Award Agreement under the 2004 Incentive Award Plan.(12)

10.6	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2004 Incentive Award Plan.(11)

10.7	Form of Long Term Incentive Plan Unit Award Agreement.(13)

10.8	Form of Amended and Restated Indemnification Agreement between BioMed Realty Trust, Inc. and each of its directors and officers.(14)

10.9	Amended and Restated Employment Agreement dated as of December 14, 2007 between BioMed Realty Trust, Inc., BioMed Realty, L.P. and Alan D. Gold.(15)

10.10	Amended and Restated Employment Agreement dated as of December 14, 2007 between BioMed Realty Trust, Inc., BioMed Realty, L.P. and Gary A. Kreitzer.(15)

10.11	Amended and Restated Employment Agreement dated as of December 14, 2007 between BioMed Realty Trust, Inc., BioMed Realty, L.P. and R. Kent Griffin, Jr.(15)

10.12	Amended and Restated Employment Agreement dated as of December 14, 2007 between BioMed Realty Trust, Inc., BioMed Realty, L.P. and Matthew G. McDevitt.(15)

10.13	First Amendment to Amended and Restated Employment Agreement effective as of December 15, 2008 by and among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Alan D. Gold.(16)

10.14	First Amendment to Amended and Restated Employment Agreement effective as of December 15, 2008 by and among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Kent Griffin.(16)

10.15	First Amendment to Amended and Restated Employment Agreement effective as of December 15, 2008 by and among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Gary A. Kreitzer.(16)

10.16	First Amendment to Amended and Restated Employment Agreement effective as of December 15, 2008 by and among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Matthew G. McDevitt.(16)

10.17	Contribution Agreement between Alan D. Gold and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.18	Contribution Agreement between Gary A. Kreitzer and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.19	Contribution Agreement between John F. Wilson, II and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.20	Contribution Agreement between Matthew G. McDevitt and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.21	Form of Contribution Agreement between the additional contributors and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.22	Form of Secured Term Loan Note.(17)

10.23	First Amended and Restated Secured Term Loan Agreement, dated as of August 1, 2007, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(18)

Exhibit
Number	Description

10.24	First Amendment to First Amended and Restated Secured Term Loan Agreement, dated as of March 31, 2010, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(19)

10.25	Form of Line Note under Unsecured Credit Agreement.(17)

10.26	Form of Term Note under Unsecured Credit Agreement.(17)

10.27	Second Amended and Restated Unsecured Credit Agreement, dated as of August 1, 2007, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(18)

10.28	First Amendment to Second Amended and Restated Unsecured Credit Agreement, dated as of November 23, 2009, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(20)

10.29	Second Amendment to Second Amended and Restated Unsecured Credit Agreement, dated as of December 4, 2009, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(21)

10.30	Lease Agreement, dated as of May 24, 2006, between BMR-Belward Campus Drive LSM LLC and Human Genome Sciences, Inc.(22)

10.31	Lease Agreement, dated as of May 24, 2006, between BMR-Shady Grove Road HQ LLC and Human Genome Sciences, Inc.(22)

10.32	Registration Rights Agreement, dated September 25, 2006, among BioMed Realty Trust, Inc., BioMed Realty, L.P., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated.(6)

10.33	Registration Rights Agreement, dated January 11, 2010, among BioMed Realty Trust, Inc., BioMed Realty, L.P., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC.(7)

10.34	Director Compensation Policy.(11)

10.35	Dividend Reinvestment and Stock Purchase Plan.(23)

10.36	Registration Rights Agreement, dated April 29, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc., Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.(8)

12.1	Ratio of Earnings to Fixed Charges.

21.1	List of Subsidiaries of BioMed Realty Trust, Inc.(11)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

23.3	Consent of KPMG LLP, independent registered public accounting firm.

23.4	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on Signature Page).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as the Trustee under the Indenture.

99.1	Form of Letter of Transmittal.

Exhibit
Number	Description

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Instructions from Beneficial Owners to Registered Holders and DTC Participants.

99.5	Form of Letter to Clients.

99.6	Form of Exchange Agent Agreement.

101.INS	XBRL Instance Document.*

101.SCH	XBRL Taxonomy Extension Schema Document.*

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.*

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.*

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.*

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.*

*	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act and otherwise are not subject to liability under these sections.

(1)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 20, 2004.

(2)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2009.

(3)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 30, 2008.

(4)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 17, 2007.

(5)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-115204), filed with the Securities and Exchange Commission on May 5, 2004.

(6)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2006.

(7)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2010.

(8)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2010.

(9)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.

(10)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2009.

(11)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2010.

(12)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2005.

(13)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2007.

(14)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2010.

Exhibit
Number	Description

(15)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2007.

(16)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2008.

(17)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2005.

(18)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007.

(19)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2010.

(20)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2009.

(21)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2009.

(22)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2006.

(23)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form S-3 (File No. 333-143658), filed with the Securities and Exchange Commission on June 11, 2007.
(b) Financial Statements and Financial Statement Schedules
     Financial Statements and Financial Statement Schedules are listed in the Index to Consolidated Financial Statements and Schedules on page F-1 of this registration statement.
ITEM 22. Undertakings.
(a)	The undersigned registrants hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 20, 2010.

BIOMED REALTY TRUST, INC.
By:	/s/ ALAN D. GOLD
Alan D. Gold
Chairman and Chief Executive Officer

BIOMED REALTY, L.P.
By:	BioMed Realty Trust, Inc.
Its general partner

By:	/s/ ALAN D. GOLD
Alan D. Gold
Chairman and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan D. Gold, Kent Griffin and Gary A. Kreitzer, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN D. GOLD Alan D. Gold	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 20, 2010

/s/ GREG N. LUBUSHKIN Greg N. Lubushkin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2010

/s/ GARY A. KREITZER Gary A. Kreitzer	Executive Vice President, General Counsel and Director	August 20, 2010

/s/ BARBARA R. CAMBON Barbara R. Cambon	Director	August 20, 2010

/s/ EDWARD A. DENNIS Edward A. Dennis	Director	August 20, 2010

/s/ RICHARD I. GILCHRIST Richard I. Gilchrist	Director	August 20, 2010

/s/ THEODORE D. ROTH Theodore D. Roth	Director	August 20, 2010

/s/ M. FAYE WILSON M. Faye Wilson	Director	August 20, 2010

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Amendment and Restatement of BioMed Realty Trust, Inc.(1)

3.2	Articles of Amendment of BioMed Realty Trust, Inc.(2)

3.3	Second Amended and Restated Bylaws of BioMed Realty Trust, Inc.(3)

3.4	Articles Supplementary Classifying BioMed Realty Trust, Inc.’s 7.375% Series A Cumulative Redeemable Preferred Stock.(4)

3.5	Certificate of Limited Partnership of BioMed Realty, L.P.

3.6	Certificate of Amendment of Certificate of Limited Partnership of BioMed Realty, L.P.

4.1	Form of Certificate for Common Stock of BioMed Realty Trust, Inc.(5)

4.2	Form of Certificate for 7.375% Series A Cumulative Redeemable Preferred Stock of BioMed Realty Trust, Inc.(4)

4.3
Indenture, dated September 25, 2006, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 4.50% Exchangeable Senior Notes due 2026.(6)

4.4
Indenture, dated January 11, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 3.75% Exchangeable Senior Notes due 2030.(7)

4.5
Indenture, dated April 29, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 6.125% Senior Notes due 2020 and the guarantee thereof.(8)

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

10.1	Fourth Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P. dated as of January 18, 2007.(9)

10.2	Registration Rights Agreement dated as of August 13, 2004 among BioMed Realty Trust, Inc. and the persons named therein.(1)

10.3	2004 Incentive Award Plan of BioMed Realty Trust, Inc. and BioMed Realty, L.P. (as Amended and Restated Effective May 27, 2009).(10)

10.4	First Amendment to 2004 Incentive Award Plan of BioMed Realty Trust, Inc. and BioMed Realty, L.P. (as Amended and Restated Effective May 27, 2009).(11)

10.5	Form of Restricted Stock Award Agreement under the 2004 Incentive Award Plan.(12)

10.6	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2004 Incentive Award Plan.(11)

10.7	Form of Long Term Incentive Plan Unit Award Agreement.(13)

10.8	Form of Amended and Restated Indemnification Agreement between BioMed Realty Trust, Inc. and each of its directors and officers.(14)

Exhibit
Number	Description
10.9	Amended and Restated Employment Agreement dated as of December 14, 2007 between BioMed Realty Trust, Inc., BioMed Realty, L.P. and Alan D. Gold.(15)

10.10	Amended and Restated Employment Agreement dated as of December 14, 2007 between BioMed Realty Trust, Inc., BioMed Realty, L.P. and Gary A. Kreitzer.(15)

10.11	Amended and Restated Employment Agreement dated as of December 14, 2007 between BioMed Realty Trust, Inc., BioMed Realty, L.P. and R. Kent Griffin, Jr.(15)

10.12	Amended and Restated Employment Agreement dated as of December 14, 2007 between BioMed Realty Trust, Inc., BioMed Realty, L.P. and Matthew G. McDevitt.(15)

10.13	First Amendment to Amended and Restated Employment Agreement effective as of December 15, 2008 by and among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Alan D. Gold.(16)

10.14	First Amendment to Amended and Restated Employment Agreement effective as of December 15, 2008 by and among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Kent Griffin.(16)

10.15	First Amendment to Amended and Restated Employment Agreement effective as of December 15, 2008 by and among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Gary A. Kreitzer.(16)

10.16	First Amendment to Amended and Restated Employment Agreement effective as of December 15, 2008 by and among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Matthew G. McDevitt.(16)

10.17	Contribution Agreement between Alan D. Gold and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.18	Contribution Agreement between Gary A. Kreitzer and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.19	Contribution Agreement between John F. Wilson, II and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.20	Contribution Agreement between Matthew G. McDevitt and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.21	Form of Contribution Agreement between the additional contributors and BioMed Realty, L.P. dated as of May 4, 2004.(5)

10.22	Form of Secured Term Loan Note.(17)

10.23
First Amended and Restated Secured Term Loan Agreement, dated as of August 1, 2007, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(18)

10.24
First Amendment to First Amended and Restated Secured Term Loan Agreement, dated as of March 31, 2010, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(19)

10.25	Form of Line Note under Unsecured Credit Agreement.(17)

10.26	Form of Term Note under Unsecured Credit Agreement.(17)

10.27
Second Amended and Restated Unsecured Credit Agreement, dated as of August 1, 2007, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(18)

10.28
First Amendment to Second Amended and Restated Unsecured Credit Agreement, dated as of November 23, 2009, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(20)

Exhibit
Number	Description
10.29
Second Amendment to Second Amended and Restated Unsecured Credit Agreement, dated as of December 4, 2009, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.(21)

10.30	Lease Agreement, dated as of May 24, 2006, between BMR-Belward Campus Drive LSM LLC and Human Genome Sciences, Inc.(22)

10.31	Lease Agreement, dated as of May 24, 2006, between BMR-Shady Grove Road HQ LLC and Human Genome Sciences, Inc.(22)

10.32	Registration Rights Agreement, dated September 25, 2006, among BioMed Realty Trust, Inc., BioMed Realty, L.P., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated.(6)

10.33
Registration Rights Agreement, dated January 11, 2010, among BioMed Realty Trust, Inc., BioMed Realty, L.P., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC.(7)

10.34	Director Compensation Policy.(11)

10.35	Dividend Reinvestment and Stock Purchase Plan.(23)

10.36
Registration Rights Agreement, dated April 29, 2010, among BioMed Realty, L.P., BioMed Realty Trust, Inc., Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.(8)

12.1	Ratio of Earnings to Fixed Charges.

21.1	List of Subsidiaries of BioMed Realty Trust, Inc.(11)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

23.3	Consent of KPMG LLP, independent registered public accounting firm.

23.4	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on Signature Page).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as the Trustee under the Indenture.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Instructions from Beneficial Owners to Registered Holders and DTC Participants.

99.5	Form of Letter to Clients.

99.6	Form of Exchange Agent Agreement.

101.INS	XBRL Instance Document.*

101.SCH	XBRL Taxonomy Extension Schema Document.*

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.*

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.*

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.*

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.*

*	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act and otherwise are not subject to liability under these sections.

Exhibit
Number	Description
(1)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 20, 2004.

(2)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2009.

(3)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 30, 2008.

(4)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 17, 2007.

(5)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-115204), filed with the Securities and Exchange Commission on May 5, 2004.

(6)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2006.

(7)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2010.

(8)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2010.

(9)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.

(10)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2009.

(11)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2010.

(12)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2005.

(13)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2007.

(14)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2010.

(15)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2007.

(16)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2008.

(17)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2005.

(18)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007.

Exhibit
Number	Description
(19)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2010.

(20)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2009.

(21)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2009.

(22)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2006.

(23)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form S-3 (File No. 333-143658), filed with the Securities and Exchange Commission on June 11, 2007.